SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ARIBA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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ARIBA, INC.

910 Hermosa Court

Sunnyvale, California 94085

July 24, 2012

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of Ariba, Inc. (“Ariba” or “we,” “us,” or “our”) to be held on August 29, 2012, at 8:00 a.m., local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Boulevard, Redwood City, California 94063.

At the special meeting, you will be asked to consider and vote upon a proposal to adopt a merger agreement by and among SAP America, Inc., Angel Expansion Corporation, a wholly-owned subsidiary of SAP America, and Ariba.

If the merger agreement is adopted and the merger is completed, Ariba will become a wholly-owned subsidiary of SAP America and each share of Ariba common stock that you own as of the date of the merger will be converted into the right to receive $45.00 in cash, without interest and less any applicable withholding taxes (unless you have properly and validly perfected your statutory rights of appraisal with respect to the merger).

Our board of directors considered a number of factors in evaluating the terms of the merger agreement and consulted with our financial advisor and legal counsel. Based on its review, our board of directors unanimously determined that the terms and conditions of the merger and the merger agreement are fair to and advisable and in the best interests of Ariba and our stockholders. Accordingly, our board of directors has unanimously approved the merger agreement, the merger and the other transactions contemplated by the merger agreement, and unanimously recommends that you vote “FOR” the adoption of the merger agreement.

The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. We encourage you to read the proxy statement carefully in its entirety. This proxy statement is dated July 24, 2012 and is first being mailed to stockholders of Ariba on or about July 24, 2012.

Your vote is very important, regardless of the number of shares you own. The proposal to adopt the merger agreement must be approved by the holders of a majority of the shares of Ariba common stock entitled to vote at the special meeting. Only stockholders who owned shares of Ariba common stock at the close of business on July 19, 2012, the record date for the special meeting, will be entitled to vote at the special meeting.

To vote your shares, you may return your proxy card, submit a proxy via the Internet or by telephone or attend the special meeting and vote in person. If your shares are held in the name of a brokerage firm, bank, trust or other nominee, you must obtain a proxy, executed in your favor, from that record holder in order to vote at the special meeting. Even if you plan to attend the special meeting, we urge you to promptly submit a proxy for your shares via the Internet or by telephone or by completing, signing, dating and returning the enclosed proxy card.

If you fail to return your proxy or attend the special meeting and vote in person, then your shares will not be counted for determining whether a quorum is present at the special meeting and your decision not to respond will have the same effect as if you voted “AGAINST” adoption of the merger agreement. An exception to the foregoing applies with respect to shares of Ariba common stock that you hold in the Ariba 401(k) Employees’ Savings Plan. If your voting instructions are not received by August 26, 2012, the plan trustee will vote your shares in the same proportion to the way the shares held by other participants in such plan are voted, unless the plan administrator instructs the trustee to vote such shares in a different manner.

If you attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

Thank you for your continued support of Ariba.

Sincerely,

ROBERT M. CALDERONI
Chairman of the Board of Directors and Chief Executive Officer

Sunnyvale, California

July 24, 2012

ARIBA, INC.

910 Hermosa Court

Sunnyvale, California 94085

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

To the Stockholders of Ariba, Inc.:

Ariba, Inc., a Delaware corporation (“Ariba” or “we,” “us,” or “our”), will hold a special meeting of stockholders at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Boulevard, Redwood City, California 94063, at 8:00 a.m., local time, on August 29, 2012, to consider and vote upon the following proposals:

1.	To adopt the Agreement and Plan of Merger, dated as of May 22, 2012, by and among SAP America, Inc., a Delaware corporation (“SAP”), Angel Expansion Corporation, a Delaware corporation and wholly-owned subsidiary of SAP, and Ariba, as such agreement may be amended from time to time;

2.	To approve, on a non-binding advisory basis, the compensation to be paid to Ariba’s named executive officers that is based on or otherwise relates to the merger, including the agreements and understandings with Ariba pursuant to which such compensation may be paid or become payable, which we refer to as the “compensation proposal”; and

3.	To approve the adjournment of the special meeting to a later date, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the merger agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, which we refer to as the “adjournment proposal.”

Only record holders of Ariba common stock at the close of business on July 19, 2012 are entitled to receive notice of, and will be entitled to vote at, the special meeting, including any adjournments or postponements of the special meeting. Your vote is important, regardless of the number of shares of Ariba common stock you own. The affirmative vote of the holders of a majority of the shares of Ariba common stock outstanding and entitled to vote on the merger agreement at the special meeting is required to adopt the merger agreement. The affirmative vote of the holders of a majority of the outstanding shares of Ariba common stock present in person or represented by proxy and entitled to vote on the compensation proposal at the special meeting and casting a vote for or against such matter is required to approve the compensation proposal. The affirmative vote of the holders of a majority of the outstanding shares of Ariba common stock present in person or represented by proxy and entitled to vote on the adjournment proposal at the special meeting is required to approve the adjournment proposal. In addition, pursuant to Ariba’s bylaws the chairman of the special meeting has the authority to adjourn the special meeting without approval of the stockholders. In the event that a quorum is not present in person or represented by proxy on the adjournment proposal at the special meeting or there are insufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies if permitted by the merger agreement.

Under Delaware law, if the merger is completed, holders of Ariba common stock who do not vote in favor of adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery. In order to exercise your appraisal rights, you must (i) submit a written demand for an appraisal of your shares prior to the stockholder vote on the adoption of the merger agreement, (ii) not vote in favor of adoption of the merger agreement and (iii) comply with other Delaware law procedures explained in the accompanying proxy statement. See “The Merger—Appraisal Rights” beginning on page 59 of the proxy statement and Annex C to the proxy statement.

You are cordially invited to attend the special meeting in person. Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card, or vote via the Internet or by telephone, as instructed in these materials as promptly as possible in order to ensure your representation at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank, trust or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

If you sign, date and return your proxy card or submit a proxy via the Internet or by telephone without indicating how you wish to vote, your proxy will be voted “FOR” the adoption of the merger agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal. If you do attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person. You may revoke your proxy in the manner described in the enclosed proxy statement at any time before it has been voted at the special meeting.

Our board of directors unanimously recommends that you vote “FOR” adoption of the merger agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal.

The merger is described in the accompanying proxy statement, which we urge you to read carefully. A copy of the merger agreement is attached as Annex A to the proxy statement.

By Order of the Board of Directors,

AHMED RUBAIE
Executive Vice President and Chief Financial Officer

Sunnyvale, California

July 24, 2012

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the special meeting, please complete, date, sign and return the enclosed proxy card, or vote via the Internet or by telephone as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the special meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank, trust or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

REFERENCES FOR ADDITIONAL INFORMATION

If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Ariba, Inc.

11625 Rainwater Drive

500-600 Northwinds Center, Suite 150

Alpharetta, Georgia 30009

Attention: Investor Relations

Telephone: (650) 390-1000

or

Innisfree M&A Incorporated

501 Madison Avenue

New York, New York 10022

Telephone: (877) 800-5186

(banks and brokers call collect at (212) 750-5833)

ARIBA, INC.

PROXY STATEMENT

i

ii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following Q&A is intended to address some commonly asked questions regarding the special meeting of stockholders and the merger. These questions and answers may not address all questions that may be important to you as an Ariba stockholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

Except as otherwise specifically noted in this proxy statement, “we,” “our,” “us” and similar words in this proxy statement refer to Ariba, Inc. In addition, throughout this proxy statement, we refer to Ariba, Inc., as “Ariba,” to Angel Expansion Corporation as “merger sub,” to SAP America, Inc. as “SAP” and to SAP AG as “SAP AG.”

Q:	What is the purpose of the merger?

A:	Ariba, merger sub and SAP have entered into a merger agreement pursuant to which, subject to the terms and conditions of the merger agreement, SAP will acquire Ariba through the merger of merger sub, a wholly-owned subsidiary of SAP, with and into Ariba. Ariba will be the surviving corporation, which we refer to as the “surviving corporation,” in the merger and will continue as an indirect wholly-owned subsidiary of SAP.

Q:	What will happen to my Ariba stock as a result of the merger?

A:	If the merger is completed, each share of Ariba common stock that you hold at the effective time of the merger will be converted into the right to receive $45.00 in cash, without interest, less any applicable withholding taxes. This does not apply to shares of Ariba common stock held by any Ariba stockholders who have properly perfected their appraisal rights under Delaware law (as more fully described below under the heading “The Merger—Appraisal Rights” beginning on page 59 of this proxy statement).

Q:	What will happen to Ariba generally as a result of the merger?

A:	If the merger is completed, Ariba will cease to be an independent public company and will be wholly-owned by SAP. As a result, you will no longer have any ownership interest in Ariba. Upon completion of the merger, shares of Ariba common stock will no longer be listed on any stock exchange or quotation system, including The NASDAQ Global Select Market. In addition, following the completion of the merger, the registration of Ariba common stock and our reporting obligations under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act,” will be terminated.

Q:	How does the merger consideration compare to the market price of Ariba common stock?

A:	The merger consideration of $45.00 per share to be received by Ariba stockholders represents:

•	a 40.0% premium to the closing price of Ariba common stock on October 21, 2011 (the day preceding the public announcement of Oracle’s acquisition of RightNow Technologies, Inc.);

•	a 51.5% premium to the closing price of Ariba common stock on December 2, 2011 (the day preceding the public announcement of SAP’s acquisition of SuccessFactors Inc.);

•	an 18.8% premium to the average closing price of Ariba common stock during the 20 trading days prior to the date of the merger agreement; and

•	a 19.6% premium to the closing price of Ariba common stock on May 21, 2012, the day immediately preceding the date of the merger agreement.

The closing sale price of a share of Ariba common stock on The NASDAQ Global Select Market on July 17, 2012 was $44.49. You are encouraged to obtain current market quotations for Ariba common stock in connection with voting your shares.

Q:	What are the material U.S. federal income tax consequences of the merger to me?

A:

The receipt of cash in exchange for shares of Ariba common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. Generally, you will recognize gain or loss equal to the difference between the amount of cash you receive and the adjusted tax basis of your shares of Ariba common stock. If you are a U.S. holder, you generally will be subject to U.S. federal income tax on any gain recognized in connection with the merger. If you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on any gain recognized in connection with the merger unless you have certain connections to the United States. The tax consequences of the merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the merger will affect you. For a more detailed summary of the U.S. federal income tax consequences of the merger, see “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 64 of this proxy statement.

Q:	Am I entitled to appraisal rights in connection with the merger?

A:	If the merger is completed, Ariba stockholders who do not vote in favor of the adoption of the merger agreement will have the right to seek appraisal of the fair value of their shares of Ariba common stock, as determined by the Delaware Court of Chancery, but only if they properly perfect appraisal rights under Delaware law, as described in the section entitled “The Merger—Appraisal Rights” beginning on page 59 of this proxy statement.

A copy of the full text of Section 262 of the Delaware General Corporation Law, or the “DGCL”, is included as Annex C to this proxy statement. Failure to strictly comply with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

Q:	When do you expect the merger to be completed?

A:	We currently expect the merger to be completed in the third quarter of calendar year 2012. However, the merger is subject to various closing conditions, including Ariba stockholder and regulatory approvals, and it is possible that the failure to timely meet these closing conditions or other factors outside of our control could delay the completion of the merger. We cannot assure you that we will complete the merger on this schedule or at all.

Q:	Why am I receiving this proxy statement?

A:	You are receiving this proxy statement because you were a stockholder of Ariba as of July 19, 2012, the record date for the special meeting. To complete the merger, Ariba’s stockholders holding a majority of the shares of Ariba common stock outstanding as of July 19, 2012 must vote to adopt the merger agreement. A copy of the merger agreement is attached as Annex A to this proxy statement. You should read the section entitled “The Special Meeting” beginning on page 16 of this proxy statement.

Q:	When and where will the special meeting of stockholders be held?

A:	The special meeting of Ariba stockholders will be held on August 29, 2012, starting at 8:00 a.m., local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Boulevard, Redwood City, California 94063.

Q:	What are the proposals that will be voted on at the special meeting?

A:	You will be asked to consider and vote on (1) a proposal to adopt the merger agreement with merger sub and SAP, (2) a proposal to approve, on a non-binding advisory basis, the compensation to be paid to Ariba’s named executive officers that is based on or otherwise relates to the merger, including the agreements and understandings with Ariba pursuant to which such compensation may be paid or become payable, which we refer to as the “compensation proposal,” and (3) a proposal to adjourn the special meeting to a later date or time, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the merger agreement, including to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, which refer to as the “adjournment proposal.”

Q:	How does Ariba’s board of directors recommend that I vote on the proposals?

A:	Ariba’s board of directors unanimously approved the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are fair to, advisable and in the best interests of Ariba and our stockholders and unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement. Ariba’s board of directors also unanimously recommends that you vote “FOR” the compensation proposal and “FOR” the adjournment proposal.

You should read the section entitled “The Merger—Recommendation of Ariba’s Board of Directors and Reasons for the Merger” beginning on page 32 of this proxy statement.

Q:	Do any of Ariba’s directors or named executive officers have interests in the merger that may differ from those of Ariba stockholders?

A:	In considering the recommendation of Ariba’s board of directors with respect to the merger agreement, you should be aware that our directors and named executive officers have interests in the merger that may be different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware that these interests existed when it approved the merger agreement. You should read the section entitled “The Merger—Interests of Ariba’s Directors and Named Executive Officers in the Merger” beginning on page 46 of this proxy statement.

Q:	Who is entitled to attend and vote at the special meeting?

A:	The record date for the special meeting is July 19, 2012. If you own shares of Ariba common stock as of the close of business on the record date, you are entitled to notice of, and to vote at, the special meeting or any adjournment of the special meeting. As of the record date, there were approximately 98,225,012 shares of Ariba common stock issued and outstanding held collectively by approximately 860 stockholders of record.

Q:	How many votes are required to adopt the merger agreement?

A:	Under applicable law, we must receive the affirmative approval of the holders of a majority of the shares of Ariba common stock entitled to vote at the special meeting on the merger agreement in order to adopt the merger agreement.

Q:	How many votes are required to approve the compensation proposal?

A:	The vote to approve the compensation proposal is advisory and therefore will not be binding on Ariba, nor will it overrule any prior decision or require Ariba’s board of directors (or any committee thereof) to take any action, regardless of whether the merger is completed. The compensation to be paid in connection with the proposed merger is contractual with respect to Ariba’s named executive officers, regardless of the outcome of the advisory vote on the compensation proposal. Accordingly, if Ariba’s stockholders adopt the merger agreement and the merger is completed, the compensation based on or otherwise relating to the merger will be paid to Ariba’s named executive officers, regardless of whether Ariba’s stockholders approve the compensation proposal.

Ariba’s board of directors will consider the affirmative vote of the holders of a majority of the outstanding shares of Ariba common stock present in person or represented by proxy and entitled to vote on the compensation proposal at the special meeting and casting a vote for or against the compensation proposal as advisory approval of the compensation proposal, provided a quorum is present.

Q:	How many votes are required to adopt the adjournment proposal?

A:

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Ariba common stock present in person or represented by proxy and entitled to vote on the adjournment proposal at the special meeting. If a quorum fails to attend the special meeting or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, the chairman of the meeting or the holders of a majority of the outstanding shares of Ariba common stock present in person or represented by proxy on the adjournment proposal at the special meeting may adjourn the special meeting.

Q:	How are votes counted? Why is my vote important?

A:	Votes will be counted by the inspector of election appointed for the special meeting, who will separately count “FOR” and “AGAINST” votes and abstentions.

If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the proposal to adopt the merger agreement.

If you abstain from voting, fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the compensation proposal.

If you abstain from voting, it will have the same effect as a vote against the proposal to adjourn the special meeting. If you fail to cast your vote, in person or by proxy, or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have no effect on the proposal to adjourn the special meeting.

Notwithstanding the above, for any shares of Ariba common stock you hold in the Ariba 401(k) Employees’ Savings Plan (the “Ariba 401(k) Plan”), if your voting instructions are not received by August 26, 2012, the plan trustee will vote your shares in proportion to the way the shares held by other participants in the Ariba 401(k) Plan are voted, unless the plan administrator instructs the trustee to vote such shares in a different manner if the plan administrator determines such action is consistent with and/or required by its fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA.”

Q:	What do I need to do now?

A:	After carefully reading and considering the information contained in this proxy statement, including the annexes and the other documents referred to in this proxy statement, please vote your shares in one of the manners described below. You have one vote for each share of Ariba common stock you own as of the record date.

Q:	How do I vote if I am a stockholder of record?

A:	You may vote:

•	by using the telephone voting instructions printed on your proxy card;

•	by using the Internet voting instructions printed on your proxy card;

•	by completing, signing and dating each proxy card you receive and returning it in the enclosed postage paid envelope; or

•	in person by appearing and casting your vote at the special meeting.

If you are voting via the Internet or by telephone, your voting instructions must be received by the date and time indicated on the applicable proxy card(s).

Voting via the Internet, by telephone or by mailing in your proxy card will not prevent you from voting in person at the special meeting. You are encouraged to submit a proxy via the Internet, by telephone or by mail even if you plan to attend the special meeting in person, to ensure that your shares of Ariba common stock are present in person or represented at the special meeting.

If your shares are held by a brokerage firm, bank, trust or other nominee, you may direct your brokerage firm, bank, trust or other nominee to submit a proxy card by following the instructions that the brokerage firm, bank, trust or other nominee provides to you with these materials. If you hold shares through a brokerage firm, bank, trust or other nominee and wish to vote your shares in person at the special meeting, you must obtain a proxy from your brokerage firm, bank, trust or other nominee and present it to the inspector of elections with your ballot when you vote at the special meeting.

If you return a properly signed and dated proxy card but do not mark the box showing how you wish to vote, your shares will be voted “FOR” the proposal to adopt the merger agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Q:	How do I vote if my shares are held by my brokerage firm, bank, trust or other nominee?

A:	If your shares are held in a brokerage account or by another nominee, such as a bank or trust, then the brokerage firm, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you still are considered to be the beneficial owner of those shares, with your shares being held in “street name.” “Street name” holders generally cannot vote their shares directly and must instead instruct the brokerage firm, bank, trust or other nominee how to vote their shares. Your brokerage firm, bank, trust or other nominee will only be permitted to vote your shares for you at the special meeting if you instruct it how to vote. Therefore, it is important that you promptly follow the directions provided by your brokerage firm, bank, trust or other nominee regarding how to instruct them to vote your shares. If you wish to vote in person at the special meeting, you must bring a proxy from your brokerage firm, bank, trust or other nominee authorizing you to vote at the special meeting.

In addition, because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, shares held in “street name” will not be combined for voting purposes with shares you hold of record. To be sure your shares are voted, you should instruct your brokerage firm, bank, trust or other nominee to vote your shares that you hold in “street name.” Shares held by a corporation or business entity must be voted by an authorized officer of the entity.

For any shares of Ariba common stock you hold in the Ariba 401(k) Plan, if your voting instructions are not received by August 26, 2012, the trustee will vote your shares in proportion to the way the shares held by other participants in the Ariba 401(k) Plan are voted, unless the plan administrator instructs the trustee to vote such shares in a different manner if the plan administrator determines such action is consistent with and/or required by its fiduciary obligations under ERISA.

Q:	May I change my vote after I have delivered my proxy?

A:	Yes. If you are the stockholder of record of Ariba common stock, you have the right to change or revoke your proxy at any time before the vote being taken at the special meeting:

•	by delivering to Ariba’s Corporate Secretary a signed written notice of revocation bearing a date later than the date of the proxy, stating that the proxy is revoked;

•	by attending the special meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy, so you must vote in person at the meeting to revoke your proxy);

•	by signing and delivering a new proxy, relating to the same shares of Ariba common stock and bearing a later date; or

•	by submitting another proxy by telephone or via the Internet by the date and time indicated on the applicable proxy card(s).

Written notices of revocation and other communications with respect to the revocation of any proxies should be addressed to:

Ariba, Inc.

910 Hermosa Court

Sunnyvale, California 94085

Attn: Corporate Secretary

If you are a “street name” holder of Ariba common stock, you should contact your brokerage firm, bank, trust or other nominee to obtain instructions as to how to change or revoke your proxy.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Ariba common stock for the merger consideration. If your shares are held in “street name” by your brokerage firm, bank, trust or other nominee, you will receive instructions from your brokerage firm, bank, trust or other nominee as to how to effect the surrender of your “street name” shares in exchange for the merger consideration. PLEASE DO NOT SEND IN YOUR CERTIFICATES NOW.

Q:	What happens if I sell my shares of Ariba common stock before the special meeting?

A:	The record date for stockholders entitled to vote at the special meeting is earlier than the date of the special meeting and the expected closing date of the merger. If you transfer your shares of Ariba common stock after the record date but before the special meeting, you will, unless special arrangements are made, retain your right to vote at the special meeting but will transfer the right to receive the merger consideration to the person to whom you transfer your shares.

In addition, if you sell your shares prior to the special meeting or prior to the effective time of the merger, you will not be eligible to exercise your appraisal rights in respect of the merger. For a more detailed discussion of your appraisal rights and the requirements for perfecting your appraisal rights, see “The Merger—Appraisal Rights” beginning on page 59 of this proxy statement and Annex C to this proxy statement.

Q:	What happens if the proposal to adopt the merger agreement is not approved by our stockholders or if the merger is not completed for any other reason?

A:	If the proposal to adopt the merger agreement is not approved by our stockholders or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares in connection with the merger. Instead, we will remain a stand-alone public company, and Ariba common stock will continue to be listed and traded on The NASDAQ Global Select Market. Under specified circumstances, we may be required to pay to SAP a termination fee, as described below under “The Merger Agreement—Termination Fee and Expenses” beginning on page 87 of this proxy statement.

Q:	Who can answer further questions?

A:	For additional questions about the merger, assistance in submitting proxies or voting shares of Ariba common stock, or to request additional copies of the proxy statement or the enclosed proxy card, please contact us at Ariba, Inc., 11625 Rainwater Drive, 500-600 Northwinds Center, Suite 150, Alpharetta, Georgia 30009, Attention: Investor Relations, or call (650) 390-1000 or our proxy solicitor at: Innisfree M&A Incorporated, 501 Madison Avenue, New York, New York 10022, or call (877) 800-5186 (banks and brokers call collect at (212) 750-5833).

If your brokerage firm, bank, trust or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust or other nominee for additional information.

FORWARD-LOOKING INFORMATION

This proxy statement contains “forward-looking statements,” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act that are based on our current expectations, assumptions, beliefs, estimates and projections about our company and our industry. The forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “should,” “could” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•	the risk that the merger may not be consummated in a timely manner, if at all;

•	the risk that the regulatory approvals required to complete the merger will not be obtained in a timely manner, if at all;

•	the risk that all of the closing conditions to the consummation of the merger will not be satisfied and the merger will not be completed;

•	the risk that the merger agreement may be terminated in circumstances that require us to pay SAP a termination fee of $150.0 million in connection therewith;

•	the effect of the announcement of the merger on our business and customer relationships, operating results and business generally;

•	the costs, fees, expenses and charges we incur related to the merger;

•	risks arising from the merger’s diversion of management’s attention from our ongoing business operations;

•	the outcome of lawsuits that have been or may be brought by certain purported stockholders seeking to rescind the merger agreement or enjoin the consummation of the merger;

•	the effect of the announcement of the merger on employee retention;

•	the risk that our financial results differ from those set forth in the projections described in this proxy statement; and

•

other risks detailed in Ariba’s filings with the Securities and Exchange Commission (“SEC”), including Ariba’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which discuss these and other important risk factors concerning our operations.

We caution you that reliance on any forward-looking statement involves risks and uncertainties and that, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to revise any of these forward-looking statements to reflect future events or circumstances.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement. See “Where You Can Find More Information” beginning on page 95 of this proxy statement. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement, which is the legal document governing the merger. Each item in this summary references another section of this proxy statement with more detailed disclosure about that item. Throughout this proxy statement, all references to “Ariba,” “we,” “our,” “us” and similar words in this proxy statement refer to Ariba, Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires. In addition, throughout this proxy statement, we refer to SAP America, Inc. as “SAP,” to SAP AG as “SAP AG” and to Angel Expansion Corporation as “merger sub.”

The Companies (page 20)

Ariba, Inc.

910 Hermosa Court

Sunnyvale, California 94085

Telephone: (650) 390-1000

Ariba, Inc. was incorporated in Delaware in September 1996. Ariba is a leading provider of collaborative business commerce solutions for buying and selling goods and services. Ariba combines a leading software as a service, or “SaaS,” technology to optimize the complete commerce lifecycle and enables companies to discover, connect and collaborate with a global network of trading partners and expert capabilities to augment internal resources and skills, delivering everything needed to control costs, enhance operational efficiencies, minimize risk, improve profits and enhance cash flow, all in the Ariba® Commerce Cloud. Ariba is headquartered in Sunnyvale, California, with additional sales presences in North and South America, Europe, Asia/Pacific and Australia.

SAP AG

Dietmar-Hopp-Allee 16

69190 Walldorf

Germany

Telephone: +49-6227-7-47474

SAP AG is a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany. SAP AG is one of the leading international providers of enterprise application software and, based on market capitalization, is the world’s third-largest independent software manufacturer. SAP AG and its subsidiaries have more than 183,000 customers in over 130 countries and employ more than 55,000 people. SAP AG’s principal business is selling licenses for software solutions and related services.

SAP America, Inc.

3999 West Chester Pike

Newtown Square, Pennsylvania 19073

Telephone: (610) 661-1000

SAP is a Delaware corporation, an indirectly wholly-owned subsidiary of SAP AG and the principal U.S. operating subsidiary of SAP AG. SAP AG began operating in the United States in 1988 through SAP. SAP engages in regional operations, administration, marketing, sales, consulting, training, customer support and research and development.

Angel Expansion Corporation

3999 West Chester Pike

Newtown Square, Pennsylvania 19073

Telephone: (610) 661-1000

Angel Expansion Corporation, a Delaware corporation and a wholly-owned subsidiary of SAP, was organized solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Merger sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, merger sub will cease to exist, and Ariba will continue as the surviving corporation.

Merger Consideration (page 68)

If the merger is completed, you will be entitled to receive $45.00 in cash, without interest and less any applicable withholding taxes, in exchange for each share of Ariba common stock that you own immediately prior to the effective time of the merger and for which you have not properly exercised appraisal rights.

After the merger is completed, you will have the right to receive the merger consideration, but you will no longer have any rights as an Ariba stockholder as a result of the merger. Each Ariba stockholder will receive the merger consideration in exchange for his or her Ariba common stock in accordance with the instructions contained in the letter of transmittal to be sent to holders of Ariba common stock as soon as reasonably practicable after the closing of the merger, unless the Ariba stockholder has properly demanded appraisal of its shares and not withdrawn the demand.

Treatment of Outstanding Stock Options, Restricted Stock Units, Performance-Based Restricted Stock Units and Restricted Stock (page 62)

Each Ariba stock option (whether vested or unvested) that is unexpired, unexercised and outstanding at the effective time of the merger will be cancelled and converted into the right to receive as soon as practicable (but in no event later than 30 days) following the effective time of the merger, an amount in cash equal to the product of (i) the aggregate number of shares subject to such stock option and (ii) the excess (if any) of the per share merger consideration of $45.00 over the applicable exercise price per share of such stock option (without interest and less any applicable withholding taxes). Stock options with an exercise price greater than $45.00 per share will be cancelled without the payment of consideration.

With respect to each share of our common stock that immediately prior to the effective time of the merger remains subject to our outstanding right to claim the return of such share under the terms of any time-based restricted stock unit, performance-based restricted stock unit or restricted stock award, such share will be treated as follows:

•

Each holder of any such restricted stock unit, performance-based restricted stock unit or share of restricted stock (other than those held by non-employee directors) that is unvested at the effective time of the merger will be entitled to receive the per share merger consideration of $45.00 for each share of our common stock underlying such restricted stock unit, performance-based restricted stock unit and restricted stock (without interest and less any applicable withholding taxes), with such payment to be made on the date upon which each such restricted stock unit, performance-based restricted stock unit and restricted stock would have vested under the terms and conditions set forth in the applicable award agreements and any other applicable contract (except that if such terms and conditions are not satisfied and time-based vesting ceases to continue at any point and does not otherwise accelerate pursuant to the terms of the applicable equity plan award agreements or other applicable contract, no cash payment will be made with respect to such restricted stock unit, performance-based restricted stock unit or restricted stock).

•	Each performance-based restricted stock unit granted in October 2010 with respect to our 2011 fiscal year and each performance-based restricted stock unit granted in November 2011 with respect to our

2012 fiscal year will be treated as if the award had achieved performance at 200% of the target level of performance. Following the effective time of the merger, the merger consideration payable with respect to performance-based restricted stock units pursuant to the above will not be subject to any of the performance-based vesting terms that applied to such awards prior to the merger, but will continue to be subject to the time-based vesting terms that are applicable to such awards.

•

All restricted stock units held by non-employee directors at the effective time of the merger will be cancelled in exchange for the right to receive the per share merger consideration of $45.00 for each share underlying each cancelled unit (without interest and less any applicable withholding taxes) as soon as practicable (but in no event later than 30 days) following the effective time of the merger.

•

Prior to the completion of the merger, we will take all actions necessary to effectuate the foregoing actions relating to outstanding stock options, restricted stock units, performance-based restricted stock units and shares of restricted stock and we will terminate all of our equity plans at or prior to completion of the merger.

Our named executive officers are entitled to accelerated vesting of their equity awards pursuant to their individual severance agreements if they experience a qualifying termination of employment following the merger and our non-employee directors are entitled to accelerated vesting of their equity awards pursuant to the terms of the awards. See the section entitled “The Merger—Interests of Ariba’s Directors and Named Executive Officers in the Merger—Interests of Non-Employee Directors” beginning on page 47 of this proxy statement and “The Merger—Interests of Ariba’s Directors and Named Executive Officers in the Merger—Interests of our Named Executive Officers” beginning on page 48 of this proxy statement for details regarding these arrangements.

Treatment of Purchase Rights under Employee Stock Purchase Plan (page 63)

Each current offering period in progress as of the date of the merger agreement under the Ariba, Inc. Employee Stock Purchase Plan will continue after the date of the merger agreement and shares will be issued on the next currently scheduled purchase date that occurs after the date of the merger agreement (subject to the terms and conditions of the Employee Stock Purchase Plan). However, any offering period in progress as of the effective time of the merger will be shortened to two business days before the date on which the effective time occurs and each then outstanding option under the Employee Stock Purchase Plan will be automatically exercised on such date. Any purchased shares under the Employee Stock Purchase Plan will be converted into the right to receive the merger consideration, subject to any withholding of taxes required by applicable law. As of or immediately prior to the effective time of the merger, we will terminate the Employee Stock Purchase Plan. We will also take any actions necessary to give effect to the foregoing transactions and to avoid the commencement of a new offering period following the date of the merger agreement and prior to the effective time of the merger.

Market Prices and Dividend Data (page 15)

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ARBA.” On May 21, 2012, the last full trading day before the public announcement of the merger, the closing price for our common stock was $37.64 per share, and on July 17, 2012, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock was $44.49 per share.

We did not declare or pay any cash dividends on our common stock during the three most recent fiscal years.

Material United States Federal Income Tax Consequences of the Merger (page 64)

The conversion of shares of our common stock into the right to receive $45.00 per share of cash merger consideration generally will be a taxable transaction to our stockholders for U.S. federal income tax purposes.

See “The Merger—Material United States Federal Income Tax Consequences of the Merger” beginning on page 64 of this proxy statement.

Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular circumstances. We strongly recommend that you consult your own tax advisor to determine how the merger will affect you.

Recommendation of Ariba’s Board of Directors and Reasons for the Merger (page 32)

At a meeting of our board of directors on May 21, 2012, after consultation with our financial advisor and legal counsel, our board of directors unanimously determined that the merger agreement and the merger are fair to and advisable and in the best interests of Ariba and its stockholders and unanimously approved the merger agreement. Our board of directors unanimously recommends that you vote “FOR” the adoption of the merger agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal.

In the course of reaching its decision, our board of directors consulted with our senior management, financial advisor and legal counsel, reviewed a significant amount of information and considered a number of factors. For a discussion of the factors considered by our board of directors in reaching its decision to approve the merger agreement and recommend that our stockholders adopt the merger agreement, see “The Merger—Recommendation of Ariba’s Board of Directors and Reasons for the Merger” beginning on page 32 of this proxy statement.

Opinion of Ariba’s Financial Advisor (page 36 and Annex B)

In connection with the merger, Morgan Stanley & Co. LLC, our company’s financial advisor, which we refer to as “Morgan Stanley,” rendered to our board of directors its oral opinion, subsequently confirmed in writing, that as of May 21, 2012, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in its written opinion, the consideration to be received by the holders of shares of our common stock (other than the holders of certain excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders. The full text of the written opinion of Morgan Stanley, dated as of May 21, 2012, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The summary of the opinion of Morgan Stanley in this proxy statement is qualified in its entirety by reference to the full text of the opinion. Morgan Stanley’s opinion is directed to our board of directors and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of our common stock (other than the holders of certain excluded shares) pursuant to the merger agreement as of the date of the opinion. Morgan Stanley’s opinion does not constitute a recommendation to any holder of our common stock as to how to vote at any stockholders’ meeting held in connection with the merger or whether to take any other action with respect to the merger.

The Special Meeting of Ariba’s Stockholders (page 16)

Date, Time and Place. A special meeting of our stockholders will be held on August 29, 2012, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Boulevard, Redwood City, California 94063, at 8:00 a.m., local time, to consider and vote upon:

•	a proposal to adopt the merger agreement;

•

a proposal to approve, on a non-binding advisory basis, the compensation to be paid to Ariba’s named executive officers that is based on or otherwise relates to the merger, including the agreements and understandings with Ariba pursuant to which such compensation may be paid or become payable, which we refer to as the “compensation proposal;” and

•

a proposal to adjourn the special meeting to a later date, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the merger agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, which we refer to as the “adjournment proposal.”

Record Date and Voting Power. You are entitled to vote at the special meeting if you owned shares of our common stock at the close of business on July 19, 2012, the record date for the special meeting. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date. There are 98,225,012 shares of our common stock outstanding and entitled to be voted at the special meeting.

Quorum. A quorum of stockholders is necessary to hold a valid special meeting. Under our bylaws, a quorum is present at the special meeting if the holders of a majority of the voting power of the shares of our common stock outstanding and entitled to vote generally in the election of directors are represented in person or by proxy.

Vote Required. The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote at the close of business on the record date.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on the compensation proposal at the special meeting and casting a vote for or against such matter is required to approve the compensation proposal, provided that a quorum is present.

The affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on the adjournment proposal at the special meeting is required to approve the adjournment proposal. In the event that a quorum is not present in person or represented by proxy on the adjournment proposal at the special meeting or there are insufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies if permitted by the merger agreement.

Interests of Ariba’s Directors and Named Executive Officers in the Merger (page 46)

When considering the recommendation of our board of directors, you should be aware that members of our board of directors and our named executive officers have interests in the merger in addition to their interests as Ariba stockholders generally, as described below. These interests may be different from, or in conflict with, your interests as an Ariba stockholder, including:

•	vesting of unvested restricted stock units granted to our non-employee directors prior to the date of the merger agreement pursuant to the terms of their existing award contracts;

•

payment without regard to whether or not the merger is completed of $25,000 in transaction committee fees to certain of our non-employee directors for services rendered in connection with merger agreement and related matters;

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deemed performance attainment of certain performance-based restricted stock units held by our named executive officers at 200% of target, without regard to the date on which, or whether, the merger closes, subject to continuing time-based service requirements;

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accelerated vesting of outstanding equity awards and the payment of cash severance and other benefits upon termination under certain circumstances of the employment of our named executive officers following a change of control of Ariba, including termination of employment for good reason within 12 months after a change in control;

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if the merger is not completed by November 15, 2012, additional grants of performance-based restricted stock units to our named executive officers, with the grants to be made pursuant to an existing employment agreement, in the case of our chief executive officer, and resulting from our pre-existing equity compensation practices, in the case of our other named executive officers; and

•

the authority of our board of directors to make payments to our chief executive officer that we would otherwise have been required to make if he terminated his employment for good reason following completion of the merger, without requiring that he terminate his employment (and, in order to comply with regulatory requirements in connection with these payments, to make limited payments to another named executive officer).

The members of our board of directors were aware of these additional interests, and considered them, when they approved the merger agreement. For a discussion of the interests of Ariba’s directors and named executive officers in the merger, see “The Merger—Interests of Ariba’s Directors and Named Executive Officers in the Merger” beginning on page 46 of this proxy statement.

For a period of six years from and after the effective time of the merger, the surviving corporation will, and SAP will cause the surviving corporation to, indemnify and hold harmless all of our current or former directors, officers and employees to the same extent such persons are indemnified as of the date of the merger agreement by us pursuant to applicable law, our certificate of incorporation, our bylaws and indemnification agreements in existence on the date of the merger agreement, arising out of acts or omissions in their capacity as our directors, officers or employees occurring at or prior to the effective time of the merger. We have entered into indemnification agreements with each of our directors and certain officers. Each indemnification agreement provides that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in his or her capacity as our director, officer, employee or agent, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against such director or officer, we are required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

In the event the surviving corporation, any of our subsidiaries or any of their successors or assigns consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets shall assume the obligations set forth above.

Prior to the effective time of the merger, Ariba will obtain a “tail” officers’ and directors’ liability insurance policy with coverage for not less than six years from the effective time of the merger on terms and conditions no less favorable than the terms of the directors’ and officers’ liability insurance policy currently maintained by us in respect of actions or omissions of such officers and directors prior to the effective time of the merger in their capacities as such, subject to certain limitations.

Conditions to the Closing of the Merger (page 83)

Our, SAP’s and merger sub’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	adoption of the merger agreement by an affirmative vote of the holders of a majority of the outstanding shares of Ariba common stock;

•	the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the “HSR Act,” will have expired or been earlier terminated;

•	the affirmative approval of any governmental entity required under certain other antitrust laws will have been obtained or any mandatory waiting period related thereto shall have expired; and

•

the consummation of the merger is not then restrained, enjoined or prohibited by any order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity of competent jurisdiction and there will not be in effect any law promulgated or deemed applicable to the merger by any governmental entity of competent jurisdiction which prevents the consummation of the merger.

SAP’s and merger sub’s obligations to effect the merger are further subject to the satisfaction by us or waiver by them of the following conditions:

•

the representations and warranties relating to our capitalization contained in the merger agreement are true and correct in all material respects as of immediately prior to the effective time of the merger with the same force and effect as if made on and as of immediately prior to the effective time of the merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time); provided, however, that if any inaccuracies in the representations and warranties relating to our capitalization, individually or in the aggregate, result in the aggregate amount required to be paid by SAP as additional consideration in the merger (including as a result of the assumption of additional stock options, restricted stock, restricted stock units, performance-based restricted stock units or other securities convertible into our common stock in connection with the merger) to increase by more than $7,500,000, such representations and warranties will be deemed to fail to be true and correct in all material respects;

•

our representations and warranties contained in the merger agreement, other than those relating to our capitalization, will be true and correct in all respects as of immediately prior to the effective time of the merger with the same force and effect as if made on and as of immediately prior to the effective time of the merger, except for such representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time); provided, however, that such representations and warranties shall be deemed true and correct unless the individual or aggregate impact of the failure to be so true and correct has had a material adverse effect;

•

we will have performed in all material respects at or immediately prior to the effective time of the merger all obligations and agreements contained in the merger agreement to be performed or complied with by us prior to or on the closing date;

•	since the date of the merger agreement, a material adverse effect has not occurred and continued to occur;

•

SAP shall have received a certificate from our Chief Executive Officer and Chief Financial Officer, dated as of the closing of the merger, to the effect that each of the conditions in the preceding four bullet points and the condition that holders of a majority of the outstanding shares of Ariba common stock shall have adopted the merger agreement have been satisfied or waived;

•

there will not be pending any action by any specified governmental entity against, and no specified governmental entity will have issued any inquiry letter under any antitrust laws to, SAP, merger sub, us, any of our subsidiaries or any of SAP’s or our respective affiliates in connection with the merger, (i) that could lead to making illegal, restraining or prohibiting the consummation of any of the transactions contemplated by the merger agreement, including the merger, (ii) that could lead to prohibiting or imposing limitations on the ability of SAP or merger sub, or otherwise rendering SAP or merger sub unable, to pay for or acquire any or all of the shares of Ariba common stock pursuant to the merger, or a requirement to divest any or all of the shares of Ariba common stock to be acquired pursuant to the merger and the other transactions contemplated by the merger agreement, (iii) that could lead to prohibiting or imposing any limitations on the ownership or operation by SAP, us or any of SAP’s or our affiliates of all or any portion of the businesses or assets of SAP, us or any of SAP’s or our affiliates as a result of or in connection with the merger or the other transactions contemplated by the merger agreement, or otherwise compelling SAP, us or any of SAP’s or our affiliates to divest, hold separate, or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to any portion of the business or assets of SAP, us or any of SAP’s or our respective affiliates, (iv) that could lead to a requirement for SAP, us or any of SAP’s or our affiliates to enter into any voting trust arrangement, proxy arrangement or similar agreement or arrangement with respect to any portion of the business or assets of SAP, us or any of SAP’s or our respective affiliates, or (v) that could lead to prohibiting or imposing limitations on the ability of SAP or merger sub effectively to acquire, hold or exercise full rights of ownership of the shares of Ariba common stock to be acquired pursuant to the merger and the other transactions contemplated by the merger agreement, including the right to vote the shares of Ariba common stock on all matters properly presented to our stockholders;

•

there will be no law enacted, entered, enforced or promulgated, or any pending action by any governmental entity, other than the application to the merger of applicable waiting periods under the HSR Act or similar waiting periods with respect to any other antitrust laws that (i) has resulted, or is reasonably likely, individually or in the aggregate, to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of the preceding bullet point or (ii) has the effect of making the merger or any of the other transactions contemplated by the merger agreement illegal or which has the effect of prohibiting or otherwise preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement; and

•

the parties have received notification from the Committee on Foreign Investment in the United States, which we refer to as “CFIUS,” that either it will not conduct an investigation of the merger or that the U.S. government will not suspend or prohibit the completion of the merger, which condition was satisfied on July 12, 2012.

Our obligations to effect the merger are further subject to the satisfaction by SAP and/or merger sub or waiver by us of the following conditions:

•

the representations and warranties of SAP and merger sub contained in the merger agreement will be true and correct as of immediately prior to the effective time of the merger with the same force and effect as if made on and as of immediately prior to the effective time, except for such representations and warranties in the merger agreement that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time); provided, however, that the representations and warranties will be deemed true and correct unless the individual or aggregate impact of the failure to be so true and correct has had a material adverse effect;

•

each of SAP and merger sub will have performed in all material respects at or immediately prior to the effective time all obligations and agreements contained in the merger agreement to be performed or complied with by it prior to or on the closing date; and

•

we will have received a certificate from an officer of SAP, dated as of the closing of the merger, to the effect that each of the conditions in the preceding two bullet points have been satisfied or waived.

No Solicitation of Acquisition Proposals (page 78)

We have agreed that at all times from May 22, 2012 until the earlier of the termination of the merger agreement and the effective time of the merger, we and our subsidiaries will not, and we will use our reasonable best efforts to cause our and our subsidiaries’ directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives not to, and we and our subsidiaries will not authorize or knowingly permit such persons to, directly or indirectly:

•

initiate, solicit or knowingly encourage or knowingly induce (including by way of providing information relating to us or our subsidiaries or affording access to our business or properties) the making, submission or announcement of, any acquisition proposal or any inquiries that could reasonably be expected to lead to an acquisition proposal (as defined in the merger agreement and described below under the heading “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals; Board Recommendation” beginning on page 78 of this proxy statement);

•	participate or engage in discussions with any person with respect to any acquisition proposal or acquisition inquiry;

•	approve, endorse or recommend to our stockholders, or publicly propose to approve, endorse or recommend to our stockholders, any acquisition proposal;

•

withdraw, change, amend, modify or qualify or publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to SAP or merger sub, the recommendation of our board of directors for our stockholders to adopt the merger agreement and approve the transactions contemplated by the merger agreement;

•

enter into any merger agreement, letter of intent, term sheet, agreement in principle, memorandum of understanding, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or relating to an acquisition proposal or enter into any agreement requiring us to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement, or resolve or agree to take any of the foregoing actions; or

•	terminate, waive, amend or modify any provision of, or grant permission under, any standstill, confidentiality agreement or similar agreement to which we or any of our subsidiaries is a party.

Despite these general prohibitions, at any time prior to the adoption of the merger agreement by our stockholders and subject to the conditions below, in response to a bona fide written acquisition proposal that our board of directors determines in good faith, after consultation with our outside legal counsel and a financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to result in a superior proposal, we and our representatives may:

•	engage or participate in discussions or negotiations with, and only with, the party (or such party’s representatives) that has made such acquisition proposal; and

•

furnish to the party (or such party’s representatives) that has made the acquisition proposal, information relating to us and our subsidiaries and/or afford access to ours and our subsidiaries’ business, properties, assets, books, records or personnel, in each case, pursuant to an acceptable confidentiality agreement after such party has provided us with written acknowledgement that we will be permitted to comply with our obligations under the non-solicitation provisions of the merger agreement.

We may only take these actions if:

•	we did not receive such acquisition proposal after breaching or violating the non-solicitation provisions in the merger agreement;

•	we received the acquisition proposal from a party that is not in breach of its contractual obligations to us or any of our subsidiaries under a standstill or nondisclosure agreement;

•

our board of directors has determined in good faith, after consultation with our outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to take such action is or would reasonably be likely to be inconsistent with our board of directors’ fiduciary duties to our stockholders under applicable law;

•

prior to engaging or participating in any such discussions or negotiations with, or furnishing any information to, such party, we give SAP written notice of the identity of such party and such party’s representatives and of the material terms and conditions of such acquisition proposal and of our intention to engage or participate in discussions or negotiations with, or furnish information to such party; and

•

contemporaneously with or prior to furnishing any non-public information to such party, we furnish such information to SAP (to the extent such information has not been previously furnished by us to SAP).

Termination of the Merger Agreement (page 85)

The merger agreement may be terminated under the following circumstances:

•	by our and SAP’s mutual written consent, by action of our respective boards of directors, at any time prior to the effective time;

•	by either SAP or us if:

•

the merger is not consummated by November 22, 2012, which we refer to as the “outside date,” but this right to terminate the merger agreement will not be available to any party whose breach of the merger agreement has been the primary cause of the failure of the merger to occur on or before the outside date, and the outside date may be extended by SAP or us for up to six additional months in the event of certain legal or regulatory restraints or delays;

•

any court of competent jurisdiction or any governmental entity of competent jurisdiction has taken any action permanently restraining or enjoining (whether before or after the adoption of the merger agreement by our stockholders) the merger and has become final and nonappealable, but this right to terminate the merger agreement will not be available to any party whose material breach of the merger agreement has been the primary cause of such action; or

•	our stockholders do not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have held and completed for such purpose;

•	by us if:

•

at any time prior to the approval of the merger by our stockholders, our board of directors determines to accept a superior proposal, but only if we have complied with the provisions of the non-solicitation covenant in the merger agreement and provided that such termination will not be effective unless we simultaneously enter into a definitive agreement with respect to such superior proposal and pay the termination fee to SAP as described below under the heading “The Merger Agreement—Termination Fee and Expenses” beginning on page 87 of this proxy statement; or

•

SAP breaches a representation or warranty or fails to perform a covenant contained in the merger agreement that has a material adverse effect on SAP’s ability to complete the merger and such breach or failure to perform cannot be cured or is not cured by SAP or merger sub within 20 business days after we give notice to SAP of such breach or failure to perform, but this right to terminate the merger agreement will not be available to us if such breach or failure to perform resulted primarily from our breach of the merger agreement; or

•	by SAP if:

•

our board of directors effects a change of board recommendation (or any action by any committee of our board of directors which, if taken by the full board of directors, would be a change of board recommendation);

•

we fail to issue a press release to expressly reaffirm our board of directors’ recommendation for our stockholders to adopt the merger agreement within five business days of SAP’s request that we do so following the date that any party (A) shall have made an acquisition proposal (other than a tender offer or exchange offer described in the following bullet point) and the existence of such acquisition proposal becomes known in the public domain or (B) shall have publicly announced an intention (whether or not conditional) to make an acquisition proposal or the existence of or information regarding an intention to make an acquisition proposal shall have otherwise become known in the public domain (provided that SAP will be permitted to request only one such reaffirmation request per acquisition proposal and one reaffirmation request per each amendment thereof or material change in circumstances relating thereto);

•

any tender offer or exchange offer that constitutes an acquisition proposal is commenced, and our board of directors does not recommend that our stockholders reject such tender offer or exchange offer within 10 business days after commencement of such tender offer or exchange offer;

•

we breach in any material respect any of our non-solicitation restrictions as described below under the heading “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals” beginning on page 78 of this proxy statement;

•	we fail to include our board of directors’ recommendation for our stockholders to adopt the merger agreement in this proxy statement;

•	we or our board of directors resolves, authorizes or publicly proposes to do any of the actions specified above;

•

we breach a representation or warranty or fail to perform a covenant contained in the merger agreement so that the related closing condition is not then satisfied and such breach or failure to perform cannot be cured or is not cured by us within 20 business days after SAP gives notice to us of such breach or failure to perform, but this termination right will not be available to SAP if the circumstances of such breach or failure to perform resulted primarily from the breach of the merger agreement by SAP or merger sub; or

•

there has occurred any adverse event or development that has had and continues to have a material adverse effect and such event or development cannot be remedied or at least 20 business days have elapsed since the occurrence of such event or development, but this termination right will not be available to SAP if the circumstances of the occurrence of such event or development resulted primarily from the breach of the merger agreement by SAP or merger sub.

Termination Fee and Expenses (page 87)

Each party will generally pay its own fees and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is consummated.

We will be required to pay a termination fee of $150.0 million to SAP if:

•	the merger agreement is terminated by SAP because:

•

our board of directors effects a change of board recommendation (or any action by any committee of our board of directors which, if taken by the full board of directors, would be a change of board recommendation);

•

we fail to issue a press release to expressly reaffirm our board of directors’ recommendation for our stockholders to adopt the merger agreement within five business days of SAP’s request that we do so following the date that any party (A) shall have made an acquisition proposal (other than a tender offer or exchange offer described in the following bullet point) and the existence of such acquisition proposal becomes known in the public domain or (B) shall have publicly announced an intention (whether or not conditional) to make an acquisition proposal or the existence of or information regarding an intention to make an acquisition proposal shall have otherwise become known in the public domain (provided that SAP will be permitted to request only one such reaffirmation request per acquisition proposal and one reaffirmation request per each amendment thereof or material change in circumstances relating thereto);

•

any tender offer or exchange offer that constitutes an acquisition proposal is commenced, and our board of directors does not recommend that our stockholders reject such tender offer or exchange offer within 10 business days after commencement of such tender offer or exchange offer;

•

we breach in any material respect any of our non-solicitation restrictions as described below under the heading “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals” beginning on page 78 of this proxy statement;

•	we fail to include our board of directors’ recommendation for our stockholders to adopt the merger agreement in this proxy statement; or

•	we or our board of directors resolves, authorizes or publicly proposes to do any of the actions specified above;

•

the merger agreement is terminated by us because at any time prior to the approval of the merger by our stockholders, our board of directors determines to accept a superior proposal, but only if we have complied with the provisions of the non-solicitation covenant in the merger agreement and provided that such termination will not be effective unless we simultaneously enter into a definitive agreement with respect to such superior proposal; or

•	the merger agreement is terminated:

•

either by us or by SAP because our stockholders do not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have held and completed for such purpose or due to the fact that the merger has not occurred by the outside date; or

•

by SAP if we breach a representation or warranty or fail to perform a covenant contained in the merger agreement so that the related closing condition cannot be satisfied and such breach or failure to perform cannot be cured or is not cured by us within 20 business days after such breach or failure to perform, and prior to such termination of the merger agreement an acquisition proposal had been made known to us or publicly disclosed (and not publicly withdrawn prior to such termination) and concurrently with, or within 12 months after, such termination, we either (i) consummate a transaction that constitutes an acquisition proposal or (ii) enter into a definitive agreement to engage in a transaction or a tender offer is commenced that, in either case, constitutes an acquisition proposal and such transaction or tender offer is subsequently consummated or completed (whether or not such consummation or completion occurs before or after the 12-month period following such termination) (solely for purposes of this provision, all references to 15% in the definition of “acquisition proposal” will be deemed to be references to more than 50%). However, notwithstanding the foregoing, we will not be required to pay SAP the termination fee if we or SAP terminates the merger agreement due to the fact that the merger has not occurred by the outside date and at the time of termination (A) our stockholders have adopted the merger agreement and have not revoked such adoption and (B) SAP’s closing conditions relating to the accuracy of our representations and warranties, compliance with our covenants and the absence of a material adverse effect have been satisfied.

Guaranty (page 66)

Pursuant to the terms of the merger agreement, SAP AG has guaranteed the payment and performance of the obligations of SAP and merger sub under the merger agreement, in each case, as and when due pursuant to the terms of the merger agreement.

Regulatory Matters (page 66)

The HSR Act prohibits us from completing the merger until we have furnished certain information and materials to the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission and the required waiting period has expired or been terminated. The parties filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on May 31, 2012. On July 2, 2012, we and SAP received a request for additional information from the U.S. Department of Justice in connection with its review of the merger. The merger is also subject to review by the governmental authorities of various other jurisdictions under the antitrust or competition laws of those jurisdictions. We have filed the appropriate notifications in each such jurisdiction and are pursuing the approval of the merger.

SAP’s obligations to consummate the merger are also contingent on receiving notice from CFIUS that it has concluded its review of the transactions contemplated by the merger agreement and has determined not to conduct an investigation, or if an investigation is deemed to be required, notification that the U.S. government will not take action to suspend or prevent the consummation of the transactions contemplated by the merger agreement, as described below under the heading “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 83 of this proxy statement. The parties received notification from CFIUS on July 12, 2012 that CFIUS will not conduct an investigation of the merger and that it has concluded action with respect to the transaction.

Appraisal Rights (page 59)

Record holders of our common stock as of the record date who do not vote in favor of the merger may elect to pursue their appraisal rights to receive the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the per share merger consideration for the common stock, but only if they comply with the procedures required under Delaware law. For a summary of these Delaware law procedures, see “The Merger—Appraisal Rights” beginning on page 59 of this proxy statement. An executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted “FOR” the adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the General Corporation Law of the State of Delaware, or “DGCL,” is included as Annex C to this proxy statement. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights. We encourage you to read these provisions carefully and in their entirety.

Any Ariba stockholder who wishes to exercise appraisal rights or who wishes to preserve his, her or its right to do so should review Annex C carefully and should consult his, her or its legal advisor, since failure to timely and fully comply with the procedures set forth therein will result in the loss of such rights.

MARKET PRICES AND DIVIDEND DATA

Our common stock is listed on The NASDAQ Global Select Market under the symbol “ARBA.” This table shows, for the periods indicated, the range of intraday high and low per share sales prices for our common stock as reported on The NASDAQ Global Select Market.

Three Months Ended:	High	Low
June 30, 2012	$45.48	$31.98
March 31, 2012	$33.44	$26.03

December 31, 2011	$34.93	$25.44
September 30, 2011	$37.14	$21.90
June 30, 2011	$35.84	$29.72
March 31, 2011	$34.85	$22.14

December 31, 2010	$24.47	$17.64
September 30, 2010	$19.35	$14.75
June 30, 2010	$17.89	$12.21
March 31, 2010	$13.99	$11.07

December 31, 2009	$13.27	$10.40

The following table sets forth the closing price per share of our common stock, as reported on The NASDAQ Global Select Market on May 21, 2012, the last full trading day before the public announcement of the merger, and on July 17, 2012, the latest practicable trading day before the printing of this proxy statement:

Common Stock Closing Price
May 21, 2012	$37.64
July 17, 2012	$44.49

You are encouraged to obtain current market quotations for our common stock in connection with voting your shares of common stock. If the merger is consummated, there will be no further market for our common stock and our common stock will be delisted from The NASDAQ Global Select Market and deregistered under the Exchange Act.

Dividends

We did not declare or pay any cash dividends on our common stock during the three most recent fiscal years. In the event that the merger is not consummated, we would expect to retain earnings, if any, to fund the development and growth of our business and would not anticipate paying cash dividends on our common stock in the foreseeable future. In such event, our payment of any future dividends would be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of our board of directors for use at the special meeting of stockholders or at any adjournment or postponement thereof.

Date, Time and Place

We will hold the special meeting at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Boulevard, Redwood City, California 94063, at 8:00 a.m., local time, on August 29, 2012.

Purpose of the Special Meeting

At the special meeting, we will ask the holders of our common stock to (i) adopt the Agreement and Plan of Merger, dated as of May 22, 2012, by and among SAP America, Inc., a Delaware corporation (“SAP”), Angel Expansion Corporation, a Delaware corporation and wholly-owned subsidiary of SAP (“merger sub”), and Ariba, as such agreement may be amended from time to time, (ii) approve, on a non-binding advisory basis, the compensation to be paid to Ariba’s named executive officers that is based on or otherwise relates to the merger, including the agreements and understandings with Ariba pursuant to which such compensation may be paid or become payable, which we refer to as the “compensation proposal,” and (iii) approve the adjournment of the special meeting to a later date, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the merger agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, which we refer to as the “adjournment proposal.”

Record Date; Shares Entitled to Vote; Quorum

Only holders of record of our common stock at the close of business on July 19, 2012, the record date, are entitled to notice of, and to vote at, the special meeting. On the record date, 98,225,012 shares of our common stock were issued and outstanding and held by approximately 860 holders of record. Holders of record of our common stock on the record date are entitled to one vote per share at the special meeting on each of the proposal to adopt the merger agreement, the compensation proposal and the adjournment proposal.

A quorum of stockholders is necessary to hold a valid stockholder meeting. Under our bylaws, a quorum is present at a meeting if the holders of a majority of the voting power of the shares of our common stock outstanding and entitled to vote generally in the election of directors are represented in person or by proxy at the meeting. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies if permitted by the merger agreement. For purposes of determining the presence of a quorum, abstentions will be counted as shares present. However, broker non-votes (where a broker or nominee does not exercise discretionary authority to vote on a matter), if any, will not be counted as shares present.

Vote Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the shares of our common stock entitled to vote on the merger agreement at the close of business on the record date. Adoption of the merger agreement is a condition to the closing of the merger.

Approval of the compensation proposal, on a non-binding advisory basis, requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on the compensation proposal at the special meeting and casting a vote for or against such matter, provided that a quorum is present.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on the adjournment proposal at the special meeting. In addition, pursuant to our bylaws the chairman of the special meeting has the authority to adjourn the special meeting without approval of the stockholders. In the event that a quorum is not present in person or represented by proxy on the adjournment proposal at the special meeting or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned by the chairman of the meeting to solicit additional proxies if permitted by the merger agreement.

Voting by Ariba Directors and Named Executive Officers

At the close of business on the record date, our directors and named executive officers and their affiliates owned and were entitled to vote 228,924 shares of our common stock, which represented approximately 0.23% of the shares of our outstanding common stock on that date. We expect that these directors and named executive officers will vote all of their shares of our common stock “FOR” adoption of the merger agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal.

Voting of Proxies

If your shares are registered in your name, you may cause your shares to be voted at the special meeting by returning a signed proxy card or voting in person at the meeting. Additionally, you may submit a proxy authorizing the voting of your shares via the Internet at www.proxyvote.com or by telephone by calling 1-800-690-6903. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy via the Internet or by telephone.

If your shares are registered in your name and you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to submit a proxy card even if you plan to attend the special meeting in person.

Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted “FOR” the adoption of the merger agreement, “FOR” the compensation proposal and “FOR” the adjournment proposal; provided, however, that no proxy that is specifically marked “AGAINST” the proposal to adopt the merger agreement will be voted “FOR” the compensation proposal or “FOR” the adjournment proposal unless it is specifically marked “FOR” the compensation proposal or “FOR” the adjournment proposal, respectively.

If your shares are held in “street name” through a brokerage firm, bank, trust or other nominee, you may provide voting instructions by completing and returning the voting form provided by your nominee or via the Internet or by telephone through your nominee, if such a service is provided. To provide voting instructions via the Internet or telephone, you should follow the instructions on the voting form provided by your nominee. If you plan to attend the special meeting, you will need a proxy from your nominee in order to be given a ballot to vote the shares. If you do not return your nominee’s voting form, provide voting instructions via the Internet or by telephone through your nominee or attend the special meeting and vote in person with a proxy from your nominee, it will have the same effect as if you voted “AGAINST” the adoption of the merger agreement, and will have no effect on the compensation proposal or the adjournment proposal.

Notwithstanding the above, for any shares of Ariba common stock you hold in the Ariba 401(k) Plan, if your voting instructions are not received by August 26, 2012, the trustee will vote your shares in the same proportion to the way the shares held by the other Ariba 401(k) Plan participants are voted, unless the plan administrator instructs the trustee to vote such shares in a different manner if the plan administrator determines such action is consistent with and/or required by its fiduciary obligations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA.”

Revocability of Proxies

Any proxy you give pursuant to this solicitation may be revoked by you at any time before it is voted. Proxies may be revoked as follows:

If you have sent a proxy directly to Ariba, you may revoke it by:

•

delivering a written revocation of the proxy or a later dated, signed proxy card, to our Corporate Secretary at our corporate offices located at Ariba, Inc., 910 Hermosa Court, Sunnyvale, California 94085, on or before the business day prior to the special meeting;

•	delivering a new, later dated proxy via the Internet or by telephone until the date set forth in the instructions for voting via the Internet or by telephone;

•	delivering a written revocation or a later dated, signed proxy card to us at the special meeting prior to the taking of the vote on the matters to be considered at the special meeting; or

•	attending the special meeting and voting in person.

If you have instructed a broker or nominee to vote your shares, you may revoke your proxy only by following the directions received from your broker or nominee to change those instructions.

Your attendance at the special meeting does not alone automatically revoke your proxy. If you have instructed your brokerage firm, bank, trust or other nominee how to vote your shares, the above-described options for revoking your proxy do not apply. Instead, you must follow the directions provided by your brokerage firm, bank, trust or other nominee to change your vote.

Board of Directors’ Recommendations

Our board of directors has unanimously approved the merger agreement and determined that the merger agreement and the merger are fair to and advisable and in the best interests of Ariba and its stockholders. Our board of directors unanimously recommends that Ariba stockholders (i) vote “FOR” the proposal to adopt the merger agreement, (ii) vote “FOR” the compensation proposal and (iii) vote “FOR” the adjournment proposal. See “The Merger—Recommendation of Ariba’s Board of Directors and Reasons for the Merger” beginning on page 32 of this proxy statement. Ariba stockholders should carefully read this proxy statement in its entirety for more detailed information concerning the merger agreement and the transactions contemplated by the merger agreement, including the merger. In addition, Ariba stockholders are directed to the merger agreement, which is attached as Annex A to this proxy statement.

Effect of Abstentions and Broker Non-Votes

Except as provided below for shares of Ariba common stock held in the Ariba 401(k) Plan, abstentions and shares not in attendance at the special meeting and not voted by proxy will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement. Abstentions and shares not in attendance at the special meeting and not voted by proxy will have no effect on the compensation proposal. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, but shares not in attendance at the special meeting and not voted by proxy will have no effect on the adjournment proposal. Because brokerage firms, banks, trusts or other nominees holding shares of Ariba common stock in “street name” may not vote your shares of Ariba common stock on the adoption of the merger agreement, the compensation proposal or the adjournment proposal unless you provide instructions on how to vote, your failure to provide instructions will result in your shares not being present at the meeting and not being voted on those proposals. It is very important that ALL of our stockholders vote their shares of Ariba common stock, so please promptly complete and return the enclosed proxy card.

For any shares of Ariba common stock held in the Ariba 401(k) Plan, if your voting instructions are not received by August 26, 2012, the plan trustee will vote your shares in the same proportion to the way the shares held by the other Ariba 401(k) Plan participants are voted, unless the plan administrator instructs the trustee to vote such shares in a different manner if the plan administrator determines such action is consistent with and/or required by its fiduciary obligations under ERISA.

Solicitation of Proxies

We are making and paying for this proxy solicitation. We have retained Innisfree M&A Incorporated to assist in the solicitation. We will pay Innisfree M&A Incorporated a fee of up to $30,000 plus a fee per phone call and reasonable out-of-pocket expenses for its assistance. We have also agreed to indemnify Innisfree M&A Incorporated against various liabilities and expenses that relate to or arise out of its solicitation of proxies. We may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

You should not send your stock certificates with your proxy card. A letter of transmittal with instructions for the surrender of your stock certificates, if any, will be mailed to our stockholders as soon as practicable after completion of the merger.

Stockholder List

A list of our stockholders entitled to vote at the special meeting will be available for examination by any Ariba stockholder at the special meeting. For 10 days prior to the special meeting, this stockholder list will be available for inspection by any stockholder for any purpose germane to the special meeting during ordinary business hours at our corporate offices located at Ariba, Inc., 910 Hermosa Court, Sunnyvale, California 94085.

THE COMPANIES

Ariba, Inc.

Ariba, Inc. was incorporated in Delaware in September 1996. Ariba is a leading provider of collaborative business commerce solutions for buying and selling goods and services. Ariba combines a leading software as a service, or “SaaS,” technology to optimize the complete commerce lifecycle and enables companies to discover, connect and collaborate with a global network of trading partners and expert capabilities to augment internal resources and skills, delivering everything needed to control costs, enhance operational efficiencies, minimize risk, improve profits and enhance cash flow, all in the Ariba® Commerce Cloud. Ariba is headquartered in Sunnyvale, California, with additional sales presences in North and South America, Europe, Asia/Pacific and Australia.

Ariba’s principal executive offices are located at 910 Hermosa Court, Sunnyvale, California 94085. Ariba’s website is located at http://www.ariba.com. Ariba common stock is listed on The NASDAQ Global Select Market under the symbol “ARBA.” Reference to our website in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. Additional information regarding Ariba is contained in our filings with the SEC. See “Where You Can Find More Information” beginning on page 95 of this proxy statement.

SAP AG

SAP AG is a stock corporation (Aktiengesellschaft) incorporated under the laws of the Federal Republic of Germany. SAP AG is one of the leading international providers of enterprise application software and, based on market capitalization, is the world’s third-largest independent software manufacturer. SAP AG and its subsidiaries have more than 183,000 customers in over 130 countries and employ more than 55,000 people. SAP AG’s principal business is selling licenses for software solutions and related services.

SAP AG’s principal executive offices are located at Dietmar-Hopp-Allee 16, 69190 Walldorf, Germany and its telephone number is +49-6227-7-47474. SAP AG’s common stock is listed on the NYSE under the symbol “SAP.”

SAP America, Inc.

SAP America, Inc. (“SAP”) is a Delaware corporation, an indirectly wholly-owned subsidiary of SAP AG and the principal U.S. operating subsidiary of SAP AG. SAP AG began operating in the United States in 1988 through SAP. SAP engages in regional operations, administration, marketing, sales, consulting, training, customer support and research and development.

SAP’s principal executive offices are located at 3999 West Chester Pike, Newtown Square, Pennsylvania 19073 and its telephone number is (610) 661-1000.

Angel Expansion Corporation

Angel Expansion Corporation (“merger sub”) is a Delaware corporation and wholly-owned subsidiary of SAP, that was organized solely for the purpose of entering into the merger agreement and completing the merger and the other transactions contemplated by the merger agreement. Merger sub has not conducted any business operations other than in connection with the transactions contemplated by the merger agreement. Upon consummation of the merger, merger sub will cease to exist, and Ariba will continue as the surviving corporation.

Merger sub’s principal executive offices are located at 3999 West Chester Pike, Newtown Square, Pennsylvania 19073 and its telephone number is (610) 661-1000.

THE MERGER

The following discussion describes material aspects of the merger. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that may be important to you. The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, which is attached as Annex A to this proxy statement and incorporated by reference into this proxy statement. We encourage you to read carefully this entire proxy statement, including the merger agreement, for a more complete understanding of the merger.

Background to the Merger

As part of the ongoing evaluation of our business and plans, our board of directors periodically considers a variety of alternatives to achieve our long-term strategic goals and enhance long-term stockholder value.

On December 1, 2011, at a regularly scheduled meeting of our board of directors, Robert Calderoni, our Chief Executive Officer, reviewed strategic developments in the SaaS industry and our business. Mr. Calderoni’s discussion highlighted consolidation in the SaaS industry and the potential strategic challenges we might face in the future. He also discussed with our board of directors proposed plans to begin a process of contacting key parties, including potential strategic partners, to better assess the changing strategic landscape in the SaaS industry and its potential impact on us.

On December 5, 2011, a representative of Morgan Stanley spoke by telephone with Mr. Calderoni to discuss strategic developments in the SaaS industry, including SAP AG’s acquisition of SuccessFactors, Inc., which we refer to as “SuccessFactors,” on December 3, 2011. Morgan Stanley has served as our long-time financial advisor and had also served as SuccessFactors’ financial advisor in its acquisition by SAP AG. During the call, Mr. Calderoni expressed interest in contacting potential strategic partners in the SaaS industry to better assess the changing strategic landscape and its potential impact on us.

On December 5, 2011, Mr. Calderoni emailed our board of directors regarding the SuccessFactors acquisition, the changing strategic landscape in the SaaS industry and its potential implications for us.

On December 6, 2011, a representative of Morgan Stanley met with a representative of Company A, a global information technology, hardware and software company, to discuss a variety of matters. During the meeting, the representative suggested that Company A consider learning more about us, given the growth of our network business and the changing strategic landscape in the SaaS industry.

On December 8, 2011, a representative of Company A contacted Mr. Calderoni to propose an in person meeting to discuss their respective businesses and developments in the software industry.

On December 15, 2011, Mr. Calderoni emailed our board of directors about recent acquisitions in the SaaS industry and the likelihood of additional consolidation in the SaaS space or affecting our business sector. Mr. Calderoni also identified potential strategic buyers of SaaS companies based on recent transactions. In addition, during the December timeframe, Mr. Calderoni also informally contacted certain of our directors, including Robert Knowling, our Lead Independent Director, and Richard Wallman, to discuss these matters.

On January 5, 2012, Mr. Calderoni met for dinner with a senior executive of Company A. They discussed their respective businesses and strategic developments in the software industry, including continued consolidation in the SaaS industry. The representative of Company A also suggested scheduling an in person meeting between representatives of the companies to enable Company A to better understand our business.

On January 10, 2012, Mr. Calderoni spoke with a representative of Morgan Stanley by telephone to request an introduction to Company B, a global information technology, hardware and software company, and on

January 16, 2012, a representative of Morgan Stanley made an introduction to a representative of Company B by email.

On January 12, 2012, Mr. Calderoni contacted a representative of Company C, a global information technology, hardware and software company, to arrange for a meeting to discuss strategic developments in the SaaS industry and better understand Company C’s strategic initiatives in the industry.

Also on January 12, 2012, a representative of Morgan Stanley spoke with Mr. Arlen Shenkman, SAP AG’s Head of Corporate Development, by telephone. During the call, the representative from Morgan Stanley suggested that SAP AG might consider learning more about our company, given the growth of our network business, the changing strategic landscape in the SaaS industry and SAP AG’s publicly announced focus on growing its SaaS business.

On January 15, 2012, a representative of Morgan Stanley introduced Mr. Calderoni to Mr. Shenkman by email.

On January 19, 2012, Mr. Calderoni spoke by telephone with senior executives of Company B regarding their respective businesses, as well as Company B’s strategic assessment of the cloud software space. Although the purpose of the call from Mr. Calderoni’s perspective was to assist him in understanding Company B’s strategic initiatives, during the call, a representative of Company B indicated to him that Company B was unlikely to consider acquiring large SaaS companies because they did not fit its financial profile for acquisitions.

Also on January 19, 2012, Mr. Calderoni emailed our board of directors to, among other things, advise our directors that he would provide an update on the changing strategic landscape at the upcoming January 28, 2012 board meeting. Also, during the January timeframe and through the execution of the merger agreement with SAP, Mr. Calderoni continued to informally contact individual directors at various times to provide an update and solicit their advice regarding discussions with potential strategic partners.

On January 26, 2012, a representative of Company A provided Morgan Stanley with a proposed mutual non-disclosure agreement to be entered into by us. The parties negotiated the agreement, and on January 26, 2012, we and Company A executed the confidentiality agreement.

On January 28, 2012, at a regularly scheduled meeting of our board of directors, Mr. Calderoni provided an update on both strategic developments in our industry, including SAP AG’s recently announced acquisition of SuccessFactors, and the contacts that he and Morgan Stanley had begun to make with potential strategic partners. Among other things, he updated our board of directors that he (i) was planning to meet with representatives of SAP AG, (ii) had met in person with a representative of Company A and planned to schedule a follow-on meeting with representatives of Company A and (iii) had spoken with a representative of Company B who had indicated that Company B was unlikely to consider acquiring large SaaS companies. During the meeting, our board of directors expressed support for Mr. Calderoni’s ongoing assessment of the strategic landscape and instructed, as part of such ongoing assessment, that he and members of our management should continue contacting and engaging in discussions with potential strategic partners.

On February 21, 2012, Mr. Calderoni and Tim Minahan, our Chief Marketing Officer, together with a representative of Morgan Stanley, met with representatives of Company A at Company A’s offices. Messrs. Calderoni and Minahan provided representatives of Company A with information about our business, including publicly disclosed actual results to date, fiscal 2012 public guidance and our previously disclosed fiscal 2012-2014 medium-term target model. At the end of the meeting, representatives of Company A indicated that they were impressed with our business and wanted to consult with their senior management regarding Company A’s potential strategic interest in us. No proposals or discussions regarding the specific terms of a potential acquisition were discussed at the meeting.

On February 21, 2012, Mr. Calderoni spoke by telephone with a representative of Company C regarding the SaaS industry, including the changing strategic landscape and Company C’s strategic objectives. Among other things, the representative advised Mr. Calderoni that Company C was in the process of defining its cloud software strategy and would be unlikely to consider a major strategic initiative in the SaaS industry at that time.

On March 5, 2012, Messrs. Calderoni and Minahan met in person with Bill McDermott, co-Chief Executive Officer of SAP AG, Mr. Shenkman and Dr. Chakib Bouhdary, Executive Vice President, Strategy and Business Development of SAP AG at SAP’s offices in Newtown Square, Pennsylvania. During the meeting, the parties engaged in preliminary discussions regarding their respective businesses and potential opportunities for a strategic collaboration. Messrs. Calderoni and Minahan provided SAP AG with information about our business, including publicly disclosed actual results to date, fiscal 2012 public guidance and our previously disclosed fiscal 2012-2014 medium-term target model. No proposals or discussions regarding the specific terms of a strategic collaboration or potential acquisition were discussed at the meeting.

On March 6, 2012, a representative of Morgan Stanley contacted a representative of Company D, a global software company, and Company E, a global information technology hardware and software company, to inquire if they were interested in learning more about our business. Both Company D and Company E advised Morgan Stanley that our business sector was not a strategic priority for them at the present time.

On March 9, 2012, representatives of Morgan Stanley contacted a representative of Company F, a leading software company, to inquire if Company F had an interest in learning more about our business. Company F advised Morgan Stanley that our business sector was not a strategic priority for it at the present time.

On March 12, 2012, representatives of Morgan Stanley spoke with Mr. Shenkman about the earlier meeting between SAP AG and us. Mr. Shenkman indicated that, based on the information shared by us, SAP AG may be more interested in considering a strategic collaboration with us, rather than an acquisition.

On March 21, 2012, at a regularly scheduled meeting of our board of directors, Mr. Calderoni provided an update on consolidation in the SaaS industry, including Oracle Corporation’s acquisition of Taleo Corporation, which we refer to as “Taleo,” on February 9, 2012. He also provided an overview of recent discussions that our management had engaged in with potential strategic partners, noting the February 21, 2012 meeting with representatives of Company A, the February 21, 2012 telephone call with a representative of Company C and the March 5, 2012 meeting with representatives of SAP AG. He noted that Company C had indicated it was in the process of defining its cloud strategy and was not likely to consider a major strategic initiative in the SaaS industry at the present time. During the meeting, our directors expressed support for Mr. Calderoni’s ongoing assessment of the strategic landscape and instructed Mr. Calderoni to continue contacting and engaging in discussions with potential strategic partners.

On March 25, 2012, Mr. Shenkman and Mr. Calderoni spoke by telephone. Mr. Shenkman told Mr. Calderoni that, based on SAP AG’s current assessment, SAP AG wanted to explore the possibility of acquiring us, rather than continuing discussions regarding a potential strategic collaboration. He also reviewed the steps that SAP AG would need to follow to evaluate a potential acquisition and prepare a formal proposal and indicated Mr. McDermott would call Mr. Calderoni to discuss these matters. Neither person proposed or discussed specific terms of a potential acquisition during the call.

On March 26, 2012, Mr. McDermott and Mr. Calderoni spoke by telephone. Mr. McDermott indicated SAP AG’s interest in exploring an acquisition of our company and reviewed the process SAP AG would undertake to evaluate the acquisition. He also advised Mr. Calderoni that SAP AG would be unlikely to participate in an auction or other broad sales process if it were to move forward due to the work required to evaluate and make a proposal to acquire us. At the conclusion of the call, Mr. McDermott proposed an in person meeting between representatives of SAP AG and our company. Neither person proposed or discussed specific terms of a potential acquisition during the call.

Later in the day on March 26, 2012, Mr. Calderoni and Matthew Zack, our head of Corporate Development and Human Resources, spoke by telephone with representatives of Morgan Stanley regarding SAP AG’s potential interest in acquiring us. After that call, Messrs. Calderoni, Zack and a representative of Morgan Stanley spoke with Mr. Shenkman about SAP AG’s evaluation process, including the scope of SAP AG’s due diligence investigation, a potential timeline and the need for us and SAP AG to enter into a confidentiality agreement.

Also on March 26, 2012, Mr. Zack sent Mr. Shenkman a draft of a mutual non-disclosure agreement. From March 26 to April 2, 2012, the parties negotiated the agreement. Jones Day, outside legal counsel to SAP AG in the transaction, and David Middler, our General Counsel, participated in the negotiations.

On March 27, 2012, at a meeting of our board of directors, Mr. Calderoni again discussed consolidation trends in the SaaS industry and reviewed recent discussions with potential strategic partners. He reviewed SAP AG’s potential interest in acquiring us, including that SAP AG would be unlikely to participate in an auction or other broad sales process and that SAP AG had proposed in person meetings. In addition, Mr. Calderoni reviewed the status of discussions with representatives of Company A. After discussion, our board of directors instructed Mr. Calderoni to continue his preliminary discussions with SAP AG, including the proposed in person meeting, and with Company A, including furnishing the requested information.

On March 28, 2012, Mr. Shenkman emailed Messrs. Calderoni, Middler and Zack to arrange an in person meeting between representatives of our company and SAP AG on April 3, 2012.

On or about March 29, 2012, in anticipation of meetings with potential strategic partners, our management prepared projections of our financial results for fiscal years 2012 through 2015, using certain optimistic assumptions, which we refer to as the “management high growth case.” These projections were based on significant acceleration of growth in both our software and network businesses and assumed no execution risk. These projections further ignored the potential impact of the changing market landscape, the significant cost and uncertainty of raising capital and assumed no increase in competitive pressure. See “The Merger —Financial Projections” beginning on page 44 of this proxy statement.

On March 30, 2012, a representative of Company A advised Mr. Calderoni by telephone that Company A was continuing to evaluate a possible acquisition of our company and proposed an in person meeting between representatives of Company A and us. The representative of Company A indicated that he would contact Mr. Calderoni to schedule the meeting.

On April 2, 2012, we and SAP AG executed a confidentiality agreement containing a mutual standstill provision preventing each party, subject to certain conditions, from engaging in certain transactions affecting the other party, such as purchasing the other party’s stock or assets.

On April 2, 2012, Mr. Calderoni emailed our directors to advise them of the scheduled meeting with SAP AG. Mr. Calderoni proposed that our board of directors meet later in the week so that he could report on the meeting and provide our board of directors with an opportunity to discuss and consider, with input from management and Morgan Stanley, information regarding the SaaS industry, strategic alternatives that may be available to us and a framework for valuing our company.

On April 3, 2012, representatives of our senior management team, including Mr. Calderoni, Mr. Minahan, Mr. Zack and Ahmed Rubaie, our Executive Vice President and Chief Financial Officer, along with representatives of Morgan Stanley, met with representatives of SAP AG, including Mr. Shenkman, Sethu Meenakshisundaram, SAP AG’s Deputy Chief Technology Officer and Head of Product Architecture and Strategy, Heinz Ulrich Roggenkemper, SAG AG’s Senior Vice President of Technology Strategy, Thomas Assmann, SAG AG’s Vice President of Corporate Finance, and Monty Grey, SAP AG’s Senior Director, Corporate Development, to discuss in detail our business. The discussion included a review of the management high growth case. After the meeting, Messrs. Calderoni and Zack went to dinner with Mr. Shenkman to discuss SAP AG’s potential acquisition of us.

On April 4, 2012, Mr. Calderoni and Mr. Shenkman spoke by telephone. Mr. Shenkman indicated that the prior day’s meetings went well and that SAP AG was working internally on next steps.

On April 5, 2012, at a meeting of our board of directors, Mr. Calderoni reported on the results of the meeting with SAP AG on April 3, 2012. Representatives of Morgan Stanley (i) reviewed the strategic landscape in the software industry and Morgan Stanley’s experience in the industry, (ii) provided a preliminary financial analysis of our company, (iii) reviewed potential strategic alternatives that might be available to us, (iv) identified other parties that might potentially be interested in a strategic transaction with us, (v) reviewed pros and cons associated with different processes, if our board of directors decided to consider a potential sale of the company, and (vi) discussed steps that we might take to prepare for the receipt of an indication of interest to be acquired. In its discussion, our board of directors considered on a preliminary basis (i) our short- and long-term business strategies, competitive landscape and market trends in the SaaS industry, (ii) potential alternatives for enhancing stockholder value, including continuing to operate on a standalone basis, which would likely include acquiring smaller SaaS companies, or alternatively, a sale of the company or other strategic transaction, and (iii) potential buyers and the potential advantages and disadvantages of contacting such potential buyers, including the need to disclose competitively sensitive information to actual or potential competitors, the risk of leaks and the risk that SAP AG might decide to not acquire us. Our board of directors concluded that the discussions with SAP AG and potential other buyers might result in a potentially attractive strategic alternative and should be further explored on a preliminary basis, but before any decisions were to be made with regard to any such strategic alternative, our board of directors, with the assistance of our management and financial and legal advisors, needed to further evaluate and consider our overall strategic prospects and alternatives.

Following this discussion, representatives of Morgan Stanley left the meeting. Our board of directors then discussed the retention of Morgan Stanley as our exclusive financial advisor in connection with a potential strategic transaction. Mr. Calderoni reviewed our relationship with Morgan Stanley, its in-depth knowledge about us and our industry sector, its reputation and the level of service it had provided in prior engagements, including our IPO and several subsequent acquisitions. He then reviewed steps taken to protect against potential conflicts arising in the future on the part of Morgan Stanley and the proposed terms and conditions of Morgan Stanley’s proposed engagement letter. After discussion, our board of directors approved the retention of Morgan Stanley as our exclusive financial advisor in the potential sale of our company. In order to facilitate timely input from our board of directors on potential strategic discussions, Mr. Calderoni also discussed the desirability of forming a transaction committee of our board of directors, which we refer to as the “transaction committee,” to assist management on an advisory basis as needed if we received an indication of interest to be acquired. No formal action was taken to form the committee at the meeting.

On April 9, 2012, Mr. Shenkman spoke by telephone with Mr. Calderoni and advised him that SAP AG planned to make a written non-binding indication of interest to acquire us for $38.50 per share.

On April 11, 2012, we formally retained Morgan Stanley to serve as our exclusive financial advisor in connection with a possible strategic transaction.

On April 11, 2012, representatives of Morgan Stanley contacted a representative of Company A to encourage it to complete its evaluation if it wanted to pursue an acquisition of us. In response, the representative of Company A indicated that he would seek to schedule an in person meeting the following week.

Later on April 11, 2012, SAP AG delivered a written, non-binding indication of interest in acquiring us for $38.50 per share in cash. The indication of interest indicated that the offer price represented a premium of 17.6% and 29.0% over the volume weighted average price, which we refer to as “VWAP,” of our common stock over the prior one and three month periods, respectively. The indication of interest was not subject to a financing condition, and indicated that SAP AG would seek the continuing commitment of certain unspecified employees and management of our company.

On April 11, 2012, Mr. Calderoni emailed our board of directors to advise it of SAP AG’s non-binding indication of interest.

On April 12, 2012, our board of directors held a meeting to discuss SAP AG’s indication of interest. Management, and representatives of Morgan Stanley and Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, which we refer to as “Gunderson Dettmer,” our long-time outside corporate counsel, attended the meeting. Gunderson Dettmer reviewed the fiduciary duties of our board of directors in connection with a potential sale of our company. Morgan Stanley (i) reviewed the terms and conditions of the non-binding indication of interest, (ii) discussed publicly available information concerning SAP AG’s key financial metrics, management and prior transactions, (iii) reviewed potential strategic alternatives that we might consider for enhancing stockholder value, (iv) reviewed the pros and cons of various process alternatives if our board of directors determined to consider a sale of our company, (v) identified other parties that might be interested in acquiring us and (vi) discussed the process that might be taken to evaluate strategic alternatives. Representatives of Morgan Stanley and Mr. Calderoni also reported on recent discussions with representatives of Company A and the status of scheduling a follow-on meeting with representatives of Company A, which our board of directors supported. Our board of directors then discussed other potential strategic partners, including those identified by Morgan Stanley, and the potential advantages and disadvantages of contacting them, including the need to disclose competitively sensitive information to actual or potential competitors, the risk of leaks and the risk that SAP AG might decide to not acquire us if we contacted other potential buyers. Our board of directors determined that Mr. Calderoni, with the assistance of Morgan Stanley, was currently engaging in discussions with the most likely potential strategic partners (Company A and SAP AG), other potential strategic partners (Companies B-F) had already advised that they were unlikely to consider acquiring us at the present time and other potential buyers considered by our board of directors appeared less likely to pursue an acquisition given their strategic priorities, recent acquisitions and/or ability to finance and undertake an acquisition of a company the size of our company.

Without representatives of Morgan Stanley present, our board of directors then discussed SAP AG’s non-binding indication of interest. Our board of directors determined that it was not likely to pursue discussions regarding a sale of the company for $38.50 per share after considering Morgan Stanley’s preliminary financial analysis of the indication of interest. Our board of directors also determined to undertake additional analysis of our strategic alternatives, including an evaluation of our business on a standalone basis, and directed our management to prepare a multi-year financial forecast based on assumptions similar to those used in preparing management’s annual projections in the ordinary course of business. We refer to this multi-year financial forecast as the “management base case.” Our board of directors also noted that SAP AG and any other potential strategic partner might want to enter into employment and/or retention agreements with members of our management and that it would need to review these arrangements. Our board of directors then established a transaction committee consisting of Mr. Calderoni and three non-employee directors, Robert Knowling, Robert Johnson and Richard Wallman. The transaction committee was formed to assist management, given its need to consult with our directors on an expedited basis during a potential sale process and not because any outside director had a conflict of interest with respect to a proposed sale of our company. Our board of directors instructed the transaction committee to provide updates to our board of directors and determined that any material decisions with respect to a strategic transaction would be made by our full board of directors. Our board of directors then instructed Mr. Calderoni to advise SAP AG that it was not likely to pursue a sale of our company at $38.50 per share but to continue discussions with SAP AG to determine if SAP AG would increase its offer price.

Also on April 12, 2012, following the meeting of our board of directors meeting, Mr. Calderoni emailed our board of directors to inform them that he had contacted Company A to schedule a follow-on meeting.

On April 13, 2012, Mr. Calderoni spoke by phone with Mr. McDermott and informed him that our board of directors had not completed its evaluation of SAP AG’s indication of interest of $38.50 per share, but he anticipated that our board of directors was not likely to pursue an indication of interest with SAP AG at that price level.

During April, Mr. Calderoni continued to informally contact individual members of our board of directors to solicit their advice on the status of discussions with potential strategic partners.

On April 16, 2012, at the direction of our board of directions, our management completed the preparation of our management base case financial projections, consisting of our financial projections for calendar years 2012 through 2015. See “The Merger—Financial Projections” beginning on page 44 of this proxy statement.

On April 17, 2012, members of our senior management team, including Messrs. Calderoni, Rubaie, Mr. Sanish Mondkar, our head of engineering, and Mr. Zack, along with representatives of Morgan Stanley, met with representatives of Company A to discuss our business in detail. Our financial review included the management high growth case.

On April 18, 2012, representatives of Morgan Stanley again contacted representatives of Company A to follow up on the in person meeting and again encourage Company A to act quickly if it wanted to acquire us. Company A responded that it was continuing its evaluation of our company.

On April 19, 2012, our board of directors held an in person meeting. At the meeting, Morgan Stanley summarized the recent discussions between our management and SAP AG and Company A and provided an updated preliminary valuation analysis of SAP AG’s indication of interest at $38.50 per share, noting that the valuation analysis incorporated the management base case and management high growth case forecasts. Representatives of Morgan Stanley also discussed, and responded to questions of our directors regarding, (i) strategic alternatives, including primarily continuing as a standalone company or considering a sale to a third party, (ii) a potential sale process, (iii) potentially interested buyers, as an update to its review at the April 5 and 12, 2012 meetings, and (iv) potential discussion points for continued discussions with third parties. Representatives of Gunderson Dettmer again reviewed the fiduciary duties of our directors in connection with a potential sale of our company. Our board of directors then discussed our short- and long-term business strategies, our competitive landscape and market trends in the SaaS industry, noting the factors discussed below under “—Recommendation of Ariba’s Board of Directors and Reasons for the Merger; Prospects in Remaining Independent” beginning on page 33. Our board of directors also discussed recent increases in our stock price. Mr. Calderoni noted that the stock price may have been favorably impacted by a recent customer conference and public speculation that we might be an acquisition candidate due to the acquisitions of other SaaS companies, including RightNow Technologies, Inc., SuccessFactors and Taleo, which had been reinforced by a recent analyst report. Our board of directors noted that the recent price increase might result in a lower premium to be received by our stockholders if we were sold. Representatives of Morgan Stanley observed that our common stock appeared to be trading at a relatively high price as compared to the value implied by the management base case.

Without representatives of Morgan Stanley and management (other than Mr. Calderoni) present, our board of directors then discussed whether it should consider selling our company rather than continuing to operate on a standalone basis. Our board of directors unanimously determined that it should consider selling our company if it could obtain a price that would reasonably be expected to provide more value to our stockholders than continuing as a standalone company in the current and anticipated industry environment. Our board of directors further determined that a price of $38.50 per share was not acceptable. Mr. Calderoni informed our board of directors that, in accordance with its previous instructions, he had advised Mr. McDermott that our board of directors was not likely to pursue an indication of interest of $38.50 per share and had asked SAP AG to increase its proposed price He also advised our board of directors that management was continuing to engage with representatives of Company A but that Company A had made no proposals regarding an acquisition of us. Our board of directors then discussed whether to contact other potential buyers besides SAP AG and Companies A-F. Our board of directors discussed, among other factors (i) the risk of leaks and competitive harm to our company from contacting other potential buyers, (ii) management’s ongoing discussions with SAP AG and Company A, the two most likely buyers, (iii) the fact that five other potential buyers (Companies B-F) had declined to pursue strategic discussions with us, (iv) input from Morgan Stanley and our management that they had not identified other potential buyers that appeared likely to pay a higher price, and (v) our board of directors’ ability to preserve its right to engage in discussions with and accept proposals from unsolicited interested parties, subject to paying a termination fee, in order to accept a superior proposal, even after it had entered into a definitive merger agreement.

On April 20, 2012, Mr. Calderoni spoke by telephone with Mr. Shenkman and advised him that our board of directors was not prepared to sell the company at $38.50 per share and asked SAP AG to increase its proposed price. Later that same day, Mr. Calderoni spoke by telephone with Mr. McDermott to discuss our board of directors’ position. Mr. McDermott asked what price might be acceptable to our board of directors but Mr. Calderoni did not provide this guidance.

Also on April 20, 2012, representatives of Morgan Stanley spoke with Mr. Shenkman by telephone and advised him that our board of directors was prepared to consider a sale of our company, but that our board of directors would only consider a price that was significantly higher than $38.50 per share. Later in the day on April 20, 2012, representatives of Morgan Stanley spoke with a representative of Company A to encourage Company A to act quickly if it wanted to consider acquiring us.

On April 21, 2012, Mr. Calderoni and Mr. McDermott met in New York at a social event and acknowledged, but did not discuss the specific terms of, a potential acquisition of us by SAP AG.

On April 23, 2012, representatives from Company A requested additional diligence information from Morgan Stanley. Morgan Stanley worked with us to collect and provide the requested information and participated in a call with representatives of Company A later that week to address the diligence questions.

On April 23, 2012, Mr. Shenkman contacted Mr. Calderoni by telephone to notify him that SAP AG would be delivering an updated indication of interest to acquire us at $41.00 per share.

On April 24, 2012, SAP AG delivered a written, non-binding indication of interest to acquire us for $41.00 per share. The letter indicated that the offer price represented a premium of 20.3% and 32.3% over the one month and three month VWAPs of Ariba common stock, respectively. Representatives of J.P. Morgan Securities, LLC, which we refer to as “J.P. Morgan,” SAP AG’s financial advisor, contacted representatives of Morgan Stanley later that day to discuss the revised indication of interest.

On April 25, 2012 the transaction committee met to consider SAP AG’s revised indication of interest. Mr. Calderoni reviewed the terms of the indication of interest at $41.00 per share and provided an update on the status of discussions with Company A, noting that we had provided responsive diligence information to Company A. Representatives of Morgan Stanley then provided a preliminary financial analysis of the indication of interest, including a comparison of the potential value of our company based on the management base case and management high growth case projections.

The transaction committee then discussed whether $41.00 per share placed a value on us that would likely exceed the potential value that could be achieved if we were to continue to operate as a standalone company under a variety of scenarios, particularly in light of potential execution risks, potential consolidation in the SaaS industry and potential strategic challenges we might face in the future. The transaction committee also discussed that the then current price of our stock likely reflected a premium resulting from recent publicly discussed merger and acquisition speculation. Representatives of Morgan Stanley also provided an update on ongoing discussions with representatives of Company A, noting the April 17, 2012 meeting with Company A and that our representatives had been responding to information requests from representatives of Company A. Following a detailed discussion and consultation with our financial and legal advisors, the transaction committee determined to recommend to our board of directors that it not approve a transaction with SAP AG at $41.00 per share. The transaction committee further determined that if SAP AG would improve its offer, the transaction committee would recommend to our board of directors that it support a sale of our company to SAP AG at a price of $45.00 per share, which it believed would be reasonably likely to provide more value to our stockholders than alternative scenarios, including another strategic alternative or continuing as a standalone company. In reaching its determination, the transaction committee noted that some valuation analyses might support a higher price under the management high growth case, but determined that there was significant risk of not achieving the management high growth case because those projections were based on certain optimistic assumptions, including (i) significant acceleration of growth in both our software and network businesses (ii) no execution risk and (iii) no potential impact from the changing market landscape, the significant cost and uncertainty of raising capital or the increase in competitive pressure. See “The Merger—Financial Projections” beginning on page 44 of this proxy statement. The transaction committee next discussed the costs and benefits of contractually agreeing with SAP AG, if requested, that we would negotiate an acquisition transaction exclusively with SAP AG for a specified period of time. The transaction committee determined to recommend to our board of directors that it might be appropriate to grant an exclusive negotiating period to SAP AG to induce SAP AG to conduct diligence and negotiate a definitive agreement, even though we would not be able engage in further discussions with other potential strategic partners during the exclusivity period. The transaction committee noted that a request for exclusive negotiations is often made by acquirors in these types of transactions and that it should be anticipated in this situation. The transaction committee then directed management to advise SAP AG that our board of directors would likely pursue an indication of interest of $45.00 per share and support a short exclusivity period. The transaction committee also directed management to continue providing Company A with additional requested due diligence materials and to emphasize to Company A the need to act quickly if it wanted to make a proposal to acquire us.

Also on April 25, 2012, Messrs. Calderoni and Mondkar met with Mr. Shenkman, Mr. Meenakshisundaram and Vishal Sikka, SAP AG’s Chief Technology Officer at Jones Day’s offices to discuss our business and the potential synergies that SAP AG might realize upon an acquisition of us.

On April 26, 2012, in response to a request by Company A, our representatives and representatives of Company A met by telephone to discuss due diligence matters resulting from its evaluation of our company.

On April 26, 2012, we held our regularly scheduled earnings release call for the quarter ended March 31, 2012. During the call, we disclosed results for the quarter that were generally above our previously announced outlook for the quarter and raised our guidance for the remainder of our fiscal year ending September 30, 2012.

On April 27, 2012, after soliciting input from representatives of Morgan Stanley, Mr. Calderoni spoke to Mr. McDermott by telephone to advise him that that our board of directors would not support a sale of our company at $41.00 per share, but that it would likely accept a price of $45.00 per share. Mr. McDermott responded that he would have to consult with SAP AG’s Executive Board before responding. Mr. McDermott also indicated SAP AG would increase its price only if we would commit to an exclusive negotiating period with SAP AG. Also on April 27, 2012, representatives of Morgan Stanley spoke with Mr. Shenkman regarding our transaction committee’s response to SAP AG’s indication of interest at $41.00 per share and next steps if the parties were to reach an agreement on price, including (i) SAP AG’s request for an exclusivity agreement, (ii) SAP AG’s required due diligence review, (iii) a timeline and work plan and (iv) a potential transaction structure.

Later on April 27, 2012, our board of directors met. Mr. Calderoni advised our board of directors of his discussion with Mr. McDermott earlier in the day and provided an update regarding recent discussions with Company A, noting that management and representatives of Morgan Stanley had on several occasions encouraged Company A to act quickly if it was interested in acquiring us. Our board of directors also discussed the increase in our stock price during the day, which rose approximately $4.00 to close at $39.35 per share. Our management and representatives of Morgan Stanley advised our board of directors that the increase appeared to be attributable to a favorable market reaction to the prior day’s earnings release call. They noted that the increase was greater than prior market reactions to favorable earnings announcements and, as a result, may also reflect recent public discussion about consolidation in the SaaS industry.

Also on April 27, 2012, representatives of Jones Day spoke with representatives of Gunderson Dettmer to discuss the potential terms of an exclusive negotiating period as well as our non-public information that SAP AG would like to review.

On April 30, 2012, Mr. Shenkman contacted Mr. Calderoni to advise him that the SAP AG Executive Board would be meeting the next day to consider increasing SAP’s offer to $45.00 per share. On May 1, 2012, the SAP AG Executive Board met and authorized SAP AG management to increase SAP AG’s indication of interest in acquiring us to $45.00 per share. Later in the day, Mr. Shenkman called Mr. Calderoni to communicate the revised indication of interest and indicate that SAP AG would require a 20-day exclusivity period to conduct confirmatory due diligence.

On May 2, 2012, SAP AG delivered a third written, non-binding indication of interest in acquiring us at a price of $45.00 per share, which we refer to as the “Offer Price,” representing a premium of 37.6% to the closing price of our stock on April 10, 2012, the day before SAP AG’s initial indication of interest, and an implied enterprise value of approximately 7.9 times our calendar year 2012 management base case revenues. The indication of interest provided that SAP AG would require us to agree to an exclusive negotiating period until May 23, 2012 before SAP AG would proceed with its due diligence review and negotiation of definitive transaction agreements. Also on May 2, 2012, Jones Day delivered an initial draft of an exclusivity agreement providing for an exclusive negotiating period through May 23, 2012 to Gunderson Dettmer. On May 2 and 3, 2012, Jones Day and Gunderson Dettmer negotiated the exclusivity agreement.

On May 3, 2012, our board of directors met to consider SAP AG’s revised indication of interest. Representatives of Morgan Stanley reviewed the terms and conditions of the indication of interest, including the proposed exclusivity period, and provided an updated financial analysis of the indication of interest. Representatives of our management provided an update on discussions with representatives of Company A regarding its interest in acquiring us and representatives of Gunderson Dettmer provided a preliminary assessment of regulatory requirements that would apply to the proposed sale of our company to SAP AG, that had been prepared by our regulatory counsel. Following a discussion, our board of directors determined that it would be in the best interests of our stockholders to continue discussions with SAP AG on the basis of the Offer Price and to grant SAP AG a contractually binding exclusivity period for the purposes of conducting confirmatory due diligence through May 23, 2012. With input from our transaction committee, our board of directors also determined that the proposed exclusivity period was reasonable in order to induce SAP AG to engage in confirmatory diligence and negotiate a definitive acquisition agreement.

On May 3, 2012 after our board of directors meeting, a representative of Company A contacted Morgan Stanley to indicate that Company A was not prepared to consider a potential acquisition of our company at the present time based on our current valuation.

On May 3, 2012, SAP AG and we executed a final version of the exclusivity agreement, providing for an exclusive negotiation period until May 23, 2012.

On May 6, 2012, representatives of Jones Day delivered an initial draft of a merger agreement to us and representatives of Gunderson Dettmer.

On May 8, 2012, representatives of Gunderson Dettmer reviewed the terms of the initial draft of the merger agreement with our management, including the proposed scope and possible changes to the requested representations, warranties and covenants, the certainty provided by the conditions to SAP AG’s obligation to complete the acquisition, the flexibility provided to our board of directors to respond to and ultimately accept a superior acquisition proposal or change its recommendation of the merger and the size of the 4.5% termination fee proposed by SAP AG to be payable by us under certain circumstances, including upon termination of the merger agreement after our board of directors accepts a superior proposal, changes its recommendation of the merger or fails to reaffirm its recommendation of the merger and its potential deterrent effect on competing bidders.

On May 9, 2012, representatives of Gunderson Dettmer delivered a revised draft of the merger agreement to representatives of Jones Day.

On May 10, 2012, representatives of SAP AG, JP Morgan and Jones Day met in person with representatives of our company, Morgan Stanley and Gunderson Dettmer to continue to negotiate the terms and conditions of the merger agreement. On May 12, 2012, representatives of Jones Day delivered a revised draft of the merger agreement to representatives of SAP AG, J.P. Morgan, our company, Morgan Stanley and Gunderson Dettmer.

From May 12 to 22, 2012, representatives of our company and SAP AG, assisted by their respective legal and financial advisors, engaged in continued negotiations and exchanged additional drafts of the merger agreement. During these discussions, we and SAP AG agreed to reduce the proposed breakup from 4.5% to 3.3% of equity value, modify the material adverse effect definition to provide enhanced deal certainty for us, modify the non-solicitation clause to provide increased flexibility for our board of directors to discharge its fiduciary duties in connection with a change in control of our company, including its ability to respond to competing acquisition proposals, and modify the parties covenants and conditions to closing to provide us with greater certainty that the merger would be completed and greater flexibility to operate our business during the pendency of the merger.

On May 16, 2012, at a meeting of the transaction committee, Mr. Calderoni provided an update regarding ongoing discussions with SAP AG, including the status of SAP AG’s due diligence review, key open issues in the merger agreement negotiations and various personnel and operational matters relating to the transaction. Representatives of Gunderson Dettmer also reviewed the proposed terms and conditions of the merger agreement and provided an analysis of regulatory requirements that would apply to the merger and merger agreement that had been prepared by our regulatory counsel.

Immediately afterwards on May 16, 2012, the compensation committee of our board of directors met and approved modifying certain compensation arrangements applicable to executive officers in order to provide appropriate retention incentives if we enter into an agreement to be acquired in fiscal year 2012, without regard to the date on which, or whether, the acquisition closes. See “The Merger—Interests of Ariba’s Directors and Named Executive Officers in the Merger” beginning on page 46 of this proxy statement.

On May 17 and 18, 2012, representatives of our company and SAP AG met at SAP AG’s offices in Newtown Square, Pennsylvania to discuss various personnel and communications matters relating to the proposed acquisition of our company by SAP AG.

On May 21, 2012, our board of directors met to consider the proposed merger with SAP AG. Representatives of Gunderson Dettmer (i) reviewed the proposed terms and conditions of the merger agreement and provided an analysis of regulatory requirements that would apply to the merger that had been prepared by our regulatory counsel, (ii) summarized the compensation and severance benefits that are or may be payable to members of Ariba’s management in connection with the proposed sale of Ariba, as described in “The Merger— Interests of Ariba’s Directors and Named Executive Officers in the Merger” beginning on page 46 of this proxy statement, (iii) noted that the merger agreement does not provide for officers or employees of Ariba to enter into employment, retention or severance agreements with SAP AG or any of its affiliates and (iv) reviewed Mr. Calderoni’s potential role at SAP AG following the merger. Representatives of Morgan Stanley then presented an updated financial analysis and rendered to our board of directors its oral opinion, subsequently confirmed in writing, that, as of May 21, 2012, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the consideration to be received by the holders of shares of our common stock (other than the holders of certain excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders (the full text of the written opinion of Morgan Stanley, dated as of May 21, 2012, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety. See also “The Merger—Opinion of Ariba’s Financial Advisor” beginning on page 36 of this proxy statement.

Throughout the meeting, our board of directors asked numerous questions of management and representatives of Gunderson Dettmer and Morgan Stanley and discussed the advantages and risks of the proposed transaction, including those described in “The Merger—Recommendation of Ariba’s Board of Directors and Reasons for the Merger” beginning on page 32 of this proxy statement. Following this discussion, our board of directors unanimously resolved to approve the merger agreement and the related matters and resolved to recommend that our stockholders adopt the merger agreement, which is attached hereto as Annex A.

On May 22, 2012, our board of directors met to review and discuss revised terms of the merger agreement sent to them after the May 21, 2012 board meeting. Following such review and discussion, our board of directors reaffirmed its resolutions adopted on May 21, 2012 and authorized and directed management to enter into the merger agreement on behalf of our company.

Later on May 22, 2012, SAP AG’s Supervisory Board approved the acquisition of our company as contemplated by the merger agreement.

Later in the day on May 22, 2012, we, SAP and merger sub executed the merger agreement and, SAP executed the merger agreement for purposes of guaranteeing the obligations of SAP and merger sub under the merger agreement. Also on May 22, 2012, SAP AG and we issued a joint press release announcing the signing of the merger agreement, following a temporary halt of trading of our common stock on The NASDAQ Global Market.

Recommendation of Ariba’s Board of Directors and Reasons for the Merger

At a meeting of our board of directors on May 21, 2012, our board of directors unanimously determined that the merger agreement and the merger are fair to and advisable and in the best interests of Ariba and its stockholders. Accordingly, our board of directors unanimously approved and declared advisable the merger agreement. Our board of directors unanimously recommends that you vote (i) “FOR” the adoption of the merger agreement, (ii) “FOR” the compensation proposal and (iii) “FOR” the adjournment proposal.

In the course of reaching its decision to approve the merger agreement, to declare that the merger agreement and the merger are fair to and advisable and in the best interests of Ariba and our stockholders and to recommend that our stockholders vote to adopt the merger agreement, our board of directors consulted with our senior management and our financial advisor, Morgan Stanley. Our board of directors also consulted with outside legal counsel regarding its fiduciary duties and the terms of the merger agreement and related matters. The following discussion includes the material reasons and factors considered by our board of directors in making its recommendation, but is not, and is not intended to be, exhaustive.

Factors considered by our board of directors weighing in favor of the merger included:

Merger Consideration. Our board of directors considered the following with respect to the merger consideration to be received by our stockholders:

•

that our stockholders will be entitled to receive merger consideration of $45.00 per share in cash upon the closing of the merger, providing liquidity and certainty of value as compared to the uncertain future long-term value to stockholders that might or might not be realized if we remained an independent public company;

•

the fact that the $45.00 per share value of the cash merger consideration represents approximately 7.9 times the management base case projected revenue for calendar year 2012 and approximately 54.5 times the management base case projected free cash flow for calendar year 2012;

•

the fact that the $45.00 per share value of the cash merger consideration represents a 38.4% and 22.6% premium, respectively, over the average closing price of our common stock on The NASDAQ Global Select Market over the 90 and 30 trading day periods ending on May 18, 2012 (the last trading day prior to our board of directors’ approval of the merger agreement) and represents a 24.7% premium over the closing price of our common stock on The NASDAQ Global Select Market on May 18, 2012, and the levels of those premiums as compared to the premiums in other comparable merger transactions;

•

the then-current financial market conditions and the recent and historical market prices of our common stock, including the market price performance of our common stock relative to those of other industry participants over the last 12 months. See “Market Prices and Dividend Data” beginning on page 15 of this proxy statement for information about our common stock prices since December 31, 2009;

•	its belief, based on discussions and negotiations by Ariba’s management and advisors with SAP AG, that $45.00 per share was the highest price SAP AG would be willing to pay; and

•

its belief, including after taking into account discussions with our management and financial advisors that it was unlikely that any other party would be willing to pay more than $45.00 per share in cash.

Solicitation of Interest. Our board of directors considered the fact that prior to entering into an exclusivity agreement with SAP AG, our board of directors, with the assistance of Morgan Stanley, considered other potential acquirers and solicited interest from other parties that might be potentially interested in a business combination with us, and that none of the parties contacted made any proposals with respect to an acquisition of Ariba or otherwise indicated an interest in paying as much as $45.00 per share to acquire Ariba.

Prospects in Remaining Independent. Our board of directors considered the possibility of continuing to operate Ariba as an independent public company, including the risks and uncertainties of remaining an independent public company. In considering the alternative of pursuing growth as an independent public company, our board of directors considered the following factors:

•

the need to successfully develop and introduce new or enhanced collaborative business commerce solutions, increase the deployment of our network solutions with existing and new customers and expand our customer base and geographic scope of operations in order to achieve our short- and long-term operating plans, which would likely include acquiring smaller SaaS companies;

•	the risks associated with the need to expand our solution offerings, customer base and geographic scope of operations;

•

the fact that even if we achieve our operating objectives, which contemplate significantly improved financial performance, there is no assurance that the implied present value of our stock price would exceed the price offered by SAP, particularly given the attractive market valuations of SaaS companies at the present time;

•	the potentially adverse impact on our business of continued consolidation in the SaaS industry and the resulting strategic challenges we may face; and

•

the potential for increased competition, particularly from larger competitors such as Oracle and IBM, that have greater financial resources, larger sales forces and the ability to bundle services which compete with ours with their other product and service offerings, and from smaller companies that offer solutions similar to ours at a lower cost.

Potential Alternative Acquisition by SAP. Our board of directors considered the possibility that, if we were not to combine with SAP at this time, SAP may acquire another company in the industry and, in such event, there would be less likelihood that SAP or another potential buyer would be an interested acquirer of us in the future.

Opinion of Morgan Stanley. Morgan Stanley’s oral opinion, subsequently confirmed in writing, that as of May 21, 2012, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in its written opinion, the consideration to be received by the holders of shares of our common stock (other than the holders of certain excluded shares) pursuant to the merger agreement was fair from a financial point of view to such holders. (The full text of the written opinion of Morgan Stanley, dated as of May 21, 2012, is attached as Annex B to this proxy statement and is incorporated by reference in this proxy statement in its entirety.) See also “—Opinion of Ariba’s Financial Advisor” beginning on page 36 of this proxy statement.

Financial Forecasts. Our board of directors considered the financial forecasts prepared by our management and summarized below under “—Financial Projections” beginning on page 44 of this proxy statement, including the management base case projections and management high growth case projections discussed under such heading. These financial forecasts were also provided to Morgan Stanley for purposes of the opinion described in the preceding paragraph.

Terms of the Merger Agreement. Our board of directors considered the terms and conditions of the merger agreement and the course of negotiations thereof, including:

•

the structure of the transaction as a merger, requiring approval by our stockholders, which would provide a period of time prior to the closing of the merger during which an unsolicited superior proposal could be made;

•

our ability, under certain circumstances, to furnish information to and conduct negotiations with a third party, if our board of directors determines in good faith that the third party has made an acquisition proposal that is, or could reasonably be expected to lead to, a superior proposal (as such term is defined in the merger agreement);

•

the ability of our board of directors, subject to compliance with the terms and conditions of the merger agreement, to withdraw or modify its recommendation that Ariba’s stockholders vote in favor of adopting the merger agreement under certain circumstances in response to its receipt of a superior proposal, as long as Ariba has complied with the notice and other requirements described under “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals; Board Recommendation” beginning on page 78 of this proxy statement and SAP’s corresponding right to terminate the merger agreement and be paid a fee of $150.0 million by us;

•

the ability of our board of directors, subject to compliance with the terms and conditions of the merger agreement, to change or publicly propose to change, in a manner adverse to SAP, its recommendation regarding adoption of the merger agreement, under certain circumstances in response to an intervening event (as such term is defined in the merger agreement) as long as Ariba has complied with the notice and other requirements described under “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals; Board Recommendation” beginning on page 78 of this proxy statement and SAP’s corresponding right to terminate the merger agreement and be paid a fee of $150.0 million by us;

•

the ability of our board of directors, subject to compliance with the terms and conditions of the merger agreement, to consider, and under certain conditions, to accept, an unsolicited superior proposal in order to comply with our board of directors’ fiduciary duties under applicable law, and Ariba’s corresponding right to terminate the merger agreement upon the payment of a termination fee of $150.0 million to SAP in order to enter into a definitive agreement providing for a superior proposal, as long as Ariba has complied with the notice and other requirements described under “The Merger Agreement—Covenants—No Solicitation of Acquisition Proposals; Board Recommendation” beginning on page 78 of this proxy statement;

•	the sufficient operating flexibility for Ariba to conduct its business in the ordinary course between the execution of the merger agreement and consummation of the merger;

•

the belief of our board of directors that, based upon information provided by Ariba’s financial advisor and legal counsel, the termination fee of $150.0 million would not preclude or substantially impede a possible superior proposal;

•	the conditions to SAP’s obligation to complete the merger, including the absence of a financing condition and the absence of a need for a vote of SAP’s stockholders; and

•	that Ariba’s stockholders will be entitled to appraisal rights under Delaware law.

In the course of its deliberations, our board of directors also considered a variety of risks and factors weighing against the merger, including:

Risks of Announcement and Closing. Our board of directors considered:

•

the risks and contingencies related to the announcement and pendency of the merger, including the impact on our employees and our relationships with existing and prospective customers, suppliers and business partners, as well as other third parties;

•	the conditions to SAP’s obligation to complete the merger and the right of SAP to terminate the merger agreement under certain specified circumstances;

•

the risks of a delay in receiving, or a failure to receive, the necessary antitrust approvals and clearances to complete the merger and the notification from the Committee on Foreign Investment in the United States, which we refer to as “CFIUS,” either that it will not conduct an investigation of the merger or that the U.S. government will not suspend or prohibit the completion of the merger; and

•

the risks and costs to Ariba if the merger is not completed, including the diversion of management and employee attention, potential employee attrition, the potential impact on our stock price and the effect on our business relationships.

Limitations on Ariba’s Business. Our board of directors considered the potential limitations on our pursuit of business opportunities due to pre-closing covenants in the merger agreement whereby we agreed that it will carry on its business in the ordinary course of business consistent with past practice and, subject to specified exceptions, will not take certain actions related to the conduct of its business without the prior written consent of SAP.

Cash Transaction. Our board of directors considered that the merger consideration is cash and, as a result, our stockholders will forego any potential future increase in our value that might result from our possible growth, even if our business performed at or above the levels projected by our management in the management high growth case, and that gains realized as a result of the merger generally will be taxable to our stockholders.

Stockholder Vote. Our board of directors considered the requirement under the merger agreement that Ariba submit the proposal to adopt the merger agreement to our stockholders even if our board of directors withdraws its recommendation to our stockholders to adopt the merger agreement.

Termination Fee and Other Alternative Acquirers. Our board of directors considered the possibility that the $150.0 million termination fee payable to SAP under the circumstances set forth in the merger agreement might discourage a competing proposal to acquire Ariba or reduce the price of any such proposal.

Interests of Directors and Officers. Our board of directors considered the interests that certain of our directors and named executive officers may have with respect to the merger in addition to their interests as Ariba stockholders generally, as described in “—Interests of Ariba’s Directors and Named Executive Officers in the Merger” beginning on page 46 of this proxy statement.

The foregoing discussion is not intended to be exhaustive, but we believe it addresses the material information and principal factors considered by our board of directors in its consideration of the merger.

In light of the variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination, and individual directors may have given different weight to different factors. In addition, our board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered. Instead, our board of directors conducted an overall analysis of the factors and reasons described above and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the merger agreement and accordingly recommends that our stockholders vote “FOR” the adoption of the merger agreement.

Opinion of Ariba’s Financial Advisor

Our board of directors retained Morgan Stanley to provide it with financial advisory services and render a financial opinion in connection with a possible merger, sale or other strategic business combination. Our board of directors selected Morgan Stanley to act as our financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in our industry, and its knowledge of our business and affairs. At the meeting of our board of directors on May 21, 2012, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of May 21, 2012, and based upon and subject to the various assumptions, procedures, factors, qualifications and limitations set forth in the written opinion, the $45.00 per share in cash to be received by the holders of shares of Ariba common stock (other than the holders of shares (i) held in treasury, (ii) held by any subsidiary directly or indirectly wholly-owned by us, (iii) held by SAP, merger sub, or any of their respective direct or indirect wholly-owned subsidiaries, or (iv) as to which appraisal rights have been perfected, all of which we refer to as “excluded shares”) pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Morgan Stanley, dated as of May 21, 2012, is attached as Annex B to this proxy statement. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the opinion carefully and in its entirety. Morgan Stanley’s opinion is directed to our board of directors and addresses only the fairness from a financial point of view of the consideration to be received by the holders of shares of Ariba common stock (other than the holders of the excluded shares) pursuant to the merger agreement as of the date of the opinion. It does not constitute a recommendation to any holder of Ariba common stock as to how to vote at any stockholders’ meeting held in connection with the merger or whether to take any other action with respect to the merger. The summary of the opinion of Morgan Stanley set forth below is qualified in its entirety by reference to the full text of the opinion.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of our company;

•	reviewed certain internal financial statements and other financial and operating data concerning our company;

•	reviewed certain financial projections prepared by our management;

•	discussed our past and current operations and financial condition and our prospects with our senior executives;

•	reviewed the reported prices and trading activity for Ariba common stock;

•	compared our financial performance and the prices and trading activity of Ariba common stock with that of certain other publicly-traded companies comparable with our company and our securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	participated in discussions and negotiations among representatives of our company, SAP, SAP AG and their legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses and reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to Morgan Stanley by us and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of our management of the future financial performance of Ariba. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any material waiver, amendment or delay of any terms or conditions, and that the definitive merger agreement would not differ in any material respect from the final draft furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Ariba and our legal counsel, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of our officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Ariba common stock in the transaction (other than the holders of the excluded shares). Morgan Stanley did not make any independent valuation or appraisal of our assets or liabilities, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, May 21, 2012. Events occurring after May 21, 2012 may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

The following is a summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated May 21, 2012. The following summary is not a complete description of Morgan Stanley’s opinion or the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses. The various analyses summarized below were based on the closing price of $36.10 per share of Ariba common stock as of May 18, 2012, the last full trading day prior to the meeting of our board of directors on May 21, 2012 to consider and approve, adopt and authorize the merger agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Trading Range Analysis

Morgan Stanley performed a trading range analysis with respect to the historical share prices of Ariba common stock. Morgan Stanley reviewed the range of closing prices of Ariba common stock for various periods ending on May 18, 2012. Morgan Stanley observed the following:

Period Ending May 18, 2012	Range of Closing Prices
Last 3 Months	$28.67 – 39.70
Last 6 Months	$26.54 – 39.70
Last 12 Months	$22.12 – 39.70
Last 24 Months	$13.21 – 39.70

Morgan Stanley observed that Ariba common stock closed at $36.10 on May 18, 2012. Morgan Stanley noted that the consideration per share of Ariba common stock of $45.00 pursuant to the merger agreement reflected a 22.6% premium to the average closing price per share of Ariba common stock for the 30 days prior to and including May 18, 2012, and a 38.4% premium to the average closing price per share of Ariba common stock for the 90 days prior to and including May 18, 2012.

Equity Research Analysts’ Price Targets

Morgan Stanley reviewed and analyzed future public market trading price targets for Ariba common stock prepared and published by equity research analysts prior to May 18, 2012. These one year forward targets reflected each analyst’s estimate of the future public market trading price of Ariba common stock and are not discounted to reflect present values. The range of undiscounted analyst price targets for Ariba common stock was $34.00 to $50.00 per share as of May 18, 2012, and Morgan Stanley noted that the median undiscounted analyst price target was $40.00 per share, while the 25th and 75th percentile undiscounted analyst price targets were $39.25 and $41.50, respectively. The range of analyst price targets per share for Ariba common stock discounted at 10.9% to reflect our cost of equity was $30.67 to $45.10 per share as of May 18, 2012, and Morgan Stanley noted that the median discounted analyst price target was $36.08 per share, while the 25th and 75th percentile discounted analyst price targets were $35.40 and $37.43, respectively.

Morgan Stanley noted that the consideration to be received by holders of shares of Ariba common stock pursuant to the merger agreement is $45.00 per share.

The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Ariba common stock and these estimates are subject to uncertainties, including the future financial performance of Ariba and future financial market conditions.

Public Trading Comparables Analysis

Morgan Stanley performed a public trading comparables analysis, which attempts to provide an implied value of a company by comparing it to similar companies that are publicly traded. Morgan Stanley compared certain of our financial information with equivalent publicly available consensus estimates for companies that share similar business characteristics such as those that provide software as a service or those that have certain comparable operating characteristics including, among other things, similarly sized revenue and/or revenue growth rates, market capitalizations, profitability, scale and/or other similar operating characteristics (we refer to these companies as the “comparable companies”). These companies included the following:

Selected Software as a Service Companies

•	Concur Technologies, Inc.

•	Constant Contact, Inc.

•	Cornerstone OnDemand, Inc.

•	Kenexa Corporation

•	LivePerson, Inc.

•	NetSuite Inc.

•	Salesforce.com, Inc.

•	SciQuest, Inc.

•	The Ultimate Software Group, Inc.

Selected High-Growth Software Companies

•	Qlik Technologies Inc.

•	SolarWinds, Inc.

•	Sourcefire, Inc.

•	VMware, Inc.

For purposes of this analysis, Morgan Stanley analyzed the following statistics of each of these companies for comparison purposes:

•	the ratio of aggregate value, defined as fully diluted market capitalization plus total debt less cash and cash equivalents, to estimated revenue for calendar year 2012 and 2013; and

•	the ratio of price per share to estimated free cash flow per share for calendar year 2012 and 2013.

Based on its review and understanding of the relevant metrics for each of the comparable companies, its further analysis of the relevant metrics for each of the comparable companies and upon the application of its professional judgment, Morgan Stanley selected representative ranges of financial multiples and applied these ranges of multiples to the relevant company financial statistic. For purposes of estimated calendar years 2012 and 2013 revenue and free cash flow per share, Morgan Stanley utilized publicly available equity research analyst estimates, available as of May 18, 2012, which we refer to as the “street case.” Morgan Stanley also utilized two sets of estimates prepared by our management, which we refer to as the management base case and the management high growth case, respectively, as more fully described under the heading “—Financial Projections” beginning on page 44 of this proxy statement.

Based on the outstanding shares of Ariba common stock on a fully diluted basis (including outstanding options and restricted stock units), Morgan Stanley calculated the estimated implied value per share of Ariba common stock as follows:

Calendar Year Financial Statistic	Comparable Company Multiple Range	Implied Value Per Share of Ariba Common Stock
Street Case
Aggregate Value to Estimated 2012 Revenue	5.0x – 7.0x	$29.95 – $41.00
Aggregate Value to Estimated 2013 Revenue	4.5x – 6.0x	$31.75 – $41.55
Price to Estimated 2012 Free Cash Flow per Share	35.0x – 50.0x	$28.51 – $40.73
Price to Estimated 2013 Free Cash Flow per Share	30.0x – 40.0x	$33.11 – $44.14
Management Base Case
Aggregate Value to Estimated 2012 Revenue	5.0x – 7.0x	$29.49 – $40.36
Aggregate Value to Estimated 2013 Revenue	4.5x – 6.0x	$30.19 – $39.48
Price to Estimated 2012 Free Cash Flow per Share	35.0x – 50.0x	$28.88 – $41.26
Price to Estimated 2013 Free Cash Flow per Share	30.0x – 40.0x	$33.73 – $44.97
Management High Growth Case
Aggregate Value to Estimated 2012 Revenue	5.5x – 7.5x	$33.09 – $44.28
Aggregate Value to Estimated 2013 Revenue	5.0x – 6.5x	$35.94 – $46.02
Price to Estimated 2012 Free Cash Flow per Share	40.0x – 52.5x	$34.69 – $45.53
Price to Estimated 2013 Free Cash Flow per Share	30.0x – 42.5x	$41.05 – $58.16

Morgan Stanley noted that the consideration to be received by holders of shares of Ariba common stock pursuant to the merger agreement is $45.00 per share.

No company utilized in the public trading comparables analysis is identical to Ariba. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond our and Morgan Stanley’s control, such as the impact of competition on our businesses and the industry generally, industry growth and the absence of any adverse material change in our financial condition and prospects or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using peer group data.

Discounted Equity Value Analysis

Morgan Stanley performed a discounted equity value analysis, which is designed to provide insight into the estimated future value of a company’s common equity as a function of our estimated future free cash flow per share and a potential range of price per share to free cash flow per share multiples. The resulting value is subsequently discounted to arrive at a present value for such company’s stock price. In connection with this analysis, Morgan Stanley calculated a range of present equity values per share of Ariba common stock on a standalone basis. To calculate the discounted equity value, Morgan Stanley used calendar year 2014 free cash flow per share estimates based on the street case, the management base case and the management high growth case. Morgan Stanley applied a range of free cash flow multiples to these estimates and applied a discount rate of 10.9%, to reflect Ariba’s cost of equity.

The following table summarizes Morgan Stanley’s analysis:

	Comparable Company Representative Multiple Range	Implied Present Value Per Share of Ariba Common Stock
Calendar Year 2014 Estimated Free Cash Flow per Share
Street Case	25.0x – 35.0x	$30.03 – $42.04
Management Base Case	25.0x – 35.0x	$29.34 – $41.07
Management High Growth Case	25.0x – 37.5x	$42.10 – $63.15

Morgan Stanley noted that the consideration to be received by holders of shares of Ariba common stock pursuant to the merger agreement is $45.00 per share.

Discounted Cash Flow Analysis

Morgan Stanley calculated a range of equity values per share for Ariba based on a discounted cash flow analysis to value Ariba as a standalone entity. Morgan Stanley utilized projections from each of the street case, the management base case and the management high growth case. For the analysis utilizing the street case, projections were based on publicly available estimates available as of May 18, 2012 through 2013 prepared by equity research analysts, and estimates for 2014 through 2021 were developed by an extrapolation of 2013 estimates to reach steady state margin and growth profile by 2021. For purposes of its discounted cash flow analysis, Morgan Stanley defined unlevered free cash flow as earnings before interest, taxes, depreciation and amortization, less (i) stock based compensation expense, (ii) taxes and (iii) capital expenditures, plus change in working capital which included positive changes in deferred revenue. Stock-based compensation expense was treated as an expense in connection with this analysis. With respect to the analysis utilizing management-provided estimates, projections through 2014 were based on management projections, and projections for 2015 through 2021 were developed by an extrapolation of 2014 estimates based on 2014 growth and margin performance in each of the management base case and the management high growth case and to reach a steady state margin and growth profile by 2021. Morgan Stanley calculated the net present value of free cash flows for Ariba for the years 2012 through 2021 and calculated terminal values in the year 2021 based on a terminal perpetual growth rate ranging from 2.0% to 4.0%. Morgan Stanley selected these terminal perpetual growth rates based on the application of its professional judgment. These values were discounted to present values as of June 30, 2012 at a discount rate of 10.9%, which discount rate was selected to reflect our weighted average cost of capital.

The following table summarizes Morgan Stanley’s analysis:

Implied Present Value Per Share of Ariba Common Stock
Street Case	$32.51 – $38.28
Management Base Case	$33.43 – $39.40
Management High Growth Case	$45.36 – $53.46

Morgan Stanley noted that the consideration to be received by holders of shares of Ariba common stock pursuant to the merger agreement is $45.00 per share.

Analysis of Precedent Transactions

Morgan Stanley performed a precedent transactions analysis, which is designed to imply a value of a company based on publicly available financial terms and premia of selected transactions that share some characteristics with this transaction. In connection with its analysis, Morgan Stanley compared publicly available statistics for select software sector transactions with a value of greater than $500 million occurring between January 1, 2008 and May 1, 2012. The following is a list of the transactions reviewed:

Selected Software Sector Transactions (Target / Acquiror)

Selected Software as a Service Transactions

Art Technology Group, Inc. / Oracle Corporation

Omniture, Inc. / Adobe Systems Inc.

RightNow Technologies, Inc. / Oracle Corporation

SuccessFactors, Inc. / SAP AG

Taleo Corporation / Oracle Corporation

Selected Non-Software as a Service Transactions

ArcSight, Inc. / Hewlett-Packard Company

Autonomy Corporation / Hewlett-Packard Company

Blackboard Inc. / Providence Equity Partners LLC

Eclipsys Corporation / Allscripts-Misys Healthcare Solutions, Inc.

Epicor Software Corporation / Apax Partners Worldwide LLP

Fast Search & Transfer, Inc. / Microsoft Corporation

Interactive Data Corporation / Investor Group

Interwoven Inc. / Autonomy Corporation

Lawson Software Inc. / Infor Global Solutions, Inc. (Golden Gate Capital)

McAfee, Inc. / Intel Corporation

Novell, Inc. / Attachmate Corporation

Phase Forward Inc. / Oracle Corporation

Quest Software, Inc. / Insight Venture Management, LLC

Radiant Systems Inc. / NCR Corporation

S1 Corporation / ACI Worldwide, Inc.

SkillSoft Incorporated / Investor Group

Sonic Corporation / Rovi Corporation

SonicWALL, Inc. / Investor Group

SonicWALL, Inc. / Dell Inc.

Sybase, Inc. / SAP AG

SPSS Inc. / International Business Machines Corporation

Sun Microsystems Computer Corporation / Oracle Corporation

Wind River Systems, Inc. / Intel Corporation

For each transaction listed above, Morgan Stanley noted the following financial statistics where available: (1) implied premium to the acquired company’s closing share price on the last trading day prior to announcement; (2) implied premium to the acquired company’s 30 trading day average closing share price prior to announcement; (3) implied premium to the acquired company’s 60 trading day average closing share price prior to announcement; (4) implied premium to the acquired company’s highest closing share price over the twelve month period prior to announcement; (5) the multiple of aggregate value of the transaction to next twelve months estimated revenue; and (6) the multiple of offer price of the transaction to next twelve months estimated earnings per share.

Based on its review and understanding of the relevant metrics for each of the transactions, its further analysis of the relevant metrics for each of the transactions and upon the application of its professional judgment, Morgan Stanley selected representative ranges of implied premia and financial multiples of the transactions and applied these ranges of premia and financial multiples to the relevant company financial statistic. For purposes of estimated next twelve months revenue, Morgan Stanley utilized estimates included in each of the street case, the management base case and the management high growth case. The following table summarizes Morgan Stanley’s analysis:

Precedent Transactions Financial Statistic	Representative Range	Implied Value Per Share of Ariba Common Stock
Street Case
Aggregate Value to Estimated Next Twelve Months Revenue	5.0x – 8.5x	$30.97 – $51.01
Offer Price to Next Twelve Months Earnings Per Share	30.0x – 50.0x	$33.00 – $55.00
Management Base Case
Aggregate Value to Estimated Next Twelve Months Revenue	5.0x – 8.5x	$30.41 – $50.06
Offer Price to Next Twelve Months Earnings Per Share	30.0x – 50.0x	$31.21 – $52.02
Management High Growth Case
Aggregate Value to Estimated Next Twelve Months Revenue	5.0x – 8.5x	$31.60 – $52.09
Offer Price to Next Twelve Months Earnings Per Share	30.0x – 50.0x	$33.49 – $55.82
Premia
Premium to 1-Day Prior Closing Share Price	20.0% – 45.0%	$43.32 – $52.35
Premium to 30-Day Average Closing Share Price	25.0% – 50.0%	$45.89 – $55.07
Premium to 60-Day Average Closing Share Price	30.0% – 60.0%	$44.78 – $55.12
Premium to Last Twelve Months High Closing Price	0.0% – 15.0%	$39.70 – $45.66

For each financial statistic used in the exhibit displayed above, Morgan Stanley also noted the price per share of Ariba implied by the median and top quartile multiples of the software as a service precedent transactions. The following table summarizes Morgan Stanley’s analysis:

Precedent Transactions Financial Statistic	Implied Value Per Share Based on Software as a Service Median Multiple	Implied Value Per Share Based on Software as a Service Top Quartile Multiple
Street Case
Aggregate Value to Estimated Next Twelve Months Revenue	$31.83	$36.37
Offer Price to Next Twelve Months Earnings Per Share	$41.47	$46.70
Management Base Case
Aggregate Value to Estimated Next Twelve Months Revenue	$31.26	$35.71
Offer Price to Next Twelve Months Earnings Per Share	$39.23	$44.18
Management High Growth Case
Aggregate Value to Estimated Next Twelve Months Revenue	$32.48	$37.12
Offer Price to Next Twelve Months Earnings Per Share	$42.09	$47.40
Premia
Premium to 1-Day Prior Closing Share Price	$45.66	$52.83
Premium to 30-Day Average Closing Share Price	$52.45	$54.14
Premium to 60-Day Average Closing Share Price	$53.59	$53.83
Premium to Last Twelve Months High Closing Price	$43.23	$43.86

Morgan Stanley noted that the consideration to be received by holders of shares of Ariba common stock pursuant to the merger agreement is $45.00 per share.

No company or transaction utilized in the precedent transactions analysis is identical to us or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, market and financial conditions and other matters, which are beyond our control, such as the impact of competition on our business or the industry generally, industry growth and the absence of any adverse material change in our financial condition or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value and equity value of the transactions to which they are being compared.

General

In connection with the review of the merger by our board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of us. In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters. Many of these assumptions are beyond our control. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be received by the holders of shares of Ariba common stock (other than the holders of the excluded shares) pursuant to the merger agreement and in connection with the delivery of its opinion, dated May 21, 2012, to our board of directors. These analyses do not purport to be appraisals or to reflect the prices at which shares of Ariba common stock might actually trade.

The consideration to be received by the holders of shares of Ariba common stock pursuant to the merger agreement was determined through arm’s length negotiations between Ariba, on the one hand, and SAP and SAP AG, on the other hand, and was approved by our board of directors. Morgan Stanley provided advice to our board of directors during these negotiations. Morgan Stanley did not, however, recommend any specific consideration to Ariba or our board of directors or that any specific consideration constituted the only appropriate consideration for the merger.

Morgan Stanley’s opinion and its presentation to our board of directors was one of many factors taken into consideration by our board of directors in deciding to approve, adopt and authorize the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the consideration pursuant to the merger agreement or of whether our board of directors would have been willing to agree to different consideration.

Our board of directors retained Morgan Stanley based upon Morgan Stanley’s qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate, estate and other purposes. In the ordinary course of Morgan Stanley’s trading, brokerage, investment management and financing activities, Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or for the accounts of customers, in the debt or equity securities or loans of Ariba, SAP, SAP AG or any other company, or any currency or commodity, that may be involved in the transactions contemplated by the merger agreement, or any related derivative instrument.

Under the terms of its engagement letter, Morgan Stanley provided us financial advisory services and a financial opinion in connection with the merger, and we have agreed to pay Morgan Stanley a fee of approximately $36.0 million for its services, all of which is contingent upon the closing of the merger. We have also agreed to reimburse Morgan Stanley for its expenses, including reasonable fees of outside counsel and other professional advisors, incurred in connection with its engagement. In addition, we have agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley’s engagement. In the two years prior to the date of its opinion, Morgan Stanley (i) has provided financial advisory services to us and has advised us that it has received approximately $1.5 million in fees from us in connection with such services, and (ii) has provided financing services for SAP and SAP AG and has advised us that it has received fees of less than $1.0 million in connection with such services. Morgan Stanley may also seek to provide such services to SAP, SAP AG and us in the future and expects to receive fees for the rendering of these services. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.

Financial Projections

We do not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year and are especially cautious of making financial forecasts for extended periods because of the unpredictability of the underlying assumptions and estimates. However, we have provided certain non-public, unaudited, stand-alone, financial forecasts regarding our anticipated future operations that were prepared by our management, which we refer to as “Projections,” to our board of directors for review and to

Morgan Stanley for use in connection with the rendering of its fairness opinion to our board of directors and performing its related financial analysis, as described under the heading “— Opinion of Ariba’s Financial Advisor” beginning on page 36 of this proxy statement. The Projections consist of a management base case and management high growth case, as described below.

The Projections were prepared by our management for internal use. The Projections were not prepared with a view toward public disclosure and do not necessarily comply with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts or generally accepted accounting principles, which we refer to as “GAAP.” Our independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the Projections and does not express an opinion or any form of assurance related thereto. The summary of the Projections is not being included in this proxy statement to influence any Ariba stockholder’s decision whether to vote for the merger, but is being included because the Projections were made available to our board of directors for review and were used by Morgan Stanley in connection with the rendering of its fairness opinion to our board of directors and performing its related financial analysis, as described under the heading “— Opinion of Ariba’s Financial Advisor” beginning on page 36 of this proxy statement. SAP AG received a set of projections based on the management high growth case for calendar years 2012 through 2014.

The Projections while presented with numerical specificity necessarily were based on numerous estimates, variables and assumptions that are inherently uncertain and many of which are beyond our control. Because the Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. The assumptions upon which the Projections were based necessarily involve judgments with respect to, among other things, future economic, competitive and regulatory conditions and financial market conditions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. The Projections also reflect assumptions as to certain business decisions that are subject to change. Furthermore, the Projections do not take into account any circumstances or events occurring after the date they were prepared, including the announcement of the potential acquisition of our company by SAP pursuant to the merger or our compliance with our covenants under the merger agreement. Important factors that may affect actual results and result in the Projections not being achieved include, but are not limited to, the risk factors described in our annual report on Form 10-K for the fiscal year ended September 30, 2011, subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, the Projections may be affected by our ability to achieve strategic goals, objectives and targets over the applicable period.

The Projections are forward-looking statements. For information on factors that may cause our future financial results to materially vary, see the section entitled “Forward-Looking Information” beginning on page 1 of this proxy statement.

Accordingly, there can be no assurance that the Projections will be realized, and actual results may vary materially from those shown. The inclusion of the Projections in this proxy statement should not be regarded as an indication that we or any of our affiliates, advisors or representatives considered or consider the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. Neither we nor any of our affiliates, advisors, officers, directors or representatives can give any assurance that actual results will not differ from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. We do not intend to make publicly available any update or other revision to the Projections, except as otherwise required by law. Neither we nor any of its affiliates, advisors, officers, directors or representatives has made or makes any representation to any Ariba stockholder or other person regarding our ultimate performance compared to the information contained in the Projections or that the Projections will be achieved. We have made no representation to SAP or SAP AG in the merger agreement or otherwise concerning the Projections.

The adjusted gross profit and adjusted operating income contained in the Projections exclude expenses for or benefits from (i) amortization of intangible assets related to acquisitions, (ii) stock-based compensation, (iii) restructuring costs or benefits primarily related to lease abandonment and (iv) discontinued operations. Free cash flow refers to cash flow from operations less capital expenditures. Adjusted gross profit, adjusted operating income and free cash flow are non-GAAP measures that are used by our management as supplemental financial measurements to evaluate our operational trends and should not be considered as alternatives to gross profit, operating income or cash flow as indicators of our operating performance. Adjusted gross profit, adjusted operating income and free cash flow are not defined under GAAP. Accordingly, they have limitations in that they do not reflect all of the amounts associated with our results of operations, as determined in accordance with GAAP, and may not be comparable measurements to those used by other companies.

In light of the foregoing factors and the uncertainties inherent in the Projections, Ariba stockholders are cautioned not to place any reliance on the Projections in determining whether to adopt the merger agreement, approve the compensation proposal or approve the adjournment proposal, or for any other purpose.

The following is a summary of the Projections:

Projected Financial Information

(dollars in millions, except per share information)

	Management Base Case				Management High Growth Case
	CY2012E	CY2013E	CY2014E	CY2015E	CY2012E	CY2013E	CY2014E	CY2015E
Revenue	$546	$623	$714	$834	$563	$676	$830	$1,029
Adjusted Gross Profit	378	438	515	613	392	481	610	778
Adjusted Operating Income	112	136	169	223	118	161	234	335
Free Cash Flow	82	115	152	199	86	140	218	314
Free Cash Flow per Share	$0.83	$1.12	$1.44	$1.84	$0.87	$1.37	$2.07	$2.89

Because our fiscal year starts on October 1, the Projections have been converted to a calendar year basis in order to be comparable to other public companies and precedent transactions that our financial advisor might examine as part of its analysis. The management base case presents target projections based upon the assumption that our network revenue and subscription software applications revenue would continue to grow at a modestly lower rate than our organic growth rate in recent periods. Additionally, it assumed a continued decline in the legacy maintenance revenue stream. The management high growth case assumed significant acceleration of growth in both the network and subscription software applications businesses driven by significantly increased adoption of the network by buyers and suppliers, and assumed limited execution risk. The management high growth case also assumed a continued decline in the legacy maintenance revenue stream, though did not put meaningful weight into the potential negative impact of the changing market landscape and assumed no increase in competitive pressure.

Interests of Ariba’s Directors and Named Executive Officers in the Merger

When considering the recommendation of our board of directors, you should be aware that members of our board of directors and our named executive officers have interests in the merger in addition to their interests as Ariba stockholders generally. These interests are described below and may be different from, or in conflict with, your interests as an Ariba stockholder. The members of our board of directors were aware of the material facts as to these additional interests, and considered them, when they approved the merger agreement.

Overview

Set forth below are descriptions of the interests of our directors and named executive officers, including interests in equity-based awards, payments of severance, and other compensation and benefit arrangements. The dates used in the discussions below to quantify certain of these interests have been selected for illustrative purposes only, and do not necessarily reflect the dates on which certain events will occur.

Interests of Non-Employee Directors

Treatment in the Merger of the Equity Awards Held by Non-Employee Directors

The general treatment of stock options and restricted stock units (which we refer to as “RSUs”) in the merger, including such awards held by our non-employee directors, is described below under “—Treatment of Outstanding Stock Options, Restricted Stock Units, Performance-Based Restricted Stock Units and Restricted Stock” beginning on page 62 of this proxy statement.

Under the terms of their existing equity awards, all unvested RSUs held by our non-employee directors will become fully vested upon closing of the merger. As of May 15, 2012, all stock options held by our non-employee directors had already vested and no non-employee director held shares of unvested restricted stock. The merger agreement provides that all of the stock options held by each of our non-employee directors will be cashed out in an amount equal to the positive difference between $45.00 and the exercise price per share of the stock option (with such resulting amount multiplied by the number of shares subject to each such stock option) and that RSUs held by each of our non-employee directors will be cancelled in exchange for $45.00 multiplied by the number of RSUs held by such individual.

The following table summarizes, as of May 15, 2012, the outstanding vested stock options held by each of our non-employee directors, the weighted average exercise price of their stock options, the number of vested RSUs, the number of unvested RSUs, and the consideration that each of them will become entitled to upon closing of the merger pursuant to the terms of their outstanding equity awards.

Non-Employee Directors	Number of Shares Underlying Vested Stock Options	Weighted Average Exercise Price of All Stock Options (1)($)	Number of Vested RSUs		Number of Unvested RSUs	Dollar Value of All Equity Awards (2)($)
Harriet Edelman	0	0	0		7,336	330,120
Robert D. Johnson	0	0	0		7,336	330,120
Richard A. Kashnow	62,500	11.07	4,269	(3)	7,336	2,642,975
Robert E. Knowling, Jr.	5,000	15.03	0		7,336	479,970
Thomas F. Monahan	50,000	8.95	0		7,336	2,132,870
Karl E. Newkirk	25,000	5.83	0		7,336	1,309,370
Richard F. Wallman	25,000	12.06	0		7,336	1,153,620

(1)	Weighted average exercise prices are rounded up or down to the nearest whole cent.
(2)	The dollar value of stock options is calculated by multiplying the number of shares subject to the stock options by the excess of the per-share merger consideration of $45.00 over the per-share exercise price of the stock options. The dollar value of RSUs is calculated by multiplying the number of RSUs by the per-share merger consideration of $45.00.
(3)	In November 2010, Richard A. Kashnow elected to defer his receipt of the 4,269 RSUs that he was to receive in fiscal year 2011 in connection with his service on Ariba’s board of directors until the earliest of: (i) January 1, 2020, (ii) a change in control of Ariba, or (iii) Mr. Kashnow’s separation from service with Ariba. These RSUs will be settled for shares of Ariba common stock immediately prior to the completion of the merger and these shares will be cashed out in the merger.

Transaction Committee Fees

Our board of directors has approved payment to each non-employee member of our board of directors who has served on the transaction committee (Messrs. Johnson, Knowling and Wallman) of $25,000 for service on the committee. Payment of this fee will be made without regard to when, or whether, the merger closes. Our board of directors approved the payment on May 21, 2012, based on the recommendation of our compensation committee, which we refer to as the “compensation committee,” in connection with the approval of the merger agreement and related matters.

Interests of our Named Executive Officers

Our current named executive officers are Mr. Calderoni (our Chief Executive Officer), Mr. Costello (our President), Mr. Parker (our Chief Operating Officer) and Mr. Rubaie (our Chief Financial Officer), whose fiscal year 2011 compensation was described in our 2012 annual stockholders’ meeting proxy statement filed with the SEC on December 8, 2011, which we refer to as our “FY12 Proxy Statement.” These named executive officers are our only “executive officers” as such term is defined under the Exchange Act.

Existing Employment and Severance Arrangements with Ariba

Robert M. Calderoni

Ariba and Mr. Calderoni are parties to a severance agreement, which we refer to as the “Calderoni severance agreement,” entered into in 2008. Under this agreement, if within 12 months after a change in control of Ariba, Mr. Calderoni’s employment is terminated for a reason other than cause or disability, or if he resigns after Ariba’s successor or its parent has:

•	failed to appoint him as its chief executive officer (or having so appointed him, Ariba’s successor or its parent is not a company whose stock is traded on a major U.S. stock exchange),

•	reduced his level of compensation, or

•	relocated his place of employment by more than 50 miles,

then in each case he would become entitled to:

•

a lump sum cash payment equal to 250% of his annual cash compensation (annual base salary in effect when the separation occurs or the change in control occurs, whichever is greater, plus annual target bonus for the fiscal year in which the separation occurs),

•	full vesting of his outstanding equity awards,

•	an opportunity to exercise any outstanding options for up to 30 months following termination, and

•	payment of COBRA premiums for a period of up to 18 months.

The Calderoni severance agreement provides that if any payments or benefits to which Mr. Calderoni becomes entitled in connection with a change in control of Ariba, whether arising under that agreement or otherwise, constitute a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” he will become entitled to receive a full tax gross-up to cover the cost to him of the excise tax imposed on such parachute payment under Section 4999 of the Code. If applicable, this gross-up payment would also reimburse him for any additional taxes imposed on the gross-up payment itself. However, this tax gross-up will not be paid, and a reduction in his benefits would be made, if Mr. Calderoni’s severance benefits or other parachute payments could be reduced by an amount up to $25,000 so as to avoid the imposition of the excise tax on Mr. Calderoni.

The Calderoni severance agreement also provides Mr. Calderoni with certain severance benefits if he experiences a termination of employment by Ariba for a reason other than cause or disability more than 12 months after a change in control. If he experiences a termination of employment by Ariba for a reason other than cause or disability more than 12 months after the merger, he would become entitled to:

•

a continuation of cash compensation (based upon his annual base salary in effect when the separation occurs plus his annual target bonus for the fiscal year in which the separation occurs) for 18 months,

•	18 months’ continued vesting of his outstanding equity awards (other than restricted stock, which would be subject to immediate vesting as if Mr. Calderoni had performed another 18 months of service),

•	an opportunity to exercise any outstanding stock options for up to 21 months following the separation, and

•	the payment of his COBRA premiums for a period of up to 18 months.

These benefits are contingent on Mr. Calderoni’s executing a general release of claims and complying for 18 months with certain restrictive covenants which include non-solicitation of employees, non-competition and non-disparagement covenants.

In October 2011, Ariba entered into two additional agreements with Mr. Calderoni. The first of these agreements (which we refer to as the “Calderoni employment agreement”) contemplates that he will transition from the position of Chief Executive Officer to Executive Chair of the board of directors in mid-fiscal year 2014 and remain as Executive Chair through the end of fiscal year 2016. During fiscal years 2013-2016, Mr. Calderoni’s annual base salary is set at $675,000, his annual target incentive cash bonus is set at 100% of base salary (with the possibility of 200% of base salary upon overachievement), and his annual long-term incentive equity compensation during this term will have an at-target value at grant of $4.5 million for fiscal year 2013, $4.0 million for fiscal year 2014, and $2.0 million for each of fiscal years 2015 and 2016 (in each case with possible overachievement resulting in his earning a maximum of 200% of the number of at-target shares). The second agreement is a retention benefit agreement, which we refer to as the “Calderoni retention agreement,” under which we agreed to pay Mr. Calderoni $5.1 million at the end of the five-year service period contemplated by the Calderoni employment agreement. It also contains three-year non-solicitation of employees, non-competition and non-disparagement covenants and requires that Mr. Calderoni execute a release of claims in connection with receipt of his benefits thereunder.

Prior to its amendment in January 2012, the Calderoni retention agreement also provided that Mr. Calderoni would become entitled to the $5.1 million payment if Ariba were to be subject to a change in control prior to the end of the five-year term, provided he was still in service on the effective date of the transaction. In January 2012, the Calderoni retention agreement was amended to eliminate the “single-trigger” feature providing for payment upon a change in control. As amended, the agreement provides that Mr. Calderoni would become entitled to payment of the $5.1 million retention amount prior to the end of his five-year transition period only if he were to die, become permanently disabled, experience a “termination without cause” (as discussed below) at any time, or resign for “good reason” (as discussed below) on or within 12 months after a change in control of Ariba. We disclosed this amendment in a Form 8-K filed with the SEC on January 9, 2012.

For purposes of the Calderoni retention agreement, a “termination without cause” of Mr. Calderoni’s employment is defined as:

•	a termination by Ariba or our board of directors without cause,

•	his not being re-appointed or re-elected to our board of directors once he transitions to the Executive Chair role, or

•	Ariba’s breach of certain of its obligations under the Calderoni employment agreement to provide him with any benefits or amounts he has earned under that agreement.

“Cause” for termination of employment under the Calderoni severance agreement in the context of a change in control generally requires that Mr. Calderoni have engaged in intentional misconduct that materially injures, or has a material adverse effect on the business or affairs of, Ariba and its subsidiaries, taken as a whole. Outside the context of a change in control, it generally requires gross negligence, intentional misconduct, misuse of company proprietary information, breach of company policy causing material injury to Ariba or having a material adverse effect on the business or affairs of Ariba and its subsidiaries, taken as a whole, or conviction of a felony. “Good reason” for termination of employment under this agreement as recently amended includes the failure of Ariba’s successor or its parent to appoint Mr. Calderoni as its chief executive officer (or executive chair if a change in control occurs after Mr. Calderoni has transitioned to that role at Ariba ), a reduction in his level of compensation, or a relocation of his place of business by more than 35 miles that increases his one-way commute time. In addition, “good reason” will occur if Ariba’s successor or its parent appoints Mr. Calderoni as its chief executive officer or executive chair (as applicable), but the appointing entity is not a company whose stock is traded on a major U.S. stock exchange.

The merger constitutes a change in control under the terms of the Calderoni severance agreement and the Calderoni retention agreement. Assuming closing of the merger occurs on August 31, 2012 and that his service also terminates on that date under one or more of the circumstances described above, Mr. Calderoni would become entitled to the benefit amounts under his agreements as set forth in the “Golden Parachute Compensation” table in the section below entitled “—Potential Payments in Connection with a Change in Control” beginning on page 55 of this proxy statement.

Ahmed Rubaie, Kevin S. Costello, and Kent L. Parker

In 2008 we entered into agreements providing certain severance benefits with each of Messrs. Rubaie, Costello, and Parker. Under these agreements if, within 12 months after a change in control of Ariba, the employment of one of these named executive officers is terminated for a reason other than cause or disability, or if the officer resigns for good reason (as described below), then the agreements provide for:

•

a lump sum cash payment based on a multiple of annual cash compensation (annual base salary in effect when the separation occurs or the change in control occurs, whichever is greater, plus annual target bonus for the fiscal year in which the separation occurs), which multiple is 200% for Mr. Rubaie, 250% for Mr. Costello and 150% for Mr. Parker,

•	full vesting of outstanding equity awards,

•	an extended period of time following termination to exercise any outstanding stock options, which for Mr. Rubaie is 24 months, for Mr. Costello is 30 months and for Mr. Parker is 18 months, and

•	the payment of COBRA premiums for a specific period, which is 24 months for Mr. Rubaie and 18 months for Messrs. Costello and Parker.

In addition, these agreements provide that should any of the above payments and benefits constitute a parachute payment under Section 280G of the Code, then the named executive officer would become entitled to receive a full tax gross-up with respect to the excise tax imposed by Section 4999 of the Code. If applicable, this gross-up payment would also reimburse the officer for any additional taxes imposed on the gross-up payment itself. However, if the excise tax could be avoided by reducing the severance benefits and other parachute payments by an amount not in excess of 30% of such officer’s “base amount” (within the meaning of Section 280G of the Code), then the excise tax gross-up will not be paid and the benefits and payments would be reduced to the extent necessary to avoid imposition of the excise tax and no tax gross-up payment would be made.

In addition, if the employment of any of these named executive officers is terminated more than 12 months after a change in control of Ariba for a reason other than cause or disability, then the agreements provide for:

•

a continuation of cash compensation for 12 months (the annual rate of which is the officer’s annual base salary in effect when the separation occurs plus his annual target bonus for the fiscal year in which the separation occurs),

•

continued vesting of outstanding equity awards for 12 months (other than restricted stock, which is subject to immediate vesting as if the applicable named executive officer had performed another 12 months of service),

•	an opportunity to exercise any outstanding options for up to 15 months, and

•	the payment of COBRA premiums for up to 12 months after separation.

Mr. Costello is also entitled to these benefits if he resigns for good reason (as discussed below) at any time that is more than 12 months after a change in control. Outside of the change of control context, each of Messrs. Rubaie’s, Costello’s or Parker’s right to receive these severance benefits is contingent on his executing a general release of claims and complying for 12 months with certain non-competition, non-solicitation of employees and non-disparagement covenants.

The severance agreements for each of Messrs. Rubaie, Costello and Parker define “good reason” as follows:

•	a requirement that the officer report to anyone other than Ariba’s Chief Executive Officer or our board of directors,

•	a reduction (in the case of Mr. Rubaie, such reduction must be a material reduction) in his level of compensation, or

•	a relocation of his place of employment by more than 50 miles.

“Cause” for termination of employment under the severance or employment agreements with Messrs. Rubaie, Costello and Parker in the context of a change in control generally requires that the officer have engaged in intentional misconduct that materially injures, or has a material adverse effect on the business or affairs of, Ariba and its subsidiaries, taken as a whole, and, outside the context of a change in control, generally requires gross negligence, intentional misconduct, misuse of company proprietary information, breach of company policy causing material injury to Ariba or conviction of a felony.

The merger constitutes a change in control under the terms of Messrs. Rubaie’s, Costello’s and Parker’s respective agreements. Assuming closing of the merger occurs on August 31, 2012 and that the service of these named executive officers also terminates on that date under one or more of the circumstances described above, each of Messrs. Rubaie, Costello and Parker would receive his respective benefit amounts under his agreement as set forth in the “Golden Parachute Compensation” table in the section below entitled “—Potential Payments in Connection with a Change in Control” beginning on page 55 of this proxy statement.

Treatment in the Merger of the Ariba Equity Awards Held by our Named Executive Officers

The general treatment of stock options, RSUs, performance-based restricted stock units (which we refer to as “PSUs”), and shares of restricted stock in the merger, including RSUs and PSUs held by our named executive officers, is described below under “—Treatment of Outstanding Stock Options, Restricted Stock Units, Performance-Based Restricted Stock Units and Restricted Stock” beginning on page 62 of this proxy statement. No named executive officer holds stock options or shares of restricted stock.

Performance-Based Restricted Stock Unit Awards

We have granted annual PSUs to our named executive officers in fiscal years 2011 and 2012 that currently remain outstanding. The PSUs granted in fiscal years 2011 and 2012 (i) have a two-fiscal-year performance period, (ii) incorporate an at-target performance objective, (iii) provide for the opportunity to earn between 0% and 200% of the target number of shares subject to the PSU depending on actual achievement relative to target performance during the first year performance period, (iv) provide for a reduction in the number of shares to be issued under the award if we fail to sustain performance during the second year performance period and (v) generally vest subject to continued service over a period of two years. Our FY12 Proxy Statement contains additional details about the structure of and performance metrics applicable to the fiscal year 2011 PSUs.

Absent a change in control of Ariba, based upon our fiscal year 2011 results and our expected results for fiscal year 2012, the fiscal year 2011 PSUs are expected to vest at 200% of target performance. Absent a change in control of Ariba, the level of performance for the fiscal year 2012 PSUs will be based on our fiscal year 2012 results, which will not be known until after September 30, 2012, but we currently estimate that fiscal year 2012 achievement may be less than 200%, and we do not yet have visibility on the level of fiscal year 2013 achievement.

Pursuant to the terms of the fiscal year 2011 and 2012 PSUs, as confirmed by our compensation committee in April 2012, if a change in control of Ariba occurs prior to the end of fiscal year 2012 (i.e., before September 30, 2012), the PSUs will be deemed to have achieved maximum performance but the service-based vesting requirements will continue to apply under such awards. In May 2012, in order to reduce incentives for our management team to terminate employment before the end of fiscal year 2012, our compensation committee amended the fiscal year 2011 and 2012 PSUs to provide that they are deemed met at the maximum level of performance if we enter into a merger agreement with SAP in fiscal year 2012, without regard to the date on which, or whether, the merger closes, provided that the service-based vesting requirements continue to apply. As a result, upon entering into the merger agreement, the fiscal year 2011 and 2012 PSUs were deemed achieved at 200% of target performance, subject to the general authority of our compensation committee to modify achievement levels based on factors deemed relevant by it.

If the merger is completed before November 15, 2012 (which is the service-based vesting date for the 2011 PSUs), our named executive officers will become entitled to receive cash payments in respect of their 2011 PSUs, rather than shares of Ariba common stock. Receipt of these cash payments will continue to be subject to the existing service-based vesting until November 15, 2012, unless vesting is accelerated upon a qualifying termination under each named executive officer’s severance arrangement, as described above in the section entitled “—Interests of our Named Executive Officers—Existing Employment and Severance Arrangements with Ariba” beginning on page 48 of this proxy statement. The amount of cash each named executive officer will be entitled to receive under these circumstances equals the value of the number of shares underlying the fiscal year 2011 PSUs held by him and is set forth in the table below. If the merger closes after November 15, 2012, each named executive officer will, on or soon after November 15, 2012, receive the number of shares set forth in the table below with respect to his 2011 PSUs and those shares would be subsequently paid in the merger.

The fiscal year 2012 PSUs will continue to be subject to service-based vesting requirements and will vest if each named executive officer remains continuously employed with us until November 15, 2013, unless vesting is accelerated upon a qualifying termination under each named executive officer’s severance arrangement, as described above. If these awards become vested after the closing of the merger, the named executive officer would become entitled to receive a cash payment equal to the value of the number of shares underlying the award, as set forth in the table below.

The following table summarizes the outstanding PSUs held by each of our named executive officers and the consideration that each of them may become entitled to receive in connection with the completion of the merger in respect of these awards (which consideration could become payable upon a qualifying termination under their respective severance arrangements). The value of these awards is included in the table in the section below entitled “—Potential Payments in Connection with a Change in Control” beginning on page 55 of this proxy statement.

Name	Fiscal Year Award	Number of PSUs at 200% Maximum Level	Dollar Value of PSUs at 200% Maximum Level(1)($)
Robert M. Calderoni	2011	461,362	20,761,290
	2012	282,220	12,699,900

Ahmed Rubaie	2011	126,874	5,709,330
	2012	68,988	3,104,460

Kevin S. Costello	2011	253,748	11,418,660
	2012	156,788	7,055,460

Kent L. Parker	2011	126,874	5,709,330
	2012	68,988	3,104,460

(1)	The dollar value of PSUs is calculated by multiplying the number of PSUs by the per share merger consideration of $45.00.

Time-Vested Restricted Stock Unit Awards

From time to time, Ariba has granted time-vested RSUs (that is, RSUs to which no performance-based vesting objective applies) to its named executive officers. As of the date of the merger agreement, only Messrs. Rubaie and Costello held unvested time-vested RSUs. Pursuant to their employment or severance agreements described above in the section entitled “—Existing Employment and Severance Arrangements with Ariba—Ahmed Rubaie, Kevin S. Costello, and Kent L. Parker” beginning on page 50 of this proxy statement, if either Mr. Rubaie or Mr. Costello experiences a termination of employment by Ariba for a reason other than cause or disability, or if he resigns for good reason, in each case, within 12 months after a change in control of Ariba, he will receive full vesting of his RSUs, and if he experiences a termination of employment by Ariba for a reason other than cause or disability or, for Mr. Costello only, if he resigns for good reason, and in each case the termination occurs more than 12 months after a change in control of Ariba, he will be entitled to 12 months of continued vesting following his termination date with respect to his outstanding RSUs (subject to compliance with applicable restrictive covenants). For more details with respect to their agreements, see “—Existing Employment and Severance Agreements with Ariba—Ahmed Rubaie, Kevin S. Costello, and Kent L. Parker” beginning on page 50 of this proxy statement.

The following table summarizes the outstanding unvested time-vested RSUs held by our named executive officers and the consideration that each of them may become entitled to receive in connection with the completion of the merger in respect of these awards (which consideration could become payable upon a qualifying termination under the applicable named executive officers’ respective severance arrangements). The value of these awards is included in the table in the section below entitled “—Potential Payments in Connection with a Change in Control” beginning on page 55 of this proxy statement.

Name	Number of Vested RSUs	Number of Unvested RSUs(1)	Dollar Value of All RSUs (2)($)
Robert M. Calderoni	0	0	N/A
Ahmed Rubaie	0	34,675	1,560,375
Kevin S. Costello	0	86,686	3,900,870
Kent L. Parker	0	0	N/A

(1)	Pursuant to their original terms and subject to satisfaction of continued service requirements (including any vesting acceleration to which the holder may be entitled under existing severance arrangements with Ariba), the RSUs vest in full on February 10, 2016.
(2)	The dollar value of RSUs is calculated by multiplying the number of RSUs by the per-share merger consideration of $45.00.

Recent Actions Taken by the Ariba Compensation Committee

In connection with the merger, our compensation committee considered a number of employee incentive and retention issues that might arise in connection with the merger.

Termination and Liquidation of Certain Compensation Arrangements

The Calderoni severance agreement and the Calderoni retention agreement each allow Mr. Calderoni to terminate his employment with Ariba for good reason soon after the closing of the merger and receive cash severance payments, COBRA premium payments, settlement in full of his PSUs at the maximum performance level (200% of target performance) and payment of the retention amount. In order to permit Mr. Calderoni to receive these payments and benefits upon closing without terminating his employment, the merger agreement allows our board of directors to terminate them at closing and pay them to Mr. Calderoni promptly after closing, provided that the termination does not materially increase their value and certain other conditions are met. Some of these payments constitute nonqualified deferred compensation under Section 409A and must be terminated and paid pursuant to Section 409A. Among other things, Section 409A will require that we effect a plan termination of a portion of Mr. Costello’s cash severance payment, and the merger agreement also allows our board of directors to terminate and pay up to $100,000 of his cash severance for this purpose.

Our board of directors has not decided whether to effect any plan termination and payment of these amounts and benefits as permitted under the merger agreement. Should our board of directors decide to do so prior to closing of the merger, Mr. Calderoni would receive, at or soon after closing of the merger, the payments and benefits set forth in the table included in the section below entitled “—Potential Payments in Connection with a Change in Control” beginning on page 55 of this proxy statement, and Mr. Costello would receive a portion, not to exceed $100,000, of his cash severance payments set forth in that table without regard to whether the named executive officer had experienced a qualifying termination of employment under his respective severance agreement.

Authorization to Purchase Insurance for the Benefit of Ariba’s Senior Management

The merger agreement permits (but does not require) us to procure liability insurance for the benefit of members of our senior management, including Mr. Calderoni and the other named executive officers, relating to their employment arrangements with Ariba, provided the aggregate premiums for such insurance do not exceed $3,000,000. As of the date of this proxy statement, we expect to provide such insurance if it is available. However, we do not know whether such insurance is available or, if it is available, who the beneficiaries will be (which could be us, members of our senior management or a combination of both), what amount of coverage will be purchased or the relative amount of coverage allocated to any individual named executive officer. Moreover, if we obtain insurance that names us rather than our management as beneficiaries under the policy, our management may be indemnified up to the limits of the policy in order to provide them with the benefits of the insurance coverage.

Additional Authority with Respect to Compensation Matters Reserved under the Merger Agreement

The merger agreement allows Ariba to grant Mr. Calderoni the PSU for 100,000 shares at target (with potential overachievement at 200% of target) in the first quarter of fiscal year 2013 that he is entitled to receive pursuant to the Calderoni employment agreement (described above) if the merger has not closed by November 15, 2012. The grant is subject to certain limitations, including the following:

•

that Mr. Calderoni may receive accelerated vesting of this award subject to the terms of the Calderoni severance agreement, except that the “good reason” definition that applies with respect to this award for purposes of such vesting acceleration will be modified such that he will not have “good reason” to terminate his employment following the completion of the merger if Ariba retains him as its most senior executive officer (notwithstanding the fact that Ariba’s stock will not be traded on a major U.S. stock exchange), which modified definition shall apply to such award in lieu of the current definition of “good reason” set forth in the Calderoni severance agreement,

•

for deemed performance at 100% of target if the closing of the merger occurs before April 1, 2013, and at the greater of 100% of target or actual performance as determined by our compensation committee if the merger is completed on or after April 1, 2013,

•

that this award will vest and settle soon after termination of his employment in the event the award accelerates under the Calderoni severance agreement rather than over a period of up to 18 months as specified in the Calderoni severance agreement,

•

that Mr. Calderoni must remain employed until November 15, 2014 to vest in this award (subject to accelerated vesting under the Calderoni severance agreement, as modified solely with respect to such award), and

•	for terms that are generally in accordance with past practice for our PSU grants.

The merger agreement also allows Ariba to grant to employees other than Mr. Calderoni, including to Messrs. Rubaie, Costello and Parker, PSUs covering up to 100,000 shares in aggregate per fiscal quarter, beginning October 1, 2012, subject to certain conditions (including that no grants can be made before November 15, 2012). Among other things, the terms of these awards to senior management must:

•

require that recipients remain employed until the second anniversary of the date of grant in order to vest in the award, but subject to the terms of any severance arrangements in effect on the date of the merger agreement,

•	provide for deemed performance at 100% of target in the event that the completion of the merger occurs before November 15, 2013, and

•	otherwise have terms that are generally in accordance with past practice.

The merger agreement permits Ariba to pay pro-rated fiscal year 2012 cash bonuses for all employees, including our named executive officers, if the merger is completed before September 30, 2012, and to establish cash bonus and variable compensation plans in which our named executive officers may participate for fiscal year 2013, if the merger is completed after September 30, 2012, provided that the maximum amount payable under each such fiscal year 2013 plan shall not exceed the maximum amount payable under the comparable fiscal year 2012 plan. The cash value of the pro-rated 2012 fiscal cash bonuses payable, based upon our current performance expectations, to our named executive officers in the event that the merger is completed on August 31, 2012 are described in the table in the section below entitled “—Potential Payments in Connection with a Change in Control” beginning on page 55 of this proxy statement. Ariba has not yet taken any action to approve payment of fiscal year 2012 cash bonuses or to establish bonus and variable compensation plans for fiscal year 2013.

Arrangements between Named Executive Officers and SAP

There are no employment agreements, retention arrangements, or other contractual rights between SAP and any of our named executive officers. Subject to approval of the SAP Supervisory Board, SAP intends to nominate Mr. Calderoni to the SAP Global Managing Board after closing of the merger.

Potential Payments in Connection with a Change in Control

The following table is intended to comply with Item 402(t) of Regulation S-K and sets forth the amount of payments and benefits that may be paid or become payable to each named executive officer of Ariba in connection with the merger pursuant to the employment and/or severance arrangements described above, assuming (i) the completion of the merger occurs on August 31, 2012 and (ii) for purposes of estimating the value of benefits that are conditioned upon termination of the named executive officer’s service under certain circumstances in connection with or following the merger (such benefits, “double-trigger” benefits), that the officer’s service terminates under those circumstances on that date.

Golden Parachute Compensation

Name	Cash ($)(1)		Equity ($)(2)	Perquisites/ Benefits($)(3)	Tax Reimbursement ($)(4)	Other ($)(5)	Total ($)(6)
Robert M. Calderoni(7)	9,525,307	(8)	33,461,190	23,977	0	0	43,010,474
Ahmed Rubaie(9)	1,511,202	(10)	10,374,165	32,763	0	0	11,918,130
Kevin S. Costello(9)	3,278,005	(11)	22,374,990	25,337	0	0	25,678,332
Kent L. Parker(9)	1,318,163	(12)	8,813,790	22,558	0	0	10,154,511

(1)

As discussed in the footnotes for this table, each of our named executive officers, pursuant to his respective employment or severance agreements, is entitled to receive double-trigger cash severance benefits in the event that he incurs a qualifying termination within 12 months following a change of control (double-trigger benefit), and, pursuant to the terms of the merger agreement, is entitled to receive a pro-rated annual cash bonus (based on estimated performance) for the 2012 fiscal year if the merger closes prior to September 30,

2012 (single-trigger benefit). Assuming the merger closes on August 31, 2012 and subject to the assumptions described in these footnotes, the dollar value of these single-trigger and double-trigger cash benefits are as follows:

Name	Single-Trigger ($)	Double-Trigger ($)
Robert M. Calderoni	1,050,307	8,475,000	*
Ahmed Rubaie	311,202	1,200,000	*
Kevin S. Costello	778,005	2,500,000	*
Kent L. Parker	365,663	952,500	*

*	Mr. Calderoni’s double-trigger cash benefits comprise payments made under two separate agreements: (i) $3,375,000 in cash severance benefits payable under the Calderoni severance agreement and (ii) $5,100,000 in cash severance benefits payable under the Calderoni retention agreement. The double-trigger cash benefits for the remaining named executive officers is the amount payable under their respective severance or employment agreements. The cash severance benefits for our named executive officers are described in the section above entitled “—Interests of our Named Executive Officers—Existing Employment and Severance Arrangements with Ariba” beginning on page 48 of this proxy statement.

(2)	Assumes full vesting of all time-vested RSUs and vesting of PSUs at the 200% level for each named executive officer upon a termination without cause or a termination for good reason on August 31, 2012 (double-trigger acceleration). The cash value of RSUs and PSUs held by our named executive officers that are subject to double-trigger vesting and that are reflected in the table is as follows:

Name	RSUs ($)	PSUs ($)
Robert M. Calderoni	N/A	33,461,190
Ahmed Rubaie	1,560,375	8,813,790
Kevin S. Costello	3,900,870	18,474,120
Kent L. Parker	N/A	8,813,790

The terms under which vesting acceleration may apply to each of our named executive officers with respect to the equity awards reflected in this table are described in the section above entitled “—Treatment in the Merger of the Ariba Equity Awards Held by our Named Executive Officers” beginning on page 51 of this proxy statement, and the relative share numbers and values as between the fiscal year 2011 PSUs and the fiscal year 2012 PSUs are reflected in the table included in that section. If the merger has not closed by November 15, 2012 and certain conditions are met, each of the named executive officers may receive additional PSUs as described in the section above entitled “—Additional Authority with Respect to Compensation Matters Reserved under the Merger Agreement” beginning on page 54 of this proxy statement. In such an event, the value reflected in this column for the applicable named executive officer would increase.

(3)	Includes the amount of COBRA premiums that will become payable in the event of a qualifying termination under each named executive officer’s applicable severance arrangement within 12 months following a change in control, with payments to be made for a period of up to 18 months (24 months in the case of Mr. Rubaie; provided, however, that the period of COBRA continuation coverage is limited to 18 months by law). The values of the COBRA premiums reflected in the table are based on the assumption that the current monthly cost of such benefits would apply immediately upon commencement of such coverage and that these costs would increase by 10% annually. The COBRA benefits are double-trigger benefits in that they will apply only if the named executive officer experiences a qualifying termination under his severance agreement.
(4)

Although our named executive officers’ existing severance or employment agreements provide them, under certain circumstances, with tax gross-ups in the event Code Sections 280G and 4999 apply to their compensation in connection with a change in control (see “—Interests of our Named Executive Officers—Existing Employment and Severance Agreements with Ariba” beginning on page 48 of this proxy statement), based on the following key assumptions, no named executive officer will receive a tax gross-up payment in connection with the merger: (a) the merger closes on August 31, 2012; (b) the officer’s employment is involuntarily terminated on that date; (c) the per share merger consideration is $45.00; and

(d) the value under the Section 280G rules of the fiscal year 2011 PSUs relates only to the remaining time-based vesting requirements, since the performance-based vesting requirements will have been satisfied without regard to the merger and without regard to whether or not Ariba effects a termination of such PSUs (see “—Treatment in the Merger of the Ariba Equity Awards Held by our Named Executive Officers—Performance-Based Restricted Stock Units” beginning on page 51 of this proxy statement).
(5)	Excludes the value of any potential benefit related to the liability insurance or indemnification that may be obtained for the benefit of Ariba’s senior management, including the named executive officers. The merger agreement permits Ariba to obtain such coverage, provided the aggregate cost of premiums does not exceed $3,000,000. See “—Authorization to Purchase Insurance for the Benefit of Ariba’s Senior Management” beginning on page 54 of this proxy statement. As of the date of this proxy statement, Ariba expects to provide such insurance if it is available. However, Ariba does not know whether such insurance is available or, if it is available, who the beneficiaries will be (which could be Ariba or members of Ariba’s management), what amount of coverage will be purchased or the relative amount of coverage allocated to any individual named executive officer. Moreover, if Ariba obtains insurance that names Ariba rather than Ariba’s management as beneficiaries under the policy, Ariba’s management may be indemnified up to the limits of the policy in order to provide them with the benefits of the insurance coverage. If Ariba does obtain such insurance or provide for such indemnification prior to closing of the merger, and if any value of a portion of the premium or indemnification is attributed to a named executive officer, then the value reflected in the “Other” and the “Total” columns of the table for the applicable named executive officer may increase.
(6)	The total amount is an estimate based on the multiple assumptions described herein. The actual total amount received by a named executive officer may differ in material respects from the amount reflected in this column depending on future circumstances.
(7)	The benefits to which Mr. Calderoni is entitled under his existing agreements with Ariba are described above in the section entitled “—Existing Employment and Severance Arrangements with Ariba—Robert M. Calderoni beginning on page 48 of this proxy statement.” In addition, as more fully described above in the section entitled “—Termination and Liquidation of Certain Compensation Arrangements” beginning on page 53 of this proxy statement, pursuant to the merger agreement we retain authority to terminate and pay amounts and benefits under the Calderoni severance agreement (including with respect to PSUs) and the Calderoni retention agreement and to pay him the total amount reflected in the table above at or soon after closing without requiring him to terminate his employment to receive such amounts.
(8)	Pursuant to the terms of the merger agreement, if the completion of the merger occurs before September 30, 2012, Mr. Calderoni will be entitled to receive a pro-rated fiscal year 2012 bonus at closing. Assuming a closing date of August 31, 2012, Mr. Calderoni’s pro-rated fiscal year 2012 bonus is estimated to be in the amount of $1,050,307, which assumes deemed achievement of 170% relative to target performance under Ariba’s Executive Bonus Plan for the 2012 fiscal year. If the merger does not close by September 30, 2012, the merger agreement covenants allow Ariba to adopt a fiscal year 2013 cash bonus plan in which Mr. Calderoni may participate, provided that the terms of the bonus plan are consistent with past practice and amounts payable to Mr. Calderoni under such plan cannot exceed the maximum amount payable to him under the comparable fiscal year 2012 bonus plan.
(9)	The benefits to which Messrs. Costello, Parker and Rubaie are entitled under their existing agreements with Ariba are described above in the section entitled “—Existing Employment and Severance Arrangements with Ariba—Ahmed Rubaie, Kevin S. Costello, and Kent L. Parker” beginning on page 50 of this proxy statement.
(10)

Pursuant to the terms of the merger agreement, if the completion of the merger occurs before September 30, 2012, Mr. Rubaie will be entitled to receive a pro-rated fiscal year 2012 bonus at closing. Assuming a closing date of August 31, 2012, Mr. Rubaie’s pro-rated fiscal year 2012 bonus is estimated to be in the amount of $311,202, which assumes deemed achievement of 170% relative to target performance under Ariba’s Executive Bonus Plan for the 2012 fiscal year. If the merger does not close by September 30, 2012, the merger agreement covenants allow Ariba to adopt a fiscal year 2013 cash bonus plan in which Mr. Rubaie may participate, provided that (i) Mr. Rubaie is not entitled to receive such a bonus if receipt of the bonus could subject him to an excise tax under Sections 280G and 4999 of the Code and (ii) the terms of any such bonus plan must be consistent with past practice and amounts payable to Mr. Rubaie under such plan cannot exceed the maximum amount payable to him under the comparable fiscal year 2012 bonus plan.

(11)	Pursuant to the terms of the merger agreement, if the completion of the merger occurs before September 30, 2012, Mr. Costello will be entitled to receive a pro-rated fiscal year 2012 bonus at closing. Assuming a closing date of August 31, 2012, Mr. Costello’s pro-rated fiscal year 2012 bonus is estimated to be in the amount of $778,005, which assumes deemed achievement of 170% relative to target performance under Ariba’s Executive Bonus Plan for the 2012 fiscal year. If the merger does not close by September 30, 2012, the merger agreement covenants allow Ariba to adopt a fiscal year 2013 cash bonus plan in which Mr. Costello may participate, provided that (i) Mr. Costello is not entitled to receive such a bonus if receipt of the bonus could subject him to an excise tax under Sections 280G and 4999 of the Code and (ii) the terms of any such bonus plan must be consistent with past practice and amounts payable to Mr. Costello under such plan cannot exceed the maximum amount payable to him under the comparable fiscal year 2012 bonus plan. In addition, as more fully described above in the section entitled “—Termination and Liquidation of Certain Compensation Arrangements” beginning on page 53 of this proxy statement, pursuant to the merger agreement we retain authority to amend Mr. Costello’s severance agreement prior to closing of the merger and pay him at or soon after closing up to $100,000 of his severance benefits without requiring him to terminate employment to the extent that such action must be taken to comply with Section 409A of the Code in connection with any termination and payment of Mr. Calderoni’s severance and retention payments and benefits.
(12)	Pursuant to the terms of the merger agreement, if the completion of the merger occurs before September 30, 2012, Mr. Parker will be entitled to receive a pro-rated fiscal year 2012 bonus at closing. Assuming a closing date of August 31, 2012, Mr. Parker’s pro-rated fiscal year 2012 bonus is estimated to be in the amount of $365,663, which assumes deemed achievement of 170% relative to target performance under Ariba’s Executive Bonus Plan for the 2012 fiscal year. If the merger does not close by September 30, 2012, the merger agreement covenants allow Ariba to adopt a fiscal year 2013 cash bonus plan in which Mr. Parker may participate, provided that (i) Mr. Parker is not entitled to receive such a bonus if receipt of the bonus could subject him to an excise tax under Sections 280G and 4999 of the Code and (ii) the terms of any such bonus plan must be consistent with past practice and amounts payable to Mr. Parker under such plan cannot exceed the maximum amount payable to him under the comparable fiscal year 2012 bonus plan.

Indemnification and Insurance

For a period of six years from and after the effective time, the surviving corporation will (and SAP will cause the surviving corporation to) indemnify and hold harmless our past and present directors, officers and employees to the same extent such persons were indemnified as of the date of the merger agreement by us pursuant to applicable law, our certificate of incorporation and bylaws, and specified indemnification agreements in existence on the date of the merger agreement, arising out of acts or omissions in their capacity as our directors, officers or employees occurring at or prior to the effective time of the merger. The surviving corporation will (and SAP will cause the surviving corporation to) advance expenses (including reasonable legal fees and expenses) incurred in the defense of any actions with respect to the matters subject to indemnification pursuant to the preceding sentence in accordance with the procedures set forth in our certificate of incorporation and bylaws, and indemnification agreements, if any, in existence on the date of the merger agreement; provided, however, that any of our directors, officers or employees to whom expenses are advanced undertakes, to the extent required by the DGCL, to repay such advanced expenses to the surviving corporation if it is ultimately determined that such director, officer or employee is not entitled to indemnification under applicable law.

We have entered into indemnification agreements with each of our directors and certain officers. Each indemnification agreement provides that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in his, her or its capacity as our director, officer, employee or agent, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his, her or its conduct was unlawful. In the event that we do not assume the defense of a claim against such director or officer, we are required to advance his, her or its expenses in connection with his, her or its defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us.

In the event the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, assumes the obligations described above (without relieving SAP of the obligations described above).

Ariba will obtain prior to the effective time of the merger a “tail” insurance policy with a claims period of six years from the effective time of the merger with respect to directors’ and officers’ liability insurance covering those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policy, for acts or omissions occurring prior to the effective time of the merger, on terms that are no less favorable than our policies in effect on the date of the merger agreement.

Appraisal Rights

If you do not vote for the adoption of the merger agreement at the special meeting and otherwise comply with the applicable statutory procedures of Section 262 of the DGCL, summarized herein, you may be entitled to appraisal rights under Section 262 of the DGCL. In order to exercise and perfect appraisal rights, a record holder of our common stock must follow the steps prescribed in Section 262 of the DGCL and summarized below properly and in a timely manner.

Section 262 of the DGCL is reprinted in its entirety as Annex C to this proxy statement. Set forth below is a summary description of Section 262 of the DGCL. The following summary is intended to describe the material aspects of Section 262 of the DGCL and is qualified in its entirety by reference to Annex C to this proxy statement. All references in Section 262 and this summary to “stockholder” are to the record holder of the shares of our common stock immediately prior to the effective date of the merger as to which appraisal rights are asserted. Failure to comply strictly with the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

ANY ARIBA STOCKHOLDER WHO WISHES TO EXERCISE APPRAISAL RIGHTS OR WHO WISHES TO PRESERVE HIS, HER OR ITS RIGHT TO DO SO SHOULD REVIEW ANNEX C CAREFULLY AND SHOULD CONSULT HIS, HER OR ITS LEGAL ADVISOR, SINCE FAILURE TO TIMELY AND PROPERLY COMPLY WITH THE PROCEDURES SET FORTH THEREIN WILL RESULT IN THE LOSS OF SUCH RIGHTS.

Under the DGCL, holders of our common stock who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Delaware Court of Chancery, or the Delaware Court, and to receive payment in cash of the “fair value” of those shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, on the amount determined to be the fair value.

Under Section 262 of the DGCL, where a proposed merger for which appraisal rights are provided under Section 262 of the DGCL is to be submitted for approval at a meeting of stockholders, as in the case of the special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement constitutes such notice to the holders of our common stock and Section 262 of the DGCL is attached as Annex C to this proxy statement.

If you wish to exercise appraisal rights, you must not vote for the adoption of the merger agreement and you must deliver to Ariba, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of our common stock. If you sign and return a proxy card or vote by submitting a proxy via the Internet or by telephone or by attending the special meeting and voting in person without expressly directing that your shares of our common stock be voted against the adoption of the merger agreement or you abstain from voting your shares of our common stock on the adoption of the merger agreement, you will effectively waive your appraisal rights because your shares represented by the proxy will be voted for the adoption of the merger agreement. Accordingly, if you desire to exercise and perfect appraisal rights with respect to any of your shares of common stock, you must either refrain from executing and returning the enclosed proxy card and from voting in person or by submitting a proxy via the Internet or by telephone in favor of the proposal to adopt the merger agreement or you must vote against the proposal or abstain from voting for the proposal by checking either the “against” or the “abstain” box next to the proposal on such card or vote in person or in a proxy submitted via the Internet or by telephone. A vote or proxy against the adoption of the merger agreement, an abstention or a failure to vote altogether will not, in and of itself, constitute a demand for appraisal.

A demand for appraisal will be sufficient if it reasonably informs Ariba of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise your appraisal rights, you must be the record holder of such shares of our common stock on the date the written demand for appraisal is made and you must continue to hold such shares through the effective date of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective date of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of our common stock on July 19, 2012, the record date for the special meeting, is entitled to assert appraisal rights for such shares of our common stock registered in that holder’s name. A demand for appraisal should be executed by or on behalf of the holder of record, exactly as the holder’s name appears on the stock certificates, should specify the holder’s mailing address and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including one for two or more joint owners, may execute the demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for such owner or owners.

A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares of our common stock held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand should set forth the number of shares as to which appraisal is sought. Where the number of shares of our common stock is not expressly stated, the demand will be presumed to cover all shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to: Ariba, Inc., 910 Hermosa Court, Sunnyvale, California 94085, Attention: Corporate Secretary.

Within 10 days after the effective date of the merger, we, as the surviving corporation, will notify each stockholder who properly asserted appraisal rights under Section 262 and has not voted for the adoption of the merger agreement of the effective date of the merger. Within 120 days after the effective date of the merger, but not thereafter, we or any stockholder who has complied with the statutory requirements summarized above may commence an appraisal proceeding by filing a petition in the Delaware Court demanding a determination of the value of the shares held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares. We are not under any obligation, and we have no present intention, to file a petition with respect to appraisal of the value of the shares. Accordingly, if you wish to exercise your appraisal rights, you should regard it as your obligation to take all steps necessary to perfect your appraisal rights in the manner prescribed in Section 262 of the DGCL.

Within 120 days after the effective date of the merger, any stockholder who has complied with the provisions of Section 262 of the DGCL will be entitled, upon written request, to receive from us a statement setting forth the aggregate number of shares of our common stock not voted in favor of the merger and with respect to which demands for appraisal have been received by us, and the aggregate number of holders of such shares. Such statement must be mailed to the stockholder within 10 days after the written request therefor has been received by us or within 10 days after expiration of the period for delivery of appraisal demands, whichever is later. A person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file an appraisal petition or request from us the statement described in this paragraph.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days after such service, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Delaware Court, the Delaware Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court may require the stockholders who demanded appraisal rights of our shares of common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceeding and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder.

After the Delaware Court determines which stockholders are entitled to appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceeding the Delaware Court will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Delaware Court will take into account all relevant factors. Unless the Delaware Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. If you are considering seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 of the DGCL could be more than, the same as or less than the consideration you are entitled to receive pursuant to the merger agreement if you did not seek appraisal of your shares and that investment banking opinions as to the fairness from a financial point of view of the consideration payable in a merger are not necessarily opinions as to fair value under Section 262 of the DGCL.

The Delaware Court will direct the payment of the fair value of the shares of our common stock to those stockholders who have perfected appraisal rights, together with interest, if any. The Delaware Court will determine the amount of interest, if any, to be paid on the amounts to be received by persons whose shares of our common stock have been appraised. The costs of the action (which do not include attorneys’ or expert fees or expenses) may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable. The Delaware Court may also order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including without limitation reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective date of the merger, be entitled to vote his, her or its shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of our common stock as of a date prior to the effective date of the merger.

At any time within 60 days after the effective date of the merger, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw his, her or its demand for appraisal and to accept the cash payment for his, her or its shares pursuant to the merger agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal only with our written consent. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective date of the merger, a stockholder’s right to appraisal will cease and he or she will be entitled to receive the cash payment for his, her or its shares pursuant to the merger agreement, as if he or she had not demanded appraisal of his, her or its shares. No petition timely filed in the Delaware Court demanding appraisal will be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned on such terms as the Delaware Court deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her or its demand for appraisal and accept the merger consideration offered pursuant to the merger agreement within 60 days after the effective date of the merger.

If you properly demand appraisal of your shares of our common stock under Section 262 and you fail to perfect, or effectively withdraw or lose, your right to appraisal, as provided in the DGCL, your shares will be converted into the right to receive the consideration receivable with respect to such shares in accordance with the merger agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the merger, or if you deliver to us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective date of the merger will require our written approval.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

THE PROCESS OF DEMANDING AND EXERCISING APPRAISAL RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL PREREQUISITES. THOSE INDIVIDUALS OR ENTITIES WISHING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE UNDER SECTION 262 OF THE DGCL. TO THE EXTENT THERE ARE ANY INCONSISTENCIES BETWEEN THE FOREGOING SUMMARY AND SECTION 262 OF THE DGCL, THE DGCL SHALL GOVERN.

Treatment of Outstanding Stock Options, Restricted Stock Units, Performance-Based Restricted Stock Units and Restricted Stock

Each Ariba stock option (whether vested or unvested) that is unexpired, unexercised and outstanding at the effective time of the merger will be cancelled and converted into the right to receive as soon as practicable (but in no event later than 30 days) following the effective time of the merger, an amount in cash equal to the product of (i) the aggregate number of shares subject to such stock option and (ii) the excess (if any) of the per share merger consideration of $45.00 over the applicable exercise price per share of such stock option (without interest and less any applicable withholding taxes). Stock options with an exercise price greater than $45.00 per share will be cancelled without the payment of consideration.

With respect to each share of our common stock that immediately prior to the effective time of the merger remains subject to our outstanding right to claim the return of such share under the terms of any time-based restricted stock unit, performance-based restricted stock unit or restricted stock award, such share will be treated as follows:

•

Each holder of any such restricted stock unit, performance-based restricted stock unit or share of restricted stock (other than those held by non-employee directors) that is unvested at the effective time of the merger will be entitled to receive the per share merger consideration of $45.00 for each share of our common stock underlying such restricted stock unit, performance-based restricted stock unit and restricted stock (without interest and less any applicable withholding taxes), with such payment to be made on the date upon which each such restricted stock unit, performance-based restricted stock unit and restricted stock would have vested under the terms and conditions set forth in the applicable award agreements and any other applicable contract (except that if such terms and conditions are not satisfied and time-based vesting ceases to continue at any point and does not otherwise accelerate pursuant to the terms of the applicable equity plan award agreements or other applicable contract, no cash payment will be made with respect to such restricted stock unit, performance-based restricted stock unit or restricted stock).

•

Each performance-based restricted stock unit granted in October 2010 with respect to our 2011 fiscal year and each performance-based restricted stock unit granted in November 2011 with respect to our 2012 fiscal year will be treated as if the award had achieved performance at 200% of the target level of performance. Following the effective time of the merger, the merger consideration payable with respect to performance-based restricted stock units pursuant to the above will not be subject to any of the performance-based vesting terms that applied to such awards prior to the merger, but will continue to be subject to the time-based vesting terms that are applicable to such awards.

•

All restricted stock units held by non-employee directors at the effective time of the merger will be cancelled in exchange for the right to receive the per share merger consideration of $45.00 for each share underlying each cancelled unit (without interest and less any applicable withholding taxes) as soon as practicable (but in no event later than 30 days) following the effective time of the merger.

•

Prior to the completion of the merger, we will take all actions necessary to effectuate the foregoing actions relating to outstanding stock options, restricted stock units, performance-based restricted stock units and shares of restricted stock and we will terminate all of our equity plans at or prior to completion of the merger.

Our named executive officers are entitled to accelerated vesting of their equity awards pursuant to their individual severance agreements if they experience a qualifying termination of employment following the merger and our employee directors are entitled to accelerated vesting of their equity awards pursuant to the terms of the awards. See the section entitled “The Merger—Interests of Ariba’s Directors and Named Executive Officers in the Merger—Interests of Non-Employee Directors” beginning on page 47 of this proxy statement and “The Merger—Interests of Ariba’s Directors and Named Executive Officers in the Merger—Interests of our Named Executive Officers” beginning on page 48 of this proxy statement for details regarding these arrangements.

Treatment of Purchase Rights under Employee Stock Purchase Plan

Each current offering period in progress as of the date of the merger agreement under the Ariba, Inc. Employee Stock Purchase Plan will continue after the date of the merger agreement and shares will be issued on the next currently scheduled purchase date that occurs after the date of the merger agreement (subject to the terms and conditions of the Employee Stock Purchase Plan). However, any offering period in progress as of the effective time of the merger will be shortened to two business days before the date on which the effective time occurs and each then outstanding option under the Employee Stock Purchase Plan will be automatically exercised on such date. Any purchased shares under the Employee Stock Purchase Plan will be converted into the right to receive the merger consideration, subject to any withholding of taxes required by applicable law. As of or immediately prior to the effective time of the merger, we will terminate the Employee Stock Purchase Plan. We will also take any actions necessary to give effect to the foregoing transactions and to avoid the commencement of a new offering period following the date of the merger agreement and prior to the effective time of the merger.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by SAP and us and specified in the certificate of merger. The filing of the certificate of merger will occur on the date of closing, which will take place on a date to be specified by SAP, merger sub and us and which will be no later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by SAP and us. We currently anticipate the merger to be completed in the fourth quarter of calendar year 2012.

Delisting and Deregistration of Our Common Stock

If the merger is completed, our common stock will be delisted from and will no longer be traded on The NASDAQ Global Select Market and will be deregistered under the Exchange Act. Following the closing of the merger, we will no longer be an independent public company.

Material United States Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Ariba common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Ariba common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Ariba common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of our common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Ariba common stock through the exercise of options or otherwise as compensation, holders who hold their Ariba common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, non-U.S. holders who own, actually or constructively, more than 5% of Ariba’s common stock, and holders who exercise appraisal rights. This discussion does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder. In addition, the discussion does not address any tax consequences arising under the unearned income Medicare contribution tax imposed pursuant to the Health Care and Education Reconciliation Act of 2010 (which is generally effective for taxable years beginning after December 31, 2012).

This discussion provides only a general summary of the material U.S. federal income tax consequences of the merger to holders of Ariba common stock. It is not a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service may not agree with the tax consequences described in this proxy statement. No ruling has been or will be sought from the Internal Revenue Service as to the tax consequences of the merger.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Ariba common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of such a partnership holding Ariba common stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the receipt of cash in exchange for shares of Ariba common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Ariba common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or individual resident of the United States for U.S. federal income tax purposes;

•

a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Ariba common stock that is not a U.S. holder.

U.S. Holders.

The conversion of shares of Ariba common stock into cash pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of federal income taxation. The deductibility of capital losses is subject to limitations. If a U.S. holder acquired different blocks of Ariba common stock at different times or different prices, such U.S. holder must determine its tax basis, holding period, and gain or loss separately with respect to each block of Ariba common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting on the cash received in the merger unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply at the applicable rate (currently, 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders.

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

•

the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding (currently, at a rate of 28%) will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES RELEVANT TO ARIBA STOCKHOLDERS. THE TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. YOU SHOULD CONSULT YOUR TAX ADVISOR CONCERNING THE FEDERAL, STATE, LOCAL, FOREIGN OR OTHER TAX CONSEQUENCES OF THE MERGER TO YOU.

Guaranty

Pursuant to the terms of the merger agreement, SAP AG has guaranteed to us the payment and performance of the obligations of SAP and merger sub under the merger agreement, in each case, as and when due pursuant to the terms of the merger agreement.

Regulatory Matters

Antitrust Laws

HSR Act. The closing of the merger is subject to expiration or termination of the applicable waiting period under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice and to the Federal Trade Commission and the applicable waiting period expires or is terminated. The HSR Act requires the parties to observe a 30-day waiting period (the “initial 30-day waiting period”), during which time the merger may not be consummated, unless that initial 30-day waiting period is terminated early. If, before the expiration of the initial 30-day waiting period, the Antitrust Division of the U.S. Department of Justice or the Federal Trade Commission issues a request for additional information (a “Second Request”), the parties may not consummate the transaction until 30 days after Ariba and SAP have each substantially complied with such request for additional information (unless this period is shortened pursuant to a grant of earlier termination or extended by agreement between the parties and the relevant antitrust agency). Ariba and SAP filed their respective notification and report forms pursuant to the HSR Act with the Antitrust Division of the U.S. Department of Justice and the Federal Trade Commission on May 31, 2012. On July 2, 2012, the Antitrust Division of the U.S. Department of Justice issued a Second Request to the parties. The parties are working with the Antitrust Division of the U.S. Department of Justice to supply requested information and address its questions.

At any time before or after the effective time of the merger, the Federal Trade Commission, the Antitrust Division of the U.S. Department of Justice, state attorneys general or private parties can file suit under the antitrust laws to enjoin consummation of the merger, to impose conditions on the merger, or to require divestitures. There can be no assurance that the merger will not be challenged on antitrust grounds or, if such a challenge is made, that the challenge will not be successful.

Other Jurisdictions. The completion of the merger is also subject to comparable notifications under the antitrust laws of various foreign jurisdictions, including Austria, Brazil, the United Kingdom and Australia. Ariba and SAP filed mandatory notifications with the appropriate governmental entities in Austria and Brazil on May 30, 2012. The Austrian Federal Competition Authority approved the transaction on June 28, 2012. Ariba and SAP made an informal submission to the United Kingdom’s Office of Fair Trading on June 26, 2102. Ariba and SAP submitted a courtesy letter on July 2, 2012 to the Australian Competition and Consumer Commission. Some of these jurisdictions, including Brazil, do not require regulatory approval, consent or agreement prior to completing the merger. With respect to jurisdictions that do require regulatory approval, consent or agreement prior to completing the merger, Ariba and SAP expect to observe the applicable waiting periods prior to completing the merger. It is possible that any of the governmental entities with which notifications are filed may seek, as conditions for granting approval of the merger, various regulatory concessions. There can be no assurance that Ariba and SAP will be able or willing to satisfy or comply with these conditions.

U.S. National Security Regulations

The Foreign Investment and National Security Act of 2007, which we refer to as “FINSA,” and the Exon-Florio Amendments to the Defense Production Act of 1950, empower the President of the United States of America to review and, if necessary, prohibit or suspend an acquisition of, or investment in, a U.S. company by a “foreign person” if the President, after investigation, determines that the foreign person’s control threatens to impair the national security of the United States. Pursuant to FINSA, CFIUS has been statutorily delegated the authority to receive notices of proposed transactions, determine when an investigation is warranted, conduct investigations, require mitigation measures and submit recommendations to the President to suspend or prohibit the completion of transactions or to require divestitures of completed transactions. A party or parties to a transaction may, but are not required to, submit to CFIUS a voluntary notice of the transaction, except in limited circumstances, which do not apply in this case. CFIUS also has the power to initiate reviews on its own in the absence of a voluntary notification. The parties filed a voluntary notice with CFIUS pursuant to FINSA and its implementing regulations and on July 12, 2012, received written notification from CFIUS that it had reviewed the transaction, had determined that there were no unresolved national security concerns, and had concluded action with respect to the transaction. See “The Merger Agreement—Conditions to Closing the Merger” beginning on page 83 of this proxy statement.

Certain Litigation

Between May 23, 2012 and June 15, 2012, six plaintiffs filed purported class action lawsuits against Ariba, our directors, merger sub, SAP and unnamed “Doe” defendants in connection with the proposed merger. Four of those purported class actions were brought in the Superior Court of the State of California, County of Santa Clara, captioned Francl v. Ariba, Inc., et al. (May 23, 2012), Wright v. Ariba, Inc., et al. (May 25, 2012), Miller v. Ariba, Inc., et al., (June 1, 2012), and Gillock v. Ariba, Inc., et al. (June 15, 2012). The other two purported class actions were brought in the Court of Chancery of the State of Delaware, captioned Silverberg v. Ariba, Inc., et al. (May 24, 2012) and Corbett v. Calderoni, et al. (May 31, 2012). Each of the lawsuits alleges that the defendants breached and/or aided and abetted the breach of their fiduciary duties to our stockholders by seeking to sell Ariba through an allegedly unfair process and for an unfair price and on unfair terms. The lawsuits seek, among other things, equitable relief that would enjoin the merger, damages, and attorneys’ fees and costs. The plaintiffs in Francl and in Wright further seek rescission of the merger agreement (to the extent it has already been implemented). On June 5, 2012, the plaintiff in Silverberg filed an amended complaint, adding allegations that the preliminary proxy statement we filed on June 1, 2012 was materially false and misleading. On June 6, 2012, the plaintiff in Silverberg filed motions for a preliminary injunction and for expedited proceedings. On June 8, 2012, counsel for the plaintiffs in Silverberg and Corbett filed a letter with the Delaware Chancery Court informing the court that they had agreed with counsel for the plaintiffs in the California cases to coordinate the litigation of their claims until the time of a shareholder vote through the California cases. On June 11, 2012, plaintiffs in Francl, Wright, and Miller, all pending before the Superior Court of the State of California, filed a stipulation of consolidation with the Court, which was endorsed by the Court on June 13, 2012. On June 14, 2012, those plaintiffs filed an amended consolidated class action complaint, In re Ariba, Inc. Shareholder Litigation, alleging substantially the same claims and seeking substantially the same relief as in their individual purported class action lawsuits, and adding allegations that the preliminary proxy statement was materially false and misleading.

THE MERGER AGREEMENT

The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We urge you to read carefully the merger agreement in its entirety because this summary may not contain all the information about the merger agreement that is important to you.

The merger agreement and the following description have been included to provide you with information regarding the terms of the merger agreement. It is not intended to provide any other factual information about Ariba or SAP. Such information can be found elsewhere in this proxy statement and in the other public filings we and SAP make with the SEC, which are available, without charge, at http://www.sec.gov.

The representations and warranties described below and included in the merger agreement were made for the purposes of the merger agreement by SAP and us to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and may be subject to important qualifications and limitations agreed to by SAP and us in connection with negotiating the terms of that agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, or may have been made for the purpose of allocating risk between SAP and us rather than establishing the matters addressed by such representations and warranties as facts. The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding SAP and us or our respective businesses.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, merger sub, a wholly-owned subsidiary of SAP and a party to the merger agreement, will merge with and into us. We will survive the merger as a wholly-owned subsidiary of SAP and the separate corporate existence of merger sub will cease.

Effective Time; Closing

The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such later time as is agreed upon by SAP and us and specified in the certificate of merger. The filing of the certificate of merger will occur on the date of closing, which will take place on a date to be specified by SAP, merger sub and us and which will be no later than the second business day after satisfaction or waiver of the conditions to the closing of the merger set forth in the merger agreement and described in this proxy statement, or at such other time as is agreed upon by SAP and us. Although we expect to complete the merger as soon as possible following the special meeting of our stockholders (if our stockholders adopt the merger agreement), we cannot specify when or assure that we and SAP will satisfy or waive all of the conditions to the closing of the merger. See “—Conditions to the Closing of the Merger” beginning on page 83 of this proxy statement.

Merger Consideration

The merger agreement provides that each share of our common stock outstanding immediately prior to the effective time of the merger will be converted at the effective time of the merger into the right to receive $45.00 in cash, without interest and less any applicable withholding taxes, except that shares held by us as treasury stock or by any of our subsidiaries or by SAP or any of its subsidiaries will be cancelled and no payment will be made with respect to those shares, and shares held by stockholders who perfect appraisal rights with respect to any such shares will be treated as described under “The Merger—Appraisal Rights” beginning on page 59 of this proxy statement.

Treatment of Outstanding Stock Options, Restricted Stock Units, Performance-Based Restricted Stock Units and Restricted Stock

Each Ariba stock option (whether vested or unvested) that is unexpired, unexercised and outstanding at the effective time of the merger will be cancelled and converted into the right to receive as soon as practicable (but in no event later than 30 days) following the effective time of the merger, an amount in cash equal to the product of (i) the aggregate number of shares subject to such stock option and (ii) the excess (if any) of the per share merger consideration of $45.00 over the applicable exercise price per share of such stock option (without interest and less any applicable withholding taxes). Stock options with an exercise price greater than $45.00 per share will be cancelled without the payment of consideration. With respect to each share of our common stock that immediately prior to the effective time of the merger remains subject to our outstanding right to claim the return of such share under the terms of any time-based restricted stock unit, performance-based restricted stock unit or restricted stock award, such share will be treated as follows:

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Each holder of any such restricted stock unit, performance-based restricted stock unit or share of restricted stock (other than those held by non-employee directors) that is unvested at the effective time of the merger will be entitled to receive the per share merger consideration of $45.00 for each share of our common stock underlying such restricted stock unit, performance-based restricted stock unit and restricted stock (without interest and less any applicable withholding taxes), with such payment to be made on the date upon which each such restricted stock unit, performance-based restricted stock unit and restricted stock would have vested under the terms and conditions set forth in the applicable award agreements and any other applicable contract (except that if such terms and conditions are not satisfied and time-based vesting ceases to continue at any point and does not otherwise accelerate pursuant to the terms of the applicable equity plan award agreements or other applicable contract, no cash payment will be made with respect to such restricted stock unit, performance-based restricted stock unit or restricted stock).

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Each performance-based restricted stock unit granted in October 2010 with respect to our 2011 fiscal year and each performance-based restricted stock unit granted in November 2011 with respect to our 2012 fiscal year will be treated as if the award had achieved performance at 200% of the target level of performance. Following the effective time of the merger, the merger consideration payable with respect to performance-based restricted stock units pursuant to the above will not be subject to any of the performance-based vesting terms that applied to such awards prior to the merger, but will continue to be subject to the time-based vesting terms that are applicable to such awards.

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All restricted stock units held by non-employee directors at the effective time of the merger will be cancelled in exchange for the right to receive the per share merger consideration of $45.00 for each share underlying each cancelled unit (without interest and less any applicable withholding taxes) as soon as practicable (but in no event later than 30 days) following the effective time of the merger.

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Prior to the completion of the merger, we will take all actions necessary to effectuate the foregoing actions relating to outstanding stock options, restricted stock units, performance-based restricted stock units and shares of restricted stock and we will terminate all of our equity plans at or prior to completion of the merger.

Our named executive officers are entitled to accelerated vesting of their equity awards pursuant to their individual severance agreements if they experience a qualifying termination of employment following the merger and our non-employee directors are entitled to accelerated vesting of their equity awards pursuant to the terms of the awards. See the section entitled “The Merger—Interests of Ariba’s Directors and Named Executive Officers in the Merger—Interests of Non-Employee Directors” beginning on page 47 of this proxy statement and “The Merger—Interests of Ariba’s Directors and Named Executive Officers in the Merger—Interests of our Named Executive Officers” beginning on page 48 of this proxy statement for details regarding these arrangements.

Treatment of Purchase Rights under Employee Stock Purchase Plan

Each current offering period in progress as of the date of the merger agreement under the Ariba, Inc. Employee Stock Purchase Plan will continue after the date of the merger agreement and shares will be issued on the next currently scheduled purchase date that occurs after the date of the merger agreement (subject to the terms and conditions of the Employee Stock Purchase Plan). However, any offering period in progress as of the effective time of the merger will be shortened to two business days before the date on which the effective time occurs and each then outstanding option under the Employee Stock Purchase Plan will be automatically exercised on such date. Any purchased shares under the Employee Stock Purchase Plan will be converted into the right to receive the merger consideration, subject to any withholding of taxes required by applicable law. As of or immediately prior to the effective time of the merger, we will terminate the Employee Stock Purchase Plan. We will also take any actions necessary to give effect to the foregoing transactions and to avoid the commencement of a new offering period following the date of the merger agreement and prior to the effective time of the merger.

Surrender of Stock Certificates; Payment of Merger Consideration; Lost Certificates

Prior to the effective time of the merger, SAP will designate a paying agent and, at or promptly after the effective time of the merger and from time to time thereafter to the extent necessary, SAP will deposit, or cause to be deposited, with the paying agent funds sufficient to pay the aggregate merger consideration to which holders of our common stock will be entitled at the effective time of the merger.

As promptly as practicable after the effective time of the merger, the paying agent will mail to each person who was a holder of record of our common stock immediately prior to the effective time of the merger a letter of transmittal containing instructions for exchanging certificates representing such shares of our common stock. Such letter of transmittal will be accompanied by a substitute IRS Form W-9 or the applicable IRS Form W-8. After the effective time of the merger, each holder of a certificate previously representing such shares of our common stock will, upon surrender to the paying agent of a certificate, together with a properly completed letter of transmittal, be entitled to receive the merger consideration of $45.00 in cash, less any applicable withholding taxes, for each share of our common stock represented by such certificate.

No interest will be paid or shall accrue on the cash payable upon surrender of any such certificate. The cash paid upon surrender of any such certificate will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of our common stock formerly represented by such certificate.

If any such certificate has been lost, stolen, defaced or destroyed, the paying agent or the surviving corporation, as the case may be, will pay the merger consideration with respect to each share of our common stock formerly represented by such certificate upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen, defaced or destroyed and, if required by the surviving corporation, the posting by such person of a bond in an amount as the surviving corporation may direct as indemnity against any claim that may be made against the surviving corporation with respect to such certificate.

At any time following the nine-month anniversary of the closing date of the merger, the surviving corporation may require the paying agent to deliver to it any funds previously made available to the paying agent that have not been disbursed to holders of certificates that formerly represented shares of our common stock. After that point, stockholders will no longer be able to receive the merger consideration from the paying agent. Instead, they will be required to seek to obtain the merger consideration only the surviving corporation and in so doing will be treated as general creditors with respect to the payment of any such merger consideration, without any interest thereon.

Directors and Officers

The merger agreement provides that merger sub’s directors and officers immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the initial directors and continue as the officers, respectively, of the surviving corporation each to hold office in accordance with the certificate of incorporation and bylaws of the surviving corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

Representations and Warranties

We have made a number of representations and warranties to SAP and merger sub in the merger agreement regarding aspects of our business and other matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	our and our subsidiaries’ organization, good standing and qualification, organizational and governing documents, and similar corporate matters;

•	our subsidiaries;

•	our and our subsidiaries’ capital structure;

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our corporate power and authority to execute and deliver the merger agreement, to perform our obligations under the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us;

•	the approval of our board of directors of the merger agreement and the consummation of the transactions contemplated by the merger agreement;

•	the recommendation of our board of directors that our stockholders vote to adopt the merger agreement;

•	the inapplicability of any state takeover or similar statute or regulation to the merger agreement and the merger;

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the absence of any violation of our or our subsidiaries’ organizational or governing documents, certain contracts or laws or judgments to which we are subject as a result of our execution and delivery of the merger agreement and our consummation of the merger;

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the consents, approvals, notices and other similar actions with respect to governmental entities required as a result of our execution and delivery of the merger agreement and our consummation of the merger;

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the filing of required reports and other documents by us with the SEC since January 1, 2009, the compliance of such reports and documents with the applicable requirements of the federal securities laws, rules and regulations, the compliance of our financial statements included in such reports and documents with applicable accounting requirements and the rules and regulations of the SEC, the absence of any outstanding or unresolved comments received by us from the SEC and the absence of certain types of undisclosed liabilities;

•	compliance with the Sarbanes-Oxley Act of 2002;

•	the preparation of our financial statements included in our reports and documents filed with the SEC in accordance with GAAP;

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the absence of any joint venture, off-balance sheet partnership or other similar arrangement entered into for the purpose of, intended to, or with the known result of, avoiding the disclosure of any material transaction or material liability;

•	the maintenance by us of internal control over financial reporting and disclosure controls and procedures designed to ensure timely and adequate reporting;

•	the accuracy of the information supplied by us in connection with this proxy statement;

•	the conduct of our and our subsidiaries’ respective businesses in the ordinary course of business consistent with past practice, in each case from March 31, 2012 to the date of the merger agreement;

•	the absence, in each case from March 31, 2012 to the date of the merger agreement, of:

•	any material adverse effect;

•	amendments or other changes to our or our subsidiaries’ organizational or governing documents;

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sales, leases, licenses, transfers, mortgages or other encumbrances or the imposition of any liens on any intellectual property or any other material properties or assets, except in the ordinary course of business;

•	certain dividends or other distributions on our or our subsidiaries’ capital stock or entering into any agreement with respect to the voting or registration of our or our subsidiaries’ capital stock;

•	redemptions, purchases or other acquisitions of any of our or our subsidiaries’ outstanding shares;

•	any splits, combinations or reclassifications of, or issuances of securities in respect of, our or our subsidiaries’ capital stock;

•	mergers or consolidations with any third party or adoption of a plan of complete or partial liquidation or other reorganization of us or any material subsidiary;

•	additional indebtedness, issuances or sales of options, warrants or other rights to acquire any of our or our subsidiaries’ indebtedness, or modification of current indebtedness terms;

•	repurchases, prepayments or modifications of any of our or our subsidiaries’ indebtedness;

•	investments, loans or advances to any person or entity, other than to our subsidiary in the ordinary course of business and consistent with our past practice;

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increases in compensation or benefits payable or incurring payables to our directors, officers, employees, independent contractors or consultants, except for in the ordinary course of business consistent with past practice in base salaries or target bonuses;

•	any grant of any severance, separation, change in control or retention benefits;

•	any adoption or establishment of, or entry into, any amendment of, modification to or termination of, any employee benefit;

•	any action to waive or amend any performance or vesting criteria or accelerate vesting, exercisability or funding obligations under any benefit plan or benefit agreement;

•	changes to any assumptions used to calculate funding obligations with respect to any benefit plan or changes in the manner in which contributions to such plans are made or determined;

•	termination of the employment of any high level employee other than for “cause;”

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announcement, implementation or effects of any reduction in force, lay-off, early retirement program, or other program or effort concerning the termination of employment of our employees or any of employees of our subsidiaries;

•	any material change in financial or tax accounting methods, principles or practices, except as required by GAAP or law;

•	waiver, release, or assignment of certain rights in any individual case or series of related cases;

•	any material tax election or change in any material tax election;

•	any settlement of material tax liabilities;

•	filing of any amended tax return or filing of any claim for tax refunds;

•	consent to any extension or waiver of the limitations period applicable to any tax claim or assessment;

•	other than in the ordinary course of business and consistent with past practice, any action that voids or lessens the use or value of any tax incentives, tax credits, or other favorable tax benefits;

•	any write-up, write-down or write off of assets; or

•	any action to exempt or make not subject to takeover laws any person or any action which would otherwise have been subject to such laws;

•	certain pending and threatened litigation;

•	specified and material contracts;

•	our possession of all permits necessary to operate our business;

•	our compliance with all applicable laws and judgments;

•	environmental matters;

•	employee benefits plans;

•	labor and other employment matters;

•	tax matters;

•	title to our material properties and tangible assets and leasehold interests in any leased property;

•	our intellectual property;

•	our compliance with government contracts;

•	the absence of any actual, pending or potential debarment or suspension by any governmental entity of us, our subsidiaries or employees;

•	the absence of pending indemnification claims by any of our or our subsidiaries’ officers or directors;

•	our insurance policies;

•	our compliance with any export laws;

•	the absence of unlawful payments;

•	privacy matters;

•	our significant customers and the absence of any material disputes with, or termination letters from, our significant customers;

•	the required vote of our stockholders required to adopt the merger agreement;

•	related party transactions;

•	any material grants, subsidies and similar arrangements with a government entity;

•	our engagement of, and payment of fees to, brokers, investment bankers and financial advisors, and fees payable by us to other advisors in connection with the merger agreement and the merger; and

•	our receipt of a fairness opinion from Morgan Stanley.

Some of our representations and warranties are qualified by a material adverse effect standard. The merger agreement provides that a material adverse effect is any change, event, development, occurrence, state of facts, circumstance or effect that:

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is, or would reasonably be expected to be, individually or in the aggregate, materially adverse to the business, financial condition or results of operations of us and our subsidiaries, taken as a whole; or

•	prevents, or would reasonably be expected to prevent, consummation of the merger or performance by us of any of our material obligations under the merger agreement.

For purposes of the first bullet point above, the merger agreement provides that none of the following will be taken into account in determining whether there has been or will be, a material adverse effect:

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changes affecting the economies of or financial, credit or capital market conditions anywhere in the world in which we or our subsidiaries operate, to the extent such changes do not adversely affect us and our subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries in which we and our subsidiaries operate;

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changes in the trading volume or trading price of our common stock in and of itself (provided that the facts and circumstances giving rise to such changes may constitute or be taken into account in determining whether there has been a material adverse effect);

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changes in the industries in which we and our subsidiaries operate to the extent such changes do not adversely affect us and our subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries in which we and our subsidiaries operate;

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acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of the merger agreement, to the extent such changes do not adversely affect us and our subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries in which we and our subsidiaries operate;

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effects primarily resulting from or arising out of the negotiation, execution, announcement, pendency or consummation of the merger agreement or the transactions contemplated therein, including (i) any loss or departure of our or our subsidiaries’ officers or other employees and (ii) any termination, suspension, reduction or similar negative development in our or our subsidiaries’ relationships with customers, suppliers and others with whom we or our subsidiaries conduct business;

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changes in law to the extent such changes do not adversely affect us and our subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries in which we and our subsidiaries operate;

•	changes in GAAP or the interpretation thereof;

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any effects primarily resulting from or arising out of (1) our or our subsidiaries’ failure to take any action expressly prohibited by the merger agreement or (2) any action taken by us or any of our subsidiaries that is expressly required by the merger agreement or that is taken with the consent of SAP;

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our failure to meet any published analyst estimates or expectations of our revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by us to meet internal budgets, plans or forecasts of revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts and circumstances giving rise to such failures may constitute or be taken into account in determining whether there has been a material adverse effect); or

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any legal proceedings made or brought by any of our current or former stockholders (on their own behalf or on our behalf) against us or our board of directors arising out of the merger or the other transactions contemplated by the merger agreement.

SAP and merger sub have made a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	their organization and good standing;

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their corporate power and authority to execute and deliver the merger agreement, to perform their obligations under the merger agreement and to consummate the merger and the other transactions contemplated by the merger agreement;

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the absence of any violation of SAP’s or merger sub’s organizational or governing documents, certain contracts or laws and judgments applicable to SAP or merger sub as a result of SAP’s and merger sub’s execution and delivery of the merger agreement and the consummation of the merger;

•	the enforceability of the merger agreement against them;

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the consents, approvals, notices and other similar actions with respect to governmental entities required as a result of SAP’s or merger sub’s execution and delivery of the merger agreement and SAP’s or merger sub’s consummation of the merger;

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the absence of actual or threatened litigation against SAP, merger sub or any SAP subsidiary challenging the merger, which, if adversely determined, would, either individually or in the aggregate, reasonably be expected to prevent consummation of the merger or performance by SAP or merger sub of any of their material obligations under the merger agreement;

•	the accuracy of information supplied by SAP and merger sub for inclusion in this proxy statement;

•	merger sub’s lack of prior operating activity;

•	having sufficient funds for payments under the merger agreement; and

•	that none of SAP, merger sub or any other SAP affiliate is an “interested stockholder” under Delaware’s takeover statute.

SAP AG has made representations and warranties to us in connection with its guaranty with respect to, among other matters:

•	SAP AG’s authority to enter into the merger agreement; and

•	the enforceability of the merger agreement against SAP AG.

The representations and warranties of each of the parties to the merger agreement will expire upon effective time of the merger.

Covenants

Conduct of Our Business Prior to the Merger

In the merger agreement, we have agreed that from May 22, 2012 until the earlier of the termination of the merger agreement and the effective time of the merger, subject to certain exceptions, we will carry on our, and we will cause each of our subsidiaries to carry on their, business in the ordinary course consistent with past practice and comply, in all material respects, with all applicable laws and maintain all material permits, and use commercially reasonable efforts to keep available the services of our and our subsidiaries’ officers and key employees.

In addition, from May 22, 2012 until the earlier of the termination of the merger agreement and the effective time of the merger, we have agreed, with specified exceptions, to various restrictions on the conduct of our and our subsidiaries’ business, including restrictions on our and our subsidiaries’ ability to:

•	amend or otherwise change our certificate of incorporation or bylaws or any of our subsidiaries’ certificate of incorporation or bylaws or equivalent organizational documents;

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issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise subject to any lien, or authorize any of the foregoing, of any shares of capital sock or other equity interests in Ariba or our subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities, or any other ownership interest of Ariba or any of our subsidiaries (other than (x) upon the exercise or settlement of options, restricted stock, restricted stock units, performance-based restricted stock units or any similar or related contract issued under our equity plans that are outstanding on the date of the merger agreement solely in accordance with their terms, (y) pursuant to, and in accordance with, the Employee Stock Purchase Plan or the 401(k) Plan and (z) issuing the equity awards described under “—Recent Actions Taken by Ariba’s Compensation Committee—Additional Authority with respect to Compensation Matters Reserved under the Merger Agreement” beginning on page 54 of this proxy statement);

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sell, lease, license, transfer or otherwise dispose of, pledge, mortgage or otherwise encumber or subject to any lien (other than a permitted lien), any of our intellectual property or software or any other material properties or assets (including equity interests of one of our subsidiaries), except (A) licenses, distribution or sale of our products or services to customers in the ordinary course of business, (B) transfers among us and our directly or indirectly wholly-owned subsidiaries, or (C) any outbound license agreement, in each case, excluding entering into certain reseller agreements or certain hosting agreements;

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declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of our capital stock (other than dividends paid by a wholly-owned subsidiary of ours to us or another wholly-owned subsidiary of ours in the ordinary course of business consistent with past practice) or enter into any agreement with respect to the voting or registration of our capital stock;

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(A) redeem, purchase or otherwise acquire any outstanding equity interests of ours or any of our subsidiaries, except in connection with the exercise or settlement of equity awards under our company stock option plans that are outstanding on the date of the merger agreement and solely in accordance with their terms as of the date of the merger agreement and consistent with past practice; or (B) reclassify, combine, split, subdivide, adjust or amend the rights of, any equity interests of ours or any of our subsidiaries;

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merge or consolidate us or any of our subsidiaries with any third party or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of us or any material subsidiary of ours;

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acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any party or any division thereof, or any assets (other than acquisitions of assets or entities in the ordinary course of business consistent with past practice);

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incur, create, assume or otherwise become liable for any indebtedness, including through borrowings under any of our existing credit facilities, except to the extent that the aggregate amount of such indebtedness does not exceed $5,000,000, or issue or sell options, warrants, calls or other rights to acquire any indebtedness of ours or any of our subsidiaries, or take any action that would result in any amendment, modification or change of any term of any indebtedness of ours or any of our subsidiaries;

•	repurchase, prepay or amend or modify the terms of any indebtedness of ours or any of our subsidiaries;

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make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to our employees in the ordinary course of business consistent with past practice) to, any party other than in or to a direct or indirect wholly-owned subsidiary of ours in the ordinary course of business and consistent with our past practice;

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make, commit to or authorize any capital expenditures that (A) involve the purchase of real property or (B) are in excess of 150% of our projected capital expenditures and in the ordinary course of business;

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except to the extent required by non-voluntary or non-discretionary (A) provisions of applicable law, (B) terms of any of our benefit plans as in effect on the date of the merger agreement, or (C) commitments under contracts of ours or any of our subsidiaries with respect to severance or termination pay in existence on the date of the merger agreement: (1) increase the compensation or benefits payable or to become payable to our directors, officers, employees, independent contractors or consultants (except for increases of base salaries and target bonuses for employees and contracting rates for independent contractors and consultants in the ordinary course of business consistent with past practice in base salaries or target bonuses of employees that are not at the level of vice president or higher that do not result in a material increase in the aggregate compensation or benefits of ours and our subsidiaries taken as a whole); (2) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee of ours or any of our subsidiaries (provided that we and our subsidiaries may do so in connection with new hires below the level of vice president pursuant to severance policies in place as of the date of the merger agreement), or establish, adopt, enter into or amend any collective bargaining agreement, any similar labor agreement or any of our benefit plans, or in any other way secure the payment of, compensation or benefits under any of our benefit plans; (3) change any actuarial or other assumptions used to calculate funding obligations with respect to any of our benefit plans or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined; (4) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any of our benefit plans, stock option plans or any agreement evidencing any outstanding equity awards or any similar or related contract; (5) terminate the employment of any employee at the level of senior vice president or higher other than for “cause;” or (6) announce, implement or effect any reduction in force, lay-off, early retirement program, or other program or effort concerning the termination of employment of employees of ours or any of our subsidiaries;

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hire any person for employment with us or any of our subsidiaries at a level of vice president or higher (provided, that we and our subsidiaries may hire any person for employment at the vice president level to fill any currently existing vice president position that becomes vacant after the date hereof);

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communicate in a writing that is intended for broad dissemination to our employees regarding compensation, benefits or other treatment they will receive in connection with or following the merger, unless any such communications are consistent with prior directives or documentation provided to us by SAP (in which case, we will provide SAP with prior notice of and the opportunity to review and comment upon any such communications);

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make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP, applicable law or regulatory guidelines (in each case following consultation with our independent auditor);

•	waive, relinquish, release, grant, transfer or assign any right with a value of more than $2,000,000 in any individual case or series of related cases or $7,500,000 in the aggregate;

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pay, discharge, compromise, settle or satisfy any actions in excess of $2,000,000 in any individual case or series of related cases or $10,000,000 in the aggregate, other than (A) as required by their terms as in effect on the date of the merger agreement, (B) claims reserved against in our balance sheet as of March 31, 2012 (for amounts not in excess of such reserves), or (C) claims incurred since the date of our balance sheet as of March 31, 2012 in the ordinary course of business consistent with past practice, provided that, in the case of each of (A), (B) or (C), the payment, discharge, settlement or satisfaction of such action does not include any obligation (other than the payment of money) to be performed by us or any of our subsidiaries, and provided further that the amount of any payment for which we receive indemnity reimbursement from an escrow fund established pursuant to an acquisition shall not count towards the settlement thresholds set forth above;

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(A) make, change or revoke any material tax election, change any annual tax accounting period or change any method of tax accounting, (B) enter into any “closing agreement” as described in Section 7121 of the Code (or any comparable or similar provisions of applicable law), or enter into any tax allocation agreement, tax sharing agreement or tax indemnity agreement, (C) settle or compromise any material liability with respect to taxes or audit or assessment related to taxes or surrender any claim for a refund of taxes (including any such refund to the extent it is used to offset or otherwise reduce tax liability), (D) file any amended tax return or file any claim for tax refunds, (E) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of taxes or (F) other than in the ordinary course of business and consistent with past practice, take any action that voids, lessens or impedes the use or value of any tax incentives, tax credits, tax losses, deferred tax assets or other favorable tax benefit;

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write up, write down or write off the book value of any assets, in an amount in excess of $2,000,000 in the aggregate, except (A) for depreciation and amortization in accordance with GAAP consistently applied or (B) as otherwise required under GAAP;

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convene any meeting (or any adjournment thereof) of our stockholders other than a stockholder meeting to adopt the merger agreement and approve the merger, unless such a meeting is required by applicable law;

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take any action to exempt or make not subject to (A) the provisions of Section 203 of the DGCL or (B) any other takeover law, any party (other than SAP AG, SAP, merger sub or any subsidiary of SAP) or any action taken thereby, which party or action would otherwise have been subject to the restrictive provisions thereof and not exempt therefrom;

•

(A) enter into a new contract with certain specified terms, (B) modify, amend or renew an existing contract to add certain specified terms or expand or increase the term or scope of a certain specified terms, (C) fail to enforce certain rights under material contracts in any material respect, (D) terminate certain rights of ours or any of our subsidiaries under material contracts other than for material breach by the other party or upon the expiration of the term of such rights, (E) enter into a lease agreement involving payments by us and/or a subsidiary of ours of more than $2,000,000 per year or with a minimum term of more than 10 years, (F) enter into certain reseller agreements or certain hosting agreements or (G) enter into any contract that would be breached by, or require the consent of any other party in order to continue in full force following, or that would result in a right of termination, acceleration or increase in benefits to any party thereunder upon consummation of the transactions (other than entering into new amendments or orders under contracts in effect as of the date of the merger agreement, in each case, in the ordinary course of business consistent with past practice);

•

pay any fees or expenses of accountants, brokers, financial advisors, consultants, legal counsel and other parties retained by or on behalf of us or any of our subsidiaries, or any of their respective officers and directors in their capacity as officers and directors, that are discretionary, in the nature of a bonus payment or other amounts in excess of standard billing amounts;

•

with respect to our material intellectual property, (A) encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of ours or any of our subsidiaries in any of our intellectual property (other than in the ordinary course of business consistent with past practice in connection with (1) the development of any of our products, (2) the license, distribution or sale of any of our products or services to customers, (3) any outbound license agreement, or (4) the abandonment of any intellectual property which we, in our good faith business judgment, believe is not material, which, in each case, excludes entering into any reseller or hosting agreement under which we or any of our subsidiaries will distribute software to a third party), or (B) divulge, furnish to or make accessible any material trade secrets within our intellectual property to any party who is not subject to an enforceable written obligation to maintain the confidentiality of such trade secrets; or

•	agree in writing or otherwise to take any of the actions described above.

No Solicitation of Acquisition Proposals

We have agreed that at all times from May 22, 2012 until the earlier of the termination of the merger agreement and the effective time of the merger, we and our subsidiaries will not, and we will use our reasonable best efforts to cause our and our subsidiaries’ directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives not to, and we and our subsidiaries will not authorize or knowingly permit such persons to, directly or indirectly:

•

initiate, solicit or knowingly encourage or knowingly induce (including by way of providing information relating to us or our subsidiaries or affording access to our business or properties) the making, submission or announcement of, any acquisition proposal or any inquiries that could reasonably be expected to lead to an acquisition proposal (as defined in the merger agreement and described below under the heading “—Board Recommendation” beginning on page 80 of this proxy statement);

•	participate or engage in discussions with any person with respect to any acquisition proposal or acquisition inquiry;

•	approve, endorse or recommend to our stockholders, or publicly propose to approve, endorse or recommend to our stockholders, any acquisition proposal;

•

withdraw, change, amend, modify or qualify or publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to SAP or merger sub, the recommendation of our board of directors for our stockholders to adopt the merger agreement and approve the transactions contemplated by the merger agreement;

•

enter into any merger agreement, letter of intent, term sheet, agreement in principle, memorandum of understanding, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or relating to an acquisition proposal or enter into any agreement requiring us to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement, or resolve or agree to take any of the foregoing actions; or

•	terminate, waive, amend or modify any provision of, or grant permission under, any standstill, confidentiality agreement or similar agreement to which we or any of our subsidiaries is a party.

Despite these general prohibitions, at any time prior to the adoption of the merger agreement by our stockholders and subject to the conditions below, in response to a bona fide written acquisition proposal that our board of directors determines in good faith, after consultation with our outside legal counsel and a financial advisor of nationally recognized reputation, constitutes or would reasonably be expected to result in a superior proposal, we and our representatives may:

•	engage or participate in discussions or negotiations with, and only with, the party (or such party’s representatives) that has made such acquisition proposal; and

•

furnish to the party (or such party’s representatives) that has made the acquisition proposal information relating to us and our subsidiaries and/or afford access to our and our subsidiaries’ business, properties, assets, books, records or personnel, in each case, pursuant to an acceptable confidentiality agreement after such party has provided us with written acknowledgement that we will be permitted to comply with our obligations under the non-solicitation provisions of the merger agreement.

We may only take these actions if:

•	we did not receive such acquisition proposal after breaching or violating the non-solicitation provisions in the merger agreement;

•	we received the acquisition proposal from a party that is not in breach of its contractual obligations to us or any of our subsidiaries under a standstill or nondisclosure agreement;

•

our board of directors has determined in good faith, after consultation with our outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to take such action is or would reasonably be likely to be inconsistent with our board of directors’ fiduciary duties to our stockholders under applicable law;

•

prior to engaging or participating in any such discussions or negotiations with, or furnishing any information to, such party, we give SAP written notice of the identity of such party and such party’s representatives and of the material terms and conditions of such acquisition proposal and of our intention to engage or participate in discussions or negotiations with, or furnish information to such party; and

•

contemporaneously with or prior to furnishing any non-public information to such party, we furnish such information to SAP (to the extent such information has not been previously furnished by us to SAP).

Board Recommendation

The merger agreement provides that neither our board of directors nor any committee of our board will, or will agree or resolve to:

•	approve, endorse or recommend to our stockholders, or publicly propose to approve, endorse or recommend to our stockholders, any acquisition proposal; or

•

withdraw, change, amend, modify or qualify or publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to SAP or merger sub, our board of directors’ recommendation with respect to the merger, which we refer to as a “change of board recommendation.”

Notwithstanding the foregoing, subject to the conditions described below, our board of directors may, at any time prior to the adoption of the merger agreement by our stockholders, in response to a superior proposal or an intervening event (as defined in the merger agreement and as described below under this heading), effect a change of board recommendation.

At any time prior to the adoption of the merger agreement by our stockholders, our board of directors may (i) effect a change of board recommendation in response to a superior proposal or (ii) terminate the merger agreement and simultaneously enter into a definitive agreement with respect to a superior proposal only if (A) we receive an acquisition proposal from a party that is not in violation of such party’s contractual obligations to us or any of our subsidiaries under a standstill or nondisclosure agreement that our board of directors concludes in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, constitutes a superior proposal, (B) our board of directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so would result in a breach of its fiduciary duties and (C) in the case of clause (ii) above, in advance of or concurrently with such termination we pay the fee described below under “—Termination Fee and Expenses” beginning on page 87 of this proxy statement. However, for such change of board recommendation to be valid, the following must have occurred:

•

we shall have provided prior written notice to SAP, at least four business days in advance of our intention to effect a change of board recommendation or terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal, which notice shall specify the basis upon which our board of directors intends to terminate the merger agreement or effect such change of board recommendation and the identity of the party making such superior proposal, and shall have contemporaneously provided the execution draft of the relevant proposed definitive transaction agreements with the party making such superior proposal and other material documents with respect to such superior proposal; and

•

prior to effecting such change of board recommendation or terminating the merger agreement to enter into a definitive agreement with respect to such superior proposal, (A) if requested by SAP, we shall, and shall cause our representatives to, during the four business day notice period, negotiate with SAP in good faith to make such adjustments in the terms and conditions of the merger agreement so that such acquisition proposal ceases to constitute a superior proposal, and (B) SAP shall not have, during such notice period, made a written offer that would, upon our acceptance thereof, be binding on SAP and that, after consideration of such offer by our board of directors in good faith and after consultation with our outside legal counsel and a financial advisor of nationally recognized reputation, results in our board of directors determining that such superior proposal no longer constitutes a superior proposal.

At any time prior to the adoption of the merger agreement by our stockholders, our board of directors may effect a change of board recommendation in response to an intervening event only if our board of directors determines in good faith, after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, that the failure to do so would reasonably be likely to result in a breach of our board of directors’ fiduciary duties to our stockholders under applicable law. However, for such change of board recommendation to be valid, the following must have occurred:

•

we shall have provided prior written notice to SAP, at least four business days in advance of our intention to effect such a change of board recommendation, which notice shall specify the details of such intervening event and the basis upon which our board of directors intends to effect a change of board recommendation; and

•

prior to effecting such change of board recommendation, if requested by SAP, we shall, and shall cause our representatives to, during the four business day notice period, negotiate with SAP in good faith to make such adjustments in the terms and conditions of the merger agreement so that a change of board recommendation is no longer necessary; provided, further, that SAP shall not have, during such notice period, made a written offer that would, upon our acceptance thereof, be binding on SAP and that, after due consideration of such offer by our board of directors in good faith and after consultation with its outside legal counsel and a financial advisor of nationally recognized reputation, results in our board of directors determining that it would continue to be reasonably likely to result in a breach of our board of directors’ fiduciary duties to our stockholders under applicable law to not effect the change of board recommendation.

The covenant in the merger agreement generally prohibiting us from soliciting takeover proposals does not prevent us from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act; provided, however, that in no event will our board of directors take any action that is prohibited by such covenant in the merger agreement.

An “acquisition proposal” means any offer or proposal (whether or not in writing) concerning, for or relating to any (a) any direct or indirect purchase or other acquisition by any party of beneficial ownership of 15% or more of the total outstanding equity interests in or voting securities of ours, or any tender offer or exchange offer that, if consummated, would result in any party beneficially owning 15% or more of our total outstanding equity interests or voting securities; (b) any direct or indirect purchase or other acquisition of 50% or more of any class of equity or other voting securities of one or more of our subsidiaries, the business(es) of which, individually or in the aggregate, generate or constitute (as applicable) 15% or more of our consolidated net revenues or net income (for the twelve month period ending on the last day of our most recently completed fiscal quarter) or our and our subsidiaries’ assets (measured by the greater of book value or fair market value thereof as of the date of such transaction), taken as a whole; (c) any merger, consolidation, business combination, share exchange, joint venture or other similar transaction involving us or one or more of our subsidiaries, the business(es) of which, individually or in the aggregate, generate or constitute (as applicable) 15% or more of our consolidated net revenues or net income (for the twelve month period ending on the last day of our most recently completed fiscal quarter) or our and our subsidiaries’ assets (measured by the fair market value thereof as of the date of such transaction), taken as a whole, pursuant to which our stockholders (as a group) or the stockholders of our subsidiary or subsidiaries, as applicable, immediately preceding such transaction hold less than 85% of the equity interests in or voting securities of the surviving or resulting entity of such transaction; (d) any liquidation, dissolution, recapitalization or reorganization of us or any of our subsidiaries, other than a wholly-owned subsidiary, (e) any direct or indirect sale, transfer or disposition of our or one or more of our subsidiaries’ assets (including by any license or lease, other than licenses or leases under customer agreements entered into in the ordinary course of business), which assets, individually or in the aggregate, generate or constitute (as applicable) 15% or more of our consolidated net revenues or net income (for the twelve month period ending on the last day of our most recently completed fiscal quarter) or our and our subsidiaries’ assets (measured by the fair market value thereof as of the date of such transaction), taken as a whole; or (f) any combination of the foregoing transactions that results in one of the effects referenced in clauses (a)—(e) above.

A “superior proposal” means any unsolicited, bona fide written offer or proposal (that has not been withdrawn and that did not result from a material breach of the non-solicitation provisions of the merger agreement), to acquire all of our outstanding equity interests, which (a) is not subject to a financing condition (and if financing is required, such financing is then fully committed to the party making such offer or proposal), (b) is reasonably likely to receive all requisite regulatory approvals in a timely manner, (c) is reasonably likely to be consummated on the terms and conditions contemplated thereby and (d) our board of directors has reasonably determined in good faith after consultation with our outside legal counsel and a financial advisor of nationally recognized reputation is more favorable to our stockholders (in their capacity as such) from a financial point of view than the merger, in each case taking into consideration, in addition to any other factors determined by our board of directors in good faith to be relevant, (i) all financial considerations relevant to such offer or proposal, including conditions in the financial and credit markets, (ii) the identity of the party making such offer or proposal and the parties providing any of the financing for the transaction contemplated thereby, and the prior history of such party and sources of financing in connection with the consummation or failure to consummate similar transactions, (iii) the anticipated timing, conditions and prospects for completion of the transaction contemplated by such offer or proposal, (iv) the other terms and conditions of such offer or proposal and the implications thereof to us, including relevant legal, regulatory and other aspects of such offer or proposal deemed relevant by our board of directors, and (v) any proposal made by SAP in connection with, or response to, such offer or proposal.

An “intervening event” is a material development, change, event or circumstance relating to us and/or our subsidiaries which is (i) unknown to our board of directors at or prior to the date of the merger agreement and (ii) becomes known to or by our board of directors prior to the effective time. The term “intervening event” does not include the receipt of an acquisition proposal.

Stockholders Meeting

We have agreed, subject to any applicable legal restraints, to convene and hold a stockholders meeting, for the purpose of the adoption of the merger agreement by our stockholders, no earlier than the 30th calendar day and no later than the 40th calendar day (or first business day thereafter) immediately following the date of mailing of the definitive proxy statement to our stockholders. We have also agreed to use our reasonable best efforts to solicit from our stockholders proxies in favor of the adoption of the merger agreement and to secure the vote or consent of our stockholders as required by the rules of The NASDAQ Global Select Market, the DGCL or other applicable law to effect the merger. We may not change the record date or postpone or adjourn the special meeting without the prior written consent of SAP, and SAP may cause us to postpone or adjourn the special meeting by prior written notice to us to a date that is not later than five business days prior to the outside date (as defined below in “—Termination of the Merger Agreement” beginning on page 85 of this proxy statement).

We are required to convene and hold the stockholders meeting regardless of whether our board of directors effects a change of board recommendation. Further, our obligation to hold the stockholders meeting will not be affected by the commencement, public proposal, public disclosure or communication to us of any acquisition proposal (whether or not such acquisition proposal is a superior proposal).

Efforts to Consummate the Merger; Regulatory Matters

We and SAP have each agreed to use reasonable best efforts to:

•

take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by the merger agreement as promptly as practicable; and

•

as promptly as practicable, obtain from any governmental entities any consents, licenses, permits, certificates, filings, exemptions, waivers, approvals, authorizations, registrations, waiting period expirations or terminations, clearances or orders required to be obtained by SAP or us or any of their or our subsidiaries, or to avoid any action by any governmental entity (including those in connection with antitrust laws and the approval of CFIUS), in connection with the authorization, execution and delivery of the merger agreement and the consummation of the transactions contemplated in the merger agreement, including the merger.

However, neither SAP, merger sub nor any of their respective affiliates shall be obligated to (and we and our subsidiaries shall not, without the prior written consent of SAP, agree to):

•

divest, hold separate, or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of SAP or Ariba or any of their or our respective affiliates;

•

pay any amounts or make any commitments to obtain any consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or orders of a governmental entity or any other party (other than the payment of filing fees and expenses and fees of counsel) in connection with the transactions contemplated by the merger agreement; or

•

limit in any manner whatsoever the ability of such entities to conduct, own, operate or control any of their respective businesses, assets or properties or of the businesses, properties or assets of ours and our subsidiaries, or otherwise enter into any voting trust arrangement, proxy arrangement or similar agreement or arrangement.

In addition, nothing contained in the merger agreement restricts SAP or its affiliates from developing, soliciting, considering, communicating, exchanging, or furnishing information, negotiating, disclosing, entering into or consummating potential or definitive strategic transactions through both internally generated and third-party proposals.

Conditions to the Closing of the Merger

Our, SAP’s and merger sub’s obligations to effect the merger are subject to the satisfaction or waiver of the following conditions:

•	adoption of the merger agreement by an affirmative vote of the holders of a majority of the outstanding shares of Ariba common stock;

•	the waiting period under the HSR Act will have expired or been earlier terminated;

•	the affirmative approval of a governmental entity required under certain other antitrust laws will have been obtained or any mandatory waiting period related thereto shall have expired; and

•

the consummation of the merger is not then restrained, enjoined or prohibited by any order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity of competent jurisdiction and there will not be in effect any law promulgated or deemed applicable to the merger by any governmental entity of competent jurisdiction which prevents the consummation of the merger.

SAP’s and merger sub’s obligations to effect the merger are further subject to the satisfaction by us or waiver by them of the following conditions:

•

the representations and warranties relating to our capitalization contained in the merger agreement are true and correct in all material respects as of immediately prior to the effective time of the merger with the same force and effect as if made on and as of immediately prior to the effective time, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time); provided, however, that if any inaccuracies in the representations and warranties relating to our capitalization, individually or in the aggregate, result in the aggregate amount required to be paid by SAP as additional consideration in the merger (including as a result of the assumption of additional stock options, restricted stock, restricted stock units, performance-based restricted stock units or other securities convertible into our common stock in connection with the merger) to increase by more than $7,500,000, such representations and warranties will be deemed to fail to be true and correct in all material respects;

•

our representations and warranties contained in the merger agreement, other than those relating to our capitalization, will be true and correct in all respects as of immediately prior to the effective time of the merger with the same force and effect as if made on and as of immediately prior to the effective time, except for such representations and warranties in that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time); provided, however, that the representations and warranties shall be deemed true and correct unless the individual or aggregate impact of the failure to be so true and correct has had a material adverse effect;

•

we will have performed in all material respects at or immediately prior to the effective time all obligations and agreements contained in the merger agreement to be performed or complied with by us prior to or on the closing date;

•	since the date of the merger agreement, a material adverse effect has not occurred and continues to occur;

•

SAP shall have received a certificate from our Chief Executive Officer and Chief Financial Officer, dated as of the closing of the merger, to the effect that each of the conditions set forth in the preceding four bullet points and the condition that holders of a majority of the outstanding shares of Ariba common stock shall have adopted the merger agreement have been satisfied or waived;

•

there will not be pending any action by any specified governmental entity against, and no specified governmental entity will have issued any inquiry letter under any antitrust laws to, SAP, merger sub, us, any of our subsidiaries or any of SAP’s or our respective affiliates in connection with the merger, (i) that could lead to making illegal, restraining or prohibiting the consummation of any of the transactions contemplated by the merger agreement, including the merger, (ii) that could lead to prohibiting or imposing limitations on the ability of SAP or merger sub, or otherwise rendering SAP or merger sub unable, to pay for or acquire any or all of the shares of Ariba common stock pursuant to the merger, or a requirement to divest any or all of the shares of Ariba common stock to be acquired pursuant to the merger and the other transactions contemplated by the merger agreement, (iii) that could lead to prohibiting or imposing any limitations on the ownership or operation by SAP, us or any of SAP’s or our affiliates of all or any portion of the businesses or assets of SAP, us or any of SAP’s or our affiliates as a result of or in connection with the merger or the other transactions contemplated by the merger agreement, or otherwise compelling SAP, us or any of SAP’s or our affiliates to divest, hold separate, or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to any portion of the business or assets of SAP, ours or any of SAP’s or our respective affiliates, (iv) that could lead to a requirement for SAP, us or any of SAP’s or our affiliates to enter into any voting trust arrangement, proxy arrangement or similar agreement or arrangement with respect to any portion of the business or assets of SAP, ours or any of SAP’s or our respective affiliates, or (v) that could lead to prohibiting or imposing limitations on, the ability of SAP or merger sub effectively to acquire, hold or exercise full rights of ownership of the shares of Ariba common stock to be acquired pursuant to the merger and the other transactions contemplated by the merger agreement, including the right to vote the shares of Ariba common stock on all matters properly presented to our stockholders;

•

there will be no law enacted, entered, enforced or promulgated, or any pending action by any governmental entity, other than the application to the merger of applicable waiting periods under the HSR Act or similar waiting periods with respect to any other antitrust laws that (x) has resulted, or is reasonably likely, individually or in the aggregate, to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of the preceding bullet point, or (y) has the effect of making the merger or any of the other transactions contemplated by the merger agreement illegal or which has the effect of prohibiting or otherwise preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement; and

•

the parties have received notification from CFIUS that either it will not conduct an investigation of the merger or that the U.S. government will not suspend or prohibit the completion of the merger. The parties received notification from CFIUS on July 12, 2012 that CFIUS will not conduct an investigation of the merger and has concluded action with respect to the transaction.

Our obligations to effect the merger are further subject to the satisfaction by SAP and/or merger sub or waiver by us of the following conditions:

•

the representations and warranties of SAP and merger sub contained in the merger agreement will be true and correct as of immediately prior to the effective time of the merger with the same force and effect as if made on and as of immediately prior to the effective time, except for such representations and warranties in the merger agreement that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time); provided, however, that the representations and warranties will be deemed true and correct unless the individual or aggregate impact of the failure to be so true and correct has had a material adverse effect;

•

each of SAP and merger sub will have performed in all material respects at or immediately prior to the effective time all obligations and agreements contained in the merger agreement to be performed or complied with by it prior to or on the closing date; and

•

we will have received a certificate from an officer of SAP, dated as of the closing of the merger, to the effect that each of the conditions in the preceding two bullet points have been satisfied or waived.

Termination of the Merger Agreement

The merger agreement may be terminated under the following circumstances:

•	by our and SAP’s mutual written consent, by action of our respective boards of directors, at any time prior to the effective time;

•	by either SAP or us if:

•

the merger is not consummated by November 22, 2012, which we refer to as the “outside date,” but this right to terminate the merger agreement will not be available to any party whose breach of the merger agreement has been the primary cause of the failure of the merger to occur on or before the outside date, and the outside date may be extended by SAP or us for up to six additional months in the event of certain legal or regulatory restraints or delays;

•

any court of competent jurisdiction or any governmental entity of competent jurisdiction has issued any order, writ, judgment, injunction, decree, stipulation, determination, verdict or award or taken any action permanently restraining, enjoining or otherwise prohibiting (whether before or after the adoption of the merger agreement by our stockholders) the merger and has become final and nonappealable, but this right to terminate the merger agreement will not be available to any party whose material breach of the merger agreement has been the primary cause of such action; or

•	our stockholders do not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have held and completed for such purpose;

•	by us if:

•

at any time prior to the approval of the merger by our stockholders, our board of directors determines to accept a superior proposal, but only if we have complied with the provisions of the non-solicitation covenant in the merger agreement and provided that such termination will not be effective unless we simultaneously enter into a definitive agreement with respect to such superior proposal and pay the termination fee to SAP as described below under the heading “—Termination Fee and Expenses” beginning on page 87 of this proxy statement; or

•

SAP breaches a representation or warranty or fails to perform a covenant contained in the merger agreement that has a material adverse effect and such breach or failure to perform cannot be cured or is not cured by SAP or merger sub within 20 business days after we give notice to SAP of such breach or failure to perform, but this right to terminate the merger agreement will not be available to us if such breach or failure to perform resulted primarily from our breach of the merger agreement; or

•	by SAP if:

•

our board of directors effects a change of board recommendation (or any action by any committee of our board of directors which, if taken by the full board of directors, would be a change of board recommendation);

•

we fail to issue a press release to expressly reaffirm our board of directors’ recommendation for our stockholders to adopt the merger agreement and approve the transactions contemplated by the merger agreement within five business days of SAP’s request that we do so following the date that any party (A) shall have made an acquisition proposal (other than a tender offer or exchange offer described in the following bullet point) and the existence of such acquisition proposal becomes known in the public domain or (B) shall have publicly announced an intention (whether or not conditional) to make an acquisition proposal or the existence of or information regarding an intention to make an acquisition proposal shall have otherwise become known in the public domain (provided that SAP will be permitted to request only one such reaffirmation request per acquisition proposal and one reaffirmation request per each amendment thereof or material change in circumstances relating thereto);

•

any tender offer or exchange offer that constitutes an acquisition proposal is commenced, and our board of directors does not recommend that our stockholders reject such tender offer or exchange offer within 10 business days after commencement of such tender offer or exchange offer;

•

we breach in any material respect any of our non-solicitation restrictions as described above under the heading “—Covenants—No Solicitation of Acquisition Proposals” beginning on page 78 of this proxy statement;

•	we fail to include our board of directors’ recommendation for our stockholders to adopt the merger agreement and approve the transactions contemplated by the merger agreement in this proxy statement;

•	we or our board of directors resolves, authorizes or publicly proposes to do any of the actions specified above;

•

we breach a representation or warranty or fail to perform a covenant contained in the merger agreement so that the related closing conditions is not then satisfied and such breach or failure to perform cannot be cured or is not cured by us within 20 business days after SAP gives notice to us of such breach or failure to perform, but this termination right will not be available to SAP if the circumstances of such breach or failure to perform resulted primarily from the breach of the merger agreement by SAP or merger sub; or

•

there has occurred any adverse event or development that has had and continues to have a material adverse effect and such event or development cannot be remedied or at least 20 business days have elapsed since the occurrence of such event or development, but this termination right will not be available to SAP if the circumstances of the occurrence of such event or development resulted primarily from the breach of the merger agreement by SAP or merger sub.

Termination Fee and Expenses

Each party will generally pay its own fees and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is consummated.

We will be required to pay a termination fee of $150.0 million to SAP if:

•	the merger agreement is terminated by SAP because:

•

our board of directors effects a change of board recommendation (or any action by any committee of our board of directors which, if taken by the full board of directors, would be a change of board recommendation);

•

we fail to issue a press release to expressly reaffirm our board of directors’ recommendation for our stockholders to adopt the merger agreement and approve the transactions contemplated by the merger agreement within five business days of SAP’s request that we do so following the date that any party (A) shall have made an acquisition proposal (other than a tender offer or exchange offer described in the following bullet point) and the existence of such acquisition proposal becomes known in the public domain or (B) shall have publicly announced an intention (whether or not conditional) to make an acquisition proposal or the existence of or information regarding an intention to make an acquisition proposal shall have otherwise become known in the public domain (provided that SAP will be permitted to request only one such reaffirmation request per acquisition proposal and one reaffirmation request per each amendment thereof or material change in circumstances relating thereto);

•

any tender offer or exchange offer that constitutes an acquisition proposal is commenced, and our board of directors does not recommend that our stockholders reject such tender offer or exchange offer within 10 business days after commencement of such tender offer or exchange offer;

•

we breach in any material respect any of our non-solicitation restrictions as described above under the heading “—Covenants—No Solicitation of Acquisition Proposals” beginning on page 78 of this proxy statement;

•

we fail to include our board of directors’ recommendation for our stockholders to adopt the merger agreement and approve the transactions contemplated by the merger agreement in this proxy statement; or

•	we or our board of directors resolves, authorizes or publicly proposes to do any of the actions specified above;

•

the merger agreement is terminated by us because at any time prior to the approval of the merger by our stockholders, our board of directors determines to accept a superior proposal, but only if we have complied with the provisions of the non-solicitation covenant in the merger agreement and provided that such termination will not be effective unless we simultaneously enter into a definitive agreement with respect to such superior proposal; or

•	the merger agreement is terminated:

•

either by us or by SAP because our stockholders do not adopt the merger agreement at the stockholders meeting (or at any adjournment or postponement thereof) that we have held and completed for such purpose or due to the fact that the merger has not occurred by the outside date; or

•

by SAP if we breach a representation or warranty or fail to perform a covenant contained in the merger agreement so that the related closing conditions cannot be satisfied and such breach or failure to perform cannot be cured or is not cured by us within 20 business days after such breach or failure to perform, and prior to such termination of the merger agreement an acquisition proposal had been made known to us or publicly disclosed (and not publicly withdrawn prior to such termination) and concurrently with, or within 12 months after, such termination, we either (i) consummate a transaction that constitutes an acquisition proposal or (ii) enter into a definitive agreement to engage in a transaction or a tender offer is commenced that, in either case, constitutes an acquisition proposal and such transaction or tender offer is subsequently consummated or completed (whether or not such consummation or completion occurs before or after the 12-month period following such termination) (solely for purposes of this provision, all references to 15% in the definition of “acquisition proposal” will be deemed to be references to more than 50%). However, notwithstanding the foregoing, we will not be required to pay SAP the termination fee if we or SAP terminates the merger agreement due to the fact that the merger has not occurred by the outside date and at the time of termination (A) our stockholders have adopted the merger agreement and have not revoked such adoption and (B) SAP’s closing conditions relating to the accuracy of our representations and warranties, compliance with our covenants and the absence of a material adverse effect have been satisfied.

Indemnification and Insurance

For a period of six years from and after the effective time, the surviving corporation will (and SAP will cause the surviving corporation to) indemnify and hold harmless our past and present directors, officers and employees to the same extent such persons were indemnified as of the date of the merger agreement by us pursuant to applicable law, our certificate of incorporation and bylaws, and specified indemnification agreements in existence on the date of the merger agreement, arising out of acts or omissions in their capacity as our directors, officers or employees occurring at or prior to the effective time of the merger. The surviving corporation will (and SAP will cause the surviving corporation to) advance expenses (including reasonable legal fees and expenses) incurred in the defense of any actions with respect to the matters subject to indemnification pursuant to the preceding sentence in accordance with the procedures set forth in our certificate of incorporation and bylaws, and indemnification agreements, if any, in existence on the date of the merger agreement; provided, however, that any of our directors, officers or employees to whom expenses are advanced undertakes, to the extent required by the DGCL, to repay such advanced expenses to the surviving corporation if it is ultimately determined that such director, officer or employee is not entitled to indemnification under applicable law.

In the event the surviving corporation consolidates with or merges into another entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its properties and assets to another entity, then proper provision will be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, assumes the obligations described above (without relieving SAP of the obligations described above).

Ariba will obtain prior to the effective time of the merger a “tail” insurance policy with a claims period of six years from the effective time of the merger with respect to directors’ and officers’ liability insurance covering those persons who were, as of the date of the merger agreement, covered by our directors’ and officers’ liability insurance policy, for acts or omissions occurring prior to the effective time of the merger, on terms that are no less favorable than our policies in effect on the date of the merger agreement.

Employee Matters

SAP has agreed to generally recognize the service of our employees prior to the merger for vesting and eligibility purposes (but not for benefit accrual purposes) in connection with certain employee benefit plans maintained by SAP or its subsidiaries in which our employees will participate following the completion of the merger. In addition, subject to certain exceptions, SAP has agreed to waive pre-existing condition limitations and participation waiting periods under certain welfare plans in which our employees may be eligible to participate after the completion of the merger. We have agreed to take any actions reasonably requested by SAP with respect to our 401(k) plan, including terminating our 401(k) plan if requested by SAP. As promptly as practicable after our employees are transferred to SAP’s or any of its subsidiaries’ (other than the surviving corporation’s) payroll and subject to certain exceptions and the terms of any 401(k) plan sponsored or maintained by SAP or any of its subsidiaries in which our employees will become eligible to participate, SAP will permit our employees located in the United States to participate in any such 401(k) plan in accordance with SAP’s or its applicable subsidiary’s ordinary course policies and procedures with respect to timing for participation in such plan.

Additional Agreements

Except as would violate applicable law or securities exchange rules, we, SAP and SAP AG have agreed to consult with each other prior to making any press release or other public statements with respect to the merger.

We and SAP have agreed to promptly notify each other of the occurrence of any event that would be likely to cause any condition to the obligations of SAP or us, respectively, to effect the merger or any other transaction not to be satisfied.

We have agreed to afford to SAP and its accountants, counsel, directors, officers, employees, investment bankers or other agents, advisors or representatives reasonable access at reasonable times to all of our properties, books, records, contracts, and records and all other information concerning the business, properties, assets, liabilities and personnel as SAP may reasonably request. Notwithstanding the obligations described in the preceding sentence, we may restrict the foregoing access (a) to the extent that providing access to such properties or information would violate legal requirements or (b) to the extent that the maintenance of any attorney-client privilege requires that we restrict or prohibit access to such properties or information.

We have agreed to give (or cause our affiliates to give) any notices and use our reasonable best efforts to obtain prior to the effective time any consents, approvals or waivers of third parties with respect to our and our subsidiaries’ contracts as may be necessary or appropriate for the consummation of the transactions contemplated by the merger agreement or required by the terms of any of our or our subsidiaries’ contracts as a result of the execution, performance or consummation of the transactions contemplated by the merger agreement. We are required to coordinate with SAP and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from third parties in connection with consummation of the transactions contemplated by the merger agreement and seeking any such actions, consents, approvals or waivers. If we fail to obtain any such third-party action, approval, consent or waiver, we are required to use commercially reasonable efforts, and to take any such actions reasonably requested by SAP, to minimize any adverse effect upon us and SAP and our and their subsidiaries and businesses resulting, or which could reasonably be expected to result, after the effective time, from the failure to obtain such action, approval, consent or waiver.

We have also agreed to provide SAP with the opportunity to participate in the defense, settlement or compromise of any action against us and/or our directors relating to the transactions and we have agreed to obtain the prior written consent of SAP prior to settling or satisfying any such action.

The merger agreement contains additional agreements among us, SAP and merger sub relating to, among other things, reporting requirements under Section 16(a) of the Exchange Act and our ability to adopt a stockholders rights plan before the completion of the merger or the termination of the merger agreement.

Extension, Waiver and Amendment of the Merger Agreement

We, SAP and merger sub may amend the merger agreement at any time prior to the closing of the merger. However, after the adoption of the merger agreement by our stockholders, no amendment can be made that by law or the rules of The NASDAQ Global Select Market requires further approval by our stockholders without obtaining such approval.

We, SAP or merger sub may extend the time for performance of any of the obligations or other acts of the other parties under the merger agreement, waive any inaccuracies in another party’s representations and warranties and waive compliance by another party with any of the agreements or conditions contained in the merger agreement. However, after the adoption of the merger agreement by our stockholders, no waiver can be provided that by law or the rules of The NASDAQ Global Select Market requires further approval by our stockholders without obtaining such approval.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of July 19, 2012 (or such other date as indicated) for:

•	each person, entity or group whom we know to beneficially own more than 5% of our outstanding common stock;

•	each of our executive officers identified as “named executive officers” in our most recent proxy statement and each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by footnote, to our knowledge, the persons and entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. Securities that may be beneficially acquired within 60 days of July 19, 2012, including shares subject to options that may be exercised within 60 days of July 19, 2012, and restricted stock units and restricted stock awards vesting within 60 days of July 19, 2012, are deemed to be beneficially owned by the person or entity holding such securities for the purpose of computing ownership of such person or entity, but are not treated as outstanding for the purpose of computing the ownership of any other person or entity. The information as to beneficial ownership presented in the table below does not take into account any accelerated vesting that may occur in connection with the closing of the merger. The applicable percentages of beneficial ownership are based on 98,225,012 shares of common stock outstanding as of July 19, 2012.

Unless otherwise indicated, the address of each of the individuals named below is: c/o Ariba, Inc., 910 Hermosa Court, Sunnyvale, California 94085.

	Shares Beneficially Owned as of July 19, 2012
	Number of Shares(1)	Percentage of Class(2)
Beneficial Owner:
FMR, LLC(3)	11,801,091	12.0%
82 Devonshire Street, Boston,
Massachusetts 02109
T. Rowe Price Associates, Inc.(4)	5,924,493	6.0%
100 East Pratt Street
Baltimore, Maryland 21202
Robert M. Calderoni(5)	3,303	*
Harriet Edelman	31,449	*
Robert D. Johnson	24,156	*
Richard A. Kashnow(6)	66,769	*
Robert E. Knowling, Jr.(7)	17,575	*
Thomas F. Monahan(8)	74,913	*
Karl E. Newkirk(9)	81,237	*
Richard F. Wallman(10)	46,807	*
Kevin S. Costello(11)	1,085	*
Kent L. Parker(12)	42,330	*
Ahmed Rubaie(13)	11,069	*
All executive officers and directors as a group (11 persons)(14)	400,693	*

*	Less than 1% of the outstanding shares of Ariba common stock.
(1)	The number of shares of Ariba common stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within 60 days of July 19, 2012 for the purpose of computing the percentage ownership of the person holding those options, but not for the purpose of computing the percentage ownership of any other person.
(2)	Based on 98,225,012 shares of Ariba common stock outstanding as of July 19, 2012.
(3)

Based on a Schedule 13G/A filed with the SEC on February 14, 2012 by FMR LLC. FMR LLC, may be deemed to beneficially own 11,801,091 shares. FMR LLC has sole power to vote or to direct the vote of 18,400 shares and sole power to dispose or to direct the disposition of 11,801,091 shares. This includes 11,647,491 shares beneficially owned by Fidelity Management & Research Company, a subsidiary of FMR LLC. Edward C. Johnson 3rd and FMR LLC, through control of Fidelity, has power to dispose of 11,647,491 shares and as a result of certain voting arrangements, members of the family of Edward C. Johnson 3rd, may be deemed to form a controlling group with respect to FMR and thus may be deemed to be beneficial owners of the shares beneficially owned by FMR. Pyramis Global Advisors, LLC is an indirect wholly-owned subsidiary of FMR LLC and is the beneficial owner of 2,700 shares. Pyramis Global Advisors Trust Company is an indirect wholly-owned subsidiary of FMR LLC and is the beneficial owner of 150,900 shares.

(4)	Based on a Schedule 13G filed with the SEC on July 10, 2012 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc., may be deemed to beneficially own 5,924,493 shares. T. Rowe Price Associates, Inc. has sole voting power of 1,454,800 shares and sole dispositive power of 5,924,493 shares.
(5)	Includes 303 shares held by Mr. Calderoni in the Ariba 401(k) Plan.
(6)	Includes 62,500 shares that Mr. Kashnow has the right to acquire by exercise of stock options, and 4,269 shares subject to restricted stock units for which Mr. Kashnow has elected to defer receipt of the underlying shares.
(7)	Includes 5,000 shares that Mr. Knowling has the right to acquire by exercise of stock options.
(8)	Includes 50,000 shares that Mr. Monahan has the right to acquire by exercise of stock options.
(9)	Includes 25,000 shares that Mr. Newkirk has the right to acquire by exercise of stock options.
(10)	Includes 25,000 shares that Mr. Wallman has the right to acquire by exercise of stock options.
(11)	Includes 284 shares held by Mr. Costello in the Ariba 401(k) Plan.
(12)	Includes 3,245 shares held by Mr. Parker in the Ariba 401(k) Plan.
(13)	Includes 1,069 shares held by Mr. Rubaie in the Ariba 401(k) Plan.
(14)	Includes 167,500 shares that our executive officers and directors have the right to acquire by exercise of stock options.

ADVISORY VOTE REGARDING CERTAIN MERGER-RELATED COMPENSATION

PAID TO NAMED EXECUTIVE OFFICERS

Compensation Paid to Named Executive Officers in Connection with the Merger

In accordance with Section 14A of the Exchange Act, Ariba is providing its stockholders with the opportunity to cast an advisory (non-binding) vote on the merger-related compensation that may be paid or become payable to its named executive officers in connection with the proposed merger pursuant to agreements and arrangements with Ariba, and those agreements and arrangements. As required by those rules, we are asking Ariba stockholders to adopt the following resolution:

RESOLVED, that the stockholders of Ariba hereby APPROVE, on an advisory basis, the compensation that may be paid or become payable to Ariba’s named executive officers in connection with the merger pursuant to agreements and arrangements with Ariba, as disclosed in the Golden Parachute Compensation table on page 55 of Ariba’s proxy statement for its special meeting of stockholders to be held on August 29, 2012 and as further described under the heading “The Merger—Interests of Ariba’s Directors and Named Executive Officers in the Merger” beginning on page 46 of the proxy statement.

Compensation that may be paid or become payable to our named executive officers in connection with the merger pursuant to agreements or understandings between our named executive officers and SAP is not subject to the advisory vote on the compensation proposal. There are no agreements between SAP and our executive officers regarding the officers’ post-closing employment terms or compensation arrangements.

Effect of Advisory Vote

The vote on this proposal is a vote separate and apart from the votes on (i) the proposal to adopt the merger agreement and (ii) the proposal to approve adjournments of the special meeting. Accordingly, you may vote to approve either of the other proposals and vote not to approve this proposal, and vice versa. Approval of this proposal is not a condition to completion of the proposed merger.

Because the vote on this proposal is only advisory in nature, it will not be binding on either Ariba or SAP regardless of whether the proposed merger is completed. Accordingly, as the merger-related compensation described herein is contractual with respect to the executives, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the proposed merger is completed.

Vote Required and Board of Directors Recommendation

Ariba’s board of directors will consider the affirmative vote of the holders of a majority of the outstanding shares of Ariba common stock present in person or represented by proxy and entitled to vote on the compensation proposal at the special meeting and casting a vote for or against this proposal on executive compensation, provided that a quorum is present. However, if you are a stockholder of record, and you fail to vote by proxy or by ballot at the special meeting, your shares will not be counted for purposes of determining a quorum.

An abstention will not affect whether this matter has been approved, since only shares of Ariba common stock present in person or represented by proxy and entitled to vote on the compensation proposal at the special meeting and casting a vote for or against this proposal on executive compensation will affect this vote.

Ariba’s board of directors unanimously recommends that you vote “FOR” this proposal.

ADJOURNMENT OF THE SPECIAL MEETING

Adjournment of the Special Meeting

In the event that the number of shares of Ariba common stock present in person and represented by proxy on the adjournment proposal at the special meeting and voting “FOR” the merger is insufficient to adopt the merger agreement, we may move to adjourn the special meeting in order to enable our board of directors to solicit additional proxies in favor of the adoption of the merger agreement. In that event, we will ask our stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement. In addition, pursuant to our bylaws the chairman of the special meeting has the authority to adjourn the special meeting without approval of the stockholders. Any adjournment to a date not more than 30 days after the date originally fixed for the special meeting may be made without notice, other than by an announcement made at the special meeting of the time and place of the adjourned meeting.

Vote Required and Board of Directors Recommendation

Approval of the proposal to adjourn the special meeting to a later date, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the merger agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of the adoption of the merger agreement at the time of the special meeting requires the affirmative vote of a majority of our outstanding shares of common stock present in person or represented by proxy and entitled to vote on the adjournment proposal at the special meeting.

An abstention will have the same effect as a vote against the adjournment proposal. A failure to submit a proxy card or vote in person will not affect whether the adjournment proposal has been approved, although it will have the practical effect of reducing the number of affirmative votes required to achieve the required majority by reducing the total number of shares from which the majority is calculated.

Ariba’s board of directors unanimously recommends that you vote “FOR” this proposal.

OTHER MATTERS

No business may be transacted at the special meeting other than the matters set forth in this proxy statement.

FUTURE STOCKHOLDER PROPOSALS

If the merger is completed, Ariba will have no public stockholders and there will be no public participation in any of Ariba’s future stockholder meetings. However, if the merger is not completed, Ariba’s public stockholders will continue to be entitled to attend and participate in our stockholders meetings and Ariba will hold an annual meeting of stockholders in 2013.

If the merger is not completed, Ariba stockholders who intend to have a proposal considered for inclusion in Ariba’s proxy statement and form of proxy for presentation at Ariba’s 2013 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to Ariba at its principal executive offices at 910 Hermosa Court, Sunnyvale, California 94085, Attn: General Counsel, not later than August 10, 2012. If the date of next year’s annual meeting of stockholders is moved more than 30 days before or 30 days after the anniversary date of the annual meeting, the deadline for inclusion of proposals in Ariba’s proxy statement and proxy is instead a reasonable time before Ariba begins to print and mail its proxy materials. Stockholders who intend to present a proposal at such meeting without inclusion of such proposal in Ariba’s proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act are required to provide the information required by Ariba’s bylaws and give timely notice to the Corporate Secretary of Ariba in accordance with Ariba’s bylaws at the aforementioned address not less than October 24, 2012 nor more than September 24, 2012. If the date of next year’s annual meeting of stockholders is moved more than 30 days before or 30 days after the anniversary of the annual meeting, then notice of such proposal must be received no later than the close of business on the later of (i) the date 90 days prior to the meeting, and (ii) the date 10 days after public announcement of the meeting date. Ariba reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the SEC. Ariba stockholders may contact the Corporate Secretary of Ariba at Ariba’s principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings through the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Ariba, Inc.

11625 Rainwater Drive

500-600 Northwinds Center, Suite 150

Alpharetta, Georgia 30009

Attention: Investor Relations

Telephone: (650) 390-1000

If you would like to request documents from us, please do so by August 20, 2012, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, promptly after we receive your request.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this proxy statement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this proxy statement. Information in this proxy statement supersedes information incorporated by reference that we filed with the SEC prior to the date of this proxy statement, while information that we file later with the SEC will automatically update and supersede the information in this proxy statement. We incorporate by reference into the proxy statement the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein) after the date of this proxy statement but prior to the date of the special meeting:

•	Our Annual Report on Form 10-K for the year ended September 30, 2011; and

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2011 and March 31, 2012.

We will make these documents available to you without charge upon your oral or written request. Requests should be directed to us at the following address:

Ariba, Inc.

11625 Rainwater Drive

500-600 Northwinds Center, Suite 150

Alpharetta, Georgia 30009

Attention: Investor Relations

Telephone: (650) 390-1000

MISCELLANEOUS

Your vote is important. You may vote by returning the enclosed proxy card, submitting a proxy via the Internet or by telephone or by attending the special meeting and voting in person. If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Ariba, Inc.

11625 Rainwater Drive

500-600 Northwinds Center, Suite 150

Alpharetta, Georgia 30009

Attention: Investor Relations

Telephone: (650) 390-1000

or

Innisfree M&A Incorporated

501 Madison Avenue

New York, New York 10022

Telephone: (877) 800-5186

(banks and brokers call collect at (212) 750-5833)

Please note, however, that if your shares are held of record by a brokerage firm, bank, trust or other nominee and you wish to vote at the special meeting, you must obtain a proxy issued in your name from that record holder.

You should not send in your Ariba stock certificates until you receive the transmittal materials from the paying agent with instructions for the surrender of your stock certificates. Our record stockholders who have further questions about their share certificates or the exchange of our common stock for cash should contact the paying agent.

You should rely only on the information contained in this proxy statement to vote on the proposals described herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated July 24, 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

ARIBA, INC.,

SAP AMERICA, INC.

and

ANGEL EXPANSION CORPORATION

Dated as of May 22, 2012

(continued)

(continued)

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 22, 2012 (this “Agreement”), is by and among SAP America, Inc., a Delaware corporation (“Parent”), Angel Expansion Corporation, a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), and Ariba, Inc., a Delaware corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.04 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

WHEREAS, Parent, Merger Sub and the Company intend to effect a merger (the “Merger”) of Merger Sub with and into the Company in accordance with this Agreement and the Delaware General Corporation Law (the “DGCL”), with the Company to be the surviving corporation of the Merger (the “Surviving Corporation”), and each share of common stock, par value $0.002 per share, of the Company (each a “Share” and collectively, the “Shares”) to be thereupon cancelled and converted into the right to receive cash in an amount equal to $45.00 per Share (the “Merger Consideration”), on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Company Board”) has, as of May 21, 2012, upon the terms and subject to the conditions set forth herein, duly and unanimously adopted resolutions (a) approving and declaring the advisability of this Agreement, (b) approving the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, (c) determining this Agreement and the Transactions to be advisable, fair to and in the best interests of the Company and the Company’s stockholders and (d) recommending that the Company’s stockholders adopt this Agreement and approve the Transactions, including the Merger (the “Company Board Recommendation”);

WHEREAS, the respective boards of directors of Parent and Merger Sub have, upon the terms and subject to the conditions set forth herein, approved and declared advisable this Agreement and the Transactions, including the Merger;

WHEREAS, as a condition and inducement to the Company’s willingness to enter into this Agreement, Guarantor is entering into this Agreement to provide for the guaranty provided for in Section 8.15 in favor of the Company with respect to certain of Parent’s and Merger Sub’s obligations under this Agreement; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.01 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Corporation. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, Liabilities and duties of the Company and Merger Sub shall become the debts, Liabilities and duties of the Surviving Corporation.

(b) At the Effective Time, the Company Certificate shall, subject to Section 5.08, by virtue of or in connection with the Merger, be amended and restated in its entirety to read as set forth in Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter further amended as provided therein or by applicable Law.

(c) At the Effective Time, and without any further action on the part of the Company and Merger Sub, the Company Bylaws shall be amended and restated in their entirety to read as the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references therein to Merger Sub shall be automatically amended and shall become references to the Surviving Corporation and, as so amended, shall be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

(d) The directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, continue as the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(e) If at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.02 Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Pacific Time, on a date to be specified by the parties (the “Closing Date”), such date to be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in ARTICLE VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), at the offices of Jones Day, 1755 Embarcadero Road, Palo Alto, California 94303, unless another time, date or place is agreed to in writing by the parties hereto. On the Closing Date, or on such other date as Parent and the Company may agree to in writing, Parent, Merger Sub and the Company shall cause a certificate of merger or other appropriate documents (in any case, the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger, such date and time hereinafter referred to as the “Effective Time.”

Section 1.03 Meeting of Stockholders to Approve the Merger.

(a) The Company shall use its reasonable best efforts to, within five Business Days after the date of this Agreement, prepare and file with the SEC preliminary proxy materials for the Special Meeting (together with any amendments and supplements thereto and any other required proxy materials, the “Proxy Statement”) relating to the Merger and this Agreement. Subject to Section 5.03(d) and Section 5.03(e), the Company shall include the Company Board Recommendation in the Proxy Statement. Parent shall use its reasonable best efforts to, within four Business Days after the date of this Agreement, provide the Company with such information concerning Parent and Merger Sub as may be reasonably requested by the Company for inclusion in the Proxy Statement.

(b) Notwithstanding the provisions of Section 1.03(a), prior to filing the preliminary Proxy Statement, a definitive Proxy Statement or any other filing with the SEC in connection with the Transactions, the Company shall provide Parent and its counsel with a reasonable opportunity to review and comment on each such filing in advance, and the Company shall include in such filing all comments reasonably proposed by Parent in respect of such filings. The Company shall notify Parent promptly of the receipt of any oral or written comments from the SEC or its staff (or of notice of the SEC’s intent to review) and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or any other filing with the SEC in connection with the Transactions or for additional or supplemental information in connection therewith. The Company shall, as promptly as practicable after the receipt of such comments from the SEC or its staff with respect to the Proxy Statement or any other such filing (i) supply Parent with copies of all written correspondence received in connection therewith and (ii) provide Parent a reasonably detailed description of any oral comments received in connection therewith. The Company (1) shall provide Parent with a reasonable opportunity to review and comment on any responses to comments or inquiries by the SEC with respect to any filings related to the Transactions, (2) shall include in such response all comments reasonably proposed by Parent in respect of the filings, (3) shall not file or mail such document, or respond to the SEC, prior to receiving the approval of Parent, which approval shall not be unreasonably withheld or delayed, and (4) shall provide Parent and its counsel with a reasonable opportunity to participate in any discussions or meetings with the SEC or its staff with respect to such filings. The Company shall respond in good faith to any comments by the SEC as promptly as practical. Parent shall provide its comments to the Company as promptly as practicable.

(c) If the Company: (i) does not receive comments from the SEC with respect to the preliminary Proxy Statement, the Company shall use its reasonable best efforts to file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the stockholders of the Company on or prior to the third Business Day after the expiration of the 10-day waiting period provided in Rule 14a-6(a) promulgated under the Exchange Act, or (ii) does receive comments from the

SEC with respect to the preliminary Proxy Statement, the Company shall use its reasonable best efforts to file definitive proxy materials (including the definitive Proxy Statement) with the SEC and cause the definitive Proxy Statement to be mailed to the stockholders of the Company on or prior to the third Business Day immediately following clearance by the SEC with respect to such comments.

(d) If, at any time prior to the date of the Special Meeting, any event or information relating to the Company, Parent, Merger Sub, or any of their Affiliates should be discovered by Parent or the Company which should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading, the party that discovers such information shall promptly notify the other parties and the Company shall cause an appropriate amendment or supplement describing such information to be filed with the SEC as promptly as practicable thereafter and, to the extent required by applicable Law, disseminated to the stockholders of the Company.

(e) The Company, acting through the Company Board, shall, in accordance with applicable Law: (i) duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable, and in any event (to the extent permissible under applicable Law) no earlier than 30 days and no later than 40 days after the mailing of the definitive Proxy Statement to the stockholders of the Company, for the purpose of obtaining the Company Stockholder Approval (the “Special Meeting”) and (ii) use its reasonable best efforts to solicit from the stockholders of the Company proxies in favor of the adoption of this Agreement and secure the vote or consent of the stockholders of the Company as required by the rules of the NASDAQ, the DGCL or other applicable Law to effect the Merger. The Company shall give Parent no less than 10 Business Days’ advance notice (or such shorter period of time as notice is provided to the NASDAQ) of the date which shall be set as the “record date” for the Special Meeting. The Company shall consult with Parent regarding the date of the Special Meeting and shall not change the record date or postpone or adjourn the Special Meeting without the prior written consent of Parent; provided that Parent may cause the Company to postpone or adjourn the Special Meeting by prior written notice to the Company to a date that is not later than five Business Days prior to the Outside Date by prior written notice to the Company.

(f) The Company shall ensure that the Special Meeting is called, noticed, convened, held and conducted, and that all Persons solicited in connection with the Special Meeting are solicited, in compliance in all material respects with all applicable Law. The adoption of this Agreement and adjournment of the Special Meeting, as necessary, to solicit additional proxies if there are insufficient votes in favor of adoption of this Agreement shall be the only matters which the Company shall propose to be acted on by the stockholders of the Company at the Special Meeting, unless otherwise approved in writing by Parent.

(g) Without limiting the generality of the foregoing, the Company agrees that (i) its obligation to duly call, give notice of, convene and hold the Special Meeting shall not be affected by any Change of Board Recommendation and (ii) its obligations pursuant to this Section 1.03 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Acquisition Proposal (whether or not a Superior Proposal). Unless this Agreement is terminated in accordance with Section 7.01, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Proposal) prior to the vote of the stockholders of the Company with respect to the Merger at the Special Meeting.

(h) At the Special Meeting or any postponement or adjournment thereof, Parent shall vote, or cause to be voted, all of the Shares then owned of record by Parent or Merger Sub or with respect to which Parent or Merger Sub otherwise has, directly or indirectly, voting power in favor of the adoption of this Agreement, and Parent shall use its reasonable best efforts to deliver or provide (or cause to be delivered or provided), in its capacity as a stockholder of the Company, any other stockholder approvals that are required by applicable Law to effect the Merger.

ARTICLE II

CONVERSION OF SECURITIES IN THE MERGER

Section 2.01 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled in accordance with Section 2.01(b) and other than Dissenting Shares, shall be converted into the right to receive the Merger Consideration, payable net to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law in accordance with Section 2.02(f) and upon surrender of the Certificate formerly representing such Shares (or, in the case of Book-Entry Shares, surrender of such Book-Entry Shares) in accordance with Section 2.02. Notwithstanding the foregoing, shares of Equity Plan Stock shall be treated in accordance with Section 2.04(b).

(b) Cancellation of Treasury Stock and Parent-Owned Stock. All Shares that are held in the treasury of the Company or owned of record by any Company Subsidiary that is directly or indirectly wholly-owned by the Company, and all Shares owned of record by Parent, Merger Sub or any of their respective direct or indirect wholly owned Subsidiaries shall be cancelled and shall cease to exist, with no payment being made with respect thereto.

(c) Merger Sub Common Stock. Each share of common stock, no par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

Section 2.02 Payment for Securities; Surrender of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent or Merger Sub shall designate a reputable bank or trust company to act as the paying agent for purposes of effecting the payment of the aggregate Merger Consideration in connection with the Merger (the “Paying Agent”). At or promptly after the Effective Time, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent funds sufficient to pay the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to this Agreement upon surrender of Certificates or Book-Entry Shares as the case may be; provided, however, in the event that such funds on deposit with the Paying Agent are insufficient to pay the aggregate Merger Consideration, Parent or Merger Sub shall deposit, or cause to be deposited, with the Paying Agent such additional funds as are necessary to ensure that the Paying Agent has funds sufficient to pay the aggregate Merger Consideration. Such funds shall be invested or otherwise held by the Paying Agent as directed by Parent or Merger Sub, in their sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments, if any, shall be the sole and exclusive property of Parent or Merger Sub, and no part of any such earnings shall accrue to the benefit of holders of Shares.

(b) Procedures for Surrender. As promptly as practicable after the Effective Time, the Surviving Corporation or Parent shall cause the Paying Agent to mail to each holder of record of a certificate or certificates that represented Shares (the “Certificates”) or non-certificated Shares represented by book-entry (“Book-Entry Shares”), in each case, which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement:

(i) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or transfer of the Book-Entry Shares, as the case may be, to the Paying Agent, and shall otherwise be in such form and have such other provisions as Parent or the Paying Agent may reasonably specify; and

(ii) instructions for use in effecting the surrender of the Certificates or transfer of Book-Entry Shares in exchange for payment of the Merger Consideration.

(c) Cancellation of Shares; Payment of Merger Consideration. Upon surrender of Certificates or transfer of Book-Entry Shares for cancellation to the Paying Agent, and upon delivery of a letter of transmittal, duly executed and in proper form in accordance with the instructions thereto, with respect to such Certificates or an agent’s message in the case of a book entry transfer of Book-Entry Shares, the holder of such Certificates or Book-Entry Shares shall be entitled to receive the Merger Consideration for each Share formerly represented by such Certificates and for each Book-Entry Share. Any Certificates and Book-Entry Shares so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. Payment of the Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated hereby, each Certificate or Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, without interest thereon.

(d) Transfer Books; No Further Ownership Rights in Shares. All cash paid upon the surrender of Certificates or the transfer of Book-Entry Shares in accordance with the terms of this ARTICLE II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares, as applicable. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(e) Termination of Fund; Abandoned Property; No Liability. At any time following the nine month anniversary of the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.02(b), without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.02(f). If, immediately prior to such time on which any payment in respect hereof would escheat to or become the property of any Governmental Entity pursuant to any applicable abandoned property, escheat or similar Laws, any holder of Certificates or Book-Entry Shares has not complied with the procedures in Section 2.02(b) to receive payment of the Merger Consideration to which such holder would otherwise be entitled, the payment in respect of such Certificates or Book-Entry Shares shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, the Surviving Corporation or the Paying Agent shall be Liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(f) Withholding Rights. Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from the Merger Consideration or any other payment otherwise payable pursuant to this Agreement to any holder of Shares, Company Options, shares of Equity Plan Stock, or any other Person pursuant to this Agreement, as applicable, such amounts that Parent, Merger Sub, the Surviving Corporation or the Paying Agent is required to deduct and withhold with respect to the making of such payment under the Code, the rules and regulations promulgated thereunder or any provision of applicable Law, including with respect to any stock transfer Taxes payable by holder of Shares, Company Options or shares of Equity Plan Stock. To the extent that amounts are so withheld by Parent, Merger Sub, the Surviving Corporation or the Paying Agent, Parent shall pay (unless the Paying Agent is the entity withholding such amounts, in which case, Parent shall use reasonable best efforts to cause the Paying Agent to pay) such amounts to the appropriate taxing authority and such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Company Options or shares of Equity Plan Stock, as applicable, in respect of which such deduction and withholding was made by Parent, Merger Sub, the Surviving Corporation or the Paying Agent.

(g) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.01(a); provided, however, that Parent may, in its discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any Action that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

Section 2.03 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such Shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, and shall instead represent the right to receive payment of the fair value of such Dissenting Shares in accordance with and to the extent provided by Section 262 of the DGCL. If any such holder fails to perfect or otherwise waives, withdraws or loses his right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law in accordance with Section 2.02(f). The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and Parent shall have the right to participate in and to control all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, make any payment (unless required by Law) with respect to, or settle or compromise or offer to settle or compromise, any such demands, or approve any withdrawal of any such demands, or agree to do any of the foregoing. Any portion of the aggregate Merger Consideration made available to the Paying Agent to pay for Shares that have become Dissenting Shares shall be returned to Parent upon demand.

Section 2.04 Treatment of Company Options, Company Restricted Stock, Company RSUs and Company Performance RSUs. No later than immediately prior to the Effective Time, the Company shall have taken all requisite action such that:

(a) Company Options. Each Company Option that is unexpired, unexercised and outstanding as of the Effective Time, whether vested or unvested, shall be, by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company, the holder of such Company Option or any other Person, cancelled and converted into the right to receive from the Surviving Corporation, within 30 days following the Effective Time, an amount in cash equal to the product of (x) the aggregate number of Shares subject to such Company Option, and (y) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Option. If the per share exercise price under any such Company Option is equal to or greater than the Merger Consideration, such Company Option shall be cancelled pursuant to this Section 2.04(a) without payment of consideration.

(b) Treatment of Company RSUs, Company Performance RSUs, Company Restricted Stock. The payout of the Merger Consideration pursuant to Section 2.01(a) in exchange for each Share that immediately prior to the Effective Time remains subject to the Company’s outstanding right to claim the return of such share under the terms of any Company RSU, Company Performance RSU and share of Company Restricted Stock (each Company RSU, Company Performance RSU and share of Company Restricted Stock, a share of “Equity Plan Stock”) shall, after giving effect to the deemed performance vesting level of Company Performance RSUs pursuant to Section 2.04(c), remain subject to the time-based vesting terms that apply with respect to the applicable share of Equity Plan Stock immediately prior to the Effective Time under the equity plan award agreement and any other applicable Contract that is in effect on the date of this Agreement, in each case, pertaining to the applicable share of Equity Plan Stock (together, the “Equity Plan Documents”). The Merger Consideration otherwise payable pursuant to Section 2.01(a) in exchange for each share of Equity Plan Stock that is unvested at the Effective Time (“Unvested Cash”) shall not be payable by the Surviving Corporation at the Effective Time and shall instead be paid by Parent in a cash lump-sum on the date upon which the applicable share of Equity Plan Stock would have vested under the time-based vesting terms and other conditions set forth in the Equity Plan Documents (and provided that if such terms and conditions are not satisfied and time-based vesting ceases to continue at any point and does not otherwise accelerate pursuant to the terms of the Equity Plan Documents, no cash payment shall be made with respect to the applicable share of Equity Plan Stock). All amounts payable pursuant to this Section 2.04(b) shall be paid without interest. Following the Effective Time, no Unvested Cash, or right thereto, may be pledged, encumbered, sold, assigned or transferred (including any transfer by operation of law), by any Person, other than to the Surviving Corporation, or be taken or reached by any legal or equitable process in satisfaction of any Liability of such Person, prior to the payment to such Person of such Unvested Cash in accordance with this Agreement. Notwithstanding any of the foregoing to the contrary, each share of Equity Plan Stock held by a non-employee director of the Company that is outstanding as of the Effective Time, whether vested or unvested, shall not be assumed or substituted for by Parent and shall instead be cancelled in exchange for a payment by the Surviving Corporation in respect of each share of Equity Plan Stock in an amount equal to the Merger Consideration, to be paid in a cash lump-sum as soon as practicable (but in no event later than 30 days) following the Effective Time.

(c) Deemed Performance of Company Performance RSUs. Prior to the Effective Time, each Company Performance RSU that will be converted into a right to receive Unvested Cash pursuant to Section 2.04(b) will be determined as follows: (i) each Company Performance RSU granted in October 2010 with respect to the Company’s 2011 fiscal year shall be treated as if the award had vested as set forth in Section 2.04(c)(i) of the Company Disclosure Schedule and (ii) each Company Performance RSU granted in November 2011 with respect to the Company’s 2012 fiscal year shall be treated as if the award had vested as set forth in Section 2.04(c)(ii) of the Company Disclosure Schedule. Following the Effective Time, the Unvested Cash payable with respect to Company Performance RSUs pursuant to Section 2.04(b) shall not be subject to any of the performance-based vesting terms that currently apply to such awards but shall, in all events, continue to be subject to the time-based vesting terms currently applicable to such awards.

Section 2.05 Treatment of Employee Stock Purchase Plan. Each current “Offering Period” (as defined in the ESPP) in progress as of the date of this Agreement under the ESPP shall continue, and the Shares shall be issued to participants thereunder on the next currently scheduled purchase dates thereunder occurring after the date of this Agreement as provided under, and subject to the terms and conditions of, the ESPP. Any Offering Period in progress as of the Effective Time shall be shortened, and the last day of each such Offering Period shall be the second Business Day immediately preceding the Effective Time. Each then outstanding option under the ESPP shall be exercised automatically on the last day of such Offering Period. Notwithstanding any restrictions on transfer of stock in the ESPP, the treatment in the Merger of any Shares under this provision shall be in accordance with Section 2.01(a). The Company shall terminate the ESPP as of or immediately prior to the Effective Time. The Company shall, promptly after the date of this Agreement, take all actions (including, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the transactions contemplated by this Section 2.05 and as are appropriate to avoid the commencement of any new offering of options thereunder at or after the date of this Agreement and prior to the earlier of the termination of this Agreement or the Effective Time.

Section 2.06 No Right to Equity Under Awards. The parties agree that following the Effective Time, no holder of a Company Option, Company RSU, Company Performance RSU or any other equity-based awards shall have any right hereunder to acquire any Equity Interest (including any “phantom” stock or stock appreciation rights) in the Company, any of the Company Subsidiaries or the Surviving Corporation.

Section 2.07 Waivers; Board or Committee Resolutions.

(a) To the extent necessary to give effect to the transactions contemplated in Section 2.04, the Company shall, at least 10 Business Days prior to the Effective Time, use its reasonable best efforts to provide notice, in a form and substance reasonably acceptable to Parent, to each holder of outstanding Company Options and shares of Equity Plan Stock.

(b) Prior to or promptly after the date of this Agreement, the Company Board or any committee thereof that administers the Company Stock Option Plans shall adopt resolutions, in a form reasonably acceptable to Parent, that (i) implement the transactions set forth in Section 2.04, (ii) terminate each Company Stock Option Plan effective as of or immediately prior to the Effective time and (iii) approve the transactions contemplated in Section 2.04 as valid under the terms of the Company Stock Option Plans and the award agreements issued thereunder and further document that:

(i) the transactions contemplated in Section 2.04 are consistent with the terms of the Company Stock Option Plans and the award agreements issued thereunder;

(ii) Parent’s assumption of the obligation to pay the Merger Consideration with respect to any Unvested Cash that vests pursuant to the terms set forth in Section 2.04(b) and Section 2.04(c) will result in Parent substituting an equivalent award for each share of Equity Plan Stock that becomes subject to the terms set forth in Section 2.04(b) and Section 2.04(c); and

(iii) the consummation of the Merger will not accelerate the vesting of any shares of Equity Plan Stock that are exchanged for Unvested Cash, except as specifically provided by (A) Section 2.04(a) with respect to Company Options, (B) Section 2.04(b) with respect to any such shares held by non-employee directors of the Company or (C) the express terms of the Equity Plan Documents relating to such award and the terms of the Company Stock Option Plan as in effect on the date of this Agreement.

Section 2.08 Adjustments to Prevent Dilution. In the event that the Company changes (or establishes a record date for changing) the number of shares of Company Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding shares of Company Stock, at any time during the period from the date of this Agreement to the Effective Time, the Merger Consideration shall be equitably adjusted to reflect such transaction; provided, however, that nothing in this Section 2.08 shall be construed as permitting the Company to take any action or enter into any transaction otherwise prohibited by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Schedule”), which identifies items of disclosure by reference to a particular Section or subsection of this Agreement, as applicable, or any other part of the Company Disclosure Schedule where it is reasonably apparent based on the substance of such disclosure (without reference to documents referred to therein) or the context in which such disclosure is made that such disclosure shall be deemed to be disclosed with respect to any other Section or subsection of this Agreement, the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01 Organization and Qualification; Subsidiaries.

(a) The Company and each Company Subsidiary is a corporation or other legal entity duly organized, validly existing and in good standing (to the extent a concept of “good standing” is applicable in the case of any jurisdiction outside the United States) under the Laws of the jurisdiction of its incorporation or organization, and has all requisite corporate or organizational, as the case may be, power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted in all material respects. The Company and each Company Subsidiary is duly qualified to do business and is in good standing (to the extent a concept of “good standing” is applicable in the case of any jurisdiction outside the United States) in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had a Company Material Adverse Effect.

(b) The Company has delivered or caused to be delivered to Parent and Merger Sub true and correct copies of the Company Certificate and the Company Bylaws, and the certificate of incorporation and bylaws, or equivalent organizational or governing documents, of each Material Subsidiary. The Company is not in violation of the Company Certificate or Company Bylaws, and the Company Subsidiaries are not in violation in any material respect of their respective organizational or governing documents. None of the Company or Company Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(c) Section 3.01(c) of the Company Disclosure Schedule sets forth a true and complete list of: (i) each Company Subsidiary, together with the jurisdiction of organization or formation of each Company Subsidiary and (ii) the directors and officers of the Company and each Material Subsidiary, as of the date of this Agreement.

Section 3.02 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 1,500,000,000 Shares and (ii) 20,000,000 shares of preferred stock, par value $0.002 per share (the “Company Preferred Stock”). As of the close of business on May 18, 2012 (the “Capitalization Date”), there were 98,069,758 Shares issued and outstanding (inclusive of 1,616,923 shares of Company Restricted Stock) and no Shares were held in treasury by the Company. No shares of Company Preferred Stock are issued or outstanding. All of the outstanding Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights and were issued in compliance in all material respects with applicable Law.

(b) As of the close of business on the Capitalization Date, the Company has no Shares or shares of Company Preferred Stock reserved for or otherwise subject to issuance, except for (i) 264,062 Shares reserved for issuance pursuant to the exercise of outstanding Company Options under the Company Stock Option Plans, (ii) 911,853 Shares reserved for issuance pursuant to the vesting of Company RSUs under the Company Stock Option Plans, (iii) up to 3,212,372 Shares reserved for issuance pursuant to the vesting of Company Performance RSUs under the Company Stock Option Plans and (iv) 7,451,215 Shares reserved for future awards under the

Company Stock Option Plans. All Shares subject to issuance under any Company Options, Company RSUs or Company Performance RSUs and any Company Stock Option Plan, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and issued in compliance in all material respects with applicable Law. Section 3.02(b) of the Company Disclosure Schedule sets forth, as of the close of business on the Capitalization Date, an accurate and complete list of each outstanding Company Option, Company RSU, Company Performance RSU and award of Company Restricted Stock and (i) the name of each holder thereof, (ii) the date of grant, (iii) the portion which is vested as of the close of business on the Capitalization Date, (iv) the vesting schedule of such Company Option, Company RSU, Company Performance RSU or award of Company Restricted Stock, (v) the exercise or purchase price thereof, if applicable, (vi) the Company Stock Option Plan under which each Company Option, Company RSU or Company Performance RSU, as the case may be, was granted, (vii) with respect to a Company Option, the expiration date of such Company Option and (viii) with respect to a Company Option, whether such Company Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code. Each grant of a Company Option, Company RSU, Company Performance RSU and award of Company Restricted Stock was properly approved by the Company Board (or a duly authorized committee or subcommittee thereof) in compliance in all material respects with Law, recorded on the Company’s financial statements in accordance with GAAP consistently applied, and no such grants involved any “back dating” or similar practices with respect to the effective date of the grant. There are no stock appreciation rights awarded and outstanding under any of the Company Stock Option Plans.

(c) Except for Contracts relating to the Company Options, Company RSUs, Company Performance RSUs and Company Restricted Stock that are set forth in Section 3.02(b), there are no Contracts of the Company or any Company Subsidiary, including options, warrants, debentures, notes or other rights, Contracts, arrangements or commitments of any character (i) relating to any Equity Interests of the Company, (ii) obligating the Company or any Company Subsidiary to issue, acquire or sell any Equity Interests of the Company, (iii) providing general voting rights with holders of Shares or Company Preferred Stock, or convertible into securities having such rights, or (iv) (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of or (E) granting any preemptive or antidilutive rights with respect to, any Shares or other Equity Interests in the Company. Since the close of business on the Capitalization Date, the Company has not issued any shares of its capital stock or other Equity Interests except upon the exercise of Company Options or the settlement of Company RSUs or Company Performance RSUs outstanding as of the close of business on the Capitalization Date and except as permitted under Section 5.01 (including upon the exercise of Company Options or the settlement of Company RSUs or Company Performance RSUs after granted the Capitalization Date as permitted under Section 5.01).

(d) Section 3.02(d) of the Company Disclosure Schedule sets forth, for each Material Subsidiary, as applicable: (i) its authorized capital stock or other Equity Interests, (ii) the number of its outstanding shares of capital stock or other Equity Interests and type(s) of such outstanding shares of capital stock or other Equity Interests and (iii) the record owner(s) thereof. There are no options or other convertible securities to purchase any shares of capital stock of a Company Subsidiary.

(e) Except for the rights of the Company or a wholly-owned Company Subsidiary in their capacity as a holder of the outstanding Equity Interests of a Company Subsidiary, there are no Contracts of the Company or any Company Subsidiary, including options, warrants, debentures, notes or other rights, agreements, arrangements or commitments of any character (i) relating to any Equity Interests of a Company Subsidiary, (ii) obligating the Company or any Company Subsidiary to issue, acquire or sell any Equity Interests of the Company Subsidiaries, (iii) providing general voting rights with holders of the Equity Interests of any Company Subsidiary, or convertible into securities having such rights, or (iv) (A) restricting the transfer of, (B) affecting the voting rights of, (C) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (D) requiring the registration for sale of, or (E) granting any preemptive or antidilutive rights with respect to, any Equity Interests in a Company Subsidiary. The Company or another Company Subsidiary owns, directly or indirectly, all of the issued and outstanding Equity Interests of each of the Company Subsidiaries, free and clear of any Liens, and all of such Equity Interests have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights and were issued in compliance in all material respects with applicable Law. Except for Equity Interests in the Company Subsidiaries, neither the Company nor any Company Subsidiary owns directly or indirectly any Equity Interest in any Person, or has any obligation or has made any agreement to acquire any such Equity Interest, to provide funds to, or to make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other Person.

Section 3.03 Authority.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the Merger (subject to and assuming the receipt of the Company Stockholder Approval in connection with the Merger). The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company and no stockholder votes are necessary to adopt or authorize this Agreement or to consummate the Transactions other than, with respect to the Merger, the Company Stockholder Approval and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL. This Agreement has been validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of Parent, Merger Sub and Guarantor, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in an Action at law or in equity).

(b) The Company Board has (i) taken all appropriate actions so that, assuming the accuracy of the representations and warranties set forth in Section 4.05, the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to, or as a result of, the execution of this Agreement or the consummation of the Transactions, including the Merger, without any further action on the part of the stockholders of the Company or the Company Board and (ii) except for a Change of Board Recommendation effected in compliance with Section 5.03 after the date of this Agreement, duly and unanimously adopted resolutions (A) approving and declaring the advisability of this Agreement, (B) approving the execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, (C) determining this Agreement and the Transactions to be advisable, fair to and in the best interests of the Company and the Company’s stockholders and (D) recommending that the Company’s stockholders adopt this Agreement. No other “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statute or Law (each, together with Section 203 of the DGCL, a “Takeover Law”) is applicable to the Transactions. None of the Company or any Company Subsidiary has adopted a stockholder rights agreement, rights plan, “poison pill” or other similar agreement.

Section 3.04 No Conflict; Required Filings and Consents. Assuming the receipt of the Company Stockholder Approval and the making of the filings and the receipt of the consents and waiting period terminations or expirations identified in Section 3.04(b), none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Merger or any other Transaction, or the Company’s compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both):

(a) (i) conflict with or violate the Company Certificate or Company Bylaws, or any equivalent organization or governing documents of any Company Subsidiary; (ii) conflict with or violate any Law or rule of the NASDAQ applicable to the Company or any Company Subsidiary or by which any of their respective properties is bound or affected, in each case, in any material respect; (iii) result in any material violation or breach of, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) or impair the Company’s or any of the Company Subsidiaries’ material rights under, or alter their respective material obligations or alter the material rights or obligations of any third party under, or give to any third party any rights of purchase, termination, amendment, payment, acceleration or cancellation pursuant to any Company Material Contract or under any Company Permit, or (iv) result in the creation of a Lien on any of the material properties or assets (including intangible assets) of the Company or any Company Subsidiary.

(b) require any consent, approval, waiting period termination or expiration, Order, license, authorization, declaration or permit of, or filing or registration with or notification to, any Governmental Entity, except (i) the applicable requirements, if any, of the Securities Act and the Exchange Act, including the filing of the Proxy Statement relating to the adoption by the stockholders of the Company of this Agreement, (ii) the filing and recordation of the Certificate of Merger or other documents as required by the DGCL, (iii) compliance with any applicable requirements of the HSR Act and the requirements of other applicable Antitrust Laws set forth in Section 3.04(b) of the Company Disclosure Schedule, (iv) such filings as may be required under the rules and regulations of the NASDAQ, (v) such consents, approvals, Orders, licenses, authorizations, declarations, permits, filings, registrations and notifications as may be required under state or foreign securities Laws and (vi) such other consents, approvals, Orders, licenses, authorizations, declarations, permits, filings, registrations or notifications which, if not obtained or made, would not have a Company Material Adverse Effect.

Section 3.05 Permits; Compliance With Law.

(a) The Company and each Company Subsidiary holds all material authorizations, licenses, permits, certificates, filings, consents, variances, exemptions, waivers, approvals, orders, registrations and clearances of any Governmental Entity necessary for the Company and each Company Subsidiary to own, lease and operate its properties and assets, and to carry on and operate its businesses in all material respects as currently conducted (the “Company Permits”). The Company and each Company Subsidiary is in and has for the past five years been in compliance with the terms of the Company Permits in all material respects, and all of the Company Permits are valid and in full force and effect in all material respects. As of the date of this Agreement, no suspension, modification, revocation or cancellation of any of the Company Permits is, to the Knowledge of the Company, pending or threatened, nor, to the Knowledge of the Company, do reasonable grounds exist for any such action.

(b) Neither the Company nor any Company Subsidiary is in, or has any continuing material Liability as a result of any, conflict or noncompliance with, default under or violation of, or has any continuing or unresolved material Liabilities in connection with, or is, to the Knowledge of the Company, being investigated for, or charged by any Governmental Entity with a violation of or noncompliance with any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any Company Subsidiary is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity overtly indicated an intention to conduct any such investigation or review.

(c) None of the Company, the Company Subsidiaries or any of their respective directors, executives or, to the Knowledge of the Company, agents or representatives of the Company or a Company Subsidiary (i) has used any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) has used any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees, (iii) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 or any other applicable anticorruption Laws, (iv) has established or maintained any unlawful fund of corporate monies or other properties, (v) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment of any nature or (vi) violated or operated in noncompliance with any anti-money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations.

(d) There are no, and neither the Company nor any Company Subsidiary has continuing or unresolved Liabilities in connection with any Action pending or, to the Knowledge of the Company, threatened, of any nature seeking to impose, or that are reasonably likely to result in the imposition, on the Company or any of the Company Subsidiaries of any Liability arising under or relating to any Environmental Law or Company Permit relating to the environment, health or safety matters, or in connection with any Hazardous Substance, which Liability has had or is reasonably likely to have, either individually or in the aggregate, a Company Material Adverse Effect, and, to the Knowledge of the Company, no facts, circumstances or conditions exist that could reasonably be expected to form the basis of any such Action, investigation or remediation activity. Neither the Company nor any Company Subsidiary is subject to or has any continuing or unresolved Liabilities in connection with any agreement, Order settlement, letter or memorandum by or with any Governmental Entity or third party imposing any Liability under any Environmental Law or Company Permit relating to the environment, health or safety matters, or in connection with any Hazardous Substance, that has had, either individually or in the aggregate, a Company Material Adverse Effect.

(e) The Company and each Company Subsidiary have at all times conducted their export transactions and other operations in compliance in all material respects with (i) all applicable U.S. Export and Import Laws and (ii) all applicable Foreign Export and Import Laws, and neither the Company nor any Company Subsidiary has made a voluntary disclosure with respect to any violation of any U.S. Export and Import Laws or Foreign Export and Import Laws. Without limiting the foregoing: (i) the Company and each Company Subsidiary have obtained or invoked, and are in compliance in all material respects with, all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications, license exceptions and filings with any Governmental Entity required under U.S. Export and Import Laws and Foreign Export and Import Laws for (A) the export, import and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad (collectively, “Export Approvals”), (ii) there are no pending or, to the Knowledge of the Company, threatened Actions against the Company or any Company Subsidiary with respect to such Export Approvals, and (iii) no Export Approvals for the transfer of export licenses to Parent or the Surviving Corporation are required. There are no pending or, to the Knowledge of the Company, threatened Actions against the Company or any Company Subsidiary with respect to violations of export approvals and there are no Actions, conditions or circumstances pertaining to the Company’s export transactions that may give rise to future claims.

Section 3.06 SEC Filings.

(a) Since January 1, 2009, the Company has timely filed or otherwise furnished (as applicable) all registration statements, prospectuses, forms, reports, proxy statements, schedules, statements and other documents (including exhibits) required to be filed or furnished (as applicable) by it under the Securities Act or the Exchange Act, as the case may be, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (such documents and any other documents filed by the Company with the SEC since January 1, 2009, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). None of the Company Subsidiaries is currently or has, since becoming a Company Subsidiary been, required to file any forms, reports or other documents with the SEC.

(b) As of their respective effective dates (in the case of the Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), or in each case, if amended prior to the date of this Agreement, as of the date of the last such amendment, the Company SEC Documents complied (or with respect to Company SEC Documents filed after the date of this Agreement, will comply) in all material respects with the applicable requirements of the Exchange Act or the Securities Act, as the case may be, the Sarbanes-Oxley Act and the applicable rules and regulations of the SEC thereunder and did not (or with respect to Company SEC Documents filed after the date of this Agreement, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or outstanding SEC comment.

Section 3.07 Financial Statements.

(a) Each of the consolidated financial statements of the Company (including, in each case, any notes and schedules thereto) included in the Company SEC Documents (collectively, the “Company Financial Statements”) (i) have been prepared from, are in accordance with, and accurately reflect the books and records of the Company and the consolidated Company Subsidiaries in all material respects, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of interim financial statements, for normal and recurring year-end adjustments that are not material in amount or nature and as may be permitted by the SEC on Form 10-Q or any successor or like form under the Exchange Act, including the absence of footnotes) and (iii) present fairly in all material respects the consolidated financial position and the consolidated results of operations, cash flows and stockholders’ equity of the Company and the consolidated Company Subsidiaries as of the dates and for the periods referred to therein.

(b) Without limiting the generality of Section 3.07(a) or any of the representations made in Section 3.06(a), (i) Ernst & Young LLP has not resigned or been dismissed as independent registered public accounting firm of the Company as a result of or in connection with any disagreement with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, (ii) neither the chief executive officer nor the chief financial officer of the Company has failed in any respect to make, without qualification, the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act with respect to any form, report or schedule filed by the Company with the SEC since the enactment of the Sarbanes-Oxley Act and (iii) no enforcement action has been initiated or, to the Knowledge of the Company, threatened against the Company by the SEC relating to disclosures contained in any Company SEC Document.

Section 3.08 Internal Controls; Sarbanes-Oxley Act.

(a) The Company and the Company Subsidiaries (i) have established and maintain a system of internal control over financial reporting sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP and to maintain asset accountability; and (C) access to assets is permitted only in accordance with management’s general or specific authorization; (ii) have implemented and maintain disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) of the Exchange Act) that are designed to ensure that material information relating to the Company, including its consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosure, and (iii) have disclosed, based on the Company’s most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Company Board, (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has delivered to Parent prior to the date of this Agreement all disclosures of significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have been made by the Company to the Company’s auditors or audit committee at any time between January 1, 2009 and the date of this Agreement.

(b) Since January 1, 2008, neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer, auditor, accountant or representative of the Company or any Company

Subsidiary has received or otherwise had or obtained Knowledge of any substantive complaint, allegation, assertion or claim, whether written or oral, that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices. Since January 1, 2008, no current or former attorney representing the Company or any Company Subsidiary has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by the Company or any Company Subsidiary, or any of their respective officers, directors, employees or agents, to the current Company Board or any committee thereof or to any current director or executive officer of the Company.

(c) As of the date of this Agreement, to the Knowledge of the Company, no employee of the Company or any Company Subsidiary has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable legal requirements of the type described in Section 806 of the Sarbanes-Oxley Act by the Company or any Company Subsidiary. Since January 1, 2008, neither the Company nor any Company Subsidiary nor, to the Knowledge of the Company, any director, officer or employee of the Company or any Company Subsidiary, has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee, contractor, subcontractor or agent of the Company or any Company Subsidiary in the terms and conditions of his or her employment or engagement because of any lawful act of such employee, contractor, subcontractor or agent described in Section 806 of the Sarbanes-Oxley Act.

(d) The books and records of the Company and each Company Subsidiary have been, and are being, fully, properly and accurately maintained in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions. The minute books of the Company and each Material Subsidiary, all of which minutes since January 1, 2007 have been made available by the Company to Parent, contain complete and correct, in all material respects, records of all meetings and other corporate actions held or taken by their respective stockholders (or equivalent) and boards of directors (or equivalent), including committees of their respective boards of directors (or equivalent).

(e) The Company is in compliance in all material respects with all rules, regulations and requirements of the Sarbanes-Oxley Act.

(f) The Company has adopted a code of ethics, as defined by Item 406(b) of Regulation S-K under the Securities Act, for senior financial officers, applicable to its principal financial officer, controller or principal accounting officer, or persons performing similar functions. The Company has promptly disclosed any amendment to (other than technical, administrative or other non-substantive amendments) or waiver of the Company’s code of ethics with respect to any such persons, as required by Item 5.05 of Form 8-K. To the Knowledge of the Company, there have been no violations of provisions of the Company’s code of ethics by any such persons.

Section 3.09 Absence of Undisclosed Liabilities.

(a) Except as set forth in Section 3.09 of the Company Disclosure Schedule, there are no Liabilities of the Company or any Company Subsidiary, other than:

(i) Liabilities disclosed and provided for in the consolidated balance sheet of the Company as of March 31, 2012 that is included in the Company SEC Documents as of the date of this Agreement (the “Most Recent Balance Sheet”), or disclosed in the notes thereto;

(ii) Liabilities incurred under this Agreement or in connection with the Transactions;

(iii) Liabilities under executory contracts to which the Company or any of the Company Subsidiaries are bound, other than as a result of a breach thereof; or

(iv) Liabilities incurred in the ordinary course of business consistent with past practice since the date of the Most Recent Balance Sheet in amounts consistent with past practice that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Neither the Company nor any Company Subsidiary is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material Liabilities of, the Company or any Company Subsidiary in the Company Financial Statements or any Company SEC Documents.

Section 3.10 Absence of Certain Changes or Events. Since March 31, 2012, (a) except as disclosed in the Company SEC Documents filed with the SEC on or after March 31, 2012, but prior to the date of this Agreement (other than disclosures in such Company SEC Documents contained under the heading “Risk Factors” or any disclosure of risks included in any “forward looking statements” disclaimers), the Company and the Company Subsidiaries have conducted their business in the ordinary course of business consistent with past practice in all material respects, (b) there has not been any Company Material Adverse Effect and (c) there has not been any action taken by the Company or any Company Subsidiary from March 31, 2012 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Effective Time without the prior written consent of Parent, would constitute a breach of Section 5.01(a)(i), (iii), (iv), (v), (vi), (viii), (ix), (x), (xii), (xv), (xvi), (xviii), (xix) or (xxi).

Section 3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a complete list of each Company Benefit Plan (and denoting any Company Benefit Plan that is a Company Stock Option Plan or Foreign Employee Benefit Plan), other than (i) any agreement, understanding or arrangement under which a single individual who is not an officer or director of the Company, a Company Subsidiary or any ERISA Affiliate is eligible to receive non-material compensation and/or benefits, (ii) any non-material Company Benefit Plan that is maintained or sponsored by a Company Subsidiary or ERISA Affiliate or (iii) any Company Benefit Plan under which none of the Company, any Company Subsidiary, any ERISA Affiliate or any other Person has any current or future Liability. None of the Company, any Company Subsidiary, or any ERISA Affiliate have any express or implied commitment to: (x) modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA, the Code or other applicable Law; or (y) institute any plan, Contract, program, fund or arrangement of any kind for the benefit of any current or former directors, officers, employees, stockholders or consultants of the Company, any Company Subsidiary or any ERISA Affiliate, other than the Company Benefit Plans.

(b) With respect to each Company Benefit Plan listed in Section 3.11(a) of the Company Disclosure Schedule, the Company has delivered to Parent accurate and complete copies of (i) each Company Benefit Plan (or, if such Company Benefit Plan is not written, a written summary of its material terms), including all plan documents, trust agreements, insurance Contracts or other funding vehicles and all amendments thereto, (ii) all summaries and summary plan descriptions, including any summary of material modifications, (iii) the three most recent annual reports (Form 5500 series) with any required schedules filed with the IRS with respect to such Company Benefit Plan, (iv) the most recent actuarial report or other financial statement relating to such Company Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the IRS with respect to any Company Benefit Plan and any pending request for such a determination letter, (vi) with respect to each Company Benefit Plan, each trust agreement, insurance or group annuity contract, administration and similar agreements, and investment management or investment advisory agreements, (vii) the most recent nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Company Benefit

Plan, and (viii) all material filings made with any Governmental Entity within the past five years, including any filings under a government-sponsored amnesty, voluntary compliance or similar program (including the IRS Employee Plans Compliance Resolution System and the Department of Labor Delinquent Filer Program or Voluntary Fiduciary Correction Program).

(c) Each Company Benefit Plan has been maintained, operated, and administered in all material respects in accordance with its terms and any related documents or agreements and in compliance in all material respects in accordance with all applicable Law, including applicable provisions of ERISA and the Code. Contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the Most Recent Balance Sheet. With respect to the Company Benefit Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company, any Company Subsidiary, any ERISA Affiliate or any Company Benefit Plan participant could be subject to any material Liability (other than for routine benefit Liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law, nor would negotiation or consummation of the Transactions be reasonably likely to give rise to such material Liability. To the Knowledge of the Company, with respect to each Company Benefit Plan, all Tax, annual reporting and other filings with a Governmental Entity required by ERISA, the Code and other applicable Law have been timely filed with the appropriate Governmental Entity and all material notices and material disclosures have been timely provided to participants.

(d) Each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code either (i) has a current favorable determination letter from the IRS as to its qualified status (or is waiting to receive a favorable determination letter for an application filed during the last 12 months of its previous remedial amendment cycle), or (ii) may rely upon a prototype opinion letter, and each Company Benefit Plan and related trust which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt. To the Knowledge of the Company, no fact or event has occurred that could reasonably be expected to adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust. There has been no termination, partial termination or discontinuance of contributions to any Company Benefit Plan intended to qualify under Section 401(a) of the Code that would result in material Liability to the Company, any Company Subsidiary or any ERISA Affiliate.

(e) To the Knowledge of the Company (i) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in Liability to the Company, any Company Subsidiary or any ERISA Affiliate, (ii) there have been no breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) by ERISA (or breaches of any other fiduciary duty under applicable Law) with respect to any Company Benefit Plan that could reasonably be expected to result in any Liability or excise tax under ERISA, the Code or other applicable Law being imposed on the Company, any Company Subsidiary or any ERISA Affiliate, (iii) each Company Benefit Plan (other than an employment, severance, change in control or other similar agreement with an individual) can be unilaterally amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms by the Company, a Company Subsidiary or an ERISA Affiliate, without Liability to the Company, any Company Subsidiary or any ERISA Affiliate (other than (A) Liability for ordinary administrative expenses typically incurred in a termination event or (B) Liability for benefits accrued as of the date of such amendment, termination or discontinuation to the extent that either (x) there are sufficient assets set aside in a trust or insurance Contract to satisfy such Liability or (y) such Liability is reflected on the Most Recent Balance Sheet), (iv) no Action is pending, or to the Knowledge of the Company, is threatened, against or with respect to any Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims), (v) none of the Company, any Company Subsidiary or any ERISA Affiliate has any Liability under ERISA Section 502, (vi) all contributions and payments to such Company Benefit Plan are fully deductible under Sections 162 or 404 of the Code, (vii) no amount is subject to Tax as unrelated business taxable income under Section 511 of the Code, and (viii) no material excise tax could reasonably be expected to be imposed upon the Company under Chapter 43 of the Code.

(f) Neither the Company, any Company Subsidiary nor any ERISA Affiliate has ever (i) maintained a Company Benefit Plan that was subject to Section 412 of the Code or Title IV of ERISA or had any Liability with respect to such plan or (ii) been obligated to contribute to a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) that is subject to ERISA. No Company Benefit Plan is funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code, or is funded through a “welfare benefit fund” as defined in Section 419(e) of the Code or a supplemental unemployment benefit plan within the meaning of Section 501(c)(17) of the Code.

(g) All (i) material insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers, or payments required to be made to, any Company Benefit Plan on or prior to the Effective Time have been or shall be timely made or are reflected on the Most Recent Balance Sheet. With respect to any Contract or insurance policy providing funding for benefits under any Company Benefit Plan, there is no Liability of the Company, any Company Subsidiary or any ERISA Affiliate in the nature of a retroactive rate adjustment, loss sharing arrangement, or other Liability, nor would there be any such Liability if such Contract or insurance policy was terminated on the date of this Agreement, and, to the Knowledge of the Company, neither any party to any such Contract nor any insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any such insurer are imminent.

(h) Neither the execution and delivery of this Agreement nor the consummation of the Transactions (either alone or in conjunction with any other event, such as termination of employment) will (i) result in any material payment (including severance, unemployment compensation, parachute or otherwise) becoming due to any director or employee of the Company, any Company Subsidiary, any ERISA Affiliate or any of their respective Affiliates, or to any Governmental Entity or other Person on behalf of any such director or employee, from the Company, any Company Subsidiary, any ERISA Affiliate or any of their respective Affiliates under any Company Benefit Plan or otherwise, (ii) materially increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any benefits or (iv) result in the payment of any amount that, individually or in combination with any other such payment, would not be deductible pursuant to Section 280G of the Code (determined without regard to Section 280G(b)(4) of the Code) or Section 162(m) of the Code. Set forth in Section 3.11(h) of the Company Disclosure Schedule is the estimated maximum amount that could be paid to any “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) as a result of the Transactions under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect, and the “base amount” (as defined in Section 280G(b)(3) of the Code) for each such individual as of the date of this Agreement.

(i) Except as required by Law, no Company Benefit Plan provides any retiree or post-employment health, disability, life insurance or other welfare benefits (whether or not insured) to any Person except for reimbursements of COBRA premiums or cash payments in lieu of the Company’s obligation to reimburse such COBRA premiums to certain employees. The Company, each Company Subsidiary and each ERISA Affiliate are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the regulations (including proposed regulations) thereunder, and any similar state law and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

(j) Each Company Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) is in material compliance with Section 409A of the Code in both operation and documentation. None of the Company, any Company Subsidiary or any ERISA Affiliate is a party to, or otherwise obligated under, any Company Benefit Plan that provides for the gross-up of the Tax imposed by Section 409A(a)(1)(B) of the Code. The execution and delivery of this Agreement by the Company and the consummation of the Transactions will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan or Contract that would reasonably be expected to result in any material payment of deferred compensation which will not be in compliance with Section 409A of the Code.

(k) To the Knowledge of the Company, all Foreign Employee Benefit Plans (i) have been maintained, operated and funded in all material respects in accordance with all applicable Law (including, without limitation, all applicable Tax withholding and reporting requirements and all applicable legal filings), (ii) if they are intended to qualify for special tax treatment, meet all material requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved in all material respects, as appropriate, based upon reasonable actuarial assumptions.

(l) Section 3.11(l) of the Company Disclosure Schedule sets forth a list of all Company Benefit Plans with assets containing stock or other securities issued by the Company or any Company Subsidiary.

Section 3.12 Labor and Other Employment Matters.

(a) The Company and each Company Subsidiary is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment, immigration, workers’ compensation, long term disability, occupational safety, plant closings, compensation and benefits, and wages and hours, including Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1967, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act, and the applicable rules and regulations adopted by those federal agencies responsible for the administration of such Laws (“Employment Practices”). Neither the Company nor any Company Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business consistent with past practice). To the Knowledge of the Company, as of the date of this Agreement, (i) there are no Actions pending or scheduled by any Governmental Entity pertaining to the Employment Practices of the Company or any Company Subsidiary; and (ii) no material complaints relating to Employment Practices of the Company or any Company Subsidiary have been filed with any Governmental Entity or submitted in writing to the Company or any Company Subsidiary. To the Knowledge of the Company, no event has occurred, nor does any condition or circumstance exist, that would reasonably be expected to provide a basis for the commencement of any such labor strikes, slowdowns, work stoppages, lockouts, or any similar activity or dispute. To the Knowledge of the Company, the Company and the Company Subsidiaries are not engaged, and have never been engaged, in any unfair labor practice (as defined under the National Labor Relations Act) and there is no charge or complaint against the Company or any Company Subsidiary by the National Labor Relations Board, any comparable state or foreign agency, or any individual, pending or, to the Knowledge of the Company, threatened.

(b) Except as required by Law outside of the United States, neither the Company nor any Company Subsidiary is a party to or otherwise bound by any Contract that is a collective bargaining agreement or other agreement with any labor union or labor organization, and no such Contract is presently being negotiated. To the Knowledge of the Company, there are no current and there has not been at any time during the last five years any campaigns to solicit cards from employees of the Company or any Company Subsidiary to authorize representation by any labor union or labor organization and, to the Knowledge of the Company, there are no current and there has not been at any time during the last five years any other union organizing activities concerning any employees of the Company or any Company Subsidiary. There are no current and, to the Knowledge of the Company, there have not been any labor strikes, slowdowns, work stoppages, lockouts, or any similar activity or dispute, affecting the Company or any Company Subsidiary during the last five years.

(c) Neither the Company nor any Company Subsidiary is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it or amounts required to be reimbursed to such employees. Other than normal accruals of wages during regular payroll cycles, there are no arrearages in the payment of wages except for possible violations or arrearages, which are not, and will not reasonably be expected to be, material in magnitude.

(d) To the Knowledge of the Company, no employee of the Company or any Company Subsidiary is in any material respect in violation of any term of any employment Contract, non-disclosure or confidentiality agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any Company Subsidiary by which the individual is employed because of the nature of the business conducted or presently proposed to be conducted by it or to the use of trade secrets or proprietary information of others.

(e) Except as would not reasonably be expected to result in a material Liability to the Company, the Company and each Company Subsidiary is in compliance with the Worker Readjustment and Notification Act (29 U.S.C. §2101) (the “WARN Act”) and any applicable state laws or other Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Entity. Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, for the past two years, neither the Company nor any Company Subsidiary has taken any action that would constitute a “mass layoff” or “plant closing” within the meaning of the WARN Act or would otherwise trigger notice requirements or Liability under any other comparable state or local law in the United States. To the Knowledge of the Company, except as set forth in Section 3.12(e) of the Company Disclosure Schedule, for the past two years, neither the Company nor any Company Subsidiary (excluding any Company Subsidiary located outside the United States that has employed during the past two years fewer than 30 employees) has taken any action that resulted in (or will result in) the termination of employment of 50 or more employees or more than 10% of the employees in any country outside of the United States during any 90 day period.

(f) Except as set forth in Section 3.12(f) of the Company Disclosure Schedule, as of the date of this Agreement, no individual who is or may become eligible to receive severance benefits under any Company Benefit Plan has terminated employment or been terminated, nor has any event occurred that could give rise to a termination event, in either case under circumstances that have given, or could give, rise to a severance obligation on the part of the Company or any Company Subsidiary under such agreement.

(g) The Company has made available to Parent a list, as of the date of this Agreement, of (i) each employee and consultant that provides services to the Company or any Company Subsidiary and the country (and state, for those located in the U.S.) in which each such employee and consultant is based and primarily performs his or her duties or services (except where the disclosure of such information would be prohibited by data privacy/protection Laws without the employee’s or consultant’s consent); and (ii) each such person’s position or title, annual base salary or wages, and date of hire (a “Worker List”). As of the date of this Agreement, no officer of the Company, a Company Subsidiary or any ERISA Affiliate has terminated or has advised the Company or any Company Subsidiary of his or her intention to terminate his or her relationship or status as an employee or consultant of the Company or the Company Subsidiary for any reason, including because of the consummation of the Transactions and, except as set forth on Section 3.12(g) of the Company Disclosure Schedule, the Company and the Company Subsidiaries have no plans or intentions as of the date of this Agreement to terminate any such employee or consultant.

(h) All current employees of the Company and any Company Subsidiary who work in the United States are, and all former employees of the Company or any Company Subsidiary (strictly qualified by the Knowledge of the Company during any time that such Company Subsidiary was not a Subsidiary of the Company) who worked in the United States whose employment terminated, voluntarily or involuntarily, within the five years prior to the Closing Date, were legally authorized to work in the United States. The Company and any Company Subsidiary have completed and retained the necessary employment verification paperwork under the Immigration Reform and Control Act of 1986 for the employees hired prior to the Closing Date.

Section 3.13 Contracts.

(a) Section 3.13(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of each Contract of the Company or any Company Subsidiary under which the Company or any Company Subsidiary has ongoing executory obligations or the ability to enforce rights thereunder and that is included within any of the following categories:

(i) all Contracts that purport to limit, curtail or restrict the right of the Company, any Company Subsidiary or any of the Company’s current or future Affiliates in any material respect (A) to engage or compete in any line of business or sell, supply, license or distribute any product or service, in each case, in any geographic area, with any Person or during any period of time (or pursuant to which a benefit or right is required to be given or would be lost as a result of so competing, engaging, selling, supplying or distributing), or (B) to solicit or hire any Person or group of Persons (other than Contracts of the Company or a Company Subsidiary with customers entered into in the ordinary course of business pursuant to which the Company or a Company Subsidiary agreed not to solicit or hire the employees of such customer);

(ii) any Contract that by its terms limits the payment of dividends or other distributions by the Company or any Company Subsidiary;

(iii) any material Contract that grants any Person other than the Company or any Company Subsidiary any (A) “most favored nation” or similar preferred pricing rights, (B) rights of first refusal, rights of first negotiation or similar rights or that materially limits the ability of the Company of any Company Subsidiary to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses, (C) right to require the Company or any Company Subsidiary to purchase all or any portion of the Company’s or a Company Subsidiary’s requirements from any third party, or similar provision or (D) obligates the Company or any Company Subsidiary to provide maintenance and/or support with respect to any discontinued Company Products or any prior version of any Company Product for more than five years following the Effective Time;

(iv) any Contract relating to the disposition or acquisition by the Company or any Company Subsidiary of any business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) or obligating the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Person (A) that contains “earn-out” provisions or other contingent payment obligations that are payable after the date of this Agreement or (B) that contains ongoing non-competition or indemnification obligations or other ongoing obligations of the Company or any Company Subsidiary that are material to the Company and the Company Subsidiaries, taken as a whole;

(v) any Indebtedness under which the currently outstanding maximum obligation of the Company and the Company Subsidiaries is $1,000,000 or greater, whether secured or unsecured;

(vi) any Indebtedness under which the currently outstanding maximum obligation owed to the Company and the Company Subsidiaries is $5,000,000 or greater, whether secured or unsecured;

(vii) any material original equipment manufacturer, partnership, joint marketing, joint development or joint venture Contract;

(viii) any Contract relating to the settlement of any civil, administrative or judicial Action within the past five years for payments by the Company or any Company Subsidiary in excess of $1,000,000;

(ix) any (A) standstill or similar agreement restricting the Company or any Company Subsidiary from acquiring the securities of, soliciting proxies respecting, or affecting the control, of any other Person, or (B) Contract requiring the Company or any Company Subsidiary to provide any notice or information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal or prior to entering into any discussions or Contract relating to any Acquisition Proposal or similar transaction;

(x) any Contract that is with a federal, state or national government or governmental agency;

(xi) each Contract that involves the performance of software development or similar consulting services by the Company or any Company Subsidiary and provides for recurring annual payments to the Company or any of the Company Subsidiaries after the date of this Agreement of $500,000 or more;

(xii) each Patent cross-license;

(xiii) any Contract with (A) a Significant Customer under which the Company recognized revenue in excess of $500,000 during the four consecutive fiscal quarter period ended September 30, 2011, (B) any supplier (other than licensors) of hosting related services provided to customers, outsourcing services relating to Company Product or service offerings or Company Software development services, where payments made or owed by the Company and the Company Subsidiaries under the Contract or any series of related Contracts exceeded $250,000 during the four consecutive fiscal quarter period ended September 30, 2011, and (C) a distributor or reseller (including as an OEM or value-added reseller) of any of the Company Products under which (together with any series of related Contracts) the Company recognized revenue in excess of $500,000 during the four consecutive fiscal quarter period ended September 30, 2011;

(xiv) except as otherwise listed in response to this Section 3.13(a), any Contract that involves payments by or to the Company or any of the Company Subsidiaries of more than $5,000,000 over the four consecutive fiscal quarter period ended September 30, 2011;

(xv) any Contract entered into on or after September 30, 2008 pursuant to which the Company or any of the Company Subsidiaries has agreed or is required to provide any third party with rights in or access to Company Source Code (including on a contingent basis), or to provide for Company Source Code to be put in escrow (other than any Contract whose terms do not differ from the Company’s standard source code escrow terms that have been provided to Parent), indicating for each such Contract whether such Contract includes use rights upon release that would expressly authorize any third party to utilize any Company Source Code other than for the limited purpose of maintaining and supporting such third party’s internal use of one or more Company Products pursuant to an end user license agreement;

(xvi) any Contract for the development for the benefit of the Company or any Company Subsidiary by any party other than the Company or a Company Subsidiary, of Software or Intellectual Property that is material to the Company and the Company Subsidiaries, taken as a whole;

(xvii) any Contract providing for indemnification of any Person with respect to material Liabilities relating to any current or former business of the Company, any of the Company Subsidiaries or any predecessor Person, other than indemnification obligations of the Company or any of the Company Subsidiaries pursuant to the provisions of a Contract entered into by the Company or any of the Company Subsidiaries in the ordinary course of business consistent with past practice or that would not reasonably be expected be material to the Company and the Company Subsidiaries, taken as a whole; and

(xviii) all other Contracts required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (other than those “material contracts” described in Item 601(b)(10)(iii) of Regulation S-K under the Securities Act) or disclosed by the Company on a Current Report on Form 8-K, whether or not so filed or disclosed. Each Contract disclosed in Section 3.13(a) or Section 3.15 of the Company Disclosure Schedule or required to be disclosed pursuant to this Section 3.13(a) or Section 3.15 is referred to herein as a “Company Material Contract.” True and complete copies of each Company Material Contract have been made available by the Company to Parent in the electronic dataroom maintained by the Company, or publicly filed with the SEC.

(b) (i) Each Company Material Contract is a valid, binding and enforceable obligation of the Company or the Company Subsidiaries and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally; (ii) each Company Material Contract is in full force and effect; (iii) the Company and each Company Subsidiary has in all material respects performed all obligations required to be performed by it under each Company Material Contract and, to the Knowledge of the Company, each other party to each Company Material Contract has in all material respects performed all obligations required to be performed by it under such Company Material Contract; (iv) none of the Company nor any Company Subsidiary has Knowledge of, or has received notice of, any material violation or default under any Company Material Contract; and (v) neither the Company nor any Company Subsidiary has received any written notice from any other party to any such Company Material Contract, and otherwise has no Knowledge, that such party intends to terminate prior to its stated term, or not renew any such Company Material Contract.

Section 3.14 Litigation.

(a) There is no Action pending or, to the Knowledge of the Company, threatened, other than an Action involving a claim for the payment of money in an amount equal to or less than $250,000 or that is reasonably likely to involve a claim for the payment of money in an amount equal to or less than $250,000, against or affecting the Company or any Company Subsidiary (including by virtue of indemnification or otherwise) or their respective assets or properties, or any executive officer or director of the Company or any Company Subsidiary. Section 3.14(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a list of pending Actions against the Company or any Company Subsidiary other than solely for the payment of money or involving a claim for the payment of money in excess of $250,000 or that is reasonably likely to involve a claim for the payment of money in excess of $250,000.

(b) Neither the Company nor any Company Subsidiary is subject to any material outstanding order, writ, injunction, judgment, decree or arbitration ruling, award or other finding.

(c) There are no internal investigations or internal inquiries that, since October 1, 2008, have been conducted by or at the direction of the Company Board (or any committee thereof) concerning any material financial, accounting or other misfeasance or malfeasance issues or that would reasonably be expected to lead to a voluntary disclosure or enforcement action.

Section 3.15 Intellectual Property.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of Company Registered Intellectual Property and the owner of such Intellectual Property.

(b) All of the material Company Owned Intellectual Property is wholly and exclusively owned by the Company or a Company Subsidiary free and clear of all Liens (other than Outbound License Agreements). Except as expressly stated in Section 3.15(b) of the Company Disclosure Schedule, with respect to any material Company Owned Intellectual Property of which the Company or any Company Subsidiary is a joint owner or co-owner there are no restrictions (by Contract between the Company or any Company Subsidiary and any third party joint owner or co-owner of the applicable Company Owned Intellectual Property) on the Company’s or any Company Subsidiary’s exercise of the full scope of rights afforded a joint owner or co-owner of that type of Intellectual Property right. The foregoing representation and warranty is not intended to be a representation regarding the absence of infringement or misappropriation, which is addressed in Section 3.15(g).

(c) The Company or a Company Subsidiary owns all right, title and interest in and to or has a valid right to use each item of the Intellectual Property and Software incorporated or embedded in the current Company Products (including all Company Source Code) that is material to the business or operations of the Company or any Company Subsidiary. The foregoing representation and warranty is not intended to be a representation regarding the absence of infringement or misappropriation, which is addressed in Section 3.15(g).

(d) To the Knowledge of the Company, Section 3.15(d) of the Company Disclosure Schedule lists all material Contracts (other than licenses for Commercially Available Software, nondisclosure agreements and employee and contractor intellectual property assignment agreements) of the Company or any of the Company Subsidiaries in effect as of the date of this Agreement under which the Company or any of the Company Subsidiaries is licensed or otherwise granted rights to or in any material Company Intellectual Property or Software from a third party.

(e) Section 3.15(e) of the Company Disclosure Schedule lists all material Contracts of the Company or any Company Subsidiary in effect as of the date of this Agreement pursuant to which (i) any third party is authorized to use or is granted any material right or covenant not to assert a patent in or to any material Company Products or Company Owned Intellectual Property, other than Outbound License Agreements, (ii) the Company or any Company Subsidiary has agreed to any restriction on the right of the Company or any Company Subsidiary to enforce any Intellectual Property rights, other than Outbound License Agreements, (iii) the Company or any Company Subsidiary has agreed to limitations on the use of any Company Intellectual Property (other than Contracts under which the Company or any Company Subsidiary is licensed such Company Intellectual Property from a third party), except to the extent an Outbound License Agreement contains a non-exclusive license entered into in the ordinary course of business or (iv) the Company or any Company Subsidiary has agreed to any transfer or sale rights in or with respect to any Company Owned Intellectual Property.

(f) To the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries is in breach of any of the material terms or conditions of any license to any Open Source Materials, except as would not materially affect the business or operations of the Company or any Company Subsidiary. To the Knowledge of the Company, the Company Products that link with works distributed under the GNU Lesser General Public License (“LGPL”) link to such works using a shared library mechanism, as described in the LGPL.

(g) To the Knowledge of the Company, the operation by the Company and the Company Subsidiaries of their respective businesses, including the design, development, use, import, export, manufacture, licensing, sale or other disposition of the Company Products does not (i) infringe or misappropriate the Intellectual Property rights of any Person or (ii) constitute unfair competition or trade practices under applicable Laws. To the Knowledge of the Company, neither the Company nor any Company Subsidiary has received any written notice from any third party in the 24 months before the date of this Agreement (i) claiming that such operation or any Company Product (A) infringes or misappropriates the Intellectual Property rights of any third party or (B) constitutes unfair competition or trade practices under the applicable Laws, or (ii) expressly offering to license to the Company or any Company Subsidiary third party patents in order to avoid infringement of those patents.

(h) Each material item of Company Registered Intellectual Property is subsisting and is, to the Knowledge of the Company, valid and enforceable.

(i) Neither the Company nor any Company Subsidiary has, to the Knowledge of the Company, received, in the 24 months before the date of this Agreement, any written notice of an Action challenging the legality, validity, enforceability or ownership (excluding, for the avoidance of doubt, office actions issued by Governmental Entities with respect to Registered Intellectual Property applications) (a “Dispute”) of any material Company Owned Intellectual Property. To the Knowledge of the Company, no Dispute has been threatened in writing against the Company or any Company Subsidiary in the 24 months before the date of this Agreement. To the Knowledge of the Company, neither the Company nor any Company Subsidiary has sent to a third party in the 24 months before the date of this Agreement any notice of any Dispute involving any Company Owned Intellectual Property.

(j) To the Knowledge of the Company, none of the Company, any Company Subsidiary or any other party acting with authorization on behalf of the Company has disclosed or delivered to any third party, other than escrow agents, or authorized the disclosure or delivery by any escrow agent or other third party to any third party, any Company Source Code owned by the Company or any Company Subsidiary. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, require the disclosure or delivery by the Company, any Company Subsidiary or any other party acting with authorization on behalf of Company or any Company Subsidiary to any third party, other than escrow agents, of any Company Source Code. To the Knowledge of the Company, neither the execution of this Agreement nor the consummation of the Merger or any of the other Transactions, in and of itself, would reasonably be expected to result in the release of any Company Source Code owned by the Company or any Company Subsidiary from escrow or an obligation to grant rights to or deliver any Company Source Code to any third party.

(k) The Company and each Company Subsidiary has taken commercially reasonable measures to protect the Company’s or such Company Subsidiary’s rights in the Trade Secrets owned by the Company or such Company Subsidiary, and for any Trade Secrets owned by any other Person that have been provided to the Company or such Company Subsidiary under Contract, the Company and such Company Subsidiaries are not in material breach of the terms of such Contract with respect to the confidentiality or use of such Trade Secrets. The Company and each Company Subsidiary has, and has used in the 24 months before the date of this Agreement, commercially reasonable efforts to enforce a policy requiring all employees, consultants and contractors of the Company and each Company Subsidiary to execute Intellectual Property assignment and confidentiality agreements for the benefit of the Company or such Company Subsidiary.

(l) To the Knowledge of the Company, none of the Company Owned Intellectual Property incorporated or embedded in or embodied by any Company Product was developed by, or using funds, grants or any other subsidies from, any Governmental Entity or any university.

(m) To the Knowledge of the Company, neither the Company nor any Company Subsidiary is subject to any agreement with any standards bodies that would obligate the Company or any Company Subsidiary to grant licenses, covenants not to assert patents, or other similar rights to any material Company Owned Intellectual Property.

(n) To the Knowledge of the Company, neither the Company nor any Company Subsidiary has any Contract that will cause as a result of this Agreement or the consummation of the Transactions: (i) Parent, any Parent Subsidiary, the Company or any Company Subsidiary to grant to any Person any right to or with respect to any Intellectual Property or Software owned by, or licensed to, Parent, any Parent Subsidiary, the Company or any Company Subsidiary, or (ii) Parent, any Parent Subsidiary, the Company or any Company Subsidiary being obligated to pay any royalties or other material amounts to any Person in excess of those payable by any of them, respectively, in the absence of this Agreement or the consummation of the Transactions, provided, that each of clauses (i) and (ii) shall not, under any circumstances, include any obligations to which Parent or any Parent Subsidiary was bound by or subject to prior to the Effective Time.

Section 3.16 Tax Matters.

(a) The Company and each Company Subsidiary has timely filed with the appropriate taxing authorities all material Tax Returns required to be filed. All such Tax Returns are complete and accurate in all material respects. All Taxes due and owing by the Company and the Company Subsidiaries (whether or not shown on any Tax Return) have been paid.

(b) The unpaid Taxes of the Company and the Company Subsidiaries did not, as of the date of the Most Recent Balance Sheet, exceed the reserve for Tax Liability set forth in the Most Recent Balance Sheet. Since the date of the Most Recent Balance Sheet, neither the Company nor any of the Company Subsidiaries has incurred any Liability for Taxes as a result of transactions entered into outside the ordinary course of business consistent with past practice or otherwise inconsistent with past custom or practice.

(c) No deficiencies for material Taxes against any of the Company and the Company Subsidiaries have been claimed, proposed or assessed in writing by any Governmental Entity, except for delinquencies that have been paid or otherwise resolved or that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. There are no pending or, to the Knowledge of the Company, threatened audits, assessments or other actions for or relating to any Liability in respect of Taxes of the Company or any Company Subsidiary. The U.S. federal income Tax Returns of the Company and the Company Subsidiaries through the taxable year ended September 30, 2007 have been examined and closed or are Tax Returns with respect to which the period for assessment has expired. Neither the Company nor any of the Company Subsidiaries has granted any currently effective waiver of any statute of limitations in respect of Taxes.

(d) There are no Liens for Taxes other than Permitted Liens upon any of the assets of the Company or any of the Company Subsidiaries.

(e) There are no Tax-sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving any of the Company or any Company Subsidiary, other than such an agreement exclusively between or among any of the Company and the Company Subsidiaries.

(f) Neither the Company nor any of the Company Subsidiaries (i) has been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company) or (ii) has any Liability for the Taxes of any Person (other than Taxes of the Company or any of the Company Subsidiaries) (A) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (B) by reason of being a transferee or successor of such Person, (C) by Contract, or (D) otherwise.

(g) To the Knowledge of the Company, each of the Company and the Company Subsidiaries has withheld and paid all Taxes and other amounts required by Law to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. The Company and the Company Subsidiaries has withheld and paid all such Taxes and other amounts that are material.

(h) Neither the Company nor any Company Subsidiary has distributed the stock of any corporation in a transaction intended to satisfy the requirements of Section 355 of the Code.

(i) Neither the Company nor any Company Subsidiary has participated in any “listed transaction” within the meaning of Treasury Regulations Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(j) Neither the Company nor any Company Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(k) No claim has been made in writing by a taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that the Company or any Company Subsidiary is or may be subject to taxation by that jurisdiction.

(l) Neither the Company nor any Company Subsidiary (i) is a party to or bound by any advance pricing agreement or other agreement or ruling relating to Taxes with any Tax authority, (iii) has requested a private letter ruling from the IRS or comparable rulings from other Taxing authority, or (iii) has entered into any “closing agreement” as described in Section 7121 of the Code (or any material agreement under any corresponding or similar provision of state or local Tax Law).

(m) Neither the Company nor any Company Subsidiary (i) has any unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (ii) has participated in or cooperated with an international boycott within the meaning of Section 999 of the Code.

(n) From and after the Effective Time, neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any (i) adjustment pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign Law by reason of a change in accounting method occurring on or prior to the Effective Time, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Law relating to Taxes) entered into prior to the Effective Time or (iii) installment sale or open transaction occurring on or prior to the Effective Time.

(o) To the Knowledge of the Company, the Company and the Company Subsidiaries are in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday, or other Tax reduction agreement or Order that applies to any of them, and no Tax exemption, Tax holiday, or Order that applies to any of the Company and the Company Subsidiaries will be adversely affected by the Transactions.

Section 3.17 Insurance. Except as contemplated by Section 5.08(c), the Company has made available to Parent true and complete copies of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Company and the Company Subsidiaries (the “Insurance Policies”). Each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Company and the Company Subsidiaries are in compliance in all material respects with the terms and conditions of such Insurance Policies. Since December 31, 2010, none of the Company or any Company Subsidiary has received any notice or other communication regarding any actual or possible (i) cancellation of any Insurance Policy that has not been renewed in the ordinary course without any lapse in coverage, (ii) invalidation of any Insurance Policy, (iii) refusal of any coverage, limitation in coverage or rejection of any material claim under any Insurance Policy, or (iv) material adjustment in the amount of the premiums payable with respect to any Insurance Policy. There is no material claim by the Company or any Company Subsidiary pending, and none of the Company nor any Company Subsidiary has notified the underwriters of potential material claims, under any of the Insurance Policies and no material claim made since December 31, 2010, in the case of any pending claim, has been questioned or disputed by the underwriters of such Insurance Policies.

Section 3.18 Properties and Assets.

(a) The Company and the Company Subsidiaries have good and valid title to, or in the case of leased property and leased tangible assets, valid leasehold interests in, all of its material real properties and tangible assets. All such material assets and real properties, other than assets and real properties in which the Company or any of the Company Subsidiaries has leasehold interests, are free and clear of all Liens, except for Permitted Liens.

(b) Neither the Company nor any Company Subsidiary owns or ever owned any real property.

(c) Section 3.18(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of the Company Subsidiaries listed on Section 3.18(c) of the Company Disclosure Schedule (collectively, the “Leased Real Property”), (ii) the address for each Leased Real Property, (iii) a true and complete list of the material applicable leases, subleases or other agreements therefor involving payments by the Company or a Company Subsidiary in excess of $250,000 in any year (the “Lease Agreements”) and any and all amendments, modifications, side letters relating thereto and (iv) the current rent amounts payable by the Company or any Company Subsidiary related to each material Leased Real Property. No Person other than the Company or a Company Subsidiary has any right (whether by lease, sublease, license or otherwise) to use or occupy all or any portion of the Leased Real Property.

(d) The Company and the Company Subsidiaries have a valid and existing interest in the Leased Real Property, and the Company and the Company Subsidiaries enjoy peaceful and undisturbed possession of the

Leased Real Property. The Leased Real Property constitutes all of the real property used by the Company and the Company Subsidiaries in the operation of the business of the Company and the Company Subsidiaries, and such Leased Real Property is sufficient for the conduct of the business of the Company and the Company Subsidiaries as currently conducted. Neither the Company nor any Company Subsidiary has received any written notice from any Governmental Entity with respect to the ownership, lease, occupancy or use of the Leased Real Property that might materially and adversely affect the rights of the Company or any Company Subsidiary or constitute a violation of Laws applicable to the Leased Real Property. Neither the Company nor any Company Subsidiary has received written notice of any proceedings in eminent domain, condemnation or other similar proceedings that are pending, and, to the Knowledge of the Company, there are no such proceedings threatened, affecting any portion of the Leased Real Property and neither the Company nor any Company Subsidiary has received written notice of the existence of any outstanding Order or of any pending Action, and, to the Knowledge of the Company, there is no such Order or Action threatened, relating to the ownership, lease, use, occupancy or operation by any Person of the Leased Real Property.

Section 3.19 Opinion of Financial Advisor. The Company Board has received the Fairness Opinion. The Company shall provide a true and complete signed copy of the Fairness Opinion to Parent for information purposes as soon as practicable after the date of this Agreement. The Company has obtained the authorization of the Company Financial Advisor to permit the inclusion of the Fairness Opinion in its entirety and references thereto in the Proxy Statement.

Section 3.20 Information in the Proxy Statement. The Proxy Statement, if any (and any amendment thereof or supplement thereto), at the date mailed to the Company’s stockholders and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub in writing expressly for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and any other applicable federal securities laws.

Section 3.21 Required Vote. The affirmative vote of the holders of a majority of the outstanding Shares in favor of the adoption of this Agreement is the only vote required to adopt or approve this Agreement and to consummate the Transactions, including the Merger (the “Company Stockholder Approval”). No other vote of holders of any capital stock or other Equity Interests of the Company is required by Law or otherwise in order for the Company or any Company Subsidiary to consummate the Merger and the other Transactions.

Section 3.22 Absence of Indemnifiable Claims. As of the date of this Agreement, there are no pending claims for any director or officer of the Company or any Company Subsidiary to indemnification by the Company or such Company Subsidiary under applicable Law, the Company Certificate, the Company Bylaws, the governing documents of such Company Subsidiary or any insurance policy or Contract maintained by the Company or such Company Subsidiary.

Section 3.23 Customers. As of the date of this Agreement, the Company has no Knowledge of any outstanding material disputes concerning any Company Products or any services provided by the Company or any Company Subsidiary with respect thereto with any customer who, in the four consecutive quarters ended September 30, 2011, was one of the 25 largest sources of recognized revenues for the Company and the Company Subsidiaries on a consolidated basis (each, a “Significant Customer”). Section 3.23 of the Company Disclosure Schedule sets forth a complete and accurate list of the names of each Significant Customer, showing the total revenue recognized by the Company from each Significant Customer during the four consecutive quarters ended September 30, 2011. As of the date of this Agreement, the Company has not received any written notice or other formal written communication from any Significant Customer that such customer will not continue as a customer of the Company or any Company Subsidiary after the Effective Time or that any such customer intends to terminate or materially modify existing Contracts or arrangements with Company or any Company Subsidiary.

Section 3.24 Privacy.

(a) The Company and each Company Subsidiary has (i) to the Knowledge of the Company, complied in all material respects with its respective published privacy policies and all applicable Privacy and Security Laws, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information (including personally identifiable information of employees, contractors, and third parties who have provided information to the Company or any Company Subsidiary) and (ii) taken commercially reasonable measures to ensure that personally identifiable information is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To the Knowledge of the Company, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such information by the Company, any Company Subsidiary or any of their respective employees or contractors.

(b) As of the date of this Agreement, no Person (including any Governmental Entity) has made any claim or commenced any Action with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any personally identifiable information by the Company, any Company Subsidiary or any of their respective employees or contractors and, to the Knowledge of the Company, there is no reasonable basis for any such claim or Action. The execution, delivery and performance of this Agreement and the consummation of the Merger complies (and the disclosure to and use by the Surviving Corporation and Parent and its Affiliates of such information after the Effective Time will comply) with the Company’s and each Company Subsidiary’s applicable privacy policies and with all Privacy and Security Laws (including any such Laws in the jurisdictions where the applicable information is collected) in all material respects. To the Knowledge of the Company, the Company and each Company Subsidiary has at all times made all disclosures to, and obtained any necessary consents from, users, customers, employees, contractors and other applicable Persons required by applicable Privacy and Security Laws and has filed any required registrations with the applicable data protection authority.

Section 3.25 Government Contracts Matters.

(a) The Company and each Company Subsidiary have complied in all material respects with all applicable Laws with respect to all Government Contracts and Government Bids.

(b) All facts set forth in or acknowledged by the Company or any Company Subsidiary in any certification, representation or disclosure statement submitted by the Company or any Company Subsidiary with respect to any Government Contract or, to the Knowledge of the Company, any Government Bid were current, accurate and complete in all material respects as of the date indicated in such submission or as of such other date as required by the Government Contract or, to the Knowledge of the Company, any Government Bid.

(c) None of the Company nor any Company Subsidiary, and, to the Knowledge of the Company, no current employee of the Company or any Company Subsidiary, has been debarred or suspended from doing business with any Governmental Entity, or, to the Knowledge of the Company, threatened with debarment or suspension by any Governmental Entity (or by the relevant contracting official of such entity), or been informed in writing that any actions by the Company or any Company Subsidiary could result in debarment or suspension by any Governmental Entity, and, to the Knowledge of the Company, no circumstances exist that would warrant the institution of debarment or suspension proceedings against the Company, any Company Subsidiary or any employee of the Company or any Company Subsidiary.

(d) No negative determination of responsibility has been issued or, to the Knowledge of the Company, threatened in writing against and provided to the Company or any Company Subsidiary in connection with any Government Contract or Government Bid.

(e) In each case in which the Company or any Company Subsidiary has delivered or otherwise provided any technical data, Software or other Intellectual Property to any Governmental Entity in connection with any Government Contract, the Company or such Company Subsidiary has provided such technical data, computer software and other Intellectual Property solely as a “commercial item” pursuant to the Company’s commercial terms and conditions.

Section 3.26 Brokers and Fees. Except for the Company’s obligations to the Company Financial Advisor, neither the Company nor any Company Subsidiary or any director or officer of the Company or any Company Subsidiary, has incurred or will incur on behalf of the Company or any Company Subsidiary, any brokerage, finders’, advisory or similar fee in connection with the Transactions, including the Merger. The Company has heretofore made available to Parent true and complete copies of all agreements with the Company Financial Advisor pursuant to which such firm would be entitled to any payment or commission relating to the Merger or any other Transactions.

Section 3.27 Related Party Transactions. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, there are no outstanding amounts payable to or receivable from, or advances by the Company or any Company Subsidiary to, and neither the Company nor any Company Subsidiary is otherwise a creditor or debtor to, or party to any Contract or transaction with, any holder of 5% or more of the Shares or any director, officer, employee or Affiliate of the Company or any Company Subsidiary, or to any relative of any of the foregoing, except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course consistent with past practice.

Section 3.28 Subsidies. Section 3.28 of the Company Disclosure Schedule sets forth a list of all material grants, subsidies and similar arrangements directly or indirectly between or among the Company or any Company Subsidiary, on the one hand, and any Governmental Entity or any Person, on the other hand. Except as set forth on Section 3.28 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has entered into any material grant, subsidy or similar arrangement directly or indirectly from or with any Governmental Entity or any other Person.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

Section 4.01 Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Each of Parent and Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted and is qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to have such corporate power and authority or be so qualified or in good standing has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.02 Authority. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions, including the Merger. Other than the approval of the principal terms of the Merger by Parent as Merger Sub’s sole stockholder (which will be effected immediately following execution of this Agreement), the execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions, including the Merger, have been duly and validly authorized by all necessary corporate action on behalf of each of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or to consummate the Transactions. This Agreement has been validly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of

Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in an Action at law or in equity).

Section 4.03 No Conflict; Required Filings and Consents. None of the execution, delivery or performance of this Agreement by Parent or Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other Transaction, or Parent’s or Merger Sub’s compliance with any of the provisions of this Agreement will (with or without notice or lapse of time, or both):

(a) (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub; (ii) conflict with or violate any Law applicable to Parent or Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”) or by which any of their respective properties is bound or affected; or (iii) result in any material violation or breach of, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) or impair Parent or Merger Sub’s or any Parent Subsidiaries’ rights or alter their respective obligations or alter the rights or obligations of any third party under, or give to any third party any rights of termination, amendment, payment, acceleration or cancellation, pursuant to any material Contract or permit of Parent, Merger Sub or any of the Parent Subsidiaries, or (iv) result in the creation of a Lien on any of the properties or assets (including intangible assets) of Parent, Merger Sub or any Parent Subsidiary, except, in each case, for any such conflicts, violations, breaches, defaults or other occurrences that, individually or in the aggregate, have not had a Parent Material Adverse Effect; or

(b) require any consent, approval, waiting period termination or expiration, Order, license, authorization, declaration or permit of, or filing or registration with or notification to, any Governmental Entity, except (i) the applicable requirements, if any, of the Securities Act and the Exchange Act, including the filing of the Proxy Statement relating to the adoption by the stockholders of the Company of this Agreement, (ii) the filing and recordation of the Certificate of Merger or other documents as required by the DGCL, (iii) compliance with any applicable requirements of the HSR Act and the requirements of other applicable Antitrust Laws set forth in Section 3.04(b) of the Company Disclosure Schedule, (iv) such filings as may be required under the rules and regulations of the New York Stock Exchange, the NYSE Euronext or the Frankfurt Stock Exchange, (v) such consents, approvals, Orders, licenses, authorizations, registrations, declarations, permits, filings and notifications as may be required under state or foreign securities Laws and (vi) such other consents, approvals, Orders, registrations, licenses, authorizations, declarations, permits, filings or notifications which, if not obtained or made, would not have a Parent Material Adverse Effect.

Section 4.04 Litigation. There is no Action pending or, to the Knowledge of Parent, threatened, against Parent, Merger Sub or any Parent Subsidiary challenging the validity or propriety of the Transactions, which, if adversely determined, would, either individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.05 Ownership of Shares. Neither Parent nor Merger Sub is, nor at any time during the last three years has it been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

Section 4.06 Sufficient Funds. Parent and Merger Sub will have all of the funds available as and when needed that are necessary to consummate the Merger and to perform their respective obligations under this Agreement.

Section 4.07 Ownership of Merger Sub; No Prior Activities.

(a) Merger Sub was formed solely for the purpose of engaging in the Transactions. Parent owns directly all of the issued and outstanding shares of capital stock and other Equity Interests of Merger Sub.

(b) Except for Liabilities incurred and activities undertaken in connection with its incorporation or organization and the Transactions, Merger Sub has not and will not prior to the Closing Date have incurred, directly or indirectly, through any Subsidiary or Affiliate, any Liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 4.08 Information in the Proxy Statement. The information supplied by Parent and Merger Sub for inclusion in the Proxy Statement, if any (and any amendment thereof or supplement thereto), at the date mailed to the Company’s stockholders and at the time of the Special Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made therein based on information supplied by the Company in writing for inclusion in the Proxy Statement.

ARTICLE V

COVENANTS

Section 5.01 Conduct of Business by the Company Pending the Closing.

(a) The Company agrees that, between the date of this Agreement and the earliest of the Effective Time and the valid termination of this Agreement pursuant to Section 7.01, except as set forth in Section 5.01 of the Company Disclosure Schedule, expressly permitted by any other provision of this Agreement or as required by Law, unless Parent shall otherwise agree in writing (which agreement may not be unreasonably withheld, delayed or conditioned), the Company shall, and shall cause each Company Subsidiary to, conduct its operations only in the ordinary course of business consistent with past practice, comply, in all material respects, with the requirements of all Laws applicable to the Company or a Company Subsidiary, maintain all material Company Permits, and use commercially reasonable efforts to keep available the services of its and the Company Subsidiaries’ officers and key employees. Without limiting the foregoing, and as an extension thereof, except as set forth in Section 5.01 of the Company Disclosure Schedule, as expressly permitted by any other provision of this Agreement or as required by Law, the Company shall not, and shall cause each Company Subsidiary to not, between the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement in accordance with its terms, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent, except as provided in Section 5.01(b):

(i) amend or otherwise change the Company Certificate or Company Bylaws or any Company Subsidiaries’ certificate of incorporation or bylaws or equivalent organizational documents;

(ii) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise subject to any Lien, or authorize the issuance, delivery, sale, pledge, disposition, grant, pledge, or subjection to any Lien of, any shares of capital stock of, or other Equity Interests in, the Company or any Company Subsidiary of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities, or any other ownership interest (including any such interest represented by Contract rights), of the Company or any Company Subsidiary, other than (x) upon the exercise or settlement of Company Options, Company Restricted Stock, Company RSUs, Company Performance RSUs or any similar or related Contract issued under the Company Equity Plans that are outstanding on the date of this Agreement solely in accordance with their terms and (y) pursuant to, and in accordance with, the ESPP or the 401(k) Plan;

(iii) sell, lease, license, transfer or otherwise dispose of, pledge, mortgage or otherwise encumber or subject to any Lien (other than a Permitted Lien), any Company Intellectual Property or Software or any other material properties or assets (including Equity Interests of a Company Subsidiary), except (A) licenses, distribution or sale of the Company Products or services to customers in the ordinary course of business, (B) transfers among the Company and its directly or indirectly wholly-owned Company Subsidiaries, or (C) any Outbound License Agreement, in each case, excluding entering into any Extraordinary Reseller Agreement or Extraordinary Hosting Agreement;

(iv) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock (other than dividends paid by a wholly-owned Company Subsidiary to the Company or another wholly owned Company Subsidiary in the ordinary course of business consistent with past practice) or enter into any agreement with respect to the voting or registration of its capital stock;

(v) (A) redeem, purchase or otherwise acquire any outstanding Equity Interests of the Company or any Company Subsidiary, except in connection with the exercise or settlement of any Company Option, Company Restricted Stock, Company RSUs, Company Performance RSUs or any similar or related Contract issued under the Company Stock Option Plans that are outstanding on the date of this Agreement and solely in accordance with their terms as of the date of this Agreement and consistent with past practice; or (B) reclassifiy, combine, split, subdivide, adjust or amend the rights of, any Equity Interests of the Company or any Company Subsidiary;

(vi) merge or consolidate the Company or any Company Subsidiary with any third party or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any material Company Subsidiary;

(vii) acquire (including by merger, consolidation, or acquisition of stock or assets) any interest in any Person or any division thereof, or any assets (other than acquisitions of assets or entities in the ordinary course of business consistent with past practice);

(viii) incur, create, assume or otherwise become liable for any Indebtedness, including through borrowings under any of the Company’s existing credit facilities, except to the extent that the aggregate amount of such Indebtedness does not exceed $5,000,000, or issue or sell options, warrants, calls or other rights to acquire any Indebtedness of the Company or any of the Company Subsidiaries, or take any action that would result in any amendment, modification or change of any term of any Indebtedness of the Company or any of the Company Subsidiaries;

(ix) repurchase, prepay or amend or modify the terms of any Indebtedness of the Company or any Company Subsidiary;

(x) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than in or to a direct or indirect wholly-owned Company Subsidiary in the ordinary course of business and consistent with the Company’s past practice;

(xi) make, commit to or authorize any capital expenditures that (A) involve the purchase of real property or (B) are in excess of 150% of the Company’s projected capital expenditures as disclosed in Section 5.01(a)(xi) of the Company Disclosure Schedule and in the ordinary course of business;

(xii) except to the extent required by non-voluntary or non-discretionary (A) provisions of applicable Law, (B) terms of any Company Benefit Plan described in Section 3.11(a) of the Company Disclosure Schedule as in effect on the date of this Agreement, or (C) commitments under Contracts of the Company or any Company Subsidiary with respect to severance or termination pay in existence on the date of this Agreement that are disclosed in Section 5.01(a)(xii) of the Company Disclosure Schedule: (I) increase the compensation or benefits payable or to become payable to its directors, officers, employees, independent contractors or consultants (except for increases of base salaries and target bonuses for employees and contracting rates for independent contractors and consultants in the ordinary course of business consistent with past practice in base salaries or target bonuses of employees that are not at the level of vice president or higher that do not result in a material increase in the aggregate compensation or benefits of the Company and the Company Subsidiaries taken as a whole); (II) grant any rights to severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or employee of the Company or any Company Subsidiary (provided that the Company and the Company Subsidiaries may do so in connection with new hires below the level of vice president pursuant to severance policies in place as of the date of this Agreement), or establish, adopt, enter into or amend any collective bargaining agreement, any similar labor agreement or any Company Benefit Plan, or in any other way secure the payment of, compensation or benefits under any Company Benefit Plan; (III) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan or to change the manner in which contributions to such plans are made or the basis on which such contributions are determined; (IV) take any action to amend or waive any performance or vesting criteria or accelerate vesting, exercisability or funding under any Company Benefit Plan, Company Stock Option Plan or any agreement evidencing any outstanding Company Option, Company Restricted Stock, Company RSU, Company Performance RSU or any similar or related Contract; (V) terminate the employment of any employee at the level of senior vice president or higher other than for “cause”; or (VI) announce, implement or effect any reduction in force, lay-off, early retirement program, or other program or effort concerning the termination of employment of employees of the Company or any of the Company Subsidiaries;

(xiii) hire any Person for employment with the Company or any Company Subsidiary at a level of vice president or higher (provided, that the Company and the Company Subsidiaries may hire any Person for employment at the vice president level to fill any currently existing vice president position that becomes vacant after the date hereof);

(xiv) communicate in a writing that is intended for broad dissemination to the Company’s employees regarding compensation, benefits or other treatment they will receive in connection with or following the Merger, unless any such communications are consistent with prior directives or documentation provided to the Company by Parent (in which case, the Company shall provide Parent with prior notice of and the opportunity to review and comment upon any such communications);

(xv) make any material changes in financial accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by GAAP, applicable Law or regulatory guidelines (in each case following consultation with the Company’s independent auditor);

(xvi) waive, relinquish, release, grant, transfer or assign any right with a value of more than $2,000,000 in any individual case or series of related cases or $7,500,000 in the aggregate; provided that actions that are addressed by another subsection of this Section 5.01(a) shall not count towards such amounts;

(xvii) pay, discharge, compromise, settle or satisfy any Actions in excess of $2,000,000 in any individual case or series of related cases or $10,000,000 in the aggregate, other than (I) as required by their terms as in effect on the date of this Agreement, (II) claims reserved against in the Most Recent Balance Sheet (for amounts not in excess of such reserves), or (III) claims incurred since the date of the Most Recent Balance Sheet in the ordinary course of business consistent with past practice, provided that, in the case of each of (I), (II) or (III), the payment, discharge, settlement or satisfaction of such Action does not include any obligation (other than the payment of money) to be performed by the Company or any Company Subsidiary, and provided further that the amount of any payment for which the Company receives indemnity reimbursement from an escrow fund established pursuant to an acquisition shall not count towards the settlement thresholds set forth above;

(xviii) (A) make, change or revoke any material Tax election, change any annual Tax accounting period or change any method of Tax accounting, (B) enter into any “closing agreement” as described in

Section 7121 of the Code (or any comparable or similar provisions of applicable Law), or enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, (C) settle or compromise any material Liability with respect to Taxes or audit or assessment related to Taxes or surrender any claim for a refund of Taxes (including any such refund to the extent it is used to offset or otherwise reduce Tax Liability), (D) file any amended Tax Return or file any claim for Tax refunds, (E) consent to any extension or waiver of the limitations period applicable to any claim or assessment with respect of Taxes or (F) other than in the ordinary course of business and consistent with past practice, take any action that voids, lessens or impedes the use or value of any Tax incentives, Tax credits, Tax losses, deferred Tax assets or other favorable Tax benefit;

(xix) write up, write down or write off the book value of any assets, in an amount in excess of $2,000,000 in the aggregate, except (A) for depreciation and amortization in accordance with GAAP consistently applied or (B) as otherwise required under GAAP;

(xx) convene any meeting (or any adjournment thereof) of the stockholders of the Company other than a stockholder meeting to adopt this Agreement and approve the Merger, unless such a meeting is required by applicable Law;

(xxi) take any action to exempt or make not subject to (A) the provisions of Section 203 of the DGCL or (B) any other Takeover Law, any Person (other than Guarantor, Parent, Merger Sub or any Parent Subsidiary) or any action taken thereby, which Person or action would otherwise have been subject to the restrictive provisions thereof and not exempt therefrom;

(xxii) (A) enter into a new Contract with a Restricted Contract Term, (B) modify, amend or renew an existing Contract to add a new Restricted Contract Term or expand or increase the term or scope of a Restricted Contract Term, (C) fail to enforce rights under a Restricted Contract Term in any material respect, (D) terminate rights of the Company or any Company Subsidiary under a Restricted Contract Term other than for material breach by the other party or upon the expiration of the term thereof, (E) enter into a Lease Agreement involving payments by the Company and/or a Company Subsidiary of more than $2,000,000 per year or with a minimum term of more than 10 years, (F) enter into any Extraordinary Reseller Agreements or Extraordinary Hosting Agreements or (G) enter into any Contract that would be breached by, or require the consent of any other Person in order to continue in full force following, or that would result in a right of termination, acceleration or increase in benefits to any Person thereunder upon consummation of the Transactions (other than entering into new amendments or orders under Contracts in effect as of the date of this Agreement, in each case, in the ordinary course of business consistent with past practice);

(xxiii) except as set forth in Section 3.26 and Section 3.26 of the Company Disclosure Schedule, pay any fees or expenses of accountants, brokers, financial advisors, consultants, legal counsel and other Persons retained by or on behalf of the Company or any of the Company Subsidiaries, or any of their respective officers and directors in their capacity as officers and directors, that are discretionary, in the nature of a bonus payment or other amounts in excess of standard billing amounts;

(xxiv) with respect to material Company Intellectual Property, (A) encumber, impair, abandon, fail to diligently maintain, transfer or otherwise dispose of any right, title or interest of the Company or any of the Company Subsidiaries in any Company Intellectual Property (other than in the ordinary course of business consistent with past practice in connection with (1) the development of any of the Company Products, (2) the license, distribution or sale of any of the Company Products or services to customers, (3) any Outbound License Agreement, or (4) the abandonment of any Intellectual Property which the Company, in its good faith business judgment, believes is not material, which, in each case, excludes entering into any reseller or hosting agreement under which the Company or any Company Subsidiary will distribute software to a third party), or (B) divulge, furnish to or make accessible any material Trade Secrets within the Company Intellectual Property to any Person who is not subject to an enforceable written obligation to maintain the confidentiality of such Trade Secrets; or

(xxv) agree in writing or otherwise to take any of the actions described in the foregoing clauses of this Section 5.01.

(b) The Company shall be permitted to request consent from Parent and Merger Sub (which shall not be unreasonably withheld, delayed or conditioned) with respect to the actions proscribed in clauses (viii), (xi), (xii), (xiii), (xvi), (xvii), (xviii)(C), (xviii)(D) and (xxii) of Section 5.01(a) by delivering written notice (including by electronic mail) of such request to any of the individuals specified on Section 5.01(b) of the Company Disclosure Schedule with a copy to counsel for Parent and counsel to the Company (it being understood and agreed that, for the purposes of this Section 5.01, if Parent or Merger Sub does not respond to any request for consent within 10 Business Days after the Company delivers such request to each of Parent and Merger Sub and Parent counsel’s (including at the email addresses set forth on Section 5.01(b) of the Company Disclosure Schedule (or such other email address(es) as Parent or Merger Sub shall specify in a notice delivered in accordance with respect to Section 8.03)), Parent or Merger Sub shall be deemed to have provided its prior written consent to the taking of such action upon and under the circumstances described in such request and only as to the specific instances subject to such request).

Section 5.02 Access to Information; Confidentiality.

(a) From the date of this Agreement until the earlier of the termination of this Agreement and the Effective Time, the Company shall, and shall cause each Company Subsidiary to and shall cause each of their respective directors, officers, employees, accountants, consultants, legal counsel, advisors, agents and other representatives, (collectively, the “Company Representatives”) to: (i) provide to Parent, Merger Sub and Guarantor and their respective officers, directors, employees, accountants, consultants, legal counsel, advisors, agents and other representatives (collectively, the “Parent Representatives”) reasonable access, at reasonable times, upon prior notice to the officers, employees, agents, properties, offices and other facilities of the Company and the Company Subsidiaries and to the books and records thereof (including Tax Returns, but other than confidential information contained in personnel files to the extent the disclosure of such information is prohibited by Privacy and Security Laws), (ii) furnish as promptly as reasonably practicable such information concerning the business, properties, Contracts, assets, Liabilities, Personnel and other aspects of the Company and the Company Subsidiaries as Parent or the Parent Representatives may reasonably request, (iii) reasonably cooperate with Parent and the Parent Representatives in connection with the arrangement of any financing to be consummated in order to fund the payment of the aggregate Merger Consideration and Parent’s other obligations under this Agreement; provided, however, that with respect to clause (iii), (w) any information regarding the Company or any of the Company Subsidiaries contained in any materials, offering documents, private placement memoranda, bank information memoranda, prospectuses, business projections and similar documents in connection with the arrangement of any such financing (other than any such information that has been previously disclosed publicly by the Company) shall be subject to the prior review and approval of the Company, (x) none of the Company, any Company Subsidiary or any Company Representative shall be required to incur any Liability with respect to the arrangement or, or incurrence of any Indebtedness with respect to, such financing prior to the Effective Time or require the Company or any Company Subsidiary to enter into or approve any financing or purchase agreement for such financing prior to the Effective Time, (y) securing any such financing or any portion thereof, on terms and conditions satisfactory to Parent or Merger Sub or otherwise, shall not constitute a condition of Parent’s or Merger Sub’s obligation to consummate the Merger or perform any of their other respective obligations hereunder and (z) such cooperation shall not unreasonably interfere with the ongoing business or operations of the Company and the Company Subsidiaries and (iv) perform, and to cooperate with Parent in performing, a review and scan of the Company’s and the Company Subsidiaries’ Software and to evaluate and address issues that arise in connection with such, scan review and evaluation. None of the Company, any Company Subsidiary or any Company Representative shall be required to provide access to or to disclose information where such access or disclosure would contravene any applicable Law or Contract of the Company or any Company Subsidiary or would reasonably be expected to violate or result in a loss or impairment of any attorney-client or work product privilege, provided, however, that in the event that the Company does not provide access or information in reliance on this sentence, the Company shall promptly notify

Parent and use its reasonable best efforts to, as promptly as practicable, as the case may be and except as otherwise provided in Section 5.02(a) of the Company Disclosure Schedule, (x) obtain any necessary clearance or consent in order to permit such access or disclosure and (y) provide such access or communicate such information to Parent (including through the Parent Representatives) in a way that would not violate the applicable Law or Contract or waive any such a privilege. In furtherance of the foregoing, no information identifying individual employees or consultants of the Company or any Company Subsidiary or protected personal information regarding such employees or consultants will be disclosed under this Agreement (including in the Company Disclosure Schedule) in respect of employees or consultants that are employed (or were employed and remain domiciled) in any country that has enacted legislation implementing the Data Privacy Directive of the European Union or similar legislation, except to the extent permitted by a contractual undertaking entered into by Company, Parent and Merger Sub regarding the maintenance of privacy of such data in a form reasonably necessary to effect compliance with such legislation. No investigation conducted pursuant to this Section 5.02(a) shall affect or be deemed to qualify, modify or limit any representation or warranty made by the Company in this Agreement.

(b) Except as expressly prohibited by applicable Law, within 10 Business Days prior to the Effective Time, solely to the extent the directors and officers of the Company and the Company Subsidiaries differ from those listed in Section 3.01(c) of the Company Disclosure Schedule, the Company shall provide Parent with a true and complete list of any changes to the directors and officers of the Company and each Company Subsidiary, as of such date.

(c) With respect to the information disclosed pursuant to this Section 5.02, Parent and Merger Sub shall comply with, and shall cause the Parent Representatives to comply with, all of its obligations under the Confidentiality Agreement, dated as of April 2, 2012, by and between the Company and Guarantor (the “Confidentiality Agreement”); provided that Parent and Guarantor shall be entitled to share any Evaluation Material (as defined in the Confidentiality Agreement) and otherwise discuss consideration of the Transactions with potential financing sources and the Confidentiality Agreement shall be deemed amended to include such financing sources within the meaning of Representatives (as such term is defined in the Confidentiality Agreement) of Parent.

Section 5.03 No Solicitation of Transactions.

(a) Subject to Section 5.03(b), Section 5.03(d) and Section 5.03(e), at all times during the period commencing with the execution and delivery of this Agreement and continuing until the Effective Time, or, if earlier, the termination of this Agreement in accordance with Section 7.01, the Company and the Company Subsidiaries shall not, and the Company shall direct and use its reasonable best efforts to cause the Company Representatives not to, and shall not authorize or knowingly permit the Company Representatives to, directly or indirectly:

(i) initiate, solicit or knowingly encourage or knowingly induce (including by way of providing information relating to the Company or the Company Subsidiaries or affording access to the business or properties of the Company) the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or otherwise cooperate with or assist or participate in or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry,

(ii) participate or engage in discussions or negotiations with any Person with respect to an Acquisition Proposal or Acquisition Inquiry (for avoidance of doubt, it being understood that the foregoing shall not prohibit the Company or the Company Representatives from making such Person aware of the restrictions of this Section 5.03 in response to the receipt of an Acquisition Proposal),

(iii) approve, endorse or recommend to the Company’s stockholders, or publicly propose to approve, endorse or recommend to the Company’s stockholders, any Acquisition Proposal,

(iv) withdraw, change, amend, modify or qualify or publicly propose to withdraw, change, amend, modify or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (any action taken by the Company Board set forth in the foregoing clause (iii) or this clause (iv), a “Change of Board Recommendation”),

(v) enter into any merger agreement, letter of intent, term sheet, agreement in principle, memorandum of understanding, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement, joint venture agreement, partnership agreement or other similar Contract constituting or relating to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or enter into any Contract requiring the Company to abandon, terminate or fail to consummate the Transactions, or resolve or agree to take any of the foregoing actions, or

(vi) terminate, waive, amend or modify any provision of, or grant permission under, any standstill, confidentiality agreement or similar Contract to which the Company or any Company Subsidiary is a party. Upon the execution of this Agreement, the Company shall immediately cease and cause to be terminated any solicitation, knowing encouragement, discussion or negotiation with any Persons, conducted prior to the execution of this Agreement, by the Company, the Company Subsidiaries or any of the Company Representatives with respect to any Acquisition Proposal or Acquisition Inquiry. Promptly after the execution and delivery of this Agreement, the Company shall use its reasonable best efforts to cause to be returned or destroyed all confidential information provided by or on behalf of the Company or any Company Subsidiary to such Person prior to the date of this Agreement.

(b) Notwithstanding anything to the contrary contained in this Agreement, at any time following the date of this Agreement and prior to the receipt of the Company Stockholder Approval, in response to a bona fide written Acquisition Proposal that the Company Board determines in good faith After Consultation constitutes or would reasonably be expected to result in a Superior Proposal, the Company and the Company Representatives may (i) engage or participate in discussions or negotiations with, and only with, the Person (or such Person’s representatives) that has made such Acquisition Proposal and (ii) furnish to the Person (or such Person’s representatives) that has made the Acquisition Proposal information relating to the Company and the Company Subsidiaries and/or afford access to the business, properties, assets, books, records or the personnel of the Company and the Company Subsidiaries, in each case, pursuant to an Acceptable Confidentiality Agreement after such Person has provided the Company with written acknowledgement that the Company will be permitted to comply with its obligations under this Section 5.03; provided that (A) the Company did not receive such Acquisition Proposal after breaching or violating the terms of this Section 5.03, (B) the Company received the Acquisition Proposal from a Person that is not in breach of its contractual obligations to the Company or any Company Subsidiary under a standstill or nondisclosure agreement, (C) the Company Board has determined in good faith, After Consultation, that the failure to take such action is or would reasonably be likely to be inconsistent with the director’s fiduciary duties to the stockholders of the Company under applicable Law, (D) prior to engaging or participating in any such discussions or negotiations with or furnishing any information to, such Person, the Company gives Parent written notice of the identity of such Person and its representatives and of the material terms and conditions of such Acquisition Proposal and of the Company’s intention to engage or participate in discussions or negotiations with, or furnish information to such Person and (E) contemporaneously with or prior to furnishing any non-public information to such Person, the Company furnishes such information to Parent (to the extent such information has not been previously furnished by the Company to Parent).

(c) In addition to the obligations of the Company set forth in Section 5.03(b), the Company shall promptly, and in all cases within 24 hours after the Company attains knowledge of the receipt by the Company of any Acquisition Proposal or Acquisition Inquiry, notify Parent orally and in writing of the receipt by the Company of any Acquisition Proposal or Acquisition Inquiry, which notice shall include (x) the material terms and conditions of such Acquisition Proposal or Acquisition Inquiry (for the avoidance of doubt, this clause (x) shall be deemed satisfied in the event a copy of any written Acquisition Proposal and any related agreements, reflecting conditions or other material terms relating to any Acquisition Proposal, including the financing thereof, is furnished to Parent) and (y) the identity of the Person or group (as defined under Section 13(d) of the Exchange Act) making any such Acquisition Proposal or Acquisition Inquiry. Commencing upon the provision of any notice referred to above until any such Acquisition Proposal or Acquisition Inquiry has been withdrawn, the Company (or its outside counsel) shall (A) keep Parent reasonably informed on a current basis (and in any event no later than 24 hours) of any material change in the status of discussions regarding the material terms (including all amendments) of any such Acquisition Proposal or Acquisition Inquiry and (B) promptly (and in any event not later than 24 hours) after receipt or delivery thereof, provide Parent (or its outside counsel) with copies of all material documents (including any written, or electronic material to the extent such material contains any financial terms, conditions or other material terms relating to any Acquisition Proposal, including the financing thereof) exchanged between the Company or Company Subsidiaries or any of the Company Representatives, on the one hand, and the Person making an Acquisition Proposal or any of its Affiliates, or their respective officers, directors, employees, investment bankers, attorneys, accountants or other advisors or representatives, on the other hand. The Company shall provide Parent with at least 24 hours prior notice (or such shorter notice as may be provided to the Company Board) of a meeting of the Company Board at which the Company Board is reasonably expected to consider an Acquisition Proposal. The Company shall not, and shall cause the Company Subsidiaries not to, enter into any Contract with any Person subsequent to the date of this Agreement, and neither the Company nor any of the Company Subsidiaries is party to any Contract, that prohibits the Company from providing the information described in Section 5.03(b) or this Section 5.03(c) to Parent.

(d) Notwithstanding anything to the contrary in this Agreement, if the Company receives an Acquisition Proposal from a Person that is not in violation of such Person’s contractual obligations to the Company or any Company Subsidiary under a standstill or nondisclosure agreement, other than after breaching or violating this Section 5.03, that the Company Board concludes in good faith, After Consultation, constitutes a Superior Proposal, the Company Board may, at any time prior to the receipt of the Company Stockholder Approval, if it determines in good faith, After Consultation (including with its outside legal counsel), that the failure to take such actions contemplated by clauses (x) and/or (y) below would result in a breach of the Company Board’s fiduciary duties to the stockholders of the Company under applicable Law, (x) effect a Change of Board Recommendation with respect to a Superior Proposal and/or (y) terminate this Agreement pursuant to Section 7.01(f) and simultaneously enter into a definitive agreement with respect to such Superior Proposal; provided, however, that the Company shall not terminate this Agreement pursuant to the foregoing clause (y), and any purported termination pursuant to the foregoing clause (y) shall be void and of no force or effect, unless in advance of or concurrently with such termination the Company pays the Termination Fee in accordance with Section 7.02; and provided further that the Company Board may not effect a Change of Board Recommendation pursuant to the foregoing clause (x) or terminate this Agreement pursuant to the foregoing clause (y) unless:

(i) the Company shall have provided prior written notice to Parent, at least four Business Days in advance (the “Superior Proposal Notice Period”), of its intention to effect a Change of Board Recommendation (which notice itself shall not constitute a Change of Board Recommendation) or terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, which notice shall specify the basis upon which the Company Board intends to terminate this Agreement or effect such Change of Board Recommendation and the identity of the party making such Superior Proposal, and shall have contemporaneously provided the execution draft of the relevant proposed definitive transaction agreements with the Person making such Superior Proposal (the “Alternative Acquisition Agreement”)) and other material documents with respect to such Superior Proposal (including any with respect to the financing thereof); and

(ii) prior to effecting such Change of Board Recommendation or terminating this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, (A) if requested by Parent, the Company shall, and shall cause the Company Representatives to, during the Superior Proposal Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal, and (B) Parent shall not have, during the Superior Proposal Notice Period, made a written offer that would, upon the Company’s acceptance thereof, be binding on Parent and that, after consideration of such offer by the Company Board in good faith and After Consultation, results in the Company Board determining that such Superior Proposal no longer constitutes a Superior Proposal.

In the event of any amendment to the financial terms or any other material revisions to the Superior Proposal, the Company shall be required to deliver a new written notice to Parent pursuant to Section 5.03(d)(i) and to comply with the requirements of this Section 5.03(d) with respect to such new written notice (including a new Superior Proposal Notice Period), except the Superior Proposal Notice Period shall be at least three Business Days (rather than the four Business Days contemplated by Section 5.03(d)(i) above).

(e) Notwithstanding anything to the contrary contained in this Agreement, and solely in response to an Intervening Event, the Company Board may effect a Change of Board Recommendation prior to the receipt of the Company Stockholder Approval if the Company Board determines in good faith, After Consultation, that the failure to effect a Change of Board Recommendation would reasonably be likely to result in a breach of the Company Board’s fiduciary duties to the stockholders of the Company under applicable Law; provided, however, that the Company Board may not effect such a Change of Board Recommendation unless:

(i) the Company shall have provided prior written notice to Parent, at least four Business Days in advance (the “Intervening Event Notice Period”), of its intention to effect such a Change of Board Recommendation (which notice itself shall not constitute a Change of Board Recommendation), which notice shall specify the details of such Intervening Event and the basis upon which the Company Board intends to effect a Change of Board Recommendation; and

(ii) prior to effecting such Change of Board Recommendation, if requested by Parent, the Company shall, and shall cause the Company Representatives to, during the Intervening Event Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that a Change of Board Recommendation is no longer necessary; provided, further, that Parent shall not have, during the Intervening Event Notice Period, made a written offer that would, upon the Company’s acceptance thereof, be binding on Parent and that, after due consideration of such offer by the Company Board in good faith and After Consultation, results in the Company Board determining that it would continue to be reasonably likely to result in a breach of the Company Board’s fiduciary duties to the stockholders of the Company under applicable Law to not effect the Change of Board Recommendation.

(iii) In the event of any material changes to the circumstances applicable to the Intervening Event, after the start of the Intervening Event Notice Period, the Company shall be required to deliver a new written notice to Parent pursuant to Section 5.03(e)(i) and to comply with the requirements of this Section 5.03(e) with respect to such new written notice (including a new Intervening Event Notice Period), except the Intervening Event Notice Period shall be at least three Business Days (rather than the four Business Days contemplated by Section 5.03(e)(i) above).

(f) The Company shall keep confidential any proposals made by Parent to revise the terms of this Agreement, other than in the event of any amendment to this Agreement and to the extent required to be disclosed in any Company SEC Documents.

(g) The Company agrees that any action taken by a Company Representative that, if taken by the Company, would constitute a material breach of the restrictions set forth in this Section 5.03 shall be deemed to be a material breach of this Section 5.03 by the Company.

(h) Nothing contained in this Section 5.03 shall prohibit the Company Board from taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or otherwise complying with the provisions of Rule 14d-9; provided, however, that in no event shall the Company Board take any action prohibited by this Section 5.03.

(i) No Change of Board Recommendation shall change the approval of the Company Board for purposes of causing any Takeover Law to be applicable to the Transactions.

Section 5.04 Appropriate Action; Consents; Filings.

(a) Prior to the Effective Time, and except as otherwise provided in Section 5.02(a) of the Company Disclosure Schedule, the Company shall give (or cause its Affiliates to give) any notices and shall use its reasonable best efforts to obtain any consents, approvals or waivers of third parties with respect to any Contracts of the Company or any of the Company Subsidiaries, as may be necessary or appropriate for the consummation of the Transactions or required by the terms of any Contract of the Company or any Company Subsidiary (including such consents as are necessary such that no third party will obtain additional rights under any such Contract as a result of the consummation of the Transactions) as a result of the execution, performance or consummation of the Transactions, including such consents as are required to be disclosed in the Company Disclosure Schedule; provided that, the Company shall coordinate with Parent and cooperate in determining whether any actions, consents, approvals or waivers are required to be obtained from third parties (including under any Company Material Contract) in connection with consummation of the Transactions and seeking any such actions, consents, approvals or waivers. In the event that the Company shall fail to obtain any third party action, approval, consent or waiver described in this Section 5.04(a), the Company shall use its commercially reasonable efforts, and shall take any such actions reasonably requested by Parent, to minimize any adverse effect upon the Company and Parent, their respective Subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result, after the Effective Time, from the failure to obtain such action, approval, consent or waiver.

(b) Subject to this Section 5.04, prior to the Effective Time, each of the Company and Parent shall use their reasonable best efforts to (i) take, or cause to be taken, all other appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entities any consents, licenses, permits, certificates, filings, exemptions, waivers, approvals, authorizations, registrations, waiting period expirations or terminations, clearances or orders required to be obtained by Parent or the Company or any of their respective Subsidiaries, or to avoid any Action by any Governmental Entity (including those in connection with the Antitrust Laws and CFIUS Approval), in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including the Merger, and (iii) take the actions set forth in Section 5.04(b) of the Company Disclosure Schedule.

(c) In furtherance and not in limitation of the provisions of Section 5.04(b), each of the Company, Parent and Merger Sub shall, and shall cause their Affiliates as required to, as promptly as practicable, make all necessary applications, notices, petitions and filings required, and thereafter make any other required submissions and respond as promptly as practicable to any requests for additional information or documentary material with respect to this Agreement and the Merger as is required under (A) the Exchange Act, and any other applicable foreign, federal or state securities Laws, (B) the Antitrust Laws, (C) subject to Section 5.04(d), Exon-Florio and (D) any other applicable Law. The parties further agree that (A) the initial filings to be made under the HSR Act shall in any event be made by each party no later than five Business Days following the date of this Agreement and the initial filings to be made pre-closing under any other required Antitrust Laws shall in any event be made no later than five Business Days following the date of this Agreement, and (B) a final joint voluntary notice in accordance with Exon-Florio (the “Exon-Florio Filing”) to CFIUS shall in any event be submitted for filing no later than five Business Days following the date of this Agreement. The Company and Parent shall further (x) cooperate with each other in connection with preparing and filing the Proxy Statement and any Other Filings, (y) cooperate with each other in determining which additional filings, and which additional consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or Orders are required to be obtained from Governmental Entities prior to the Effective Time in connection with the execution and delivery of this Agreement and consummation of the Transactions and (y) use their reasonable best efforts to timely make all such filings and timely seek all such consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or Orders. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any applicable Law in connection with the Transactions; provided, however, that materials provided by the Company or Parent and their respective Subsidiaries or Affiliates to the other party may be redacted (x) as necessary to comply with contractual arrangements entered into in the ordinary course of business without a purpose of avoiding or limiting such party’s obligations under this sentence and (y) as necessary to reasonably preserve attorney-client privilege or to comply with applicable Law, provided, however, that such materials shall be provided in unredacted form to outside counsel to each party representing such party in connection with any such application or filing and the receiving party will cause its outside counsel receiving any such unredacted materials not to disclose such materials to the directors, officers or employees of such receiving party without the advance written consent of the producing party.

(d) The Company and Parent shall furnish to each other all information required for the Exon-Florio Filing (it being understood that any information furnished by a party to the other party may be included in the Exon-Florio Filing unless contrary instructions are specified in writing to the party receiving such information); provided, however, that materials provided by the Company or Parent and their respective Subsidiaries or Affiliates to the other party may be redacted (i) as necessary to comply with contractual arrangements entered into in the ordinary course of business without a purpose of avoiding such party’s obligations under this sentence and (ii) as necessary to reasonably preserve attorney-client privilege or to comply with applicable Law, provided, however, that such materials shall be provided in unredacted form to outside counsel to the receiving party in connection with the Exon-Florio Filing and the receiving party will cause its outside counsel receiving any such unredacted materials not to disclose such materials to the directors, officers or employees of such receiving party without the advance written consent of the producing party. Parent and the Company shall use their reasonable best efforts to (x) avoid possible rejection or deferred acceptance of the Exon-Florio Filing, (y) respond as promptly as practicable and within any time limitations imposed by applicable regulations to any inquiries from CFIUS or any other Governmental Entity involved in the Exon-Florio review and make any other submissions under Exon-Florio that are required to be made or that the parties agree should be made and (z) to obtain the CFIUS Approval.

(e) Without limiting the generality of anything contained in this Section 5.04, (A) Parent and Company shall give written notice to the other party of any of the following within 24 hours of the Company’s or Parent’s, as the case may be, Knowledge of, and in any event within two Business Days after, the Company’s or Parent’s, as the case may be, receipt of notice thereof: (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger or any of the other Transactions (ii) any notice or other communication from the U.S. Federal Trade Commission, the U.S. Department of Justice, CFIUS or any other Governmental Entity in connection with the Transactions and (iii) any Action commenced or, to the Company’s or Parent’s, as the case may be, Knowledge, threatened against, relating to or involving or otherwise affecting (x) the Company or any Company Subsidiary or (y) Parent or any of its Subsidiaries, respectively, which, if pending on the date of this Agreement would have been required to have been disclosed pursuant to this Agreement or which relate to the consummation of the Merger or any of the other Transactions. Each party hereto shall promptly provide to the other party (or its counsel) copies of all filings made by the filing party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, provided, however, that materials provided by the Company or Parent and their respective Subsidiaries or affiliates to the other party may be redacted (x) as necessary to comply with contractual arrangements entered into in the ordinary course of business without a purpose of avoiding such party’s obligations under this sentence and (y) as necessary to reasonably preserve attorney-client privilege or to comply with applicable Law, provided, however, that such materials shall be provided in unredacted form to outside counsel to each party representing such party in connection with any such filing and the receiving party will cause its outside counsel receiving any such unredacted materials not to disclose such materials to the directors, officers or employees of such receiving party without the advance written consent of the producing party.

(f) Subject to applicable Law, each party hereto (or its counsel) shall, to the extent practicable, permit the other party (or its counsel) to review in advance any proposed communication by such party relating to the Transactions to any Governmental Entity. None of the parties to this Agreement shall agree to participate in any meeting with any Governmental Entity in respect of any filings, investigation (including any settlement of the investigation), Action or other inquiry unless it consults with the other party in advance and, to the extent practicable and permitted by such Governmental Entity, gives the other party (or its counsel) the opportunity to attend and participate at such meeting. The parties to this Agreement will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control, direct or interfere with the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its business operations. Each party hereto will consult and cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other Transactions. In addition, except as may be prohibited by any Governmental Entity or by any Law, in connection with any such Action, each party hereto will have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Entity in connection with such Action, provided, however, that materials provided by the Company or Parent or their respective Subsidiaries or Affiliates to the other party may be redacted (x) as necessary to comply with contractual arrangements entered into in the ordinary course of business without a purpose of avoiding such party’s obligations under this sentence and (y) as necessary to reasonably preserve attorney-client privilege or to comply with applicable Law, provided, however, that such materials shall be provided in unredacted form to outside counsel to each party prior to such Governmental Entity, and the receiving party will cause its outside counsel receiving any such unredacted materials not to disclose such materials to the directors, officers or employees of such receiving party without the advance written consent of the producing party.

(g) Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person with respect to the Merger or the other Transactions, other than filing fees required to be paid in connection with a filing under any applicable Antitrust Laws or Exon-Florio, (i) without the prior written consent of Parent (which will not be unreasonably withheld, delayed or conditioned), none of the Company or any Company Subsidiary shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration (other than de minimis amounts), make any commitment or incur any Liability or other obligation due to such Person, and (ii) neither Parent nor Merger Sub shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration (other than de minimis amounts), make any commitment or incur any Liability or other obligation.

(h) Each of the parties hereto agrees that it will not extend any applicable waiting period under any Antitrust Law or enter into an agreement with any Governmental Entity to delay or not consummate the Transactions without the written consent of the other parties hereto (which shall not be unreasonably withheld, delayed or conditioned).

(i) Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Agreement shall obligate Parent, Merger Sub or any of their respective Affiliates to proffer to, agree to or actually (and none of the Company or any Company Subsidiary shall, without the prior written consent of Parent, proffer to, agree to or actually) (i) divest, hold separate, or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to, or agree to restrict the ownership or operation of, or agree to conduct or operate in a specified manner, any portion of the business or assets of Parent, the Company or any of their respective Affiliates, (ii) pay any amounts or make any commitments to obtain any consents, licenses, permits, certificates, exemptions, waivers, approvals, authorizations, registrations, clearances or Orders of a Governmental Entity or any other Person (other than the payment of filing fees and expenses and fees of counsel) in connection with the Transactions, or (iii) limit in any manner whatsoever the ability of such entities to conduct, own, operate or control any of their respective businesses, assets or properties or of the businesses, properties or assets of the Company and the Company Subsidiaries, or otherwise enter into any voting trust arrangement, proxy arrangement or similar agreement or arrangement. For the avoidance of doubt, nothing contained in this Agreement shall restrict Parent or its Affiliates from developing, soliciting, considering, communicating, exchanging, or furnishing information, negotiating, disclosing, entering into or consummating potential or definitive strategic transactions through both internally generated and third-party proposals.

Section 5.05 Certain Notices. From and after the date of this Agreement until the Effective Time, each of Parent and the Company shall promptly notify the other party of the occurrence of any event that would be likely to cause any condition to the obligations of Parent or the Company, respectively, to effect the Merger or any other Transaction not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.05 shall not cure any breach of any representation, warranty, covenant or agreement contained in this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

Section 5.06 Public Announcements. Each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the Transactions shall be issued by any party or its parent company or Subsidiaries without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by applicable Law or the rules or regulations of any applicable national securities exchange or Governmental Entity to which the relevant party is subject. The Company, Parent and Merger Sub agree that the initial press release announcing the execution and delivery of this Agreement shall be a joint press release of, and shall not be issued prior to the approval of each of, the Company, on the one hand, and Parent or Guarantor, on the other hand, except as otherwise required by applicable Law. Notwithstanding the foregoing provisions of this Section 5.06, (i) Guarantor, Parent, the Parent Representatives, the Company and the Company Representatives and Guarantor’s and the Company’s respective Subsidiaries may make public releases or announcements concerning the Transactions that are not inconsistent with previous press releases or announcements made by Parent and/or the Company in compliance with this Section 5.06 and (ii) the restrictions set forth in this Section 5.06 shall not apply to any release or announcement made or proposed to be made in connection with a Change of Board Recommendation that is effected in compliance with Section 5.03.

Section 5.07 Employee Benefit Matters.

(a) With respect to any “employee benefit plan” as defined in Section 3(3) of ERISA (and that is subject to ERISA) maintained by Parent or any Parent Subsidiary in which any director, officer or employee of the Company or any Company Subsidiary (the “Company Employees”) will participate effective as of or after the Effective Time (collectively, “New Plans”), subject to applicable Law and applicable Tax qualification requirements, Parent shall, or shall cause the Surviving Corporation to, recognize all service of the Company Employees with the Company or a Company Subsidiary that is reflected in the books and records of the Company, as the case may be, for vesting and eligibility purposes (but not for accrual purposes, except for vacation and severance, if applicable) in any New Plan in which such Company Employees may be eligible to participate after the Effective Time, in each case except to the extent that recognizing such service would result in a duplication of benefits. To the extent any Company Employee participates in a New Plan that is a welfare plan or arrangement of Parent or any Parent Subsidiary following the Closing Date (a “Parent Welfare Plan”), Parent and any Parent Subsidiary will, to the extent permitted by applicable Law and any insurer or service provider under the applicable Parent Welfare Plan, cause all (i) pre-existing condition limitations which otherwise would be applicable to such Company Employee and his or her covered dependents to be waived to the extent satisfied under a Company Benefit Plan comparable to such Parent Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such Company Employee’s commencement of participation in such Parent Welfare Plan, and (ii) participation waiting periods under each Parent Welfare Plan that would otherwise be applicable to such Company Employee to be waived to the same extent waived or satisfied under the Company Benefit Plan comparable to such Parent Welfare Plan immediately prior to the Closing Date or, if later, immediately prior to such Company Employee’s commencement of participation in such Parent Welfare Plan.

(b) No later than two Business Days prior to its distribution, the Company and the Company Subsidiaries shall provide Parent with a copy of any communication intended to be made to any of their respective employees relating to the Transactions, and will provide an opportunity for Parent to make reasonable revisions thereto.

(c) Prior to the Effective Time, the Company shall take such actions as Parent may reasonably request so as to enable the Surviving Corporation to effect such actions relating to the 401(k) plan of the Company (the “401(k) Plan”) as Parent may deem necessary or appropriate, including amending and/or terminating the 401(k) Plan prior to the Effective Time, subject to the terms of the 401(k) Plan and applicable Law and provided that such action does not preclude the immediate participation of the Company Employees in any successor plan. As promptly as practicable after the Company Employees are transferred to Parent’s or any Parent Subsidiary’s (other than the Surviving Corporation’s) payroll and subject to applicable Law, applicable Tax qualification requirements and the terms of any 401(k) plan sponsored or maintained by Parent or any Parent Subsidiary in which Company Employees will become eligible to participate (the “Parent 401(k) Plan”), Parent will permit Company Employees located in the United States to participate in the Parent 401(k) Plan in accordance with Parent’s or the applicable Parent Subsidiary’s ordinary course policies and procedures with respect to timing for participation in such plan.

(d) Parent shall cause the Surviving Corporation to timely satisfy the Company’s obligations to pay all amounts and provide all benefits that continue following the Effective Time under the Company Benefit Plans listed on Section 5.07(d) of the Company Disclosure Schedule.

(e) This Section 5.07 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 5.07, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 5.07. Nothing contained herein shall (i) be treated as an amendment of any particular Company Benefit Plan, (ii) give any third party any right to enforce the provisions of this Section 5.07 or (iii) require Parent or any of its Affiliates to (A) maintain any particular Company Benefit Plan or (B) retain the employment of any particular employee.

Section 5.08 Indemnification of Directors and Officers.

(a) For a period of six years from and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify and hold harmless all past and present directors, officers and employees of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to applicable Law, the Company Certificate, the Company Bylaws, and indemnification agreements in existence on the date of this Agreement and listed in Section 5.08(a) of the Company Disclosure Schedule (accurate and complete copies of which have been provided to Parent), arising out of acts or omissions in their capacity as directors, officers or employees of the Company occurring at or prior to the Effective Time. The Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) advance expenses (including reasonable legal fees and expenses) incurred in the defense of any Actions with respect to the matters subject to indemnification pursuant to this Section 5.08(a) in accordance with the procedures set forth in the Company Certificate, the Company Bylaws and indemnification agreements, if any, in existence on the date of this Agreement; provided, however, that the director, officer or employee of the Company to whom expenses are advanced undertakes, to the extent required by the DGCL, to repay such advanced expenses to the Surviving Corporation if it is ultimately determined that such director, officer or employee is not entitled to indemnification under applicable Law.

(b) The indemnification agreements listed in Section 5.08(a) of the Company Disclosure Schedule shall continue in full force and effect in accordance with their terms following the Effective Time.

(c) Prior to the Effective Time, the Company shall purchase a “tail” officers’ and directors’ liability insurance policy, which by its terms shall survive the Merger and shall provide each Indemnified Party with coverage for not less than six years following the Effective Time on terms and conditions no less favorable than the terms of the directors’ and officers’ liability insurance policy currently maintained by the Company (a correct and complete copy of which has been delivered to Parent) (the “D&O Insurance”) in respect of actions or omissions of such officers and directors prior to the Effective Time in their capacities as such; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend more than 300% of the current annual premium paid by the Company for such policy (the “Maximum Amount”); provided, further, however, that if the amount of the premium necessary to procure such insurance coverage exceeds the Maximum Amount, Parent shall spend up to the Maximum Amount to purchase such lesser coverage as may be obtained with such Maximum Amount. The Indemnified Parties may be required to make reasonable application and provide reasonable and customary representations and warranties to applicable insurance carriers for the purpose of obtaining such insurance. Parent shall upon request furnish a copy of such insurance policy to each beneficiary of such policy.

(d) In the event the Surviving Corporation, any Company Subsidiary or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume the obligations set forth in this Section 5.08, without relieving Parent of its obligations under this Section 5.08.

(e) The obligations under this Section 5.08 shall not be terminated or modified in such a manner as to adversely affect in any material respect any indemnitee to whom this Section 5.08 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Section 5.08 applies shall be third party beneficiaries of this Section 5.08).

Section 5.09 State Takeover Laws. If any Takeover Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub or the Merger, including by reason of the acquisition of Shares pursuant thereto, or any other transaction contemplated to be consummated by the parties pursuant to this Agreement, then the Company Board shall take all action necessary to render such Law inapplicable to the foregoing.

Section 5.10 Section 16 Matters. Prior to the Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder (“Section 16”) of Shares (including the disposition of shares of Company Restricted Stock), Company Options and Shares acquired upon the vesting of any Company RSUs and Company Performance RSUs, pursuant to this Agreement, and the Merger shall be an exempt transaction for purposes of Section 16.

Section 5.11 Notification of Certain Matters.

(a) In connection with the continuing operation of the business of the Company and the Company Subsidiaries between the date of this Agreement and the earlier of (i) the termination of this Agreement in accordance with Section 7.01 or (ii) the Effective Time, subject to applicable Law, the executive officers of the Company, including the Chief Executive Officer of the Company, shall consult in good faith on a regular basis with Parent to report material (individually or in the aggregate) operational developments, the status of relationships with customers, resellers, partners, suppliers, licensors, licensees, distributors and others having material business relationships with the Company, the status of ongoing operations and other matters reasonably requested by Parent pursuant to procedures reasonably requested by Parent.

(b) In addition to the foregoing, the Company shall promptly notify Parent of any material inaccuracy of any representation or warranty or material breach of any covenant or agreement of the Company contained in this Agreement.

(c) No such consultation or disclosure contemplated by this Section 5.11 shall affect the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

Section 5.12 Company SEC Documents. From the date of this Agreement to the earlier of (a) the termination of this Agreement in accordance with Section 7.01 or (b) the Effective Time, the Company shall timely file with the SEC all Company SEC Documents required to be filed by it under the Exchange Act or the Securities Act. As of its filing date, or if amended after the date of this Agreement, as of the date of the last such amendment, each such Company SEC Document shall fully comply with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. As of its filing date or, if amended after the date of this Agreement, as of the date of the last such amendment, the Company shall use its reasonable best efforts to cause each such Company SEC Document filed pursuant to the Exchange Act to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company shall use its reasonable best efforts to cause each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed after the date of this Agreement pursuant to the Securities Act, as of the date such registration statement or amendment became effective after the date of this Agreement, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made in light of the circumstances under which they were made, not misleading.

Section 5.13 Rights Agreement. From the date of this Agreement until the earlier of the Effective Time and the date this Agreement is terminated in accordance with Section 7.01, the Company shall not, and shall cause the Company Subsidiaries not to, enter into any stockholder rights agreement, rights plan, “poison pill” or other similar agreement, unless such plan or agreement exempts from its application the Transactions, including the Merger.

Section 5.14 Further Action. In case at any time at or following the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of the Company and Merger Sub, the proper officers and directors of the Company and Merger Sub shall take all such necessary action as may be reasonably requested by Parent.

ARTICLE VI

CONDITIONS TO CONSUMMATION OF THE MERGER

Section 6.01 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to consummate the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Antitrust Consents. (i) Any waiting period under the HSR Act applicable to the Transactions shall have expired or been earlier terminated and (ii) any affirmative approval of a Governmental Entity required under any other Antitrust Law set forth in Section 8.04(b) of the Company Disclosure Schedule shall have been obtained or any mandatory waiting period related thereto shall have expired.

(c) No Injunctions or Restraints. The consummation of the Merger shall not then be restrained, enjoined or prohibited by any Order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity of competent jurisdiction and there shall not be in effect any Law promulgated or deemed applicable to the Merger by any Governmental Entity of competent jurisdiction which prevents the consummation of the Merger.

Section 6.02 Conditions to Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of the Company contained in:

(i) Section 3.02 (Capitalization) shall be true and correct in all material respects as of immediately prior to the Effective Time with the same force and effect as if made on and as of immediately prior to the Effective Time except for representations and warranties in Section 3.02 that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time); provided, however, that if any inaccuracies in Sections 3.02(a), (b) or (c), individually or in the aggregate, result in the aggregate amount required to be paid by Parent as additional consideration in the Merger (including as a result of the assumption of additional Company Options, Company Restricted Stock, Company RSUs, Company Performance RSUs or other securities convertible into Shares in connection with the Merger) to increase by more than $7,500,000, such representations and warranties in Sections 3.02(a), (b) and (c) shall be deemed to fail to be true and correct in all material respects; and

(ii) this Agreement (other than in Section 3.02 (Capitalization)) (without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein (except for the representation in Section 3.10 (Absence of Certain Changes or Events) of the Agreement)), shall be true and correct as of immediately prior to the Effective Time with the same force and effect as if made on and as of immediately prior to the Effective Time except for such representations and warranties in this Agreement that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time); provided, however, that the representations and warranties shall be deemed true and correct unless the individual or aggregate impact of the failure to be so true and correct has had a Company Material Adverse Effect.

(b) The Company shall have performed in all material respects at or immediately prior to the Effective Time all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) Since the date of this Agreement, a Company Material Adverse Effect shall not have occurred and be continuing.

(d) Parent shall have received a certificate of the Company, executed by the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the Closing Date, to the effect that the conditions set forth in Section 6.01(a), Section 6.02(a), Section 6.02(b) and Section 6.02(c) have been satisfied or waived in accordance with the terms thereof.

(e) There shall not be pending any Action by any Specified Governmental Entity against, and no Specified Governmental Entity shall have issued any inquiry letter under any Antitrust Laws to, Parent, Merger Sub, the Company, any Company Subsidiary or any of their respective Affiliates in connection with the Merger, (i) that could lead to making illegal, restraining or prohibiting the consummation of any of the Transactions, including the Merger, (ii) that could lead to prohibiting or imposing limitations on the ability of Parent or Merger Sub, or otherwise rendering Parent or Merger Sub unable, to pay for or acquire any or all of the Shares pursuant to the Merger, or a requirement to divest any or all of the Shares to be acquired pursuant to the Merger and the other Transactions, (iii) that could lead to prohibiting or imposing any limitations on the ownership or operation by Parent, the Company or any of their Affiliates of all or any portion of the businesses or assets of Parent, the Company or any of their Affiliates as a result of or in connection with the Merger or the other Transactions, or otherwise compelling Parent, the Company or any of their Affiliates to divest, hold separate, or enter into any license (whether pursuant to an exclusive or nonexclusive license) or similar agreement with respect to any portion of the business or assets of Parent, the Company or any of their respective Affiliates, (iv) that could lead to a requirement for Parent, the Company or any of their Affiliates to enter into any voting trust arrangement, proxy arrangement or similar agreement or arrangement with respect to any portion of the business or assets of Parent, the Company or any of their respective Affiliates, or (v) that could lead to prohibiting or imposing limitations on, the ability of Parent or Merger Sub effectively to acquire, hold or exercise full rights of ownership of the Shares to be acquired pursuant to the Merger and the other Transactions, including the right to vote the Shares on all matters properly presented to the stockholders of the Company.

(f) There shall not be any Law enacted, entered, enforced or promulgated, or any pending Action by any Governmental Entity, other than the application to the Merger of applicable waiting periods under the HSR Act or similar waiting periods with respect to any other Antitrust Laws that (x) has resulted, or is reasonably likely, individually or in the aggregate, to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of Section 6.02(e), or (y) has the effect of making the Merger or any of the other Transactions illegal or which has the effect of prohibiting or otherwise preventing the consummation of the Merger or any of the other Transactions.

(g) The CFIUS Approval shall have been obtained.

Section 6.03 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of Parent and Merger Sub contained in this Agreement (without giving effect to any materiality or “Parent Material Adverse Effect” qualifications therein) shall be true and correct as of immediately prior to the Effective Time with the same force and effect as if made on and as of immediately prior to the Effective Time except for such representations and warranties in this Agreement that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time); provided, however, that the representations and warranties shall be deemed true and correct unless the individual or aggregate impact of the failure to be so true and correct has had a Parent Material Adverse Effect.

(b) Each of Parent and Merger Sub shall have performed in all material respects at or immediately prior to the Effective Time all obligations and agreements contained in this Agreement to be performed or complied with by it prior to or on the Closing Date.

(c) The Company shall have received a certificate of Parent, executed by an officer of Parent, dated as of the Closing Date, to the effect that the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied.

ARTICLE VII

TERMINATION, AMENDMENT AND WAIVER

Section 7.01 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned by action taken or authorized by the Board of Directors of the terminating party or parties:

(a) By mutual written consent of Parent and the Company, by action of their respective Boards of Directors, at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval;

(b) By Parent or the Company, if the Effective Time shall not have occurred on or before the Outside Date; provided, however that the right to terminate this Agreement pursuant to this Section 7.01(b) shall not be available to any party whose breach of this Agreement has been the primary cause of the failure of the Effective Time to have occurred on or before the Outside Date;

(c) By either the Company or Parent, if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting, whether before or after receipt of the Company Stockholder Approval, the Merger, and such Order shall have become final and nonappealable (which Order the party seeking to terminate this Agreement shall have used its reasonable best efforts to resist, resolve or lift, as applicable, subject to the provisions of Section 5.04); provided, however, that the right to terminate under this Section 7.01(c) shall not be available to any party whose material breach of this Agreement has been the primary cause of such action;

(d) By either the Company or Parent, if the Special Meeting (including any adjournment or postponement thereof) has concluded, the stockholders of the Company have duly voted, and the Company Stockholder Approval was not obtained;

(e) By Parent, at any time prior to the Effective Time if: (i) the Company Board shall have effectuated a Change of Board Recommendation (or any action by any committee of the Company Board which, if taken by the full Company Board, would be a Change of Board Recommendation) (whether or not in compliance with Section 5.03), (ii) the Company fails to issue a press release that expressly reaffirms the Company Board Recommendation within five Business Days after the Company’s receipt of a written request by Parent to provide such reaffirmation following the date that any Person or group (as defined in or under Section 13(d) of the Exchange Act), other than Parent or Merger Sub, (A) shall have made an Acquisition Proposal (other than a tender offer or exchange offer described in clause (iii) below) and the existence of such Acquisition Proposal becomes known in the public domain or (B) shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal or the existence of or information regarding an intention to make an Acquisition Proposal shall have otherwise become known in the public domain (provided that Parent shall be permitted to request only one such reaffirmation request per Acquisition Proposal and one reaffirmation request per each amendment thereof or material change in circumstances relating thereto), (iii) any tender offer or exchange offer that constitutes an Acquisition Proposal is commenced, and the Company Board shall not have recommended that the Company’s stockholders reject such tender offer or exchange offer and not tender their Shares into such tender offer or exchange offer within 10 Business Days after commencement of such tender offer or exchange offer, (iv) the Company shall have breached Section 5.03 in any material respect, (v) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement, or (vi) the Company or the Company Board (or any committee thereof) shall resolve, authorize or publicly propose to do any of the actions specified in clauses (i), (ii), (iii) (iv) or (v) of this Section 7.01(e);

(f) By the Company, at any time prior to the receipt of the Company Stockholder Approval if, prior to the receipt of the Company Stockholder Approval, the Company Board determines to accept a Superior Proposal, but only if the Company shall have complied in all material respects with its obligations under Section 5.03 and is otherwise permitted to accept such Superior Proposal pursuant to Section 5.03(d); provided, however, that such termination shall not be effective unless the Company shall simultaneously with such termination enter into the Alternative Acquisition Agreement and pay the Termination Fee to Parent substantially concurrently with such termination;

(g) By Parent, at any time prior to the Effective Time if:

(i) (A) there shall be an Uncured Inaccuracy in any representation or warranty of the Company contained in this Agreement or a breach of any covenant of the Company contained in this Agreement, in any case, such that any condition to the Merger set forth in Section 6.01, Section 6.02(a) or Section 6.02(b) is not then satisfied, (B) Parent shall have delivered to the Company written notice of such Uncured Inaccuracy or breach of covenant, and (C) either such Uncured Inaccuracy or breach of covenant is not capable of cure or at least 20 Business Days shall have elapsed since the date of delivery of such written notice to the Company and such Uncured Inaccuracy or breach of covenant shall not have been cured; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this clause (i) of this Section 7.01(g) if any of the circumstances referred to in clauses (A) or (C) of this clause (i) resulted primarily from the breach of this Agreement by Parent or Merger Sub;

(ii) there shall have occurred any adverse event or development which, individually or in the aggregate, has had, and continues to have, a Company Material Adverse Effect and either such event or development is not capable of being remedied or at least 20 Business Days shall have elapsed since the occurrence of such event or development provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this clause (ii) of this Section 7.01(g) if any of the circumstances referred to in this clause (ii) resulted primarily from the breach of this Agreement by Parent or Merger Sub; or

(h) By the Company, at any time prior to the Effective Time if:

(i) there shall be an Uncured Inaccuracy in any representation or warranty of Parent or Merger Sub contained in this Agreement or breach of any covenant of Parent or Merger Sub contained in this Agreement that shall have had, individually or in the aggregate, a Parent Material Adverse Effect,

(ii) the Company shall have delivered to Parent written notice of such Uncured Inaccuracy or breach, and

(iii) either such Uncured Inaccuracy or breach is not capable of cure or at least 20 Business Days shall have elapsed since the date of delivery of such written notice to Parent and such Uncured Inaccuracy or breach shall not have been cured; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.01(h) if any of the circumstances referred to in clause (i) of this Section 7.01(h) above resulted primarily from the breach of this Agreement by the Company.

Section 7.02 Effect of Termination.

(a) In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and there shall be no Liability on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers, directors, employees, agents or representatives except (i) with respect to Section 5.02(c) (Confidentiality), Section 5.06 (Public Announcements), this Section 7.02 and ARTICLE VIII and (ii) with respect to any Liabilities incurred or suffered by a party as a result of the willful breach by another party of any of its representations, warranties, covenants or other agreements set forth in this.

(b) In the event that this Agreement is terminated by Parent pursuant to Section 7.01(e) or by the Company pursuant to Section 7.01(f), then the Company shall pay to Parent immediately prior to or concurrently with such termination, in the case of a termination by the Company, or within two Business Days thereafter, in the case of a termination by Parent, a termination fee of $150,000,000 (the “Termination Fee”).

(c) In the event that this Agreement is terminated by Parent or the Company pursuant to Section 7.01(b) or Section 7.01(d) or by Parent pursuant to Section 7.01(g)(i), and (i) prior to the date of such termination of this Agreement an Acquisition Proposal shall have been made known to the Company or publicly disclosed (and not publicly withdrawn prior to such termination) and (ii) concurrently with, or within 12 months after, such termination, the Company either (A) consummates a transaction that constitutes an Acquisition Proposal or (B) enters into a definitive agreement to engage in a transaction or a tender offer is commenced that, in either case, constitutes an Acquisition Proposal and such transaction or tender offer is subsequently consummated or completed (whether or not such consummation or completion occurs before or after the 12-month period following such termination) (provided that for purposes of this Section 7.02(c), the term Acquisition Proposal shall have the meaning assigned to such term in Section 8.04, except that the references to “15%” shall be deemed to be references to more than 50%), then the Company shall pay to Parent the Termination Fee on the date no later than two Business Days after the consummation of the transaction that constitutes an Acquisition Proposal; provided that the Company shall not be required to pay Parent a Termination Fee pursuant to this Section 7.02(c) if Parent or the Company terminates this Agreement pursuant to Section 7.01(b) and at the time of termination (i) the Company Stockholder Approval has been obtained and not revoked and (ii) the closing conditions specified in Sections 6.02(a), (b) and (c) have been satisfied.

(d) All payments under this Section 7.02 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent.

(e) Each of the Company, Parent and Merger Sub acknowledges that (i) the agreements contained in this Section 7.02 are an integral part of the Transactions, (ii) without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement and (iii) the Termination Fee is not a penalty, but rather constitutes damages in a reasonable amount that will partially compensate Parent and Merger Sub in the circumstances in which such Termination Fee is payable.

(f) In the event that the Company shall fail to pay the Termination Fee when due, the Company shall reimburse Parent and Merger Sub for all reasonable costs and expenses actually incurred or accrued by them (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 7.02, together with interest on the Termination Fee at the prime rate as quoted on Bloomberg screen (PRIMBB Index) in effect on the date such payment was required to be made through the date of payment plus 2% per annum.

(g) Except as otherwise expressly contemplated by Section 7.02(a)(ii), but notwithstanding anything else to the contrary in this Agreement, in the event that this Agreement is terminated in accordance with Section 7.01 and the Termination Fee is paid to Parent (or its designee) in accordance with the provisions of this Agreement, payment of the Termination Fee shall be the sole and exclusive remedy of Parent, Merger Sub and each of their respective Affiliates against the Company, the Company Subsidiaries and any of their respective former, current and future Affiliates, and each of their respective directors, officers, employees, stockholders, controlling Persons, agents or representatives for any Liability based upon, arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement or the Transactions or in respect of any other document or theory of law or equity or in respect of any representations made or alleged to be made in connection herewith or therewith, whether at law or equity, in contract, in tort or otherwise. In no event shall the Company be required to pay the Termination Fee on more than one occasion.

Section 7.03 Amendment. This Agreement may be amended by the Company, Parent and Merger Sub by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the receipt of the Company Stockholder Approval, there shall be no amendment that by Law or in accordance with the rules of NASDAQ requires further approval by the Company’s stockholders, without the further approval of the Company’s stockholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 7.04 Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any Uncured Inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no waiver that by Law or in accordance with the rules of NASDAQ requires further approval by the Company’s stockholders, without the further approval of the Company’s stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.01 Non-Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

Section 8.02 Fees and Expenses. Subject to Section 7.02, all expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.

Section 8.03 Notices. All notices, requests, demands and other communications under this Agreement shall, except to the extent expressly provided to be oral pursuant to the first sentence of Section 5.03(c), be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent designated for overnight delivery by nationally recognized overnight air courier (such as DHL or Federal Express), upon receipt of proof of delivery; (c) if sent by facsimile transmission or e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a Business Day before 5:00 p.m. in the time zone of the receiving party, when transmitted and receipt is confirmed; (d) if sent by facsimile transmission or e-mail of a .pdf, .tif, .gif, .jpeg or similar electronic attachment on a day other than a Business Day or after 5:00 p.m. in the time zone of the receiving party, and receipt is confirmed, on the following Business Day; and (e) if otherwise actually personally delivered, when delivered, provided that such notices, requests, demands and other communications are delivered to the address set forth below, or to such other address as any party shall provide by like notice to the other parties to this Agreement:

If to Parent, Merger Sub or Guarantor, addressed to it at:

SAP America, Inc.

3999 West Chester Pike

Newtown Square, PA 19073

Attention: Brad C. Brubaker

Facsimile: (610) 661-3274

Email: brad.brubaker@sap.com

with a copy to (for information purposes only):

Jones Day

1755 Embarcadero Road

Palo Alto, California 94303

Attention: Daniel R. Mitz and Jonn R. Beeson

Facsimile: (650) 739-3900

Email: drmitz@jonesday.com, jbeeson@jonesday.com

If to the Company, addressed to it at:

Ariba, Inc.

910 Hermosa Court

Sunnyvale, CA 94085

Attention: General Counsel

Facsimile: (650) 390-1377

Email: dmiddler@ariba.com

with a copy to (for information purposes only):

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

1200 Seaport Blvd.

Redwood City, CA 94063

Attention: Brooks Stough

Facsimile: (650) 321-2800

Email: bstough@gunder.com

Section 8.04 Certain Definitions. For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that (a) contains provisions that are no less favorable to the Company than those contained in the Confidentiality Agreement, (b) does not prohibit the Company from complying with the provisions of Section 5.03 and (c) does not include any provision calling for an exclusive right to negotiate with the Company prior to the termination of this Agreement.

“Action” means any litigation, action, claim, suit, hearing, arbitration, mediation, investigation or other proceeding (public or private) by or before any Governmental Entity.

“Acquisition Inquiry” means an inquiry, indication of interest or request for non-public information (other than an inquiry, indication of interest or request for information made or submitted by Parent, Merger Sub, Parent’s Affiliates or the Parent Representatives) that would reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means any offer or proposal (whether or not in writing) concerning, for or relating to any (a) any direct or indirect purchase or other acquisition by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) of beneficial ownership of 15% or more of the total outstanding Equity Interests in or voting securities of the Company, or any tender offer or exchange offer that, if consummated, would result in any Person or “group” (as defined in or under Section 13(d) of the Exchange Act) beneficially owning 15% or more of the total outstanding Equity Interests in or voting securities of the Company; (b) any direct or indirect purchase or other acquisition of 50% or more of any class of equity or other voting securities of one or more Company Subsidiaries, the business(es) of which, individually or in the aggregate, generate or constitute (as applicable) 15% or more of the consolidated net revenues or net income (for the twelve-month period ending on the last day of the Company’s most recently completed fiscal quarter) or assets (measured by the greater of book value or fair market value thereof as of the date of such transaction) of the Company and the Company Subsidiaries, taken as a whole; (c) any merger, consolidation, business combination, share exchange, joint venture or other similar transaction involving the Company or one or more Company Subsidiaries, the business(es) of which, individually or in the aggregate, generate or constitute (as applicable) 15% or more of the consolidated net revenues or net income (for the twelve-month period ending on the last day of the Company’s most recently completed fiscal quarter) or assets (measured by the fair market value thereof as of the date of such transaction) of the Company and the Company Subsidiaries, taken as a whole, pursuant to which the stockholders of the Company (as a group) or such Company Subsidiary or Company Subsidiaries, as applicable, immediately preceding such transaction hold less than 85% of the Equity Interests in or voting securities of the surviving or resulting entity of such transaction; (d) any liquidation, dissolution, recapitalization or reorganization of the Company or any Company Subsidiary, other than a wholly-owned Company Subsidiary, (e) any direct or indirect sale, transfer or disposition of assets (including by any license or lease, other than licenses or leases under customer agreements entered into in the ordinary course of business) of the Company or one or more Company Subsidiaries, which assets, individually or in the aggregate, generate or constitute (as applicable) 15% or more of the consolidated net revenues or net income (for the twelve-month period ending on the last day of the Company’s most recently completed fiscal quarter) or assets (measured by the fair market value thereof as of the date of such transaction) of the Company and the Company Subsidiaries, taken as a whole; or (f) any combination of the foregoing transactions that results in one of the effects referenced in clauses (a) – (e) above; provided that in no event shall the Transactions between Parent, Merger Sub and the Company (or any other transactions between Parent, Merger Sub or their Affiliates, on the one hand, and the Company and the Company Subsidiaries, on the other hand) be deemed to be an Acquisition Proposal.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

“After Consultation” by a Person means after consultation with such Person’s outside legal counsel and, other than with respect to determinations with respect to the fiduciary duties of such Person’s board of directors, such Person’s financial advisor of nationally recognized reputation (it being acknowledged and agreed that the Company Financial Advisor is a financial advisor of nationally recognized reputation).

“Antitrust Laws” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other federal, state or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including antitrust, competition or trade regulation Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessoning competition through merger or acquisition.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or San Francisco, California are authorized or required by Law to be closed.

“CFIUS” means the Committee on Foreign Investment in the United States, including any successor or replacement thereof.

“CFIUS Approval” means that the parties (or their respective counsel) shall have received a written notification issued by CFIUS that it has concluded a review of any notification voluntarily provided pursuant to Exon-Florio and Section 5.04(c) and determined not to conduct an investigation or, if an investigation is deemed to be required, notification in writing to the parties (or their respective counsel) from CFIUS that no U.S. Governmental Entity (including the President of the United States) will not take action to suspend or prevent the consummation of the Transactions (including the Merger).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercially Available Software” means “shrink wrap,” “click through,” “browse wrap” or commercial off-the-shelf Software that has not been modified or customized by a third party for the Company or any Company Subsidiary and that is licensed pursuant to a non-negotiated Contract not requiring a physical signature, including Open Source Materials.

“Company Benefit Plan” means each “employee benefit plan” as defined in ERISA (whether or not subject to ERISA), and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral, qualified or nonqualified, funded or unfunded, foreign or domestic, currently effective or terminated) providing compensation or other benefits to any current or former director, officer, employee, consultant or independent contractor (or to any dependent or beneficiary thereof) of the Company, a Company Subsidiary or any ERISA Affiliate, which are now, or were within the past five years, maintained, sponsored or contributed to by the Company, a Company Subsidiary or any ERISA Affiliate, or under which the Company, a Company Subsidiary or any ERISA Affiliate has any Liability or obligation, including all incentive, bonus, pension, profit sharing, consulting, employment, retirement, deferred compensation, severance, vacation, paid time off, holiday, cafeteria, medical, disability, death benefit, workers’ compensation, fringe benefit, change in control, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices, agreements or arrangements.

“Company Bylaws” means the currently effective bylaws of the Company.

“Company Certificate” means the currently effective amended and restated certificate of incorporation of the Company.

“Company Financial Advisor” means Morgan Stanley & Co. LLC.

“Company Intellectual Property” means any Company Owned Intellectual Property and any Intellectual Property that is licensed to the Company or any of the Company Subsidiaries or otherwise used or held for use in connection with the operation of the business of the Company or any Company Subsidiary.

“Company Material Adverse Effect” means any Effect that (i) is, or would reasonably be expected to be, individually or in the aggregate with all other Effects, materially adverse to the business, financial condition or results of operations of the Company and the Company Subsidiaries, taken as a whole, or (ii) prevents, or would reasonably be expected to prevent, consummation of the Merger or performance by the Company of any of its material obligations under this Agreement; provided, however, that, in the case of clause (i), none of the following Effects shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (a) changes affecting the economies of or financial, credit or capital market conditions anywhere in the world in which the Company and the Company Subsidiaries operate, to the extent such changes do not adversely affect the Company and the Company Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries in which the Company and the Company Subsidiaries operate; (b) changes in the trading volume or trading price of the Shares in and of itself (provided that the facts and circumstances giving rise to such changes in such volume or price may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect), (c) changes in the industries in which the Company and the Company Subsidiaries operate, to the extent such changes do not adversely affect the Company and the Company Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries in which the Company and the Company Subsidiaries operate, (d) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity or any material worsening of such conditions threatened or existing as of the date of this Agreement, to the extent such changes do not adversely affect the Company and the Company Subsidiaries, taken as a whole, in a disproportionate manner relative to other similarly situated participants in the industries in which the Company and the Company Subsidiaries operate, (e) Effects primarily resulting from or arising out of the negotiation, execution, announcement, pendency or consummation of the Merger or the other Transactions, including (1) any loss or departure of officers or other employees of the Company or any of the Company Subsidiaries and (2) any termination, suspension, reduction or similar negative development in the Company’s and the Company Subsidiaries’ relationships with its and their customers, suppliers and other Persons with whom they conduct business (including those caused by the identity of Parent); (f) changes in Law to the extent such changes do not adversely affect the Company or the Company Subsidiaries taken as a whole in a manner disproportionate to other similarly situated participants in industries in which the Company and Company Subsidiaries operate, (g) changes in GAAP (or in the interpretation thereof), (h) any Effects primarily resulting from or arising out of (1) the failure by the Company or any of the Company Subsidiaries to take any action expressly prohibited by this Agreement or (2) any actions taken by the Company or any of the Company Subsidiaries as expressly required by this Agreement or with the consent of Parent or Merger Sub (other than operation by the Company and the Company Subsidiaries of their business in the ordinary course of business), (i) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that the facts and circumstances giving rise to such failures may be deemed to constitute, and may be taken into account in determining whether there has been, a Company Material Adverse Effect), or (j) any legal proceedings made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) against the Company or the Company Board arising out of the Merger or the other Transactions.

“Company Option” means an option to purchase Shares issued under any of the Company Stock Option Plans.

“Company Owned Intellectual Property” means any Intellectual Property that is owned by or purported to be owned by the Company or any of the Company Subsidiaries.

“Company Performance RSU” means a Company RSU, the vesting of which is, in whole or in part, dependent upon the achievement of performance criteria established in the applicable award agreement and that is issued under any of the Company Stock Option Plans.

“Company Products” means all material product (including service) offerings, including Software, of the Company and each of the Company Subsidiaries (a) that have been sold, licensed, distributed or otherwise disposed of, as applicable, within the past three years and (b) that the Company, or any of the Company Subsidiaries, is obligated to license or distribute pursuant to any Outbound License Agreement or is otherwise obligated to maintain or support (in each case, excluding, for the avoidance of doubt, (1) third party products, (2) Open Source Materials and (3) any of the Company’s support and implementation services).

“Company Registered Intellectual Property” means all Company Owned Intellectual Property that is Registered Intellectual Property.

“Company Restricted Stock” means each outstanding restricted Share that is, at the time of determination, unvested or subject to a repurchase option, risk of forfeiture or other condition on title or ownership under any applicable restricted stock purchase agreement or other Contract with the Company.

“Company RSU” means a restricted stock unit issued under any of the Company Stock Option Plans.

“Company Source Code” means, collectively, any human-readable Software source code, or any portion or aspect of the Software source code, or any proprietary information or algorithm contained, embedded or implemented in, in any manner, any Software source code, in each case in any Company Product.

“Company Stock Option Plans” means the Company’s 1999 Equity Incentive Plan, the ESPP, the Third Amended and Restated Stock Incentive Plan of FreeMarkets, Inc., the 2001 Broad Based Equity Incentive Plan of FreeMarkets, Inc. and any other stock option, stock incentive or other equity compensation plan or agreement sponsored or maintained by the Company, any Company Subsidiary or any Affiliate of the Company.

“Company Subsidiary” means a Subsidiary of the Company.

“Contracts” means any of the binding agreements, arrangements, commitments, understandings, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, purchase orders, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments, understandings, purchase and sales orders and other commitments to which a Person is a party or to which any of the assets of such Person or its Subsidiaries are or may become subject.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by Contract or credit arrangement or otherwise.

“Copyrights” means all copyrights in works of authorship, including rights in databases, data collections, “moral” rights, mask works, copyright registrations and applications therefor.

“Domain Names” means all Internet domain name registrations.

“Effect” means any change, event, development, occurrence, state of facts, circumstance or effect.

“Environmental Laws” means any and all Laws, treaties, policies, guidance, standards, rules, administrative rulings, court decisions, common law, stipulations, consent decrees, permits, restrictions and licenses, which (a) regulate or relate to: the protection or clean up of the environment; including waterways, groundwater, drinking water, air, land, soils, subsurface strata, animals, wildlife, plants or other natural resources or natural habitats; the use, generation, handling, transport, treatment, storage, recycling, reuse, disposal, presence, management, Release or threatened Release of Hazardous Substances; or the health and safety of Persons or property, including protection of the health and safety of employees; or (b) impose Liability or responsibility with respect to any of the foregoing, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), or any other law of similar effect.

“Equity Interest” means any share, capital stock, partnership, membership or similar interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means each trade or business (whether or not incorporated) under common control (within the meaning of Section 4001(b) of ERISA) with the Company, or which together with the Company is treated as a single employer under Section 414(t) of the Code.

“ESPP” means the Company’s Employee Stock Purchase Plan, as amended and restated effective February 1, 2009.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exon-Florio” means the Exon-Florio amendments to the Omnibus Trade and Competitiveness Act of 1988, as amended by the Defense Authorization Act for Fiscal Year 1993, as amended, the Foreign Investment and National Security Act of 2007 and Sec. 721 of Title VII of the Defense Production Act of 1950 (50 U.S.C. App. 2170), as amended.

“Extraordinary Hosting Agreement” means any material hosting Contract of the Company or the Company Subsidiaries.

“Extraordinary Reseller Agreement” means any Contract of the Company or a Company Subsidiary that provides for the Company or a Company Subsidiary to distribute Software through a third party reseller and that has a term of greater than 12 months.

“Fairness Opinion” means the opinion to the Company Board from the Company Financial Advisor to the effect that, as of the date of such opinion, the Merger Consideration to be received by the holders of Shares (other than Parent, Merger Sub, the Company and their respective direct or indirect wholly-owned subsidiaries and holders of Dissenting Shares as to which dissenters’ rights have been perfected) pursuant to this Agreement is fair from a financial point of view to such holders.

“Foreign Employee Benefit Plan” means any Company Benefit Plan that provides benefits only for employees or directors of the Company, any Company Subsidiary or any ERISA Affiliate who are employed outside of the United States.

“Foreign Export and Import Laws” means the Laws and regulations of a non-U.S. Governmental Entity regulating exports, imports or re-exports to or from such non-U.S. country, including the export or re-export of any goods, services or technical data.

“GAAP” means generally accepted accounting principles as applied in the United States.

“Government Bid” means any quotation, bid or proposal submitted to any Governmental Entity or any proposed prime contractor or higher tier subcontractor of any Governmental Entity in connection with any proposed Government Contract.

“Government Contract” means any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Entity or any prime contractor or higher-tier subcontractor, or under which any Governmental Entity or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

“Governmental Entity” means (a) any nation, federal, state, county, municipal, local or foreign government, or other political subdivision, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, or (c) any court or administrative tribunal or (d) solely with respect to the Company’s representations and warranties in ARTICLE III, any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction, including any quasi-regulatory body, such as NASDAQ.

“Hazardous Substances” means any material, chemical, substance, mixture or waste that is capable of causing harm to or damaging man or any other living organism, the environment or natural resources, including, but not limited to, any material, chemical, substance, mixture or waste: that is designated, regulated or classified by any Law or Governmental Entity as a pollutant, a contaminant, toxic, hazardous, dangerous, infectious, carcinogenic, radioactive, explosive, biohazardous, controlled, special, industrial, reactive, corrosive, ignitable or flammable, or other words of similar meaning or effect, including noise, odor, vibration, electricity or heat, or that is otherwise subject to regulation, control, investigation, reporting or remediation under any Laws or by any Governmental Entity; or that is or contains any quantity of asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, all forms of natural gas, radon gas, ozone-depleting substances, greenhouse gases, petroleum products, by-products, components, distillates or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Immaterial Trademark Licenses” means licenses or other rights of use in respect of Trademarks to refer to a party as a customer or reseller and rights granted as part of corporate sponsorships, which licenses or rights are not material.

“Indebtedness” means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is or should be classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and Contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (h) all contingent obligations (including any guaranty or “keep well” agreement) in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

“Intellectual Property” means rights in or arising out of any of the following: (a) Patents; (b) Trade Secrets; (c) Copyrights, (d) Trademarks, (e) Domain Names and (f) any similar, corresponding or equivalent intellectual property rights to any of the foregoing anywhere in the world.

“Intervening Event” means a material development, change, event or circumstance relating to the Company and/or the Company Subsidiaries which is (i) unknown to the Company Board at or prior to the date of this Agreement and (ii) becomes known to or by the Company Board prior to the Effective Time; provided, however, that in no event shall the receipt of an Acquisition Proposal constitute an Intervening Event.

“IRS” means the United States Internal Revenue Service.

“Joint Defense Agreement” means that certain Joint Defense, Common Interest and Confidentiality Agreement entered into by among counsel to Parent and counsel to the Company (on their own behalf and on behalf of their respective clients, Parent and the Company), dated as of May 4, 2012.

“Knowledge” of a Person means (i) (a) with respect to the Company, the actual knowledge of the persons set forth on Section 8.04(a) of the Company Disclosure Schedule, and (b) with respect to Parent or Merger Sub, the actual knowledge of the persons set forth on Schedule 8.04 and (ii) any fact or matter which any such person in clause (i) of this definition would reasonably be expected to discover or otherwise become aware in the course of the reasonable conduct of his or her duties.

“Law” means any federal, state, local, foreign or international law (including common law), treaty, convention, statute, code, directive, ordinance, rule, regulation or Order of any Governmental Entity having applicable jurisdiction or other similar binding requirement of a Governmental Entity having applicable jurisdiction

“Liability” means any known or unknown liability, Indebtedness, obligation or commitment of any kind, nature or character (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet prepared under GAAP).

“Lien” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, charge, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Material Subsidiary” means any of the following Company Subsidiaries: (i) Quadrem Brazil Ltda., (ii) Quadrem Chile Ltd, (iii) Ariba Technologies India Pvt Ltd, (iv) Quadrem Netherlands BV, (v) Ariba Investment Company, Inc., (vi) Quadrem International Ltd, (vii) Quadrem Overseas Cooperative and (viii) b-process SA.

“NASDAQ” means the NASDAQ Global Select Market.

“Open Source Materials” refers to any Software or other material that is distributed as “free software,” “open source software” or pursuant to any license identified as an open source license by the Open Source Initiative (www.opensource.org) (including but not limited to the GNU General Public License (GPL), LGPL, Mozilla Public License (MPL), BSD licenses, the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), the Sun Industry Standards License (SISL), and the Apache License).

“Order” means any order, writ, judgment, injunction, decree, stipulation, determination, ruling, verdict or award entered by or with any Governmental Entity.

“Other Filings” means all filings made by, or required to be made by, the parties hereto with the SEC, other than the Proxy Statement.

“Outbound License Agreements” means (a) non-exclusive licenses to the object code or non-confidential source code of Software included in the Company Products or to use the Company Products as a service granted to customers (directly or indirectly through third Person partners acting as sublicensors, value added resellers, systems integrators, original equipment manufacturers, or other distributors or resellers of any kind), sublicensors, value added resellers, systems integrators, original equipment manufacturers, or other distributors or resellers of any kind, by the Company or any of the Company Subsidiaries in the ordinary course of business, (b) Immaterial Trademark Licenses, and (c) confidentiality agreements which do not separately license any Intellectual Property but facilitate disclosure by the Company or a Company Subsidiary of confidential information and use of such confidential information by a third party for the limited purposes set forth in such confidentiality agreement.

“Outside Date” means 11:59 p.m. Pacific Time on November 22, 2012, provided, however, that such date may be extended by Parent or the Company for a period of up to six months, if any of the conditions set forth in Section 6.01(b), Section 6.01(c), Section 6.02(e), Section 6.02(f) or Section 6.02(g) (but for purposes of Section 6.01(c), only if such restraint or prohibition is attributable to an Antitrust Law) have not been satisfied (or waived by Parent in the case of Section 6.02(e), Section 6.02(f) or Section 6.02(g)) as of 11:59 p.m. Pacific Time on November 22, 2012 but all other conditions to Closing shall be or shall be capable of being fulfilled.

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with all other Effects would prevent, or would reasonably be expected to prevent, consummation of the Merger or performance by Parent or Merger Sub of any of their material obligations under this Agreement.

“Patents” means domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof.

“Permitted Liens” means (a) Liens for Taxes and other charges and assessments of a Governmental Entity that are not yet due and payable and Liens for Taxes and other charges and assessments of a Governmental Entity that are being contested in good faith by appropriate proceedings (provided, in each case, an appropriate reserve has been made in the Company Financial Statements that are included in the Company SEC Documents prior to the date of this Agreement to the extent such reserve is required under GAAP), (b) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens arising in the ordinary course of business for sums that are immaterial in amount to the Company and the Company Subsidiaries, taken as a whole, and not yet due and payable and (c) other encumbrances arising by operation of Law securing amounts that are immaterial in amount to the Company and the Company Subsidiaries, taken as a whole, and are not yet due and payable arising in the ordinary course of business.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or Governmental Entity.

“Privacy and Security Laws” means Laws regarding collecting, accessing, using, disclosing, electronically transmitting, securing, sharing, transferring and storing personally identifiable data, including federal, state or foreign laws or regulations regarding (i) data privacy and information security, (ii) data breach notification (as applicable), and/or (iii) trespass, computer crime and other laws governing unauthorized access to or use of electronic data.

“Registered Intellectual Property” means any of the following Intellectual Property that is the subject of an application, certificate, filing or registration issued, filed with, or recorded by any Governmental Entity:

(a) issued Patents and Patent applications;

(b) Trademark registrations, renewals and applications;

(c) Copyright registrations and applications; and

(d) Domain Name registrations.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, pouring, dumping, depositing, emitting, escaping, emptying, seeping, dispersal, migrating or placing, including movement through, into or upon the environment or any natural or man-made structure.

“Restricted Contract Term” means a term of a Contract that grants or purports to grant to any Person, other than the Company or any wholly-owned Company Subsidiary, a right or that subjects or purports to subject the Company or any Company Subsidiary to any obligation, in each case, of the type, as the case may be, specified in Sections 3.13(a)(i), (a)(ii), (a)(iii), (a)(iv), (a)(vii) (but excluding partnership Contracts that are not in the nature of a partnership formed under state or similar foreign Law), (a)(ix), (a)(xii) or (a)(xvii).

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Software” means computer software, computer programs and databases in any form, including source code, object code, operating systems and specifications, databases, database management code, utilities, graphical user interfaces, software engines, software platforms, software development tools, software libraries, compilers, and data formats, all enhancements and modifications thereof, and all related documentation and developer notes and annotations.

“Specified Governmental Entity” means (i) any U.S. federal or state Governmental Entity, or (ii) any non-U.S. or supranational Governmental Entity listed in Section 8.04(b) of the Company Disclosure Schedule to the extent such Governmental Entity’s clearance, consent or approval is required under Antitrust Laws in connection with the Transactions.

“Subsidiary” means, with respect to any Person, any entity of which (a) such Person or any other Subsidiary of such Person is a general partner (in the case of a partnership) or managing member (in the case of a limited liability company), (b) voting power to elect a majority of the board of directors, board of managers or others performing similar functions with respect to such organization is held by such Person or by any one or more of such Person’s Subsidiaries, (c) at least 50% of any class of capital stock or of the outstanding Equity Interests are beneficially owned by such Person, or (d) any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Superior Proposal” means any unsolicited, bona fide written offer or proposal (that has not been withdrawn and that did not result from a material breach of the provisions of Section 5.03), to acquire all of the outstanding Equity Interests of the Company, which (a) is not subject to a financing condition (and if financing is required, such financing is then fully committed to the Person or “group” (as defined in or under Section 13(d) of the Exchange Act) making such offer or proposal), (b) is reasonably likely to receive all requisite regulatory approvals in a timely manner, (c) is reasonably likely to be consummated on the terms and conditions contemplated thereby and (d) the Company Board shall have reasonably determined in good faith After

Consultation is more favorable to the stockholders of the Company (in their capacity as such) from a financial point of view than the Merger, in each case taking into consideration, in addition to any other factors determined by the Company Board in good faith to be relevant, (i) all financial considerations relevant thereto, including conditions in the financial and credit markets, (ii) the identity of the Person(s) making such offer or proposal and the parties providing any of the financing for the transaction contemplated thereby, and the prior history of such Person(s) and sources of financing in connection with the consummation or failure to consummate similar transactions, (iii) the anticipated timing, conditions and prospects for completion of the transaction contemplated by such offer or proposal, (iv) the other terms and conditions of such offer or proposal and the implications thereof to the Company, including relevant legal, regulatory and other aspects of such offer or proposal deemed relevant by the Company Board, and (v) any proposal made by Parent in connection therewith or response thereto.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind in the nature of taxes (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, property, sales, use, net worth, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, withholding, ad valorem, stamp, transfer, value-added, gains tax and license, registration and documentation fees.

“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be filed with any Governmental Entity or domestic or foreign taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

“Trade Secrets” means trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), which may include ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information.

“Trademarks” means all trademarks, service marks, logos, trade dress and trade names and domain names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith.

“Transactions” means the transactions contemplated by this Agreement.

“Uncured Inaccuracy” with respect to a representation or warranty of a party to this Agreement as of a particular date shall be deemed to exist only if such representation or warranty shall be inaccurate as of such date as if such representation or warranty were made as of such date, and the inaccuracy in such representation or warranty shall not have been cured since such date; provided, however, that if such representation or warranty by its terms speaks as of the date of this Agreement or as of another particular date, then there shall not be deemed to be an Uncured Inaccuracy in such representation or warranty unless such representation or warranty shall have been inaccurate as of the date of this Agreement or such other particular date, respectively, and the inaccuracy in such representation or warranty shall not have been cured since such date.

“U.S. Export and Import Laws” means the Arms Export Control Act (22 U.S.C. 2778), the International Traffic in Arms Regulations (ITAR) (22 CFR 120-130), the Export Administration Act of 1979 (50 U.S.C. 2401-2420), the International Economic Emergency Powers Act (50 U.S.C. 1701-1707), the Export Administration Regulations (EAR) (15 CFR 730-774), the Foreign Assets Control Regulations (31 CFR Parts 500-598), the Laws and regulations administered by Customs and Border Protection (19 CFR Parts 1-199) and all other Laws of the United States and regulations regulating exports, imports or re-exports to or from the United States, including the export or re-export of goods, services or technical data from the United States.

Section 8.05 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

Defined Term	Section
401(k) Plan	Section 5.07(c)
Agreement	Preamble
Alternative Acquisition Agreement	Section 5.03(d)(i)
Book-Entry Shares	Section 2.02(b)
Capitalization Date	Section 3.02(a)
Certificate of Merger	Section 1.02
Certificates	Section 2.02(b)
Change of Board Recommendation	Section 5.03(a)(iv)
Closing	Section 1.02
Closing Date	Section 1.02
Company	Preamble
Company Board	Recitals
Company Board Recommendation	Recitals
Company Disclosure Schedule	ARTICLE III
Company Employees	Section 5.07(a)
Company Financial Statements	Section 3.07(a)
Company Material Contract	Section 3.13(a)
Company Permits	Section 3.05(a)
Company Preferred Stock	Section 3.02(a)
Company Representatives	Section 5.02(a)
Company SEC Documents	Section 3.06(a)
Company Stockholder Approval	Section 3.21
Confidentiality Agreement	Section 5.02(c)
D&O Insurance	Section 5.08(c)
DGCL	Recitals
Dispute	Section 3.15(i)
Dissenting Shares	Section 2.03
Effective Time	Section 1.02
Electronic Delivery	Section 8.13
Employment Practices	Section 3.12(a)
Equity Plan Documents	Section 2.04(b)
Equity Plan Stock	Section 2.04(b)
Exon-Florio Filing	Section 5.04(c)
Export Approvals	Section 3.05(e)
Guarantee	Section 8.15(c)
Guaranteed Obligations	Section 8.15(a)
Guarantor	Section 8.15(a)
Insurance Policies	Section 3.17
Intervening Event Notice Period	Section 5.03(e)(i)
Lease Agreement	Section 3.18(c)
Leased Real Property	Section 3.18(c)
LGPL	Section 3.15(f)
Maximum Amount	Section 5.08(c)
Merger	Recitals
Merger Consideration	Recitals
Merger Sub	Preamble
Most Recent Balance Sheet	Section 3.09(a)(i)

New Plans	Section 5.07(a)
Parent	Preamble
Parent 401(k) Plan	Section 5.07(c)
Parent Representatives	Section 5.02(a)
Parent Subsidiary	Section 4.03(a)
Parent Welfare Plan	Section 5.07(a)
Paying Agent	Section 2.02(a)
Proxy Statement	Section 1.03(a)
Sarbanes-Oxley Act	Section 3.06(a)
Section 16	Section 5.10
Shares	Recitals
Significant Customer	Section 3.23
Special Meeting	Section 1.03(e)
Superior Proposal Notice Period	Section 5.03(d)(i)
Surviving Corporation	Recitals
Takeover Law	Section 3.03(b)
Termination Fee	Section 7.02(b)
Unvested Cash	Section 2.04(b)
WARN Act	Section 3.12(e)
Worker List	Section 3.12(g)

Section 8.06 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 8.07 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

Section 8.08 Entire Agreement. This Agreement (together with the Company Disclosure Schedule and the other documents delivered pursuant hereto), the Confidentiality Agreement and the Joint Defense Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter of this Agreement and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER PARENT AND MERGER SUB, ON THE ONE HAND, NOR THE COMPANY, ON THE OTHER HAND, MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

Section 8.09 Assignment. The Agreement shall not be assigned by any party by operation of Law or otherwise without the prior written consent of the other parties, and any such purported assignment in contravention of this Agreement shall be null and void, provided that Parent or Merger Sub may assign any of their respective rights and obligations to an Affiliate of Parent or to a successor-in-interest by reason of merger or consolidation or sale of all or substantially all of the assets of Parent; provided further that, with respect to an assignment or transfer by Parent or Merger Sub in accordance with the prior proviso, (a) with respect to an assignment to a successor-in-interest, such assignment includes all rights and obligations under this Agreement, (b) such successor-in-interest or Affiliate shall have agreed as of such assignment or transfer to be bound by the terms of this Agreement in a writing provided to the Company, and (c) where this Agreement is assigned or transferred to an Affiliate by Parent, Parent remains responsible for the performance of this Agreement.

Section 8.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective permitted successors and permitted assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 5.08, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto, without notice or Liability to any other Person. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 8.11 Mutual Drafting; Interpretation. Each party hereto has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

(a) whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders;

(b) the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation”

(c) all references in this Agreement to “Sections,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Annexes and Schedules to this Agreement;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(e) all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(f) references to a Person are also to such Person’s successors and permitted assigns;

(g) all references in this Agreement to “$”or other monetary amounts refer to U.S. dollars;

(h) unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive;

(i) all references to the “date of this Agreement” shall refer to the date this Agreement is made and entered into;

(j) although the same or similar subject matters may be addressed in different provisions, the parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content); and

(k) any Contract or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Laws) by succession of comparable successor Laws and (in the case of Laws) any rules and regulations promulgated under said Laws.

Section 8.12 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement (and any Actions arising out of or related hereto or to the Transactions or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall in all respects be governed by, and construed in accordance with, the Laws of the State of Delaware, including all matters of construction, validity and performance, in each case without reference to any conflict of law rules that might lead to the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, in any Action arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise), and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Action (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) except in Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), (ii) agrees that any Action (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) may be heard and determined in Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and any appellate court from any thereof, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Action (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) in the Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware), and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such Action (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) in Delaware Court of Chancery (and if jurisdiction in the Delaware Court of Chancery shall be unavailable, the Federal courts of the United States of America sitting in the State of Delaware). Each of the parties hereto agrees that a final judgment in any such Action (whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be conclusive and may be enforced in other jurisdictions within and outside the United States of America by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process anywhere in the world in the manner provided for notices in Section 8.03. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT

ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(C).

(d) The Company shall give Parent the opportunity to participate in the defense, settlement or compromise of any Action against the Company and/or its directors relating to the Transactions and will obtain the prior written consent of Parent prior to settling or satisfying any such Action. For purposes of this Section 8.12(d), “participate” means that Parent will be kept apprised of proposed strategy and other significant decisions with respect to the Action by the Company (to the extent that the attorney-client privilege between the Company and its counsel is not breached), and Parent may offer comments or suggestions with respect to the Action but will not be afforded any decision-making power or other authority over the Action, except for the settlement or compromise consent set forth above.

Section 8.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or by e-mail of a .pdf, .tif, .jpeg or similar attachment (“Electronic Delivery”)) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

Section 8.14 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that prior to any valid termination of this Agreement in accordance with Section 7.01, (a) each party shall be entitled at its election to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity, and this right shall include the right of the Company to cause Parent and Merger Sub to cause the Merger to be consummated and (b) the parties shall waive, in any Action for specific performance, the defense of adequacy of a remedy at Law. A party’s pursuit of specific performance at any time shall not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for Liabilities or damages incurred or suffered by such party in the case of a breach of this Agreement involving fraud or willful or intentional misconduct.

Section 8.15 Guaranty.

(a) To induce the Company to enter into this Agreement, SAP AG, an Aktiengesellschaft organized under the laws of Germany (“Guarantor”), intending to be legally bound, hereby absolutely, irrevocably and unconditionally guarantees to the Company the due and punctual payment and performance of (i) Parent’s and Merger Sub’s obligations under this Agreement, including with respect to all fees and expenses associated therewith and (ii) Parent’s and Merger Sub’s Liability and obligations (including for breach) under this Agreement (collectively, the “Guaranteed Obligations”), in each case, as and when due pursuant to the terms of this Agreement. This guarantee may not be revoked or terminated and shall remain in full force and effect without interruption and shall be binding on Guarantor and its successors and assigns until the Guaranteed Obligations have been satisfied in full. Guarantor further covenants and agrees that, if requested by the Company, it will promptly appoint in accordance with applicable Law a registered agent for service of process in the State of Delaware, and Guarantor shall maintain such registered agent as its agent for service of process in the State of Delaware without interruption until the Effective Time.

(b) All payments pursuant to this Section 8.15 shall be made in lawful money of the United States, in immediately available funds. Guarantor promises and undertakes to make all payments hereunder free and clear of any deduction, offset, defense, claim or counterclaim of Guarantor of any kind.

(c) The guarantee set forth in Section 8.15(a) (the “Guarantee”) is an absolute, unconditional and continuing guarantee of the full and punctual payment and performance by Parent and Merger Sub of the Guaranteed Obligations and not of collection. Should Parent or Merger Sub default in the payment or performance of any of the Guaranteed Obligations, Guarantor’s obligations hereunder shall become immediately due and payable to the Company or, to the extent that such obligations become due and payable after the Effective Time, to the stockholders of the Company. Claims hereunder may be made on one or more occasions. If any payment in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, Guarantor shall remain liable hereunder with respect to such Guaranteed Obligation as if such payment had not been made.

(d) Guarantor agrees that the Guaranteed Obligations shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure or delay on the part of the Company to assert any claim or demand or to enforce any right or remedy against Parent or Merger Sub; (ii) any change in the time, place or manner of payment of the Guaranteed Obligations or rescission, waiver, compromise, consolidation or other amendment or modification of any of the terms or provisions of this Agreement made in accordance with the terms of this Agreement or any agreement evidencing, securing or otherwise executed in connection with any of the Guaranteed Obligations; (iii) the addition, substitution or release of any Person interested in the Transactions; (iv) any change in the corporate existence, structure or ownership of Parent or Merger Sub; (v) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Merger Sub or their assets; (vi) the adequacy of any means the Company may have of obtaining payment related to the Guaranteed Obligations; or (vii) the existence of any claim, set-off or other right which Parent or Merger Sub may have at any time against the Company (other than rights of Merger Sub pursuant to this Agreement), whether in connection with the Guaranteed Obligations or otherwise. Guarantor waives promptness, diligence, notice of the acceptance of the Guarantee and of the Guaranteed Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the Guaranteed Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium Law or other similar Law now or hereafter in effect, any right to require the marshalling of assets of Parent or Merger Sub or any other Person interested in the Transactions, and all suretyship defenses generally (other than, in each case, fraud, willful misconduct and intentional misrepresentation by the Company or any of its Affiliates), defenses to the payment of the Guaranteed Obligations that are available to Parent or Merger Sub under this Agreement and defenses available to Guarantor under the Guarantee. Guarantor acknowledges that it has received and will receive substantial direct and indirect benefits from the Transactions and that the waivers set forth in this Section 8.15 are knowingly made in contemplation of such benefits.

(e) No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power pursuant to this Section 8.15 shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power pursuant to this Section 8.15 preclude any other or future exercise of any right, remedy or power pursuant to this Section 8.15. Each and every right, remedy and power granted to the Company pursuant to this Section 8.15 or allowed it by Law or agreement with respect to this Section 8.15 shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time. The Company shall not have any obligation to proceed at any time or in any manner against, exhaust any or all of the Company’s rights against Parent, Merger Sub or any other Person liable for any Guaranteed Obligations prior to proceeding against Guarantor hereunder or resort to any security or other means of collecting payment. The Guarantee may only be amended by a writing signed and delivered by Guarantor and the Company. Guarantor hereby covenants and agrees that it shall not institute, and shall cause its respective Affiliates not to institute, any Action asserting that the Guarantee is illegal, invalid or unenforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and general equitable principles (whether considered an Action in equity or at law).

(f) Guarantor hereby represents and warrants to the Company and covenants that: (i) the execution, delivery and performance of this Agreement have been duly authorized by all necessary action and do not contravene any provision of Guarantor’s organizational documents or any Law or contractual restriction binding on Guarantor or its assets; (ii) this Agreement constitutes a legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in an Action at law or in equity), (iii) nothing in this Agreement will terminate Guarantor’s obligations under the Confidentiality Agreement and (iv) Guarantor will not issue any press release or other communication in contravention of Section 5.06.

(g) Nothing in this Section 8.15 shall waive any defenses, counterclaims or rights of setoff that Parent or Merger Sub may have under this Agreement or applicable Law.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Parent, Merger Sub, the Company and Guarantor have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SAP AMERICA, INC.

By:	/s/ Brad C. Brubaker
Name:	Brad C. Brubaker
Title:	Corporate Secretary

ANGEL EXPANSION CORPORATION

By:	/s/ Brad C. Brubaker
Name:	Brad C. Brubaker
Title:	President

ARIBA, INC.

By:	/s/ Robert M. Calderoni
Name:	Robert M. Calderoni
Title:	Chairman & Chief Executive Officer

Solely with respect to Section 5.02, Section 5.06 and ARTICLE VIII:

SAP AG

By:	/s/ Werner Brandt
Name:	Werner Brandt
Title:	CFO

By:	/s/ Michael Junge
Name:	Michael Junge
Title:	General Counsel

[Signature Page to Agreement and Plan of Merger]

Annex B

OPINION OF MORGAN STANLEY & CO. LLC

2725 Sand Hill Road

Suite 200

Menlo Park, CA 94025

May 21, 2012

Board of Directors

Ariba, Inc.

910 Hermosa Court

Sunnyvale, CA 94085

Members of the Board:

We understand that Ariba, Inc. (the “Company”), SAP America, Inc. (“SAP America”), Angel Acquisition Corporation, a wholly owned subsidiary of SAP America (“Merger Sub”), and, solely for purposes of certain guaranty obligations, SAP AG, the parent company of SAP America (“SAP” and, together with SAP America, the “SAP Entities”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated May 20, 2012 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Merger Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of SAP America, and each outstanding share of common stock, par value $0.002 per share, of the Company (the “Company Common Stock”), other than shares (i) held in treasury, (ii) held by any subsidiary directly or indirectly wholly-owned by the Company, (iii) held by SAP America, Merger Sub or any of their respective direct or indirect wholly owned subsidiaries or (iv) as to which dissenters’ rights have been perfected (collectively, the “Excluded Shares”), will be converted into the right to receive $45.00 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to such holders.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and their securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Participated in discussions and negotiations among representatives of the Company and the SAP Entities and their legal advisors;

9)	Reviewed the Merger Agreement and certain related documents; and

10)	Performed such other analyses and reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and which formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any material waiver, amendment or delay of any terms or conditions, and that the definitive Merger Agreement will not differ in any material respect from the draft thereof furnished to us. We have assumed that, in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, all of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory services for the Company and financing services for the SAP Entities and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the SAP Entities and the Company in the future and expects to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the SAP Entities, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the stockholders of the Company should vote at any stockholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of shares of the Company Common Stock (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a Financial point of view to such holders.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:
Michael F. Wyatt Managing Director

Annex C

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ARIBA, INC. ATTN:David Middler 910 Hermosa Court SUNNYVALE, CA 94085 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 PM Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # 000000000000 SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 PAGE 1 OF 2 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR proposals 1., 2. and 3. 1. To adopt the Agreement and Plan of Merger, dated as of May 22, 2012, by and among SAP America, Inc., a Delaware corporation (SAP), Angel Expansion Corporation, a Delaware corporation and wholly-owned subsidiary of SAP, and Ariba, as such agreement may be amended from time to time; For Against Abstain 2. To approve, on a non-binding advisory basis, the compensation to be paid to Ariba’s named executive officers that is based on or otherwise relates to the merger, including the agreements and understandings with Ariba pursuant to which such compensation may be paid or become payable; and 3. To approve the adjournment of the special meeting to a later date, if the chairman of the special meeting determines that it is necessary or appropriate and is permitted by the merger agreement, to solicit additional proxies if there is not a quorum present or there are not sufficient votes in favor of adoption of the merger agreement at the time of the special meeting. For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000145640_1 R1.0.0.11699 0000145640_2 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Combined Document is/are available at www.proxyvote.com . ARIBA, INC. Special Meeting of Stockholders [ ], 2012 This Proxy is solicited by the Board of Directors The undersigned holder of common stock (the “Common Stock”), par value $0.002, of Ariba, Inc. (the “Company”) hereby appoints Robert M. Calderoni and Ahmed Rubaie, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the “Special Meeting”) to be held on August 25, 2012, at 8:00 a.m. local time, at the offices Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 1200 Seaport Boulevard, Redwood City, California 94063, and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters. This Proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. The undersigned stockholder may revoke this Proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the Proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side